As filed with the Securities and Exchange Commission on September 27, 2002
Registration No. 333-98077

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUALITY DISTRIBUTION, LLC
and the Guarantors identified in footnote (1) below
(Exact name of registrant as specified in charter)

Delaware	4213	04-3668323
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3802 Corporex Park Drive
Tampa, Florida 33619
(813) 630-5826
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Thomas L. Finkbiner
President and Chief Executive Officer
Quality Distribution, LLC
3802 Corporex Park Drive
Tampa, Florida 33619
(813) 630-5826
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

With a copy to:
Rosa A. Testani, Esq.
O’Melveny & Myers LLP
30 Rockefeller Plaza
New York, New York 10112
(212) 408-2400

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

(1)
The following domestic direct or indirect wholly owned subsidiaries of Quality Distribution, LLC. are Guarantors of the exchange notes and are Co-Registrants, each of which is incorporated in the jurisdiction and has the I.R.S. Employer Identification Number indicated: American Transinsurance Group, Inc., a Delaware corporation (23-2613934); Capacity Management Systems, Inc., a Pennsylvania corporation (23-1423460); Chemical Leaman Corporation, a Pennsylvania corporation (23-2021808); Chemical Leaman Tank Lines, Inc., a Delaware corporation (23-1316982); Chemical Properties, Inc., a Pennsylvania corporation (23-1470735); CLM, Inc., a Delaware corporation (23-2021808); CLTL of Nevada, a Nevada corporation (88-0444581); CLT Services, Inc., a Delaware corporation (51-0338487); EnviroPower, Inc., a Delaware corporation (23-2735584); Fleet Transport Company, Inc., a Delaware corporation (23-2848144); Lakeshore Leasing, Inc., an Indiana corporation (36-2950680); LLI, Inc., a Delaware corporation (23-2905374); Mexico Investments, Inc., a Florida corporation (59-3433851); MTL of Nevada, a Nevada corporation (88-0350589); Pickering Way Funding Corp., a Delaware corporation (23-2723269); Power Purchasing, Inc., a Delaware corporation (23-2611487); QSI Services, Inc., a Delaware corporation (51-0349728); Quala Systems, Inc., a Delaware corporation (23-2343087); Quality Carriers, Inc., an Illinois corporation (36-2590063); and Transplastics, Inc., a Delaware corporation (23-2932792).

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

12 1/2% Senior Subordinated Secured Notes due 2008	$74,587,000	100%	$74,587,000(2)	$6,863(3)
Guarantees of 12 1/2% Senior Subordinated Secured Notes due 2008	$74,587,000	(4)	(4)	(4)

(Footnotes continued on next page)

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(Footnotes continued from cover)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Consists of (a) $54,535,000 principal amount of registered notes to be issued in exchange for the $54,535,000 principal amount of notes originally issued on May 30, 2002, (b) $119,296 principal amount of registered notes to be issued in exchange for the notes originally issued on June 17, 2002 as payment in kind interest and (c) $19,932,704 principal amount of registered notes to be issued as payment in kind interest payable on each June 15 and December 15, beginning December 15, 2002 and ending on June 15, 2008.

(3)	Of this registration fee, $5,018 was paid in connection with the initial filing of this registration statement on August 14, 2002. The balance of $1,845 is paid herewith.
(4)
Each of American Transinsurance Group, Inc., Capacity Management Systems, Inc., Chemical Leaman Corporation, Chemical Leaman Tank Lines, Inc., Chemical Properties, Inc., CLM, Inc., CLTL of Nevada, CLT Services, Inc., EnviroPower, Inc., Fleet Transport Company, Inc., Lakeshore Leasing, Inc., LLI, Inc., Mexico Investments, Inc., MTL of Nevada, Pickering Way Funding Corp., Power Purchasing, Inc., QSI Services, Inc., Quala Systems, Inc., Quality Carriers, Inc. and Transplastics, Inc. will guarantee the obligations of Quality Distribution, LLC under the 12 1/2% Senior Subordinated Secured Notes due 2008. No additional consideration for the guarantees of the 12 1/2% Senior Subordinated Secured Notes will be furnished. Pursuant to Rule 457(n), no additional registration fee is payable with respect to such guarantees.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 27, 2002

PROSPECTUS

QUALITY DISTRIBUTION, LLC

Offer to Exchange All Outstanding $54,654,296 Principal Amount of
12½% Senior Subordinated Secured Notes due 2008
For
12½% Senior Subordinated Secured Notes due 2008
Which Have Been Registered Under the Securities Act of 1933

The Exchange Offer:

•	We will exchange all old notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that have been registered.

•	You may withdraw tenders of old notes at any time prior to the expiration of this exchange offer.

•	This exchange offer expires at 5:00 p.m., New York City time, on , 2002, unless we extend the offer.

The Exchange Notes:

•
The terms of the exchange notes to be issued in this exchange offer are substantially identical to the old notes, except that the exchange notes will be freely tradable by persons who are not affiliated with us.

•	No public market currently exists for the old notes. We do not intend to list the exchange notes on any securities exchange and, therefore, no active public market is anticipated.

•	The exchange notes, like the old notes, will be guaranteed on a senior subordinated basis by substantially all of our domestic subsidiaries.

•
The exchange notes and the guarantees thereof, like the old notes and the guarantees thereof, will be secured by a second priority lien, subject to certain exceptions, on all of our domestic assets that secure our obligations and the obligations of the guarantors under our credit agreement, but excluding capital stock and other securities owned or held by us and the guarantors.

•	Each broker-dealer that receives exchange notes pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

•
If the broker-dealer acquired the old notes as a result of market-making or other trading activities, such broker-dealer may use this prospectus for the exchange offer, as supplemented or amended, in connection with its resales of the exchange notes.

•
The exchange notes will rank junior in right of payment to senior debt and will be structurally subordinated to all liabilities, including trade payables, of our subsidiaries that are not guarantors, which are principally our subsidiaries in Mexico and Canada. As of August 31, 2002, we had outstanding senior debt of $290.5 million, all of which was outstanding under our credit agreement, and the total liabilities of our subsidiaries that are not guarantors was $8.9 million. As of August 31, 2002, there was no debt outstanding that ranked equally with, or junior in right of payment to, the notes.

You should carefully consider the risk factors beginning on page 17 of this prospectus before participating in this exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.
Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2002.

Until                     , 2002 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes, whether or not participating in this exchange offer, may be required to deliver a prospectus.

CAUTIONARY STATEMENT
REGARDING FORWARD LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements included in this prospectus, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. In particular, forward-looking statements appear elsewhere in this prospectus under “Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. Important factors that could cause a material difference in the actual results from the forward-looking statements are set forth elsewhere in this prospectus including those discussed under “Risk Factors.” Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as “believes,” expects,” “estimates,” “may,” “will,” “should,” “seeks,” “plans,” “intends,” “anticipates” or “scheduled to” or the negatives of those terms, or other variations of those terms or comparable language, or by discussions of strategy or other intentions.

Examples of forward-looking statements include:

•	projections of revenue, earnings, capital structure and other financial items,

•	statements of our plans and objectives and its management,

•	statements of expected future economic performance and

•	assumptions underlying statements regarding us or our business.

As stated elsewhere in this prospectus, these risks, uncertainties and other factors include, among others:

•	general economic conditions,

•	cost and availability of diesel fuel,

•	adverse weather conditions,

•	competitive rate fluctuations,

•	our substantial leverage and restrictions contained in our debt agreements, including the credit agreement,

•
the cyclical nature of the trucking industry due to various economic factors such as excess capacity in the industry, the availability of qualified drivers, changes in fuel and insurance prices, interest rate fluctuations, and downturns in customers business cycles and shipping requirements,

•	our dependence on affiliates and owner-operators and ability to attract and retain owner-operators, affiliates and company drivers,

•	changes in the future or our inability to comply with, governmental regulations and leglislative changes affecting the trucking industry,

•	our material exposure to both historical and changing environmental regulations and the increasing costs relating to environmental compliance and

•
our ability to reduce our claims exposure through insurance is subject to changing conditions and pricing in the insurance marketplace and increases in insurance cost could reduce our future profitability.

In addition, there may be other factors that could cause our actual results to be materially different from the results referenced to in the forward-looking statements.

All forward-looking statements contained in this prospectus are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date they are made, and we do not intend to update or otherwise revise the forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

SUMMARY

The following summary highlights selected information from this prospectus and does not contain all of the information that you should consider before participating in this exchange offer. This prospectus includes the specific terms of the exchange notes, as well as information regarding our business, financial condition, results of operations and capital structure. You should read this prospectus in its entirety.

As used in this prospectus, the terms “we,” “our,” “ours” and “us” refer to Quality Distribution, LLC, a Delaware limited liability company, and its consolidated subsidiaries and their predecessors, unless the context otherwise requires or indicates.

Our Business

We are the largest bulk tank truck carrier in the United States based on bulk service revenues. Through a network of 148 terminals located across the United States and Canada, we transport a broad range of chemical products and provide our customers with supplementary transportation services such as dry bulk hauling, transloading, tank cleaning, third-party logistics, intermodal services and leasing. Many of the chemical and chemical-related consumer products we transport require specialized trailers and experienced personnel for safe, reliable and efficient handling. We are a core carrier for many of the Fortune 500 companies who are engaged in chemical processing, including The Dow Chemical Company, The Procter & Gamble Company, DuPont and PPG Industries.

In addition to our own fleet operations, we use affiliates and owner-operators. Affiliates are independent companies that, through comprehensive contracts with us, operate their terminals exclusively for us. Owner-operators are independent contractors who, through contracts with us, supply one or more tractors and drivers for our own or our affiliates’ use. Our management believes that the use of affiliates and owner-operators results in a more flexible cost structure, increases our asset utilization and increases return on invested capital. We are a holding company and operate principally through three main transportation subsidiaries, Quality Carriers, Inc., Transplastics, Inc. and Levy Transport, Ltd./Levy Transport LTEE, and through Quala Systems, Inc., a nation-wide tank cleaning company. Through our principal transportation subsidiaries, as of June 30, 2002, we operated 7,742 trailers, of which 6,519 were owned or leased by us, and 3,167 tractors, of which 731 were owned or held directly under lease by us. For the six months ended June 30, 2002, our operating revenues and loss from continuing operations totaled $256.6 million and $(13.4) million, respectively. For the year ended December 31, 2001, our operating revenues and loss from continuing operations totaled $508.3 million and $(12.1) million, respectively. As of the date of this prospectus, we were in compliance with each of the financial and other covenants contained in our credit agreement.

The for-hire tank truck industry is highly fragmented and we believe it consists of approximately 200 tank truck carriers, with the top five carriers representing approximately $1.6 billion or approximately 30% of estimated 2001 for-hire tank truck industry revenues. The industry continues to experience consolidation. We believe such consolidation is primarily the result of economies of scale in the provision of services to a larger customer base, cost-effective purchasing of equipment, supplies and services by larger companies, high insurance premiums and the decision by many smaller, capital constrained operators to sell their trucking businesses rather than make substantial investments to modernize their fleets. As a result of our leading market position and decentralized operating structure, we believe we are well positioned to benefit from these current industry trends.

Our Formation and Ownership

We are a Delaware limited liability company formed on April 14, 2002. Our sole member is Quality Distribution, Inc., a Florida corporation. We refer to our parent, Quality Distribution, Inc., throughout this prospectus as “QDI.” On May 30, 2002, QDI transferred all of its assets (other than certain contract rights which by their terms cannot be assigned without the consent of the other parties thereto) to us, consisting principally of the capital stock of QDI’s operating subsidiaries. In addition, after the contribution of the assets of QDI to us, we replaced QDI as the borrower under our credit agreement, dated as of June 9, 1998, among QDI and the lenders and other parties thereto, with QDI becoming a guarantor under our credit agreement.

Our parent company, QDI was formed in 1994, as a holding company. QDI is owned principally by Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P. and Apollo (U.K) Partners III, L.P., each of which is an affiliate of Apollo Management, L.P. We refer to Apollo Management and its affiliates collectively as “Apollo” throughout this prospectus. As of June 30, 2002, Apollo owned approximately 86.5% of QDI’s common stock, certain other investors owned approximately 7.1% of QDI’s common stock, and our management owned approximately 6.4% of QDI’s common stock. On a fully diluted basis, giving effect to stock options and warrants, at June 30, 2002, Apollo owned approximately 72.2% of QDI’s common stock, certain other investors owned approximately 13.1% of QDI’s common stock and our management owned approximately 14.7% of QDI’s common stock.

One of our main transportation subsidiaries, Quality Carriers, Inc. (“QCI”) was the product of the merger in 1998 of two large tank truck carriers, Montgomery Tank Lines, Inc. (“MTL”) and Chemical Leaman Tank Lines, Inc. (“CLC” or “CLTL”).

The Transactions

On April 10, 2002, QDI and its subsidiaries pursuant to the terms of an Offering Memorandum and Consent Solicitation Statement,

•
commenced an offer to exchange up to $87.0 million principal amount of QDI’s outstanding 10% Series B Senior Subordinated Notes due 2006 (the “Fixed Notes”) and Series B Floating Interest Rate Subordinated Term Securities due 2006 (“FIRSTS”SM) for a combination of certain debt and equity securities, including the old notes issued by us,

•	commenced a consent solicitation for certain proposed amendments to the indenture governing the QDI notes to eliminate many of the restrictive covenants contained in that indenture, and

•
entered into lock-up agreements with certain affiliates of Apollo, certain affiliates of Ares Management, L.P. and certain members of QDI’s management, who collectively held $53.0 million aggregate principal amount of the QDI notes.

The exchange offer for the QDI notes and the consent solicitation were consummated on May 30, 2002. On such date, QDI accepted $61.4 million aggregate principal amount of its notes (excluding the $53.0 million aggregate principal amount of its QDI’s notes covered by the lock-up agreements). All tendering holders received for each $1,000 principal amount of QDI notes tendered, a combination of debt and equity securities consisting of:

•	$650 principal amount of 12 1/2% Senior Subordinated Secured Notes due 2008 issued by us,

•	$150 principal amount of 12% Junior Subordinated Pay-in-Kind Notes due 2009 issued by QDI and

•	2.0415 warrants, each to purchase one share of QDI’s common stock at an exercise price of $5 per share.

Pursuant to the terms of the lock-up agreements with Ares, Apollo and QDI’s management, on May 30, 2002,

•	Ares exchanged its QDI notes with an aggegate principal amount of $22.5 million for the same combination of debt and equity securities indicated above for tendering holders,

•	Apollo and QDI’s management group exchanged their respective QDI notes with an aggegate principal amount of $30.5 million for shares of QDI’s 13.75% preferred stock, and

•
Apollo purchased for cash an additional $10 million of QDI’s 13.75% preferred stock, all of the proceeds of which were used by QDI to retire certain borrowings under our credit agreement for which Apollo had provided credit support.

As a result of the transactions, on May 30, 2002 we issued $54,535,000 aggregate principal amount of 12 1/2% Senior Subordinated Secured Notes due 2008 to the holders of QDI notes participating in the transactions and to Ares. After the closing of the transactions, $25,600,000 in aggregate principal amount of the QDI notes remain outstanding. In addition, as a result of the closing of the transactions, the amendments to the financial covenants contained in the Fifth Amendment to our credit agreement previously entered into by QDI and us became effective. The amended financial covenants now in effect under our credit agreement are less restrictive than the financial covenants previously in effect.

We refer to the consummation of the exchange offer and the consent solicitation for the QDI notes and the effectiveness of the Fifth Amendment to our credit agreement as the “transactions” in this prospectus. We refer to the notes issued by us in the transactions as the “old notes” and the registered notes to be offered in exchange for such old notes in this prospectus as the “exchange notes.”

The following chart illustrate our corporate structure (on a fully diluted basis giving effect to stock options and warrants) and capital structure as of June 30, 2002:

Apollo Management and its Affiliates
Management
Other Institutional Investors
72.2%
14.7%
13.1%
Quality Distribution, Inc.
100%
Quality Distribution, LLC
100%
Operating Subsidiaries
100%
Operating Assets

- QDI is the:
  - guarantor under our credit agreement;
  - issuer of its 12% Junior Subordinated Pay-in-Kind Notes;
  - issuer of the QDI notes.
- We are the:
  - issuer of the old notes and the exchange notes to be issued in this exchange offer; and
  - borrower under our credit agreement.
- All our domestic subsidiaries and foreign subsidiaries are guarantors under our credit agreement.
- Our domestic subsidiaries are guarantors of the old notes, the exchange notes to be issued in this exchange offer and the QDI notes.

Summary of the Terms of the Exchange Offer

On May 30, 2002 in connection with the closing of the transactions, we and the guarantors of the old notes entered into a registration rights agreement with the trustee. Under that agreement, we agreed to deliver to you this prospectus and to complete this exchange offer within 220 days after the date of original issuance of the old notes. You are entitled to exchange in this exchange offer your old notes for exchange notes which are identical in all material respects to the old notes except that:

•	the exchange notes have been registered under the Securities Act and will be freely tradable by persons who are not affiliated with us;

•	the exchange notes are not entitled to registration rights which are applicable to the old notes under the registration rights agreement; and

•
our obligation to pay additional interest on the old notes if (a) this exchange offer registration statement of which this prospectus forms a part is not declared effective by November 26, 2002 or (b) if this exchange offer is not consummated by January 5, 2003, in each case, at incremental rates ranging from 0.25% per annum to 1.0% per annum depending on how long we fail to comply with these deadlines, does not apply to the exchange notes.

The Exchange Offer
We are offering to exchange up to $54,654,296 aggregate principal amount of our 12 1/2% senior subordinated secured notes which have been registered under the Securities Act for up to $54,654,296 aggregate principal amount of our 12 1/2% senior subordinated secured notes which were issued on May 30, 2002 and on June 17, 2002.

Resales
Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to this exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you

•	are acquiring the exchange notes in the ordinary course of business, and

•	have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

Each participating broker-dealer that receives exchange notes for its own account pursuant to this exchange offer in exchange for the old notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of old notes who

•	is our affiliate,

•	does not acquire the exchange notes in the ordinary course of its business, or

•
tenders in this exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes, cannot rely on the position of the staff of the Commission expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Expiration Date; Withdrawal of Tenders
This exchange offer will expire at 5:00 p.m., New York City time,                      2002, or such later date and time to which we extend it. We do not currently intend to extend the expiration date. A tender of old notes pursuant to this exchange offer may be withdrawn at any time prior to the expiration date. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of this exchange offer.

Conditions to this Exchange Offer	This exchange offer is subject to customary conditions, some of which we may waive. See “The Exchange Offer—Conditions to Exchange Offer.”

Procedures for Tendering Old Notes
If you wish to accept this exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a copy of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or the copy, together with the old notes and any other required documents, to the exchange agent at the address set forth on the cover of the letter of transmittal. If you hold old notes through The Depository Trust Company (“DTC”) and wish to participate in this exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal.

By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

•	you are not our “affiliate” as defined in Rule 405 under the Securities Act.

Guaranteed Delivery Procedures
If you wish to tender your old notes and your old notes are not immediately available or you cannot deliver your old notes, the letter of transmittal or any other documents required by the letter of transmittal or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date, you must tender your old notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Old Notes
As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement and, accordingly, we will not be obligated to pay liquidated damages as described in the registration rights agreement. If you are a holder of old notes and do not tender your old notes in this exchange offer, you will continue to hold such old notes and you will be entitled to all the rights and limitations applicable to the old notes in the indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of this exchange offer.

Consequences of Failure to Exchange
All untendered old notes will continue to be subject to the restrictions on transfer provided for in the old notes and in the indenture. In general, the old notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with this exchange offer, we do not currently anticipate that we will register the old notes under the Securities Act.

Certain U.S. Federal Income Tax Considerations	The exchange of old notes for exchange notes in this exchange offer should not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in this exchange offer.

Exchange Agent	The Bank of New York is the exchange agent for this exchange offer. The address and telephone number of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent.”

Summary of the Terms of the Exchange Notes

Issuer	Quality Distribution, LLC

Exchange Notes Offered	$54,654,296 aggregate principal amount of 12 1/2% Senior Subordinated Secured Notes due 2008.

Maturity	June 15, 2008.

Interest Rate and Payment Dates
The exchange notes will bear interest at a rate of 12 1/2% per annum, of which 7 1/4% per annum will be payable in cash and 5 1/4% per annum will be payable in kind in the form of additional exchange notes, whether or not such exchange notes have been physically issued; provided, that during any period

•
when (x) the Total Leverage Ratio, which is the ratio of consolidated debt to consolidated EBITDA, measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding interest payment date, is less than 4.0 to 1.0 but greater than or equal to 3.5 to 1.0 or (y) the Senior Leverage Ratio, which is the ratio of consolidated senior debt to consolidated EBITDA, measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding interest payment date,is less than 3.0 to 1.0 but greater than or equal to 2.5 to 1.0, then the cash-pay portion of the interest rate on the exchange notes for such period shall be 9 7/8% per annum and the pay-in-kind portion of the interest rate on the exchange notes for such period shall be 2 5/8% per annum or

•
when (x) the Total Leverage Ratio, measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding interest payment date, is less than 3.5 to 1.0 or (y) the Senior Leverage Ratio, measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding interest payment date, is less than 2.5 to 1.0, then the cash-pay portion of the interest rate on the exchange notes for such period shall be 12 1/2% per annum and the pay in kind portion of the interest rate on the exchange notes for such period shall be zero.

As of June 30, 2002, our Total Leverage Ratio was 6.18 to 1.0 and our Senior Leverage Ratio was 4.35 to 1.0.

Interest on the exchange notes will be payable on each June 15 and December 15 to holders on the immediately preceding June 1 or December 1, as applicable, beginning December 15, 2002.

Holders of old notes whose old notes are accepted for exchange in this exchange offer will be deemed to have waived the right to receive any payment in respect of interest on the old notes accrued from June 17, 2002, the most recent date to which interest on the old notes has been paid, to the date of issuance of the exchange notes.

Consequently, holders who exchange their old notes for exchange notes will receive the same interest payment on December 15, 2002, which will be the first interest payment date with respect to the old notes and the exchange notes following consummation of this exchange offer, that they would have received if they had not accepted this exchange offer.

At any time after the fifth anniversary of May 30, 2002, we will be required, so long as no default or event of default has occurred and is continuing under our credit agreement or would result therefrom, to redeem a portion of each of the exchange notes sufficient to prevent the exchange notes from having been issued with “significant original issue discount” as the term is defined in Section 163(i) of the Internal Revenue Code of 1986, as amended. The exchange notes will be partially redeemed, on a pro rata basis, at a redemption price of 100% of the principal amount of that portion of the exchange notes required to be redeemed.

Optional Redemption
The exchange notes will be redeemable at our option, in whole or in part, at the redemption prices set forth in this prospectus, plus accrued interest, if any, to the date of redemption. The initial redemption price is 106.25% of their principal amount, plus accrued interest. The redemption price will decline each year and will be 100% of their principal amount, plus accrued interest, beginning on December 15, 2004.

Change of Control
Upon the occurrence of a change of control, each holder of exchange notes will have the right to require us to repurchase all or any part of such holder’s exchange notes at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of repurchase.

Exchange Note Guarantees
Our payment obligations under the exchange notes will be guaranteed on a secured senior subordinated basis by substantially all of our domestic subsidiaries. We refer to these guarantees in this prospectus as the “note guarantees” and the guarantors of such notes as the “guarantors”.

The note guarantees will rank junior in right of payment to the guarantors’ guarantees of our obligations under our credit agreement.

Security
Our obligations under the exchange notes and the guarantor’s obligations under the note guarantees will be secured by a second priority lien, subject to certain exceptions, on all of our domestic assets and the domestic assets of the guarantors that secure our credit agreement and the interest rate protection and other hedging agreements permitted thereunder, which will consist of all of our and the guarantors’ domestic properties and assets, now owned or subsequently acquired, excluding capital stock and other securities owned or held by us or our existing and future subsidiaries. The capital stock and other securities owned or held by us and our existing and future subsidiaries, our foreign assets and the assets of our foreign subsidiaries will secure our obligations under our credit agreement and the interest rate protection and other hedging agreements permitted thereunder, but not its obligations under the exchange notes or the note guarantees.

To the extent collateral is released under our credit agreement and the interest rate protection and other hedging agreements permitted thereunder, the holders of the exchange notes will be required to release their security interest in the same collateral. Except under limited circumstances, if at any time our credit agreement and the interest rate protection and other hedging agreements permitted thereunder cease to be in effect, all of the collateral securing the exchange notes and the note guarantees will be released, and the exchange notes and the note guarantees will become unsecured obligations. In the case of an asset sale of collateral where the consideration to be received consists in part of capital stock or other securities acquired by us or the guarantors or if any cash collateral is converted into capital stock or other securities, such capital stock or other securities will no longer constitute collateral securing the exchange notes and the note guarantees, but will continue to secure our obligations under our credit agreement and the interest rate protection and other hedging agreements permitted thereunder. See “Description of the Notes—Collateral.”

Ranking	The exchange notes will be our senior subordinated secured obligations and will rank:

•	junior in right of payment to all of our existing and future senior debt, including debt under our credit agreement;

•	equally in right of payment with all of our future senior subordinated debt;

•	senior in right of payment to any of our future subordinated debt;

•	effectively senior to our unsecured liabilities, including trade payables, to the extent of the collateral securing our obligations under the exchange notes;

•	structurally senior to all liabilities of our parent, QDI; and

•
structurally subordinated to all liabilities, including trade payables, of our subsidiaries that are not guarantors, which are principally our subsidiaries in Mexico and Canada, which provided approximately 5% of our operating revenues in 2001. We refer to such subsidiaries as an “subsidiary non-guarantors” in this prospectus.

Similarly, the guarantees of the exchange notes will be senior subordinated secured obligations and will rank:

•	junior in right of payment to all of the applicable guarantor’s existing and future senior debt, including obligations of the applicable guarantor under our credit agreement;

•	equally in right of payment to all of the applicable guarantor’s existing and future senior subordinated debt, including guarantees of the QDI notes;

•	senior in right of payment to any of the applicable guarantor’s future subordinated debt; and

•	effectively senior to the applicable guarantor’s unsecured liabilities, including trade payables and the QDI notes, to the extent of the collateral securing the applicable guarantor’s note guarantees.

As of June 30, 2002:

•
we had outstanding senior debt of $292.0 million, all of which was outstanding under our credit agreement, which amount does not include the remaining availability of $17.4 million under our credit agreement after giving effect to outstanding letters of credit;

•	we had $54.5 million face amount of senior subordinated debt, consisting solely of the exchange notes;

•	we did not have any debt outstanding that was subordinated to the exchange notes;

•	our subsidiary guarantors had outstanding senior debt of $287.0 million, all of which consisted of guarantees under our credit agreement;

•	our subsidiary guarantors had $80.1 million face amount of senior subordinated debt consisting of their guarantees of the exchange notes and of the QDI notes;

•	our subsidiary guarantors did not have any debt outstanding that was subordinated to their note guarantees; and

•	the total liabilities of our subsidiary non-guarantors (including trade payables and deferred taxes but excluding amounts owed to us or any guarantor) was approximately $6.9 million.

Certain Restrictive Covenants	The indenture contains certain covenants which, among other things, restricts our ability and our restricted subsidiaries to:

•	incur additional indebtedness, including guarantees;

•	make investments and certain other restricted payments;

•	enter into transactions with affiliates;

•	impose restrictions on the ability of our restricted subsidiaries to make certain payments to other restricted subsidiaries, as well as to QDI and us;

•	create liens;

•	consummate certain asset sales; and

•	consolidate, merge or sell all or substantially all of our consolidated assets.

However, the covenants set forth above are subject to a number of important qualifications and exceptions. See “Description of the Notes—Certain Covenants.”

Risk Factors

You should carefully consider all of the information in this prospectus. In particular, you should evaluate the specific risk factors described under “Risk Factors” beginning on page 17 for a discussion of the material risks relating to us, our business and an investment in the exchange notes before participating in this exchange offer.

We are a Delaware limited liability company. Our principal executive offices are located at 3802 Corporex Park Drive, Tampa, Florida 33619, and our telephone number is (813) 630-5826.

Summary Historical and Pro Forma Financial Information

The following table sets forth summary historical financial information, summary unaudited pro forma financial information and other historical and pro forma financial data of Quality Distribution, LLC, which is the successor to Quality Distribution, Inc. We became the successor of Quality Distribution, Inc. upon the closing of the transactions. The historical statement of income data for the fiscal years ended December 31, 1999, 2000 and 2001 and the historical balance sheet data as of December 31, 2000 and 2001 are derived from our audited consolidated financial statements included elsewhere in this prospectus. This historical statement of income data for the fiscal years ended December 31, 1997 and 1998 and the historical balance sheet data as of December 31, 1997, 1998 and 1999 are derived from our audited consolidated financial statements that are not included herein. The historical statement of income data for the six months ended June 30, 2002 and June 30, 2001 and the historical balance sheet data as of June 30, 2001 and 2002 are derived from unaudited financial statements which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the data for the period. The results of operations for the interim periods are not necessarily indicative of the operating results for the entire year or any future period.

The summary unaudited pro forma statement of income data for the fiscal year ended December 31, 2001 and the unaudited pro forma statement of income data for the six months ended June 30, 2002 give effect to the transactions as if they had occurred as of January 1, 2001. We do not claim or represent that the following summary unaudited pro forma financial information is indicative of the results that would have been reported had the transactions actually occurred on the dates indicated above, nor is it indicative of our future results. There can be no assurance that the assumptions used by management, which they believe are reasonable, in the preparation of the summary unaudited pro forma financial will prove to be correct.

The information contained in this table should also be read in conjunction with “Unaudited Pro Forma Financial Information,” “Selected Historical Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and accompanying notes thereto included elsewhere in this prospectus.

	Historical							Pro Forma
	For the fiscal years ended December 31,					For the six months ended June 30,		For the fiscal year ended December 31, 2001	For the six months ended June 30, 2002
	1997	1998	1999	2000	2001	2001	2002
	(in thousands, except ratios and percentages)
INCOME STATEMENT DATA:
Operating revenues	$270,515	$381,388	$569,597	$553,437	$508,321	$256,406	$256,637	$508,321	$256,637

Costs and expenses:
Operating expenses, excluding depreciation and amortization	235,111	330,285	491,662	488,562	445,632	223,018	224,448	445,632	224,448
Option expense	—	14,678	—	—	—	—	—	—
Depreciation and amortization	15,776	29,402	60,556	35,281	33,410	16,659	15,596	33,410	15,596
Interest expense, net	3,175	19,791	40,452	40,236	40,224	19,062	29,561	34,596	16,684
Other expenses (income)	39	(164)	(134)	(24)	22	(2)	48	22	48

Total costs and expenses	254,101	393,992	592,536	564,055	519,288	258,737	269,653	513,660	256,776

Income (loss) before taxes	16,414	(12,604)	(22,939)	(10,618)	(10,967)	(2,331)	(13,016)	(5,339)	(139)
Provision (benefit) for income taxes	7,250	(4,201)	(6,068)	31,225	1,135	710	353	1,135	(353)
Minority interest	—	(74)	(21)	—	—	—	—	—	—

Income (loss) from continuing operations, before extraordinary item	9,164	(8,477)	(16,892)	(41,843)	(12,102)	(3,041)	(13,369)	(6,474)	(492)

	Historical								Pro Forma
	For the fiscal years ended December 31,						For the six months ended June 30,		For the fiscal year ended December 31, 2001	For the six months ended June 30, 2002
	1997		1998	1999	2000	2001	2001	2002
	(in thousands, except ratios and percentages)
Income (loss) from discontinued operations, net of tax	1,319		1,389	1,462	56	(359)	(419)	1,694	(359)	1,694

Income (loss) before extraordinary item (1)	10,483		(7,088)	(15,430)	(41,787)	(12,461)	(3,460)	(15,063)	(6,833)	(2,186)
Extraordinary item (1)	—		(3,077)	—	—	—	—	—	—	—

Income (loss) before cumulative effect of change in accounting principle	10,483		(10,165)	(15,430)	(41,787)	(12,461)	(3,460)	(15,063)	(6,833)	(2,186)

Cumulative effect of a change in accounting principle (2)	—		—	—	—	—	—	(23,985)	—	(23,985)

Net income (loss)	$10,483		$(10,165)	$(15,430)	$(41,787)	$(12,461)	$(3,460)	$(39,048)	$(6,833)	$(26,171)

OTHER DATA:
Net cash and cash equivalents provided by operating activities	33,832		16,596	9,169	38,192	10,929	4,857	9,931
Net cash and cash equivalents used in investing activities	(31,690)		(289,275)	(8,875)	(18,721)	(34,936)	(12,112)	(2,838)
Net cash and cash equivalents (used in) provided by financing activities	(1,503)		271,413	634	(17,081)	25,247	7,312	(6,102)
EBITDA (3)	35,404		36,425	77,935	64,875	62,689	33,388	32,189
Capital expenditures	35,121		29,765	25,727	23,079	37,412	13,846	6,520
Number of terminals at end of period	80		194	171	152	148	142	148
Number of trailers operated at end of period	4,148		8,003	7,625	7,526	7,737	—	—
Number of tractors operated at end of period	1,915		3,679	3,943	3,491	3,394	—	—
Ratio of earnings to fixed charges (4)	5.0	x	—	—	—	—	—	—

CONSOLIDATED BALANCE SHEET DATA AT PERIOD END:
Total assets	194,036		583,246	542,241	453,073	448,978	444,129	412,867
Long-term indebtedness, including current maturities	55,098		441,331	434,156	416,939	443,856	426,354	386,439
Redeemable securities	—		17,204	13,287	15,092	17,709	15,813	—

Owner’s equity (deficit)	$79,487		$(32,449)	$(52,728)	$(97,672)	$(116,758)	$(117,131)	$(98,557)

(1)	We incurred such extraordinary item in respect of early debt extinguishment.
(2)	Record impairment loss related to goodwill.
(3)
EBITDA represents earnings before extraordinary items, net interest expense, income taxes, depreciation and amortization, minority interest expense and other income (expense). EBITDA is presented because it is a widely accepted financial indicator used by certain investors and analysts to analyze and compare companies on a basis of operating performance. EBITDA is not intended to present cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles (“GAAP”). EBITDA does not necessarily represent cash flow available for discretionary use by management. See our Consolidated Financial Statements and the related notes appearing elsewhere in this document. EBITDA is not calculated under GAAP and therefore is not necessarily comparable to similarly titled measures used by other companies.

(4)
For the purpose of computing the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense, net, including the amortization of deferred debt issuance costs, and one-third of rent expense. In 1998, 1999, 2000, 2001 and six months ended June 30, 2001 and six months ended June 30, 2002, earnings were insufficient to cover fixed charges by approximately $12.6 million, $22.9 million, $10.6 million, $11.0 million, $2.3 million and $13.0 million, respectively.

RISK FACTORS

You should carefully consider the risks described below before participating in this exchange offer. Although the risks described below are all of the risks that we believe are material, they are not the only risks relating to our business and the notes. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to an Investment in the Notes

Our High Level of Debt Creates a Risk of Default

We are highly leveraged. As of June 30, 2002, on a pro forma basis after giving effect to the transactions, our consolidated long-term indebtedness, which consists principally of obligations under our credit agreement and the old notes, would have been $386.4 million.

We also have the ability to incur additional debt, subject to limitations imposed by our credit agreement and the indenture. Our high level of indebtedness may restrict our ability to fund or obtain financing for working capital, capital expenditures and general corporate purposes, making us more vulnerable to economic downturns, competition and other market pressures. In addition, the debt service requirements of our other indebtedness could make it more difficult for us to make payments on the notes. This high degree of leverage could also prevent us from repurchasing notes tendered to us upon the occurrence of a change of control, or could prevent us from making any required redemptions of the notes. Further, there can be no assurance that the terms of our senior debt will permit us to make any such repurchases or redemptions of the notes, or that we will have sufficient funds available at such time to make any required repurchases or redemptions of the notes.

A portion of our borrowings under our credit agreement bear interest at floating rates. Accordingly, the interest payable under the floating rate borrowings under our credit agreement may increase. Based on the amounts outstanding at June 30, 2002, on a pro forma basis after giving effect to the transactions, an increase of 1.0% in the interest rates payable on the floating rate portion of our indebtedness not covered by interest swap contracts, would have increased our annual debt service requirements in 2002 by approximately $1.4 million.

If our operating cash flow decreases or interest on our floating rate borrowings increase, we may be unable to service our debt, including the notes without refinancing or restructuring it, selling assets or operations or raising additional debt or equity capital. If these alternatives are not available in a timely manner or on satisfactory terms, or are not permitted under our existing agreements, we may default on our debt obligations. Such a default would have serious adverse consequences for the holders of the notes.

Failure to Make Scheduled Principal Payments and Restrictions Imposed by our Credit Agreement May Lead to Acceleration of Indebtedness

We are required to repay all borrowings under the revolving credit facility portion of our credit agreement in June 2004 and we are currently making scheduled principal payments under the term loan portions of our credit agreement, consisting of four separate tranches of debt, which have final maturity dates in June 2004, August 2005, February 2006 and March 2006, respectively. Our credit agreement requires us to maintain

•	a minimum interest coverage ratio of 1.85 to 1.0 for the quarter ending September 30, 2002, which ratio increases in various amounts up to 2.15 to 1.0 for the quarter ending December 31, 2005, and

•
a maximum senior leverage ratio of 4.80 to 1.0 for each of the quarters ending September 30, 2002 and December 31, 2002, which ratio decreases in various amounts to 3.50 to 1.0 for the quarter ending December 31, 2005.

The interest coverage ratio is the ratio of consolidated EBITDA to consolidated interest expense and the maximum senior leverage ratio is the ratio of consolidated senior debt to consolidated EBITDA. As of the date of this prospectus, we were in compliance with each of the financial and other covenants contained in our credit agreement. Our credit agreement restricts, among other things, our ability to incur additional indebtedness and make acquisitions and capital expenditures beyond a certain level. If we fail to repay borrowings under our credit agreement when due or fail to comply with the restrictions contained in our credit agreement, the lenders can declare the entire amount owed thereunder immediately due and payable, and, in the case of a payment default thereunder, may prohibit us and our subsidiaries from making cash payments of interest and/or principal on the notes for certain specified periods. If we or our subsidiaries were unable to repay our indebtedness under our credit agreement, the lenders could proceed against the collateral. If the debt under our credit agreement were accelerated, our assets may not be sufficient to repay in full all of our indebtedness, including the notes in which event the interests of the senior lenders under our credit agreement will conflict with the interests of the holders of the notes, as the credit agreement has priority as to repayment over the notes.

The Notes and Exchange Note Guarantees Will Be Subordinated to our Credit Agreement and Our Other Senior Debt

The notes are subordinated in right of payment to the prior payment in full in cash or cash equivalents of all of our existing and future senior debt, including all amounts borrowed or available for borrowing under our credit agreement. Consequently, in the event of any payment or distribution of our assets upon bankruptcy or liquidation, the holders of our senior debt must be paid in full in cash or cash equivalents before any payments may be made on the notes. We may not have sufficient assets to make full payment on the notes.

As of June 30, 2002, we had:

•	$292.0 million of indebtedness under our credit agreement, all of which was senior to the notes;

•
an additional $17.4 million available for borrowing under the revolving credit facility of our credit agreement (after giving effect to outstanding letters of credit), which, if borrowed, also would be senior to the notes; and

•	no senior debt of the guarantors, other than their guarantees under our credit agreement.

The note guarantees are subordinated in right of payment to the prior payment in full in cash or cash equivalents of all existing and future senior debt of the guarantors, including their guarantees of all amounts owing under our credit agreement. The indenture will permit us, the guarantors and our other restricted subsidiaries to incur additional indebtedness, all of which may be senior to the notes.

Payment on the Notes May be Blocked if We Default under our Credit Agreement

If we default in the payment of any of our senior debt, we will not make any payments on the notes until the default has been cured or waived. In addition, even if we are repaying our senior debt on a timely basis, payments on the notes may be blocked for up to 180 consecutive days if we default on the senior debt in some other way.

There May Not be Sufficient Collateral to Pay the Notes

Indebtedness under our credit agreement and the interest rate protection and other hedging agreements permitted thereunder are secured by a first priority lien, subject to certain exceptions, on substantially all of our assets, the assets of our domestic and foreign subsidiaries and the pledge of the capital stock and other equity interests of all of our existing and future material subsidiaries. The notes and the note guarantees are secured by a second priority lien, subject to certain exceptions, on these same types of domestic assets, to the extent owned or held by us or the guarantors, as the case may be (in all cases, excluding capital stock and other securities owned or held by us or our existing and future subsidiaries). In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, our assets which are pledged as shared collateral securing our credit agreement and the interest rate protection and other hedging agreements permitted thereunder, and the notes must be used first to pay the obligations under our credit agreement and the interest rate protection and other hedging agreements permitted thereunder in full before making any payments on the notes. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the notes. Any claim for the difference between the amount, if any, realized by holders of the notes from the sale of the collateral securing the notes and the obligations under the notes will rank equally in right of payment with all of our other unsecured senior subordinated indebtedness.

Holders of Notes Will Not Control Decisions Regarding Collateral

We have entered into security, pledge and other collateral-related agreements with the lenders under our credit agreement, the trustee under the indenture and Credit Suisse First Boston, as collateral agent for the lenders under our credit agreement, for the trustee and the holders of notes and for the parties to the interest rate protection and other hedging agreements permitted under our credit agreement, which define the rights of the parties regarding the shared collateral. The lenders under our credit agreement, who have a first priority lien over the shared collateral, control substantially all matters related to the shared collateral and the collateral agent. As a result, the lenders under our credit agreement may cause the collateral agent to dispose of, release or foreclose on, or take other actions with respect to the shared collateral with which holders of the notes may disagree or that may be contrary to the interests of holders of the notes. To the extent collateral is released under our credit agreement and the interest rate protection and other hedging agreements permitted thereunder, the holders of the notes will be required to release their security interest in the same collateral. In the case of an asset sale of collateral where the consideration to be received consists in part of capital stock or other securities acquired by us or the guarantors or if any cash collateral is converted into capital stock or other securities, such capital stock or other securities will no longer constitute collateral securing the notes and the note guarantees but will continue to secure our obligations under our credit agreement and the interest rate protection and other hedging agreements permitted thereunder. Except under limited circumstances, if at any time our credit agreement and the interest rate protection and other hedging agreements permitted thereunder cease to be in effect, the notes and the note guarantees will be released and the notes and the note guarantees will become unsecured obligations. See “Description of the Notes—Collateral”.

Rights of Holders of Notes in the Collateral May be Adversely Affected by Bankruptcy Proceedings

The right of the collateral agent (acting at the direction of the lenders under our credit agreement, or if our credit agreement is no longer in effect, and at such time as an event of default exists under the notes the trustee under the indenture) to repossess and dispose of the collateral securing the notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes the holders of the notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case.

We May Not Be Able to Make a Change of Control Payment

In the event of a change of control, we will be required to make an offer for cash to repurchase the notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereof to the repurchase date. However, our credit agreement prohibits the purchase of outstanding notes prior to repayment of the borrowings under our credit agreement (except under limited circumstances) and any exercise by the holders of the notes of their right to require us to repurchase such notes, as applicable, may cause an event of default under our credit agreement. There can be no assurance that the terms of our senior debt will permit us to make any required repurchases of the notes or that we will have sufficient funds available at the time of any change of control to make any required repurchases of the notes. See “Description of the Notes—Change of Control”.

The Notes Will Be Effectively Junior to Liabilities of Certain Subsidiaries

We conduct substantially all of our operations through our subsidiaries. As a result, we are required to rely upon our subsidiaries for the funds necessary to meet our obligations, including the payment of interest on and principal of the notes. The ability of our subsidiaries to make these payments will be subject to, among other things, applicable state laws. Although the note guarantees provide the holders of the notes with a direct claim against the assets of the guarantors, our subsidiary non-guarantors have not guaranteed the obligations under the notes. Claims of creditors of our subsidiary non-guarantors, including trade creditors and the lenders under our credit agreement, and claims of holders of preferred stock of these subsidiaries, if any, generally will have priority with respect to the assets and earnings of these subsidiaries over the claims of our creditors, including holders of the notes. For the year ended December 31, 2001, approximately 4.6% of our consolidated revenues and 1.9% of our consolidated operating income was generated by our subsidiary non-guarantors. In addition, enforcement of the note guarantees against any guarantor may be subject to legal challenge in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of any guarantor and would be subject to certain defenses available to guarantors generally. See “—Note Guarantees May be Limited by Fraudulent Conveyance Considerations.” Although the indenture contains waivers of most guarantor defenses, certain of those waivers may not be enforced by a court in a particular case. To the extent that the note guarantees are not enforceable, the notes would be effectively subordinated to all liabilities of the guarantors, including trade payables of any guarantors.

Note Guarantees May be Limited by Fraudulent Conveyance Considerations

The note guarantees are secured by a second priority lien, subject to certain exceptions, on all of the domestic assets of the guarantors that secure their obligations under our credit agreement and the interest rate protection and other hedging agreements permitted thereunder, in all cases, excluding capital stock and other securities owned or held by us or QDI, as applicable, or existing and future subsidiaries. The terms of each note guarantee provide that such guarantee is limited and subject to automatic reduction to the extent necessary to prevent such guarantee from constituting a fraudulent conveyance. However, our creditors or the creditors of the guarantors could challenge the note guarantees and such second priority liens securing such note guarantees as fraudulent conveyances, or similar to the notes as preferential transfers described in more detail below. We cannot assure you that a court would not conclude that the note guarantees or such second priority lien securing them constitute fraudulent conveyances. If a court declares either the note guarantees or the liens securing them to be void, or if the note guarantees must be limited or voided in accordance with their contractual terms, any claim that you may make against us for amounts payable on the notes would be subordinated to the debt of the guarantors, including trade payables.

Holders of Notes May Not Receive Payments because of Preferential Transfer Considerations

If we were to become subject to a petition for relief under the U.S. Bankruptcy Code within 90 days after the consummation of the transactions on May 30, 2002 (or, with respect to any insiders specified in the U.S. Bankruptcy Code, within one year after consummation of the transactions) and we were insolvent at the time of the transactions, the second priority lien securing the notes absent the presence of one of the bankruptcy code defenses to avoidance, could be avoided as a preferential transfer. If a court were to find that a preferential transfer had occurred, similar to the possible actions that could occur if the transactions were found to be a fraudulent conveyance, the court could nullify the second priority lien securing the notes rendering the notes unsecured obligations of ours and making the value of the collateral available for application to our unsecured creditors. In addition, the court may require the holders of the notes to return any distributions made to them.

A court may find that the transactions involved a preferential transfer because the issuance of the notes altered the status of the holders from unsecured to secured creditors. Depending on the value of our assets, in the event of a liquidation, a holder of notes as a secured creditor, may receive a greater recovery than such a holder would have received absent the transactions, and as a result the transactions may be found to be a preferential transfer.

If a court determined that the transactions were a preferential transfer which did not qualify for a bankruptcy code defense, and avoided the lien and the amounts owing under the notes and the note guarantees then the value of any consideration received with respect to the notes and the note guarantees including upon foreclosure of the collateral, could be recovered from such holder and possibly from subsequent transferees, or holders may never be entitled to receive payment on the notes or the note guarantees.

Further, we cannot assure you that a court would apply the 90 day preference period for non-insiders compared to the one-year preference period in reviewing the transactions, because both Apollo and the management group (and possibly Ares) would have been insiders.

Original Issue Discount Consequences

The old notes were issued with original issue discount for U.S. Federal income tax purposes. If a bankruptcy case is commenced by or against us under the U.S. Bankruptcy Code prior to the maturity date of the notes, your claim as a holder of notes may be limited to an amount equal to the sum of the issue price (as determined under the U.S. Bankruptcy Code) and that portion of the discount (as determined for bankruptcy purposes) that is not deemed to constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code. Any discount that has not amortized as of the date of any such bankruptcy filing could constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code. To the extent that the U.S. Bankruptcy Code differs from the Internal Revenue Code with respect to the determination of the amount of discount and the method of amortizing such discount, holders of notes may recognize taxable gain or loss upon payment of their claim in bankruptcy.

Consequences of Failure to Exchange Old Notes

We will only issue exchange notes in exchange for old notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you are eligible to participate in this exchange offer and do not tender your old notes or if we do not accept your old notes because you did not tender your old notes properly, then, after we consummate this exchange offer, you will continue to hold old notes that are subject to the existing transfer restrictions and will no longer have any registration rights or be entitled to any additional interest with respect to the old notes. In addition:

•
if you tender your old notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes; and

•
if you are a broker-dealer that receives exchange notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those exchange notes.

We have agreed that, for a period of 180 days after this exchange offer is consummated, we will make this prospectus available to any broker-dealer for use in connection with any resales of the exchange notes.

After this exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding.

No Prior Market for the Exchange Notes

The exchange notes are a new issue of securities with no established trading market and will not be listed on any securities exchange or automated dealer quotation system. The liquidity of the trading market in the exchange notes, and the market price quoted for the exchange notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the exchange notes. In addition, if a large amount of old notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we consummate this exchange offer would reduce liquidity and could lower the market price of those exchange notes.

Our Business Risks

Our Operating Results Are Subject to Cyclical Fluctuations and Quarterly Revenues May Also Fluctuate

Historically, the trucking industry has been viewed as a cyclical industry due to various economic factors over which we have no control, such as excess capacity in the industry, the availability of qualified drivers, changes in fuel and insurance prices, including changes in fuel taxes, excess capacity in the trucking industry, changes in license and regulation fees, toll increases, interest rate fluctuations and downturns in customers’ business cycles and shipping requirements. The cyclical nature of the trucking industry is likely to continue, and as a result, we may experience periods of overcapacity, declining prices and lower profit margins at times in the future. Our net revenues and operating income could be materially adversely affected if we are unable to pass through to our customers the full amount of increased transportation costs. We have a large number of customers in the chemical processing and consumer goods industries. If these customers experience cyclical movements in their business activity due to an economic downturn, work stoppages or other factors over which we have no control, the volume of freight transported by us on behalf of those customers may decrease and our operating results could be adversely affected. Any unexpected reduction in revenues for a particular quarter could cause our quarterly operating results to be below the expectations of investors. In this event, the value of the notes may decrease significantly.

Loss of Affiliates and Owner-Operators Could Affect Our Operations and Profitability

We rely to a greater degree than our competitors on participants in our affiliate program and independent owner-operators. A reduction in the number of affiliates or owner-operators, whether due to capital requirements related to the expense of obtaining, operating and maintaining equipment or for other reasons, could have a negative effect on our operations and profitability. Contracts with affiliates generally have only one year terms, and contracts with owner-operators may be terminated by either party on short notice. Although affiliates and owner-operators are responsible for paying for their own equipment, fuel and other operating costs, significant increases in these costs could cause them to seek a higher percentage of our revenue if we are unable to increase our rates commensurately. In addition, a continued decline in the rates we pay to our affiliates and owner-operators could adversely affect our ability to maintain our existing affiliates and owner-operators and attract new affiliates, owner-operators and company drivers.

Increasing Trucking Regulations May Increase Costs

As a motor carrier, we are subject to regulation by the U.S. Department of Transportation and by various state agencies. These regulatory authorities exercise broad powers, governing activities such as the authorization to engage in motor carrier operations, safety, financial reporting and certain mergers, consolidations and acquisitions. There are additional regulations specifically relating to the trucking industry, including testing and specification of equipment and product handling requirements. We may transport most types of freight to and from any point in the United States over any route selected by us. The trucking industry is subject to possible regulatory and legislative changes that may affect the economics of the industry by requiring changes in operating practices or by changing the demand for common or contract carrier services or the cost of providing truckload services. Some of these possible changes may include increasingly stringent environmental regulations, changes in the hours-of-service regulations which govern the amount of time a driver may drive in any specific period of time, onboard black box recorder devices or limits on vehicle weight and size. In addition, our tank wash facilities are subject to stringent local, state and federal environmental regulations.

Interstate motor carrier operations are subject to safety requirements prescribed by the Department of Transportation. To a large degree, intrastate motor carrier operations are subject to safety and hazardous material transportation regulations that mirror federal regulations. Such matters as weight and dimension of equipment are also subject to federal and state regulations. Department of Transportation regulations mandate drug testing of drivers. To date, the Department of Transportation’s national commercial driver’s license and drug testing requirements have not adversely affected the availability of qualified drivers to us. Alcohol testing rules were adopted by the Department of Transportation in February 1994 and became effective in January 1995 for employers with 50 or more drivers. These rules require certain tests for alcohol levels in drivers and other safety personnel. To date, these rules have not adversely affected the availability of qualified drivers to us. We cannot predict what effect, if any, these or future laws will have on our business.

From time to time, various legislative proposals are introduced, including proposals to increase federal, state, or local taxes, including taxes on motor fuels. We cannot predict whether, or in what form, any increase in such taxes applicable to us will be enacted.

Increased Unionization Could Increase Our Operating Costs or Constrain Operating Flexibility

Although only approximately 8% of our total workforce of approximately 4,800, including owner operators and employees of affiliates, are currently subject to union collective bargaining agreements, unions such as the International Brotherhood of Teamsters and its locals have traditionally been active in the U.S. trucking industry. Our non-union workforce has been subject to union organization efforts from time to time, and we could be subject to future unionization efforts as our operations expand. Increased militancy by the Teamsters or other unions could increase the possibility for unionization. Increased unionization of our workforce could result in higher compensation and working condition demands that could increase our operating costs or constrain our operating flexibility.

Operations Involving Hazardous Materials Could Create Environmental Liabilities

Our activities are subject to environmental, health and safety laws and regulation by U.S. Federal, state, local and Canadian governmental authorities. Our operations involve the handling, transportation, storage and disposal of bulk liquid chemicals, many of which are classified as hazardous materials, hazardous substances or hazardous waste. Our tank wash and terminal operations engage in the storage or discharge of wastewater and storm-water that may have contained hazardous substances, and from time to time we store diesel fuel and other petroleum products at these terminals. Environmental laws and regulations are complex, change frequently and have tended to become more stringent over time. We believe we are in material compliance with all applicable requirements. However, there can be no assurance that material violations of such laws or regulations will not be identified or occur in the future, or that such laws and regulations will not change in a manner that could impose material costs on us.

As a handler of hazardous substances, we are potentially subject to strict, joint and several liability for investigating and rectifying the consequences of spills and other environmental releases of these substances either under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (“CERCLA”) or comparable state laws. From time to time, we have incurred remedial costs and regulatory penalties with respect to chemical or wastewater spills and releases at our facilities, and, notwithstanding the existence of our environmental management program, we cannot assure that such obligations will not be incurred in the future, or that such liabilities will not result in a material adverse effect on our financial condition, results of operations or our business reputation. As the result of environmental studies conducted at our facilities in conjunction with our environmental management program, we have identified environmental contamination at certain sites that will require remediation. In addition, our relationship to our affiliates could, under certain circumstances, result in our incurring liability for environmental contamination attributable to an affiliate’s operations.

We have also been named a “potentially responsible party,” or have otherwise been alleged to have some level of responsibility, under CERCLA or similar state laws for cleanup of off-site locations at which our waste, or material transported by us, has allegedly been disposed of. While we believe that we will not bear any material liability in any current CERCLA matters, there can be no assurance that we will not in the future incur material liability under CERCLA or similar laws.

We are currently remediating several properties at which we are the only performing party, including two federal CERCLA sites at which we are the only performing party. In addition, we are also currently investigating and remediating two sites designated for cleanup by states at which we are the only performing party. We are also investigating, remediating, or are subject to potential financial obligations at 35 other waste disposal sites at which we are one of several performing parties. We have incurred in the past and expect to continue to incur material expenses for the foreseeable future on environmental matters. As of June 30, 2002, we had reserves in the amount of $38.6 million accrued for our environmental liabilities, including remediation costs. Our actual environmental expenditures may exceed our expectations or reserves and may have a material adverse effect on our financial condition and results of operations.

We are Self-Insured and Have Exposure to Certain Claims and the Costs of Our Insurance May Not Be Adequately Passed on to Our Customers

The primary risks associated with our business are bodily injury and property damage, workers’ compensation claims and cargo loss and damage. We currently maintain liability insurance against (1) bodily injury and property damage and (2) workers compensation claims. This insurance includes deductibles of $2.0 million per incident for auto liability and a $1.0 million deductible for workers compensation. As such, we are subject to liability as a self-insurer to the extent of these deductibles under the applicable policy. We are also self-insured for damage to the equipment that we own and lease and for cargo losses, and such self-insurance is not subject to any maximum limitation. We also provide insurance coverage to our affiliates for (a) auto and general liability coverage, subject to a deductible limit for such affiliates of $10,000 per incident and (b) cargo loss and damage, subject to a deductible limit for such affiliates of $5,000 per incident.

We are subject to changing conditions and pricing in the insurance marketplace and we cannot assure you that the cost or availability of various types of insurance may not change dramatically in the future. To the extent these costs can not be passed on to our customers in increased freight rates, increases in insurance costs could reduce our future profitability.

The Loss of One or More Significant Customers May Adversely Affect Our Business

We are dependent upon a limited number of large customers. Our top ten customers accounted for approximately 30.3% of our total revenues during 2001. In particular, our largest customer, The Dow Chemical Company, accounted for 12.5% of our total revenues during 2001. The loss of The Dow Chemical Company or one or more of our other major customers, or a material reduction in services performed for such customers, would have a material adverse effect on our results of operations and on our ability to service our indebtedness.

Rising Fuel Costs Could Materially Adversely Affect Our Business

Fuel costs constitute a significant portion of our transportation expenses. Diesel fuel prices are subject to dramatic increases. Such increases may have a material adverse effect on our business and result of operations. Fuel prices and supplies are influenced significantly by international political and economic circumstances. If a fuel supply shortage were to arise from production curtailments instituted by the Organization of Petroleum Exporting Countries, as the result of a disruption of oil imports or otherwise, higher fuel prices and any resulting price increases would materially affect our operating results.

Our Business May be Harmed by Terrorist Attacks, Future War or Anti-Terrorism Measures

In the aftermath of the terrorist attacks of September 11, 2001, federal, state and municipal authorities have implemented and are implementing various security measures, including checkpoints and travel restrictions on large trucks. Such measures may have costs associated with them which a motor carrier is forced to bear. In addition, war or risk of war may also have an adverse effect on the economy. A decline in economic activity could adversely affect our revenues or restrict our future growth. Instability in the financial markets as a result of terrorism or war could also affect our ability to raise capital. In addition, the insurance premiums charged for some or all of the coverages currently maintained by us could increase dramatically or such coverages could be unavailable in the future.

Loss of Qualified Personnel Could Limit Our Growth and Negatively Affect Operations

There is substantial competition for qualified personnel, including drivers, in the trucking industry. Furthermore, certain geographic areas have a greater shortage of qualified drivers than other areas. We operate in many of these geographic areas where there is a shortage of drivers. Difficulty in attracting qualified personnel, particularly qualified drivers, could require us to limit our growth and could have a negative impact on our operations. In addition, we cannot assure you that we will be able to retain qualified personnel in the future.

We Depend on Members of Our Senior Management

We believe that our ability to successfully implement our business strategy and to operate profitably depends on the continued employment of our senior management team led by Thomas L. Finkbiner. If Mr. Finkbiner or the other members of senior management become unable or unwilling to continue in their present positions, our business or financial results could be adversely affected. Although we have entered into employment agreements with certain members of our senior management team, each of these agreements expires in February 2003, subject to automatic one-year extensions unless prior notice is given by either party. We cannot assure you that we will be able to renew or extend these employment agreements.

Interests of Apollo May Conflict With Your Interests

Our parent, QDI holds all of our membership interests. At June 30, 2002, Apollo owned approximately 72.2% of the voting power, on a fully diluted basis after giving effect to stock options and warrants of QDI issued in the transactions. Accordingly, Apollo controls us and has the power to elect all of our managers, appoint new management and approve any action requiring the approval of the holders of shares of QDI’s common stock, including adopting amendments to our fundamental documents and approving mergers or sales of substantially all of our assets. The interests of Apollo may conflict with your interests. For example, if we encounter financial difficulties, or are unable to pay our debts as they mature, Apollo may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investment, even though these transactions might involve risk to the holders of the notes or old notes.

THE EXCHANGE OFFER

Purpose and Effect of this Exchange Offer

We and the guarantors of the old notes have entered into a registration rights agreement with the trustee as part of the transactions in which we agreed to file a registration statement relating to an offer to exchange the old notes for exchange notes. The registration statement of which this prospectus forms a part was filed in compliance with this obligation. We also agreed to use our commercially reasonable efforts to cause such offer to be consummated within 220 days following the original issue of the old notes. The exchange notes will have terms substantially identical to the old notes except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest payable for the failure to have the registration statement of which this prospectus forms a part declared effective by November 26, 2002 or this exchange offer consummated by January 5, 2003. The old notes were issued on May 30, 2002.

Under the circumstances set forth below, we will use our commercially reasonable efforts to cause the Commission to declare effective a shelf registration statement with respect to the resale of the old notes and to keep the shelf registration statement effective until the earlier of (a) the date on which, in the written opinion of our counsel, all outstanding old notes held by persons that are not our affiliates may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto and (b) such time as all of the old notes have been sold thereunder. These circumstances include:

•	because of any change in current law or prevailing interpretations of the staff of the Commission, we are not permitted to effect this exchange offer;

•	this exchange offer is not consummated within 220 days after the closing date of the transactions; or

•	any holder of old notes who is not able to participate in this exchange offer so requests in writing on or before the 60th day after the consummation of this exchange offer.

If we fail to comply with our obligations under the registration rights agreement to have the registration statement of which this prospectus forms a part declared effective by November 26, 2002 or this exchange offer consummated by January 5, 2003, we will be required to pay additional interest to holders of the old notes.

Each holder of old notes that wishes to exchange such old notes for transferable exchange notes in this exchange offer will be required to make the following representations:

•	that any exchange notes to be received by it will be acquired in the ordinary course of its business;

•
that at the time of the commencement of the registered exchange offer it had no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of exchange notes in violation of the Securities Act;

•
that it is not an “affiliate,” as defined in Rule 405 under the Securities Act, of ours, or if it is an affiliate of ours, that it will comply with the applicable registration and prospectus delivery requirements of the Securities Act;

•	if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of exchange notes; and

•
if such holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for old note that were acquired as a result of market-making or other trading activities and that it will deliver a prospectus in connection with any resale of such exchange notes.

Resale of Exchange Notes

Based on interpretations of the Commission staff set forth in no action letters issued to unrelated third parties, we believe that exchange notes issued under this exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such holder is not an “affiliate” of either of ours within the meaning of Rule 405 under the Securities Act;

•	such exchange notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in the distribution of such exchange notes.

Any holder who tenders in this exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

•	cannot rely on the position of the staff of the Commission set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in this exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned “Plan of Distribution” for more details regarding these procedures for the transfer of exchange notes.

Terms of this Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date. We will issue a like principal amount of exchange notes in exchange for the principal amount of old notes surrendered under this exchange offer.

The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to be effective, a registration statement. The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old notes. Consequently, both series will be treated as a single class of debt securities under that indenture.

This exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $54,654,296 aggregate principal amount of the old notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in this exchange offer.

We intend to conduct this exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the Commission. Old notes that are not tendered for exchange in this exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the old notes.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to such holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate this exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “—Certain Conditions to this Exchange Offer.”

Holders who tender old notes in this exchange offer will not be required to pay brokerage commissions or fees, or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than those transfer taxes described below, in connection with this exchange offer. It is important that you read the section labeled “—Fees and Expenses” below for more details regarding fees and expenses incurred in this exchange offer.

Expiration Date; Extensions; Amendments

This exchange offer will expire at 5:00 p.m., New York City time on                 , 2002, unless in our sole discretion, we extend it.

In order to extend this exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify in writing or by public announcement the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any old notes;

•
to extend this exchange offer or to terminate this exchange offer and to refuse to accept old notes not previously accepted if any of the conditions set forth below under “—Certain Conditions to this Exchange Offer” have not been satisfied, by giving oral or written notice of such deal, extension or termination to the exchange agent; or

•	subject to the terms of the registration rights agreement, to amend the terms of this exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice or public announcement thereof to the registered holders of old notes. If we amend this exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of old notes of such amendment.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of this exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a timely press release to a financial news service.

Certain Conditions to this Exchange Offer

Despite any other term of this exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any old notes, and we may terminate this exchange offer as provided in this prospectus before accepting any old notes for exchange if in our reasonable judgment:

•
the exchange notes to be received will not be tradable by the holder without restriction under the Securities Act or the Securities Exchange Act of 1934 and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	this exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the Commission; or

•
any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to this exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with this exchange offer.

In addition, we will not be obligated to accept for exchange the old notes of any holder that prior to the expiration of the exchange offer has not made:

•	the representations described under “—Purpose and Effect of this Exchange Offer”, “—Procedures for Tendering” and “Plan of Distribution”, and

•
such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right, at any time or at various times on or prior to the scheduled expiration date of the exchange offer, to extend the period of time during which this exchange offer is open. Consequently, we may delay acceptance of any old notes by giving oral or written notice of such extension to the registered holders of the old notes in accordance with the notice procedures described in the following paragraph. During any such extensions, all old notes previously tendered will remain subject to this exchange offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of this exchange offer.

We expressly reserve the right to amend or terminate this exchange offer on or prior to the scheduled expiration date of the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of this exchange offer specified above. We will give oral or written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the old notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any old notes tendered, and will not issue exchange notes in exchange for any such old notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Procedures for Tendering

Only a holder of old notes may tender such old notes in this exchange offer. To tender in this exchange offer, a holder must:

•
complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive old notes along with the letter of transmittal; or

•
the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such old notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “—Exchange Agent” prior to the expiration date.

The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send us the letter of transmittal or old notes. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owners’ behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

•	make appropriate arrangements to register ownership of the old notes in such owner’s name; or

•	obtain a properly completed bond power from the registered holder of old notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the old notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any old notes listed on the old notes, such old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the old notes and an eligible institution must guarantee the signature on the bond power.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of this exchange offer electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering old notes that are the subject of such book-entry confirmation;

•
such participant has received and agrees to be bound by the terms of the letter of transmittal (or, in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

•	the agreement may be enforced against such participant.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of this exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In all cases, we will issue exchange notes for old notes that we have accepted for exchange under this exchange offer only after the exchange agent timely receives:

•	old notes or a timely book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By signing the letter of transmittal, each tendering holder of old notes will represent that, among other things:

•	any exchange notes that the holder receives will be acquired in the ordinary course of its business;

•	the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

•
if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

•	the holder is not an “affiliate”, as defined in Rule 405 of the Securities Act, of us.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of this exchange offer promptly after the date of this prospectus; and any financial institution participating in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent’s account at DTC or all other documents of transmittal to the exchange agent on or prior to the expiration date must tender their old notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date may tender if:

•	the tender is made through an eligible institution;

•
prior to the expiration date, the exchange agent receives from such eligible institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

—	setting forth the name and address of the holder, the registered number(s) of such old notes and the principal amount of old notes tendered;

—	stating that the tender is being made thereby; and

—
guaranteeing that, within three (3) New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•
the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time prior to the expiration date.

For a withdrawal to be effective:

•
the exchange agent must receive a written notice, which notice may be by telegram, telex, facsimile transmission or letter of withdrawal at one of the addresses set forth below under “—Exchange Agent”, or

•	holders must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any such notice of withdrawal must:

•	specify the name of the person who tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the principal amount of such old notes; and

•	where certificates for old notes have been transmitted, specify the name in which such old notes were registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have validity tendered for exchange for purposes of this exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for old notes) as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under “—Procedures for Tendering” above at any time on or prior to the expiration date.

Exchange Agent

The Bank of New York has been appointed as exchange agent for this exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

For Delivery by Hand, Overnight Delivery, Registered or Certified Mail: The Bank of New York Reorganization Unit 101 Barclay Street—7 East New York, New York 10286 Attn: Mr. Kin Lau	By Facsimile Transmission (for eligible institutions only): (212) 298-1915 Reorganization Unit To Confirm by Telephone or for Information Call: (212) 815-3750 Corporate Trust Department

Delivery of the letter of transmittal to an address other than as set forth above or transmission via facsimile other than as set forth above does not constitute a valid delivery of such letter of transmittal.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with this exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of this exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

Our expenses in connection with this exchange offer include:

•	Commission registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under this exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•
certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

•	tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of old notes under this exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their old notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in this exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

Holders of old notes who do not exchange their old notes for exchange notes under this exchange offer will remain subject to the restrictions on transfer of such old notes:

•
as set forth in the legend printed on the notes as a consequence of the issuance of the old notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise as set forth in the offering memorandum and consent solicitation statement distributed in connection with the transactions.

In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act. Based on interpretations of the Commission staff, exchange notes issued pursuant to this exchange offer may be offered for resale, resold or otherwise transferred by their holders, other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in this exchange offer. Any holder who tenders in this exchange offer for the purpose of participating in a distribution of the exchange notes:

•	could not rely on the applicable interpretations of the Commission; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with this exchange offer. We will record the expenses of this exchange offer as incurred.

Other

Participation in this exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in this exchange offer or to file a registration statement to permit resales of any untendered old notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange old notes in like principal amount, which will be canceled and as such will not result in any increase in our indebtedness.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2002. This table should be read in conjunction with the audited consolidated financial statements, including the notes thereto, “The Transactions” “Selected Historical Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus.

June 30, 2002
(in thousands)
Cash and cash equivalents	$3,261

Debt:
Credit agreement	$292,020
12 1/2% Senior subordinated secured notes due 2008(1)	68,819
10% Series B senior subordinated notes and floating interest rate subordinated term securities due 2006(2)	25,600

Total debt	$386,439

Total membership interest	$(98,557)

Total capitalization	$291,143

(1)
The senior subordinated notes consist of $54.5 million face amount and $14.3 million in carry value adjustment to reflect accounting under FAS 15 that will be amortized as a reduction of interest expense over the life of the 12 1/2% senior subordinated secured notes.

(2)	Represents notes issued by QDI that are guaranteed on a senior subordinated basis by all of our domestic subsidiaries.

SELECTED HISTORICAL FINANCIAL INFORMATION

The following table presents selected historical financial information for Quality Distribution, LLC, which is the successor to Quality Distribution, Inc. We became the successor of Quality Distribution, Inc. upon the closing of the transactions. The historical statement of income data for the fiscal years ended December 31, 1999, 2000 and 2001 and the historical balance sheet data as of December 31, 2000 and 2001 are derived from our audited consolidated financial statements included elsewhere in this prospectus. The historical statement of income data for the fiscal years ended December 31, 1997 and 1998 and the historical balance sheet data as of December 31, 1997, 1998 and 1999 are derived from our audited consolidated financial statements that are not included herein. The historical statement of income data for the six months ended June 30, 2002 and June 30, 2001 and the historical balance sheet data as of June 30, 2001 and June 30, 2002 is derived from unaudited financial statements which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the data for such periods. The results of operations for the interim periods are not necessarily indicative of the operating results for the entire year or any future period.

	Year Ended December 31,						Six months ended June 30,
	1997		1998	1999	2000	2001	2001	2002
	(dollars in thousands, except per share data)
INCOME STATEMENT DATA:
Operating revenues	$270,515		$381,388	$569,597	$553,437	$508,321	$256,406	$256,637

Costs and expenses:
Operating expenses, excluding depreciation and amortization	235,111		330,285	491,662	488,562	445,632	223,018	224,448
Option expense	—		14,678	—	—	—	—	—
Depreciation and amortization	15,776		29,402	60,556	35,281	33,410	16,659	15,596
Interest expense, net	3,175		19,791	40,452	40,236	40,224	19,062	29,561
Other expenses (income)	39		(164)	(134)	(24)	22	(2)	48

Total costs and expenses	254,101		393,992	592,536	564,055	519,288	258,737	269,653

Income (loss) before taxes	16,414		(12,604)	(22,939)	(10,618)	(10,967)	(2,331)	(13,016)
Provision (benefit) for income taxes	7,250		(4,201)	(6,068)	31,225	1,135	710	353
Minority interest	—		(74)	(21)	—	—	—	—

Income (loss) from continuing operations, before extraordinary item	9,164		(8,477)	(16,892)	(41,843)	(12,102)	(3,041)	(13,369)
Income (loss) from discontinued operations, net	1,319		1,389	1,462	56	(359)	(419)	1,694

Income (loss) before extraordinary item (1)	10,483		(7,088)	(15,430)	(41,787)	(12,461)	(3,460)	(15,063)
Extraordinary item (1)	—		(3,077)	—	—	—	—	—

Income (loss) before cumulative effect of a change in accounting principle	10,483		(10,165)	(15,430)	(41,787)	(12,461)	(3,460)	(15,063)

Cumulative effect of a change in accounting principle (2)	—		—	—	—	—	—	(23,985)

Net income (loss)	$10,483		$(10,165)	$(15,430)	$(41,787)	$(12,461)	$(3,460)	$(39,048)

OTHER DATA:
Net cash and cash equivalents provided by operating activities	33,832		16,596	9,169	38,192	10,929	4,857	9,931
Net cash and cash equivalents used in investing activities	(31,690)		(289,275)	(8,875)	(18,721)	(34,936)	(12,112)	(2,838)
Net cash and cash equivalents (used in) provided by financing activities	(1,503)		271,413	674	(17,081)	25,247	7,312	(6,102)
EBITDA (3)	35,404		36,425	77,935	64,875	62,689	33,388	32,189
Capital expenditures	35,121		29,765	25,727	23,079	37,412	13,846	6,520
Number of terminals at end of period	80		194	171	152	148	142	148
Number of trailers operated at end of period	4,148		8,003	7,625	7,526	7,737	—	—
Number of tractors operated at end of period	1,915		3,679	3,943	3,491	3,394	—	—
Ratio of earnings to fixed charges (4)	5.0	x	—	—	—	—	—	—

CONSOLIDATED BALANCE SHEET DATA AT PERIOD END:
Total assets	$194,036		$583,246	$542,241	$453,073	$448,978	$444,129	$412,867
Long-term indebtedness, including current maturities	55,098		441,331	434,156	416,939	443,856	426,354	386,439
Redeemable securities	—		17,204	13,287	15,092	17,709	15,813	—

Owner’s equity (deficit)	$79,487		$(32,449)	$(52,728)	$(97,672)	$(116,758)	$(117,131)	$(98,557)

(1)	We incurred such extraordinary item in respect of early debt extinguishment.
(2)	Record impairment loss related to goodwill.
(3)
EBITDA represents earnings from continuing operations before extraordinary items, net interest expense, income taxes, depreciation and amortization, minority interest expense and other income (expense). EBITDA is presented because it is a widely accepted financial indicator used by certain investors and analysts to analyze and compare companies on a basis of operating performance. EBITDA is not intended to present cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles (“GAAP”). EBITDA does not necessarily represent cash flow available for discretionary use by management. See our consolidated financial statements and the related notes appearing elsewhere in this document. EBITDA is not calculated under GAAP and therefore is not necessarily comparable to similarly titled measures used by other companies.

(4)
For the purpose of computing the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense, net, including the amortization of deferred debt issuance costs, and one-third of rent expense. In 1998, 1999, 2000, 2001 and six months ended June 30, 2001 and six months ended June 30, 2002, earnings were insufficient to cover fixed charges by approximately $12.6 million, $22.9 million, $10.6 million, $11.0 million, $2.3 million and $13.0 million, respectively.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On May 30, 2002, we completed the transactions, including the exchange offer whereby QDI transferred all of its assets (other than certain contract rights which, by their terms cannot be assigned without the consent of the other party thereto) to us. The summary unaudited pro forma statement of income data for the fiscal year ended December 31, 2001 and the unaudited pro forma statement of income data for the six months ended June 30, 2002 give effect to the transactions as if they had occurred as of January 1, 2001. See “The Transactions” for additional discussion of the transactions.

The unaudited pro forma adjustments, as described in the notes to the unaudited pro forma financial information, are based on available information and upon certain assumptions that our management believes are reasonable.

We do not claim or represent that the following summary unaudited pro forma financial information is indicative of the results that would have been reported had the transactions actually occurred on the dates indicated above, nor is it indicative of our future results. There can be no assurance that the assumptions used by management (which they believe are reasonable) in the preparation of the summary unaudited pro forma financial will prove to be correct. The unaudited pro forma financial information should be read in conjunction with our audited consolidated financial statements and notes thereto included elsewhere in this prospectus.

QUALITY DISTRIBUTION, LLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2001

	Year Ended December 31, 2001
	Historical	Pro forma Adjustments		Pro forma
	(in thousands)
Operating revenues:
Transportation	$444,816			$444,816
Other	63,505			63,505

Total operating revenues	508,321			508,321

Operating expenses:
Purchased transportation	298,688			298,688
Compensation	66,978			66,978
CLC integration	2,400			2,400
Restructuring charge	1,049			1,049
Fuel, supplies and maintenance	42,426			42,426
Depreciation and amortization	33,410			33,410
Selling and administrative	13,743			13,743
Insurance claims	8,316			8,316
Taxes and licenses	4,197			4,197
Communication and utilities	7,736			7,736
(Gain) loss on sale of property and equipment	99			99

Total operating expenses	479,042			479,042

Net operating income	29,279			29,279
Interest (expense), net	(40,224)	2,084 3,544	(a) (b)	(34,596)
Other income (expense)	(22)			(22)

Income (loss) before provision for income taxes	(10,967)			(5,339)
Benefit (provision) for income taxes	(1,135)			(1,135)

Net loss from continuing operations	(12,102)			(6,474)
Preferred stock dividends and accretions	(2,762)	2,634	(c)	(128)

Net income (loss) attributable to owner’s interest	$(14,864)	$8,262		$(6,602)

See Notes to Pro Forma Unaudited Consolidated Statements.

QUALITY DISTRIBUTION, LLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2002

	Six Months Ended June 30, 2002
	Historical	Pro forma Adjustments		Pro forma
	(in thousands)
Operating revenues:
Transportation	$223,518			$223,518
Other	33,119			33,119

Total operating revenues	256,637			256,637

Operating expenses:
Purchased transportation	150,120			150,120
Other operating expenses	74,328			74,328
Depreciation and amortization	15,596			15,596

Total operating expenses	240,044			240,044

Net operating income	16,593			16,593
Interest (expense), net	(29,561)	1,028	(a)	(16,684)
		1,772	(b)
		10,077	(d)
Other income (expense)	(48)			(48)

Income (loss) before provision for income taxes	(13,016)			(139)
Benefit (provision) for income taxes	(353)			(353)

Net loss from continuing operations	(13,369)			(492)
Preferred stock dividends and accretions	(1,032)	1,032	(c)	0

Net income attributable to owner’s interest	$(14,401)	$13,909		$(492)

See Notes to Pro Forma Unaudited Consolidated Financial Statements.

QUALITY DISTRIBUTION, LLC

Notes to Pro Forma Unaudited Consolidated Financial Statements

(a)
Adjustment reflects excess of carrying value over the principal value amount of the debt over the life of our 12 1/2% Senior Subordinated Notes due 2008 (the “Old Notes”) at a rate of approximately $2.1 million annually and $1 million for the six months ended June 30, 2002.

(b)
Adjustment reflects net reduction in interest expense related to exchange of Series B Floating Interest Rate Subordinated Term Securities due 2006 of QDI (such securities, the “FIRSTS”SM) and 10% Series B Senior Subordinated Notes due 2006 of QDI (the “Fixed Notes”) for 12% Junior Subordinated Pay-in-Kind Notes due 2009, warrants and 13.75% preferred stock, each of QDI as follows:

Prior to Exchange	(in thousands)
	Face Amount	Annual Interest	Six Months
FIRSTS	$ 40,000	$ 2,672	$1,336
Fixed Notes	100,000	10,000	5,000

		$12,672	$6,336

After Exchange
FIRSTS	$ 7,500	$ 501	$251
Fixed Notes	18,100	1,810	905
Old Notes	54,535	6,817	3,408

		$ 9,128	$4,564

Annual Difference		$ 3,544	$1,772

(c)	Adjustment reflects accretion of pay-in-kind dividends on the 13.75% preferred stock of QDI as an obligation of QDI.

(d)	Adjustment to exclude fees incurred in the exchange transaction as such costs are non-recurring:

(in thousands)
Fees incurred and paid by closing of the transactions	$ 2,359
Estimated fees incurred but not paid by closing of the transactions	3,500
Prior unamortized fees associated with our original credit agreement and subsequent amendments of our credit agreement	4,218

$10,077

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our results of operations and financial condition should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus.

Overview

Our revenue is principally a function of the volume of shipments by the bulk chemical industry, our market share as opposed to that of our competitors and the amount spent on tank truck transportation as opposed to other modes of transportation such as rail. The volume of shipments of chemical products are in turn affected by many other industries, including consumer and industrial products, automotive, paint and coatings, and paper, and tend to vary with changing economic conditions. Additionally we also provide leasing, tank cleaning, and intermodal services presented as other revenue.

The principal components of our operating costs include purchased transportation, salaries, wages, benefits, annual tractor and trailer maintenance costs, insurance and fuel costs. We believe our use of affiliates and owner-operators provides a more flexible cost structure, increases our asset utilization and increases our return on invested capital.

We have historically focused on maximizing cash flow and return on invested capital. Our affiliate program has greatly reduced the amount of capital needed for us to maintain and grow our terminal network. In addition, the extensive use of owner-operators reduces the amount of capital needed to operate our fleet of tractors, which have shorter economic lives than trailers. These factors have allowed us to concentrate our capital spending on our trailer fleet where we can achieve superior returns on invested capital through our transportation operations and leasing to third parties and affiliates.

Through several strategic asset purchases during 2001, we were further able to expand our service capabilities and our geographic coverage. We intend to continue providing these services and expand upon existing customer relationships by providing our supplementary services as well as increasing the fleet size in these markets.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles (“GAAP”). We believe the following are the more critical accounting policies that impact our financial statements, some of which are based on management’s best estimates available at the time of preparation. Actual future experience may differ from these estimates.

Environmental liabilities—We have reserved for potential environmental liabilities based on the best estimates of potential clean-up and remediation estimates for known environmental sites. We employ a staff of environmental experts to administer all phases of our environmental programs, and use outside experts where needed. These professionals develop estimates of potential liabilities at these sites based on projected and known remediation costs. This analysis requires us to make significant estimates, and changes in facts and circumstances could result in material changes in the environmental accrual.

Accident claims reserves—We carry insurance for automobile liability claims, with a $2 million per occurrence deductible as of September 15, 2001, and worker’s compensation with a $1 million per accident deductible. For cargo claims, we are self-insured. In developing liability reserves, we rely on professional third party claims administrators, insurance company estimates and the judgment of our own safety department personnel. This analysis requires us to make significant estimates, and changes in facts and circumstances could result in material changes in the accident claims reserves.

Revenue recognition—Transportation revenues and related costs are recognized on the date the freight is delivered or the tank wash is performed. Other operating revenues, consisting primarily of lease revenues from affiliates, independent operators and third parties, are recognized as earned.

Allowance for uncollectible receivables—The allowance for all potentially uncollectible receivables is based on a combination of historical data, cash payment trends, specific customer issues, write off trends, general economic conditions and other factors. These factors are continuously monitored by our management to arrive at the estimate for the amount of accounts receivable that may be ultimately uncollectible. This analysis requires us to make significant estimates, and changes in facts and circumstances could result in material changes in the allowance for uncollectible receivables.

New Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141 Business Combinations and SFAS No. 142 Goodwill and Other Intangible Assets. SFAS No. 141 requires business combinations initiated after June 30, 2001, to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangibles will be evaluated against the new criteria and may result in certain intangibles being subsumed into goodwill, or alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. SFAS No. 142 requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles will not be amortized into results of operations, but instead would be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles is more than its fair value. The provisions for each statement that apply to goodwill and intangible assets which are acquired prior to June 30, 2001, were adopted by us on January 1, 2002. We have completed our initial impairment test. During our initial analysis of goodwill as outlined under SFAS 142, we discovered that approximately $4 million of goodwill has been classified as an offset against accounts payable and accrued expenses. These amounts have been reclassified into goodwill during the quarter. As a result of our initial impairment test, a goodwill adjustment of $24.0 million was charged to earnings as a cumulative effect of a change in accounting principle. No tax benefit was recorded in connection with this charge. Intangible assets consist mainly of non-compete agreements with lives ranging from 2-5 years, and an intangible pension plan asset. Accumulated amortization of intangible assets was $1.8 million and $1.6 million at June 30, 2002 and June 30, 2001, respectively. Amortization expense for 1999, 2000 and 2001 was $4.0 million, $4.5 million and $4.6 million, respectively. Amortization expense for the six months ended June 30, 2002 was $0.4 million.

In July 2001, the FASB issued SFAS 143 Accounting for Asset Retirement Obligations, which requires that companies recognize a liability for retirement obligations of long lived assets in the period the liability occurs. This pronouncement is effective for fiscal years beginning after June 15, 2002. We do not anticipate any significant impact on our financial results from adoption of this standard.

In August 2001, the Financial Accounting Standards Board issued SFAS 144 Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes SFAS 121. We currently assess whether there has been impairment of long-lived assets and certain intangibles in accordance with SFAS 121 and will continue to do so under the guidance provided by SFAS 144 in 2002. We do not anticipate any significant impact on financial results from adoption of this standard.

In June 2002, the FASB issued SFAS 146 Accounting for Costs Associated with Exit or Disposal Activities. This pronouncement addresses financial accounting and reporting for costs associated with exit or disposal activities not covered under SFAS 144 and also nullifies EITF 94-3. This pronouncement is effective for activities initiated after December 31, 2002. We do not anticipate any significant impact on our financial results from adoption of this standard.

Results of Operations

Six Months Ended June 30, 2002 Compared to Six Months Ended June 30, 2001

For the six months ended June 30, 2002, revenues totaled $256.6 million, a slight increase from revenues of $256.4 million for the same period in 2001. This increase is primarily attributable to the rising demand for bulk transportation services that has occurred in the first half of 2002. This increase is reflective of the recovering manufacturing sector of the economy, in addition to successful bids for new business during the first half of the year. Operating revenue excluding surcharges on a per service day basis increased 3% versus the same period in 2001. For the six months ended June 30, 2002, transportation revenue accounted for 87.1% of total revenue, compared with 87.9% for the six months ended June 30, 2001. Other revenue consisted primarily of leasing, tankwash and premium revenues.

For the six months ended June 30, 2002, operating income totaled $16.6 million, a decrease of $0.1 million compared to $16.7 million for the same period in 2001. This decline is primarily the result significantly higher insurance costs experienced since the latter part of 2001. The difficult insurance market conditions were further exacerbated by the events of September 11, 2001. These factors were partially offset by an increase in operating income of $1.9 million as a result of the elimination of amortization of goodwill in 2002 due to the adoption of FAS 142, cost savings from terminal conversions and other cost cutting measures throughout the end of 2001 and 2002. These cost cutting initiatives included staffing reductions, changes in benefit plans, salary reductions through unpaid days off, terminal consolidations and other measures aimed towards reducing expenses.

The operating ratio for the six months ended June 30, 2002 was 93.5% the same as for the comparable period in 2001.

Interest expense, net, was $29.6 million in the first half of 2002. This included $10.1 million in exchange offer and consent solicitation transaction fees and credit facility amendment fees which together resulted in a face value reduction of debt of $69.9 million dollars and lower overall interest going forward. Absent these fees interest expense for the first six months of 2002 would have increased by $0.5 million as a result of higher debt levels than 2001 for strategic asset purchases made in the fourth quarter of 2001.

The pre-tax loss for the first half of 2002 totaled $13.0 million compared to a $2.3 million loss for the same period in 2001, due primarily to the fees mentioned above and the increased insurance expense.

Benefit (provision) for income tax decreased to $0.4 million from $0.7 million due to the relative impact of non-deductible items on the different pre-tax amounts and the non-recognition of tax benefits.

The results of 2002 include, and the historical financial information for 2001 have been adjusted, to reflect the discontinued operations resulting from sale certain non-guarantor subsidiaries in the second quarter 2002. These subsidiaries consist of our Canadian petroleum division and our internet load brokerage subsidiary. We recorded a $1.4 million loss.

Effective January 1, 2002, the Company adopted the provisions of Financial Accounting Standards No 142, “Goodwill and Other Intangible Assets” (Statement 142). As a result of the adoption of Statement 142, the amortization of goodwill ceased, resulting in an increase in net income for the six months ended June 30, 2002 of $1.9 million. Goodwill is subject to an annual impairment test. We have determined that the overall level of goodwill and intangible assets is impaired at June 30, 2002 and has recorded a $24.0 million charge recorded as a cumulative effect of a change in accounting principles to adjust the carrying value.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

Historical financial information contained herein has been adjusted to reflect the discontinued operations resulting from the sale of certain non-guarantor subsidiaries in the second quarter of 2002. These subsidiaries consist of the Canadian petroleum division and the internet load brokerage subsidiary of the Company.

Revenues for 2001 were $508.3 million, a decrease of $45.1 million or 7.9% compared to 2000 revenues. The revenue decline was largely attributable to the sustained weak industrial production demand that began in the third quarter of 2000 and has continued dropping throughout 2001. This decline in demand for bulk transportation services was due to the overall slowing economic conditions, downsizing and consolidation in the U.S. chemical industry, and increased competition from other forms of transportation such as rail. This environment has also intensified pricing competition in the bulk transportation industry. In addition, the terrorist attack on the World Trade Center and other locations on September 11, 2001, pushed overall demand lower in the fourth quarter of 2001. The revenue decline was mitigated by new business revenues of $36.0 million and revenues of $8.7 million from business acquired through strategic asset purchases in 2001. The 2000 results include $15.7 million of fuel surcharge versus $11.9 million in 2001. This decline reflects both overall volume decreases and the drop in fuel prices towards the end of 2001. We instituted an insurance surcharge in October 2001 in response to dramatically rising insurance costs.

We operated 148 terminals at December 31, 2001 compared to 152 terminals at December 31, 2000. The reduction is the result of further consolidation and rationalization of terminals from cost cutting measures in response to demand, offset by strategic new terminals acquired in 2001.

We operated a total of 7,737 trailers and 3,394 tractors at the end of 2001 compared to 7,526 trailers and 3,491 tractors for year ended December 31, 2000. The decline in tractors, many of which are owned by owner-operators, is largely due to lower demand, offset by new tractor purchases in 2001. The increase in trailers is due to several strategic asset purchases made in 2001, offset by disposals of older equipment.

Operating expenses, excluding depreciation and amortization, totaled $445.6 million in 2001, a decrease of $43.0 million or 8.8% from 2000. This decrease in operating expenses was largely due to the lower shipment volume in 2001 that resulted in lower purchased transportation, compensation and other operating costs due to personnel reductions and cost control. In addition, in 2001 we converted several of our less profitable terminals to affiliate operations. Together, these factors resulted in reducing our driver wages ($1.0 million) and reducing purchased transportation expense for owner-operators ($29.0 million). These decreases were offset by net increases in purchased transportation for affiliates ($6.6 million) due to the conversions and the pass through payments of fuel surcharge.

Cost cutting initiatives, volume related declines and the conversion of our terminals to affiliate operations reduced overall compensation and benefit expense in 2001 compared to 2000 by ($6.0 million, or 7.1%), as well as selling and administrative costs ($3.8 million, or 14.2%). Fuel, supplies and maintenance decreased $4.0 million in 2001. This decrease was largely the result of ($1.0 million) decrease in our fuel expense due to fuel prices dropping during the second half of the year, plus demand declines. Other volume related operating expenses declined, including declines in tankwash expense of ($1.8 million) and equipment maintenance and other expenses ($1.2 million). Insurance and claims increased ($0.5 million) as a result of new vehicle and workers compensation insurance policies starting in the third quarter of 2001. These higher insurance costs reflect the current unfavorable insurance market for the trucking industry. We were able to recoup a portion of these increased costs through implementation of an insurance surcharge.

Our operating expenses have been impacted by several charges in both 2001 and 2000. We have incurred severance, benefits and other related expenses from cost cutting measures and consolidating terminals that resulted in charges of $1.0 million and $3.2 million in 2001 and 2000, respectively. In addition we had charges related to the prior operation of CLC of $2.4 million and $6.7 million in 2001 and 2000, respectively. These expenses related primarily to pre-merger accounts receivable, poor experience on pre-merger insurance claims and other expenses associated with the operations of the predecessor companies prior to the merger in 1998. Excluding these charges, operating expenses would have declined $38.3 million in 2001 versus 2000.

Depreciation and amortization totaled $33.4 million for 2001, versus $35.3 million in 2000. The decrease is attributable to tractor and trailer equipment acquired at the time of the merger with CLC that became fully depreciated in 2001, offset by higher capital spending on computer related infrastructure and acquisitions of equipment in 2001.

Total operating expenses, including depreciation and amortization, as a percentage of revenue decreased to 94.2% of revenue in 2001 compared to 94.7% of revenue in 2000. Excluding the charges and restructuring mentioned above, the operating ratio would have increased in 2001 to 93.6% versus 92.9% in 2000. This increase largely relates to the revenue decline in 2001 and the impact on our fixed costs, along with increases in insurance expense incurred in 2001.

Interest expense remained unchanged at $40.2 million during 2001 compared to 2000. This was the result of lower interest rates on variable term debt that were offset by losses on interest rate swaps on that debt, and additional expenses associated with amending the credit agreement and increased borrowing. Total debt increased in 2001 by $26.9 million primarily to finance strategic terminal and tankwash assets purchased in several areas of the country.

Income tax expense for 2001 was $1.1 million versus $31.2 million for 2000. In 2000, we established a $32.6 million valuation allowance on net deferred tax assets as a result of cumulative losses in recent years.

Our net loss after discontinued operations was $12.5 million for 2001 versus $41.8 million loss in 2000. The decrease in the net loss was due primarily to the valuation allowance on net deferred tax assets and the charges in 2000 discussed above.

Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

Historical financial information contained herein has been adjusted to reflect the discontinued operations resulting from the sale of certain non-guarantor subsidiaries in the second quarter of 2002. These subsidiaries consist of the Canadian petroleum division and the internet load brokerage subsidiary of the Company.

Revenues for 2000 were $553.4 million, a decrease of $16.1 million or 2.8% from 1999 revenues. The revenue decline was largely attributable to the sharp decrease in demand that began in the third quarter and intensified in the fourth quarter 2000. This decline in demand for bulk transportation services was due to the overall slowing economic conditions in the U.S. chemical industry. Reduced demand also led to aggressive pricing from competitors, especially in the latter half of the year. Prior year results included $3.4 million in revenue from Leaman Logistics, a subsidiary that was sold in September 1999. The 2000 results also include $15.7 million of fuel surcharge in response to rising fuel prices.

We operated 152 terminals at December 31, 2000 compared to 171 terminals at December 31, 1999. The reduction in the number of terminals is the result of further consolidation of terminals after the 1998 CLC merger, and closing of unprofitable and overlapping terminals and tankwash facilities.

We operated a total of 7,526 trailers in 2000 compared to 7,625 for year ended December 31, 1999. We also operated a tractor fleet totaling 3,491 units compared to 3,943 units for year ended December 31, 1999. The decline in tractors, many of which are owned by independent operators, is largely due to lower demand in the latter half of 2000 and driver turnover as well as disposals of older equipment.

Operating expenses, excluding depreciation and amortization, totaled $488.6 million in 2000, a decrease of $3.1 million or 0.1% from 1999. In 2000, we recorded restructuring charges ($3.2 million) and a charge related to the prior operation of CLC of $6.7 million. Excluding these charges, operating expenses would have been $478.6 million in 2000. This decrease in operating expenses was largely due to lower volumes in the latter half of 2000 and conversion of our terminals to affiliate operations, which lowered our driver wages ($2.5 million) and purchased transportation expense for independent contractors ($30.5 million). These decreases were offset by net increases in purchased transportation for affiliates ($32.1 million) due to the conversions and the pass through payments of fuel surcharge. Cost cutting initiatives and the conversion of our terminals to affiliate operations reduced compensation and benefit expense ($12.1 million), as well as selling and administrative costs ($2.3 million), offset by restructuring charges for severance and benefits for terminated employees recorded in the third ($2.1 million) and fourth ($1.1 million) quarters of 2000. Operating supplies and maintenance increased ($1.2 million) in 2000. This increase was the result of a ($1.5 million) increase in our fuel expense due to higher prices and higher waste removal charges at our tankwash facilities ($0.3 million), partially offset by the impact of terminal conversions to affiliate operations and maintenance savings from disposal of older equipment. Insurance and claims increased ($1.5 million) as a result of higher than anticipated payments of older claims. Operating results for 2000 were also negatively impacted by a $6.7 million non-recurring charge related to the operations of CLC. Absent this charge and the restructuring charges operating expenses before depreciation would have declined 2.6% versus 1999.

Depreciation and amortization totaled $35.3 million for 2000, versus $60.6 million in 1999. The decrease is attributable to reduced capital expenditures for 2000 ($2.7 million) and the sale of Leaman Logistics in 1999. During 1999, we also had a ($20.1 million) charge in accelerated depreciation charges to write-off acquired software no longer being used in the business at year end 1999 and to reflect a change in the estimated useful life of certain revenue equipment.

Total operating expenses, including depreciation and amortization, as a percentage of revenue decreased to 94.7% of revenue in 2000 compared to 46.9% of revenue in 1999. During 2000, we recorded a charge for the operation of CLC ($6.7 million) and restructuring charges ($3.2 million). During 1999, we wrote off acquired software and changed the useful life of certain revenue equipment as described above. Absent these items in 2000 and 1999, operating expenses would have totaled $513.9 million, or 92.9% of operating revenues in 2000, compared to $532.1 million or 93.4% of revenue in 1999.

Interest expense decreased to $40.2 million during 2000 compared to $40.4 million in 1999 as a result of lower average debt balances during 2000, offset by higher interest rates on variable term debt. We paid down $17.3 million dollars of total debt in 2000.

Income tax expense 2000 was $31.2 million versus an income tax benefit of $6.1 million for 1999. This was primarily due to the establishment of a $32.6 million valuation allowance on net deferred tax assets in 2000 as a result of cumulative tax losses in recent years, as required by SFAS 109.

Our net loss after discontinued operations was $41.8 million for 2000 versus $15.4 million loss in 1999. This increase in the net loss was due almost entirely to the valuation allowance on net deferred tax assets and the charges in 2000 discussed above.

Liquidity and Capital Resources

Our primary source of liquidity is cash flow from operations and borrowing availability under our credit agreement. We generated $9.2 million, $38.2 million and $10.9 million from operating activities in 1999, 2000 and 2001, respectively. The decrease in cash provided by operating activities in 2001 reflects an increase in Days Sales Outstanding (“DSO”) of accounts receivables during 2001, and the payment of severance and termination expenses in addition to environmental and other liabilities, many of which were associated with the CLC merger. In addition, in 2000, we received $11.0 million of insurance proceeds for environmental claims. Net cash provided by operating activities totaled $9.9 million for the six months ended June 30, 2002, versus $4.9 million for the same period in 2001. The change in cash provided by operations was due to the timing of cash receipts related to accounts payable and payments of trade and other payables.

Capital expenditures totaled $25.7 million, $23.1 million and $37.4 million in 1999, 2000 and 2001, respectively. Net cash used in investing activities in 1999, 2000 and 2001 was $8.9 million, $18.7 million and $34.9 million, respectively. Net cash used in investing activities during 1999 included capital expenditures offset by proceeds from the sale of Leaman Logistics and the sale of property and equipment. The years 2000 and 2001 consisted of capital expenditures net of asset dispositions only. In 2001, several major asset purchases occurred including West Coast terminals and new tank wash facilities totaling approximately $14.7 million. Cash used by investing activities totaled $2.8 million for the six month period ended June 30, 2002, compared to $12.1 million used for the comparable 2001 period. During the six month periods, capital was used primarily to acquire replacement revenue equipment and for significant upgrades to our computer infrastructure and new dispatch system in 2001 and 2002.

Net cash used in financing activities was $17.1 million as a result of paying down our debt in 2000. Net cash provided in financing activities in 1999 reflects $8.8 million in principal payments on long-term debt offset by the release of restricted cash associated with the settlement with the former CLC shareholders. In 2001, we reached an agreement with a minority interest shareholder to repurchase shares of CLC preferred stock for the stated value of $2.6 million plus associated cost. In 2001, we increased our total debt by $26.9 million to finance strategic asset purchases. Cash used for financing activities totaled $6.1 million during the six month period ended June 30, 2002, compared to $7.3 borrowed in the comparable period in 2001, primarily due to the previously mentioned purchase of CLC preferred stock from a minority shareholder in 2001 and heavier capital spending.

In 1998, our parent, QDI, was capitalized with $140.0 million principal amount of QDI notes, a $360.0 million credit agreement, $68.0 million in equity investments by Apollo, other institutional investors and members of our management and $31.9 million in preferred and common equity investments by certain of our shareholders, including Apollo. Upon consummation of the CLC merger, CLC and its subsidiaries became guarantors of the QDI notes and guarantors under our credit agreement. Our credit agreement currently provides for a term-loan facility consisting of a $90.0 million Tranche A Term Loan maturing on June 9, 2004, a $105.0 million Tranche B Term Loan maturing on August 28, 2005, a $90.0 million Tranche C Term Loan, maturing on February 28, 2006, a Tranche D loan of $15 million, due March 2, 2006, and a $75.0 million revolving credit facility available until June 9, 2004. On June 30, 2002, our total borrowings under our credit agreement, including current maturities, is $292.0 million, and we would have had $17.4 million available for borrowing under our revolving credit facility. See “The Transactions” for a discussion of the impact of the transactions.

Our credit agreement includes financial covenants which require certain ratios to be maintained. Our credit agreement was amended June 4, 2001 (the “Third Amendment”) to amend certain financial covenants for the period ending March 31, 2003. We paid a $1.1 million fee in connection with the Third Amendment which is being amortized as interest expense for the covenant modification period. The interest rate on the credit agreement was also increased by 150 basis points. In 2001, a default, for which we received a waiver in October 2001, occurred with respect to the financial covenants in the credit agreement.

Our credit agreement was subsequently amended on December 14, 2001 (the “Fourth Amendment”) to modify certain financial covenants and provide for the Tranche D loan discussed above. The financial covenants in the Fourth Amendment were less restrictive than the previously existing covenants and covered the calendar quarters through December 31, 2002. In addition, the Fourth Amendment restricted the future availability of the revolving credit facility to an incremental $15 million above the balance at the date of the agreement, plus placed restrictions on the amount of capital expenditures allowed. However, this $15 million restriction was subsequently eliminated by the fifth amendment discussed below.

On April 5, 2002, we entered into a fifth amendment to our credit agreement (the “Fifth Amendment”). The Fifth Amendment relates to the financial covenants which were unlikely to be met beginning with the quarter ending March 31, 2003 and further amended those financial covenants through the date of the final maturity of the credit agreement in 2005. Such revised covenants are less restrictive than the previously existing covenants for the period beginning March 31, 2003 through final maturity of our credit agreement. The revised covenants in the Fifth Amendment became effective upon the closing of the transactions.

The revised financial covenants in the Fifth Amendment consist of the following:

•
We must maintain a ratio of consolidated EBITDA to consolidated interest expense of at least 1.75:1.00 for the twelve month period ended June 30, 2002. Thereafter, the minimum consolidated interest coverage ratio we are required to maintain increases in various amounts until the twelve-month period ending December 31, 2005 when it becomes 2:15:1.00 for such period.

•
We must maintain a ratio of consolidated senior debt to consolidated EBITDA of no more than 4.80:1.00 for the twelve-month period ended June 30, 2002. Thereafter, the maximum leverage ratio we are allowed decreases in various amounts until the twelve-month period ending December 31, 2005, when it becomes 3.50:1.00 for such period.

As of June 30, 2002, no default exists with respect to any financial covenant under our credit agreement. We believe that we will be in compliance with the revised covenants in our credit agreement through June 30, 2003. However, continued compliance with these requirements could be effected by changes relating to economic factors, market uncertainties, or other events as described previously under “Cautionary Statement Regarding Forward Looking Statements.”

Our primary cash needs consist of capital expenditures and debt service. We incur capital expenditures for the purpose of replacing older tractors and trailers, purchasing new tractors and trailers, and maintaining and improving infrastructure, including the integration of the information technology system.

We have historically sought to acquire smaller local operators as part of our program of strategic growth. We continue to evaluate potential accretive acquisitions in order to capitalize on the consolidation occurring in the industry and expect to fund such acquisitions from available sources of liquidity, including borrowings under the revolving credit facility.

While uncertainties relating to environmental, labor and regulatory matters exist within the trucking industry, management is not aware of any trends or events likely to have a material adverse effect on liquidity or the accompanying financial statements. We believe that based on current levels of operations and anticipated growth, our cash flow from operations, together with available sources of liquidity, including borrowings under the revolving credit facility, will be sufficient to fund anticipated capital expenditures, make required payments of principal and interest on our debt, including obligations under our credit agreement, and satisfy our other long-term contractual commitments. The following is a schedule of our long-term contractual commitments over the periods we expect them to be paid.

	Balance At 12/31/01	2002	2003	2004	2005	After
Operating leases	$—	$3,301	$1,733	$1,144	$1,191	$893
Long term indebtedness(1)	441,179	—	2,677	81,728	131,751	225,023
Environmental liabilities	36,163	—	7,678	7,045	7,907	13,506
Employment agreements	566	566	—	—	—	—
Other non-current liabilities	13,744	—	4,957	4,253	3,378	1,156

Total	$491,652	$3,867	$17,045	$94,170	$144,227	$240,578

(1)	The following is a schedule of our long-term indebtedness as of June 30, 2002 over the periods we expect them to be paid (exclusive of cash interest expense).

	Our Credit Agreement					QDI notes	notes	Total
	Tranche A	Tranche B	Tranche C	Tranche D	Revolver
2002	$422,731	$493,184	$422,731					$1,338,646
2003	845,462	986,368	845,462					2,677,293
2004	79,895,797	986,368	845,462		$30,500,000			112,227,627
2005		92,225,404	39,525,167					131,750,572
2006			39,525,167	$5,000,000		$25,600,000		70,125,167
Thereafter							$74,587,000	74,587,000

	$81,163,990	$94,691,324	$81,163,990	$5,000,000	$30,500,000	$25,600,000	$74,587,000	$392,706,305

If our operating cash flow and borrowings under our revolving credit facility are not sufficient to satisfy our capital expenditure, debt service and other long-term contractual commitments, we will be required to seek alternative plans. These alternatives would likely include another restructuring or refinancing of our long-term debt, the sale of a portion or all of our assets or operations or the sale of additional debt or equity securities. If these alternatives are not available in a timely manner or on satisfactory terms, or are not permitted under our existing agreements, we may default on some or all of our obligations. If we default on our obligations, including our financial covenants required to be maintained under the credit agreement, and the debt under our credit agreement or the indenture were to be accelerated, our assets may not be sufficient to repay in full all of our indebtedness, including the notes, and we may be forced into bankruptcy. In a bankruptcy proceeding, our creditors could challenge the issuance of the notes or the note guarantees as preferential transfers or fraudulent conveyances, respectively. If such challenges are successful, holders of notes could become unsecured creditors of ours and their claims against us could be subordinated to claims of creditors of our subsidiaries.

BUSINESS

We are the largest bulk tank truck carrier in North America based on bulk service revenues. Through a network of 148 terminals located across the United States, Canada and Mexico, we transport a broad range of chemical products and provide our customers with supplementary transportation services such as dry bulk hauling, transloading, tank cleaning, third-party logistics, intermodal services and leasing. Many of the chemical and chemical-related consumer products we transport require specialized trailers and experienced personnel for safe, reliable and efficient handling. We are a core carrier for many of the Fortune 500 companies who are engaged in chemical processing, including the Dow Chemical Company, The Procter & Gamble Company, DuPont and PPG Industries.

In addition to our own fleet operations, we use affiliates and owner-operators. Affiliates are independent companies that, through comprehensive contracts with us, operate their terminals exclusively for us. Owner-operators are independent contractors who, through contracts with us, supply one or more tractors and drivers for our own or our affiliate’s use. Our management believes that the use of affiliates and owner-operators results in a more flexible cost structure, increases our asset utilization and increases return on invested capital. We are a holding company and operate principally through three main transportation subsidiaries: Quality Carriers, Inc (“QCI”), Transplastics (“TPI”) and Levy Transport, LTEE (“Levy”), and through Quala Systems, Inc. (“QSI”) a nation-wide tankwash subsidiary. Through the principal transportation subsidiaries, as of June 30, 2002, we operated 7,742 trailers, of which 6,519 were owned or leased by us, and 3,167 tractors, of which 731 were owned or held directly under lease by us.

The for-hire tank truck industry is highly fragmented and we believe it consists of approximately 200 tank truck carriers, with the top five carriers representing approximately $1.6 billion or approximately 30% of estimated 2001 for-hire tank truck industry revenues. The industry continues to experience consolidation. We believe such consolidation is primarily the result of economies of scale in the provision of services to a larger customer base, cost-effective purchasing of equipment, supplies and services by larger companies, high insurance premiums and the decision by many smaller, capital constrained operators to sell their trucking businesses rather than make substantial investments to modernize their fleets. As a result of our leading market position and decentralized operating structure, we believe we are well positioned to benefit from these current industry trends.

Development of Our Company

Our parent company, QDI was formed in 1994, as a holding company. One of our main transportation subsidiaries, Quality Carriers, Inc. (“QCI”) was the product of the merger in 1998 of two large tank truck carriers, Montgomery Tank Lines, Inc. (“MTL”) and Chemical Leaman Tank Lines, Inc. (“CLC” or “CLTL”). QDI is owned principally by Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P. and Apollo (U.K) Partners III, L.P., each of which is an affiliate of Apollo Management, L.P. As of June 30, 2002, Apollo owns 86.5% of QDI’s common stock, certain other investors own 7.1%, and our management of owns approximately 6.4%. On a fully diluted basis, giving effect to stock options and warrants, at June 30, 2002, Apollo owned approximately 72.2% of QDI’s common stock, certain other investors owned approximately 13.1% of QDI’s common stock and our management owned approximately 14.7% of QDI’s common stock.

We are a Delaware limited liability company formed on April 14, 2002. Our sole member is QDI. On May 30, 2002, QDI transferred all of its assets (other than certain contract rights which by their terms cannot be assigned without the consent of the other parties thereto) to us, consisting principally of the capital stock of QDI’s operating subsidiaries. In addition, after the contribution of the assets of QDI to us, we replaced QDI as the borrower under our credit agreement, dated as of June 9, 1998, among QDI and the lenders and other parties thereto, with QDI becoming a guarantor under our credit agreement

Bulk Transportation Services

We are primarily engaged in the business of bulk transportation of liquid and dry chemical products. Business services are provided through company-owned and affiliate terminals. As of June 30, 2002, 93 of 148 locations were company operations and the remaining locations were affiliate operations. Owner-operators are heavily relied upon to fulfill driver and tractor needs at both company and affiliate terminals. We believe the combination of the affiliate program and the emphasis on the use of owner-operators results in an efficient and flexible operating structure that provides superior customer service.

Affiliate Program

Affiliates are established and maintained by their owners as independent companies with individualized, parochial profit incentives designed to stimulate and preserve the entrepreneurial motivation common to small business owners. Each affiliate enters into a comprehensive contract with QCI pursuant to which the affiliate is required to operate its bulk tank truck enterprise exclusively for and on behalf of QCI. Each affiliate is supported by our corporate staff and is linked via computer to central management’s information systems located at our Tampa, Florida headquarters. New affiliate candidates are ordinarily selected from QCI’s management/employee pool, thereby “jump-starting” the new business opportunity with an experienced, savvy owner/manager, significantly reducing “ramp-up” time, while simultaneously improving the chances for both operating and financial success.

Affiliates gain multiple benefits from their relationship with QCI, such as improved equipment utilization through access to our network of operating terminals, access to and enhancement of our broad national and local customer relationships, national and local driver recruitment programs, standardized safety training (for drivers, tankwashers and mechanics) at our six (6) Safety Schools, expanded marketing and sales resources, combined with sophisticated marketplace/competitive research. affiliates gain further value from QCI’s management information systems which provide essential operating and financial reports, while simplifying daily operating situations with system-wide technology support (TMW Systems, Incorporated (“TMW”) dispatch/billing platforms and Qualcomm enroute electronic linkage with each vehicle). affiliates also derive significant financial benefit through our purchasing leverage on items such as insurance coverage, tractors, trailers, fuel, tires, health care, and other significant operating requirements. Finally, our affiliates have “most favored” status at the tank truck industry’s largest, nationwide tankwash vendor QSI, and simultaneously enjoy extremely low “professional courtesy rates” for maintenance services throughout QCI’s extensive repair facility network.

Affiliates predominantly operate under the marketing identity of Quality Carriers and typically receive a percentage of gross revenues from each shipment they transport. Affiliates are responsible for their own operating expenses, such as fuel, licenses and worker’s compensation insurance. We pay affiliates each week on the basis of completed billings to customers from the previous week. We bear the primary expense of collecting accounts receivable. Our weekly settlement program automatically deducts any amounts advanced to affiliates (and their individual drivers) for fuel, insurance, loans or other miscellaneous operating expenses, including rental charges for QCI’s tank trailers. We reimburse affiliates for certain expenses billed back to customers, including fuel and insurance surcharges, tolls and scaling charges.

Our contracts with affiliates typically carry a term ranging from one to five years and thereafter renew on an annual basis, unless terminated by either party. In exchange for the services rendered, affiliates are generally paid 85% of the revenues generated for each load hauled. Affiliate contracts uniformly contain restrictive covenants prohibiting them from competing directly with QCI for a period of one year following termination of the contract. In addition, affiliates are required to meet all QCI standard operating procedures as well as being required to submit regular financial statements.

Affiliates engage and/or employ their own drivers and personnel. All affiliate personnel must meet QCI’s operating standards/requirements.

Affiliates are required to pay for and provide evidence of their own workers’ compensation coverage, which must meet both company-established and statutory coverage levels. Affiliates are provided, as part of their contract, auto and general liability insurance, subject to certain deductibles per incident. Expenses exceeding the prescribed deductible limits of the affiliate are the responsibility of QCI or its insurer. For an additional fee, our subsidiary, Power Purchasing Inc. (“PPI”), makes available additional insurance to affiliates for physical damage coverage, operating a tractor without a trailer, health care, life insurance, and garage-keepers insurance.

Drivers and Owner Operators

At June 30, 2002, we utilized 3,110 drivers. Of this total, 1,682 were owner-operators, 837 were affiliate company drivers and 591 were company drivers.

Owner-Operators

QCI terminals and affiliates extensively utilize owner-operators. Owner-operators are independent contractors who, through an exclusive contract with QCI, supply one or more tractors and drivers for QCI or affiliate use. QCI retains owner-operators under contracts generally terminable by either party upon short notice.

Owner-operators are generally compensated on the basis of a fixed percentage of the revenue generated from the shipments they haul. In exchange for the services rendered, owner-operators are generally paid 62% of the revenues generated for each load hauled. The owner-operator pays all operating expenses such as fuel, physical damage insurance, tractor maintenance, fuel taxes and highway use taxes. However, we reimburse owner-operators for certain expenses passed through to our customers, such as fuel surcharges, tolls and scaling charges. QCI attempts to enhance the profitability of our owner-operators through purchasing programs that take advantage of our significant purchasing power. These programs cover such operating expenses as fuel, tires, occupational accidental and physical damage insurance.

Owner-operators utilized by QCI or an affiliate must meet specified guidelines for driving experience, safety records, tank truck experience and physical examinations in accordance with U.S. Department of Transportation (“DOT”) regulations. We emphasize safety to our independent contractors and their drivers and maintain driver safety inspection programs, safety awards, terminal safety meetings and stringent driver qualifications.

Driver Recruitment and Retention

QCI and its affiliates dedicate significant resources to recruiting and retaining owner-operators and our own company drivers. Company drivers and owner-operators are hired in accordance with specific guidelines regarding safety records, driving experience and a personal evaluation by our staff. We employ only qualified tank truck drivers with a minimum of two years of over-the-road, tractor-trailer experience. These drivers are required to attend a rigorous training program conducted at one of our six safety schools.

Driver recruitment and retention is a primary focus for all operations personnel. Each terminal manager has direct responsibility for hiring drivers. We use many of the traditional methods of driver recruitment as well as using many newer methods of driver recruitment, including the use of the Internet and the efforts of the President’s Team.

The President’s Team is a group consisting of up to ten of our very best drivers, whose mission it is to recruit and retain drivers while promoting QCI to customers. The equipment utilized by the President’s Team distinguishes these drivers, thereby providing another tool in our continuous driver recruiting efforts. The President’s Team maintains contact with new candidates throughout the hiring process. They also provide insight on the issues important to our current drivers and owner-operators. In 2001, a comprehensive Driver Excellence Program was implemented to reward our best drivers with recognition and awards based on meeting standards of excellence in productivity, safety and positive company image.

Other Personnel

As of June 30, 2002, we employed 880 support personnel, including 304 employed at our corporate office in Tampa, Florida. Our field operations consist of 576 employees, including 35 mechanics, 233 tank cleaners and 308 other support, clerical and administrative personnel.

Where appropriate, the field management is responsible for hiring mechanics, customer service and tank wash personnel. We provide our employees with health, dental, vision, life, and other insurance coverages subject to certain premium sharing and deductible provisions. These and other insurance programs are available to affiliates and owner-operators for a fee.

Union Labor

At June 30, 2002, we had 288 employees in trucking, maintenance or cleaning facilities and approximately 85 employees of three affiliate terminals who were members of the International Brotherhood of Teamsters.

Customer Service, Quality Assurance and Billing

Our Quality Assurance Program is designed to enable the achievement of superior customer service through the development and implementation of Standardized Operating Procedures for each area within our company. The procedures provide guidance in such areas as marketing, contracts, dispatch and terminal operations, driver hiring, safety and training, trailer operations, tractor operations, administrative functions, payroll, settlements, insurance, data processing and fuel tax administration.

In the year 2000, we implemented an Internal Audit Group. It is the responsibility of this group to audit all phases of our day to day business to provide management with feedback on the level of compliance to our Standard Operating Procedures.

We have also implemented a Quality Corrective Action procedure to identify, document and correct safety and service non-conformance. This procedure collects non-conformance data so that all levels of the organization can better understand where processes breakdown causing a non-conformance. This information is also reported back to many of our customers in the form of monthly service reports. Service reporting is required by an increasing number of chemical shippers.

During the second quarter of 2001 QCI started an initiative to centralize the billing function for all company-owned terminals and some affiliate terminals in order to gain better quality control over the billing and invoicing processes. At the same time, QCI is converting to the TMW billing application, which will integrate the dispatch and billing systems. The completion of this project is scheduled for late-2002. See “—Technology” section below.

Mobile Communications

Over 90% of our entire tractor fleet is equipped with the OmniTRACS(R) mobile satellite communications system. This system provides continuous monitoring and two-way communications with tractors in transit. The information generated by this system is used to track load status, optimize the use of drivers and equipment and respond to emergency situations.

Technology

In 2001, QCI purchased and began implementing a new operating system for dispatching trucks. The system was purchased from TMW, a company with over 500 customer installations and a 40% market share in the bulk trucking market. The full implementation should be completed for QCI, TPI and Levy by early in the third quarter of 2002.

The TMW software enhances our ability to track its assets, drivers/trucks/trailers and manage the business better at a tactical level. The software handles order entry, resource planning, dispatch, communications, through Qualcomm (Omnitracs) integration and auto-rating of invoices. The software is another step in the continued

upgrading of systems utilized in our trucking subsidiaries: installation of an IBM storage and multi-server network, which centralized the data and increased reliability, adding TMW for resource tracking, completing Qualcomm installation for communications and equipment location updates, introduction of Imaging at all locations, and the incorporation of all of this data into our website at http://www.qualitydistribution.com. Information on our website is not part of this prospectus. These projects add to the productivity of our employees and equipment, which we believe result in improved value to our customers.

Leasing

We lease tractors and trailers to affiliates and other third parties, including shippers. Tractor lease terms range from 12 to 60 months and may include a purchase option. Trailer lease terms range from 1 to 84 months and do not include a purchase option. We have the largest stainless steel trailer fleet in North America and derives a portion of its income from leasing these units to customers and affiliates.

Tank Wash Operations

To maximize equipment utilization and efficiency we rely on 33 QSI, 8 TPI and 9 affiliate tank wash facilities located throughout our operating network. These facilities allow us to generate additional tank washing fees from non-affiliated carriers and shippers. Our management believes that the availability of these facilities enables us to provide an integrated service package to our customers and minimize the risk of cost escalation associated with reliance on third party tank wash vendors.

Intermodal and Bulk Rail Operations

We offer a wide range of intermodal services by transporting liquid bulk containers on specialized chassis to and from a primary mode of transportation such as rail, barge or vessel. We also provide rail transloading services that enable products to be transloaded directly from rail car to trailer. This allows shippers to combine the economy of long-haul rail transportation with the flexibility of local truck delivery.

Owner-Operator and Affiliate Services

Through PPI we offer insurance products and other services to both our internal and external fleet and to our owner-operators at favorable prices. By offering purchasing programs that take advantage of our significant purchasing power for products and services such as tractors, fuel and tires as well as automobile, general liability and workers’ compensation insurance, we believe we strengthen our relationship with our owner-operators and improve driver recruitment. We also actively market these products and services to other customers.

Load Brokerage Services

We provide load brokerage services to enhance our ability to handle our customers’ trucking requirements. To the extent that we do not have the equipment necessary to service a particular shipment, we will broker the load to another carrier, thereby meeting the customer’s shipping needs and generating additional revenues for us. Through our relationship with over sixty independent bulk carriers, we can assure timely response to customer needs.

Internet Based Logistics Management

We have developed an internet-based system to handle individual loads that allows shippers to place orders over the Internet to a group of qualified carriers. Carrier selection criteria can be dictated by the shipper based upon carrier availability, cost, and other parameters of greatest importance to the shipper. The system is intended to streamline shipper and carrier communication and order acceptance by providing a uniform methodology to handle shipper and carrier requirements.

Tractors and Trailers

As of June 30, 2002, we operated a fleet of 7,742 tank trailers. The majority of these tanks are single compartment, chemical-hauling trailers. The balance of the fleet is made up of multi-compartment trailers, dry bulk trailers and special use equipment. The chemical transport units typically have a capacity between 5,000 to 7,000 gallons and are designed to meet Department of Transportation specifications for transporting hazardous materials. Each trailer is designed for a useful service life of 15 to 20 years, though this can be greatly extended through upgrades and modifications.

We acquire new tractors with an initial utilization period of five years. The useful life of a tractor may be extended if restoration or overhaul is performed. As of June 30, 2002, we operated 3,167 tractors including 591 that were operated by our drivers, 1,682 that were operated by owner-operators, and 837 that were operated by affiliate drivers.

Many of our and our affiliate terminals provide preventative maintenance and receive computer-generated reports that indicate when inspection and servicing of units are required. Our maintenance facilities are registered with the Department of Transportation and are qualified to perform trailer inspections and repairs for our fleet and equipment owned by third parties. We also rely on unaffiliated repair shops for many major repairs.

The following table shows the age of trailers and tractors we operated that were in service as of June 30, 2002. All numbers are approximated as of such date:

Trailers (1)	Less Than 3 years	3-5 years	6-10 years	11-15 years	16-20 years	Greater Than 20 years	Total
Company	111	840	1,433	1,733	939	1,463	6,519
Affiliate	105	312	222	100	75	148	962
Shipper	56	19	74	45	27	40	261

Total	272	1,171	1,729	1,878	1,041	1,651	7,742

Tractors	Less Than 3 years	3-5 years	6-10 years	11-15 years	Greater Than 15 years	Total
Company	184	171	319	42	15	731
Affiliate	343	196	169	16	6	730
Owner-Operators	319	547	675	125	40	1,706

Total	846	914	1,163	183	61	3,167

(1)	Age based upon original date of manufacture; trailer may be substantially refurbished or re-manufactured.

Marketing

We conduct our marketing activities at both the national and local levels. We employ geographically dispersed sales managers who market our services primarily to national accounts. These sales managers have extensive experience in marketing specialized tank truck transportation services. The corporate sales staff also concentrates on developing dedicated logistics opportunities. Our senior management is actively involved in the marketing process, especially in marketing to national accounts. In addition, significant portions of our marketing activities are conducted locally by our terminal managers and dispatchers who act as local customer service representatives. These managers and dispatchers maintain regular contact with shippers and are well positioned to identify the changing transportation needs of customers in their respective geographic areas.

Customers

Our client base consists of customers located throughout North America, including many Fortune 500 companies such as The Dow Chemical Company, Procter & Gamble, PPG Industries and DuPont. During 2001, The Dow Chemical Company accounted for 12.5% of our total revenues. For the fiscal year ended December 31, 2001, our 10 largest customers, including the companies named above, accounted for 30.3% of our revenues.

Administration

We operate 148 facilities throughout the United States, Canada and Mexico. Company-owned and affiliate terminals operate as separate profit centers and terminal managers are responsible and accountable for most operational decisions. Effective supervision requires maximum personal contact with customers and drivers. Therefore, to accomplish mutually defined operating objectives, the functions of customer service, dispatch and general administration typically rest within each terminal. Cooperation and coordination is further encouraged by QCI backhaul policy.

From the corporate offices in Tampa, Florida, management constantly monitors each terminal’s operating and financial performance, safety and training record, accounts receivable and customer service effort. Terminal managers ensure the terminal remains in strict compliance with safety, maintenance, customer service and other operating procedures. Senior corporate executives, safety department personnel and audit department personnel conduct unannounced visits to verify terminal compliance. We strive to achieve uniform service and safety at all company-owned and affiliate terminals, while simultaneously affording terminal managers the freedom to focus on generating business in their region.

Competition

The tank truck business is extremely competitive and fragmented. We compete primarily with other tank truck carriers and private carriers in various states and Canada. With respect to certain aspects of our business, we also compete with intermodal transportation and railroads. Intermodal transportation has increased in recent years as reductions in train crew size and the development of new rail technology have reduced costs of intermodal shipping. In 2001, a major competitor, Matlack Systems, Inc., went bankrupt and ceased operations.

Competition for the freight transported by us is based primarily on rates and service. Management believes that we enjoy significant competitive advantages over other tank truck carriers because of our low fixed cost structure, overall fleet size, national terminal network and tank wash facilities.

Our largest competitors are Trimac Transportation Services Ltd., Schneider National, Inc. and Superior Carriers, Inc. There are approximately 195 other recognized tank truck carriers, most of whom are primarily regional operators.

We also compete with other motor carriers for the services of our drivers and owner-operators. Our overall size and our reputation for good relations with affiliates and owner-operators have enabled us to attract a sufficient number of qualified professional drivers and owner-operators.

Competition from non-trucking modes of transportation and from intermodal transportation would likely increase if state or federal fuel taxes were to increase without a corresponding increase in taxes imposed upon other modes of transportation.

Risk Management and Insurance/Safety

The primary risks associated with our business are bodily injury and property damage, workers’ compensation claims and cargo loss and damage. We maintain insurance against these risks and are subject to liability as a self-insurer to the extent of the deductible under each policy. We currently maintain liability insurance for bodily injury and property damage in the amount of $75 million per incident, with a $2 million per incident deductible. There is no aggregate limit on this coverage.

We currently maintain a $1 million per incident deductible for workers’ compensation insurance coverage. We are insured over our deductible up to the statutory requirement by state. We are self-insured for damage or loss to the equipment we own or lease, and for cargo losses.

We employ a safety and insurance staff in excess of 30 professionals. In addition, we employ specialists to perform compliance checks and conduct safety tests throughout our operations. We conduct a number of safety programs designed to promote compliance with rules and regulations and to reduce accidents and cargo claims. These programs include training programs, driver recognition programs, safety awards, an ongoing Substance Abuse Prevention Program, driver safety meetings, distribution of safety bulletins to drivers and participation in national safety associations.

Environmental Matters

Our activities involve the handling, transportation, storage and disposal of bulk liquid chemicals, many of which are classified as hazardous materials, hazardous substances, or hazardous waste. Our tank wash and terminal operations engage in the storage or discharge of wastewater and storm-water that may have contained hazardous substances, and from time to time we store diesel fuel and other petroleum products at our terminals. As such, we are subject to environmental, health and safety laws and regulation by U.S. federal, state, local and Canadian government authorities. Environmental laws and regulations are complex, change frequently and have tended to become more stringent over time. There can be no assurance that violations of such laws or regulations will not be identified or occur in the future, or that such laws and regulations will not change in a manner that could impose material costs to us.

Facility managers are responsible for environmental compliance. Self-audits along with audits conducted by our internal audit staff are required to assess operations, safety training and procedures, equipment and grounds maintenance, emergency response capabilities and waste management. We may also contract with an independent environmental consulting firm that conducts periodic, unscheduled, compliance assessments which focus on conditions with the potential to result in releases of hazardous substances or petroleum, and which also include screening for evidence of past spills or releases. Our relationship to our affiliates could, under certain circumstances, result in our incurring liability for environmental contamination attributable to an affiliate’s operations, although we have not incurred any material derivative liability in the past. Our environmental management program has been extended to our affiliates.

We are staffed with environmental experts who manage our environmental exposure relating to historical operations and develop policies and procedures, including periodic audits of our terminals and tank cleaning facilities, in an effort to avoid circumstances that could lead to future environmental exposure.

As a handler of hazardous substances, we are potentially subject to strict, joint and several liability for investigating and rectifying the consequences of spills and other environmental releases of such substances either under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (“CERCLA”) or comparable state laws. From time to time, we have incurred remedial costs and regulatory penalties with respect to chemical or wastewater spills and releases at our facilities and, notwithstanding the existence of our environmental management program, we cannot assure that such obligations will not be incurred in the future, nor that such liabilities will not result in a material adverse effect on our financial condition, results of operations or our business reputation. As the result of environmental studies conducted at our facilities in conjunction with our environmental management program, we have identified environmental contamination at certain sites that will require remediation.

We have also been named a potentially responsible party (“PRP”), or have otherwise been alleged to have some level of responsibility, under CERCLA or similar state laws for cleanup of off-site locations at which our waste, or material transported by us, has allegedly been disposed of. We have asserted defenses to such actions and have not incurred significant liability in the CERCLA cases settled to date. While we believe that we will not bear any material liability in any current or future CERCLA matters, there can be no assurance that we will not in the future incur material liability under CERCLA or similar laws. See “Risk Factors—Our Business Risks—Operations Involving Hazardous Materials Could Create Environmental Liabilities” for a discussion of certain risks of our being associated with transporting hazardous substances.

We are currently solely responsible for remediation of the following two federal Superfund sites:

Bridgeport, New Jersey.    During 1991, CLC entered into a Consent Decree with the EPA filed in the U.S. District Court for the District of New Jersey, U.S. v. Chemical Leaman Tank Lines, Inc., Civil Action No. 91-2637 (JFG) (D.N.J.), with respect to its site located in Bridgeport, New Jersey, requiring CLC to remediate groundwater contamination. The Consent Decree required CLC to undertake Remedial Design and Remedial Action (“RD/RA”) related to the groundwater operable unit of the cleanup.

In August 1994, the EPA issued a Record of Decision, selecting a remedy for the wetlands operable unit at the Bridgeport site at a cost estimated by the EPA to be approximately $7 million. In October 1998, the EPA issued an administrative order that requires CLC to implement the EPA’s wetlands remedy. In April 1998, the federal and state natural resource damages trustees indicated their intention to bring claims against CLC for natural resource damages at the Bridgeport site. CLC has finalized a consent decree with the state and federal trustees and has resolved the natural resource damages claims. In addition, the EPA has investigated contamination in site soils. No decision has been made as to the extent of soil remediation to be required, if any.

CLC initiated litigation against its insurers to recover its costs in connection with environmental cleanups at its sites. In a case captioned Chemical Leaman Tank Lines, Inc. v. Aetna Casualty & Surety Co., et al., Civil Action No. 89-1543 (SSB) (D.N.J.), Chemical Leaman sought from its insurers reimbursement of substantially all past and future environmental cleanup costs at the Bridgeport site. In a case captioned The Aetna Casualty and Surety Company v. Chemical Leaman Tank Lines, Inc., et al., Civil Action No. 94-CV-6133 (E.D. Pa.), Chemical Leaman sought from its insurers reimbursement of substantially all past and future environmental cleanup costs at its other sites. In an agreement dated as of November 18, 1999, Chemical Leaman favorably resolved these outstanding insurance claims. In early 2000 we received settlement proceeds of approximately $11.0 million.

West Caln Township, PA.    The EPA has alleged that CLC disposed of hazardous materials at the William Dick Lagoons Superfund Site in West Caln, Pennsylvania. On October 10, 1995, CLC entered into a Consent Decree with the EPA which required CLC to:

•	pay the EPA for installation of an alternate water line to provide water to area residents;

•	perform an interim groundwater remedy at the site; and

•	conduct soil remediation. US v. Chemical Leaman Tank Lines, Inc., Civil Action No. 95-CV-4264 (RJB) (E.D. Pa.).

CLC has paid all costs associated with installation of the waterline. CLC has completed a hydro-geologic study, and has commenced activities for the design of a groundwater treatment plant to pump and treat groundwater. The EPA anticipates that CLC will operate the plant for about five years, at which time the EPA will evaluate groundwater conditions and determine whether a final groundwater remedy is necessary. Field sampling for soil remediation has been completed and activities for the design of a soil remediation system have commenced. The Consent Decree does not cover the final groundwater remedy or other site remedies or claims, if any, for natural resource damages.

Other Environmental Matters.    CLC has been named as PRP under CERCLA and similar state laws at approximately 35 former waste treatment and/or disposal sites including the Helen Kramer Landfill Site where CLC previously settled its liability. In general, CLC is among several PRP’s named at these sites. CLC is also named as co-defendant in two civil toxic tort claims arising from alleged exposure to hazardous substances that were allegedly transported to disposal sites by CLC and other co-defendants. CLC is also incurring expenses resulting from the investigation and/or remediation of certain current and former CLC properties, including its facility in Tonawanda, New York and its former facility in Putnam County, West Virginia, and its facility in Charleston, West Virginia. As a result of our acquisition of CLC, we identified other owned or formerly owned properties that may require investigation and/or remediation, including properties subject to the New Jersey Industrial Sites Recovery Act (ISRA). CLC’s involvement at some of the above referenced sites could amount to material liabilities, and there can be no assurance that costs associated with these sites, individually or in the aggregate, will not be material. We currently have reserves in the amount of $38.6 million for liabilities associated with the Helen Kramer Landfill, CLC’s facility at Tonawanda, New York and CLC’s former facility in Putnam County, West Virginia and the other matters discussed above.

Regulation

As a motor carrier, we are subject to regulation. There are additional regulations specifically relating to the tank truck industry, including testing and specifications of equipment and product handling requirements. We may transport most types of freight to and from any point in the United States over any route selected by us. The trucking industry is subject to possible regulatory and legislative changes that may affect the economics of the industry by requiring changes in operating practices or by changing the demand for common or contract carrier services or the cost of providing truckload services. Some of these possible changes may include increasingly stringent environmental regulations, changes in the hours-of-service regulations which govern the amount of time a driver may drive in any specific period of time, onboard black box recorder devices or limits on vehicle weight and size. In addition, our tank wash facilities are subject to stringent local, state and federal environmental regulations.

The Federal Motor Carrier Act of 1980 served to increase competition among motor carriers and limit the level of regulation in the industry. The Federal Motor Carrier Act also enabled applicants to obtain Interstate Commerce Commission (“ICC”) operating authority more readily and allowed interstate motor carriers such as ourselves greater freedom to change their rates each year without ICC approval. The law also removed many route and commodity restrictions on the transportation of freight. A series of federal acts, including the Negotiated Rates Act of 1993, the Trucking Industry Regulatory Reform Act of 1994 and the ICC Termination Act of 1995, further reduced regulation applicable to interstate operations of motor carriers such as ourselves, and resulted in transfer of interstate motor carrier registration responsibility to the Federal Highway Administration of DOT. On February 13, 1998, the Federal Highway Administration published proposed new rules governing registration to operate by interstate motor carriers. To this point in time adopted changes have not adversely affected interstate motor carrier operations. During 1999, the Federal Motor Carrier Safety Improvement Act of 1999 took effect establishing the Federal Motor Carrier Safety Administration effective January 1, 2000. This agency’s principal assignment is to regulate and maintain safety within the ranks of motor carriers.

Interstate motor carrier operations are subject to safety requirements prescribed by the DOT. To a large degree, intrastate motor carrier operations are subject to safety and hazardous material transportation regulations that mirror federal regulations. Such matters as weight and dimension of equipment are also subject to federal and state regulations. DOT regulations mandate drug testing of drivers. To date, the DOT’s national commercial driver’s license and drug testing requirements have not adversely affected the availability of qualified drivers to us. Alcohol testing rules were adopted by the DOT in February 1994 and became effective in January 1995 for employers with 50 or more drivers. These rules require certain tests for alcohol levels in drivers and other safety personnel. These rules have not adversely affected the availability of qualified drivers.

Title VI of The Federal Aviation Administration Authorization Act of 1994, which became effective on January 1, 1995, largely deregulated intrastate transportation by motor carriers. This Act generally prohibits individual states, political subdivisions thereof and combinations of states from regulating price, entry, routes or service levels of most motor carriers. However, the states retained the right to continue to require certification of carriers, based upon two primary fitness criteria—safety and insurance—and retained certain other limited regulatory rights. Prior to January 1, 1995, we held intra-state authority in several states. Since that date, we have either been “grandfathered in” or have obtained the necessary certification to continue to operate in those states.

In states in which we were not previously authorized to operate intra-state, we have obtained certificates or permits allowing us to operate.

From time to time, various legislative proposals are introduced including proposals to increase federal, state, or local taxes, including taxes on motor fuels. We cannot predict whether, or in what form, any increase in such taxes applicable to us will be enacted.

Seasonality

Our business is subject to limited seasonality, with revenues generally declining slightly during winter months, namely the first and fourth fiscal quarters, and over holidays. Highway transportation can be adversely affected depending upon the severity of the weather in various sections of the country during the winter months. Our operating expenses also have been somewhat higher in the winter months, due primarily to decreased fuel efficiency, increased utility costs and increased maintenance costs of revenue equipment in colder months.

Properties

As of June 30, 2002, our operating facilities were located in the following cities:

QCI Operated	QSI	TPI	Affiliate Operated
Albany, NY**	Albany, NY**	Chicago,IL**	Augusta, GA**
Appleton, WI	Atlanta, GA**	Columbus, OH	Augusta, GA
Atlanta, GA **	Augusta, GA **	East Rutherford, NJ **	Baltimore, MD
Atlanta, GA **	Barberton, OH **	Essexville, MI **	Barberton, OH **
Augusta, GA **	Baton Rough, LA	Greer, SC	Baton Rouge, LA
Becancour, CDN	Branford, CT **	Laredo, TX	Beaumont, TX
Bessemer, AL	Bridgeport, NJ **	Montreal, Canada	Bridgeport, NJ **
Branford, CT **	E. Channelview, TX	North Haven, CT	Bristol, PA
Brunswick, GA	W. Channelview, TX	Palmer, MA **	Bristol, WI
Calvert City, KY **	Charleston, SC **	Port Arthur, TX **	Chattanooga, TN **
Carteret, NJ	Chattanooga, TN **	Saddle Brook, NJ	Chattanooga, TN**
Castleton, VT	Clute, TX **	Sarnia, Canada	Chesapeake, VA **
N. Charleston, SC **	Friendly, WV **	South Point, OH	Cincinnati, OH **
Charleston, SC **	Garden City, GA**		Cincinnati, OH
Chesnee, SC **	Hayward, CA		Danville, IL
Chester, SC **	Houston, TX **		Delaware, OH
Clute, TX **	Kalamazoo, MI **		Dumfries, VA
Coteau du Lac, QUE **	Kent, WA**		Fairfield, OH **
Fall River, MA **	Lansing, IL		Ft. Worth, TX **
Follansbee, WV	Luling, LA		Garden City, GA
Greenup, KY	Midland, MI **		Gary, IN
Kalamazoo, MI **	Newark, NJ **		Glennmoore, PA
Kelso, WA	Pocatello, ID **		Hagerstown, MD
Kent, WA **	Rahway, NJ		Houston, TX **
Ludington, MI **	Rock Hill, SC **		Jacksonville, FL
Memphis, TN **	Salt Lake City, UT**		Joliet, IL **
Mexico	San Pablo, CA **		Kansas City, MO
Midland, MI **	South Gate, CA		Lake Charles, LA
Montreal, Canada **	Spartanburg, SC**		Lansing, IL
	St. Albans, WV**		Lima, OH

QCI Operated	QSI	TPI	Affiliate Operated
Newark, NJ **	St. Gabriel, LA **		Louisville, KY
Oakville, ON	Sulphur, LA		Luling, LA
Orlando, FL	Wilmington, NC **		Mediapolis, IA
Pocatello, ID **			Memphis, TN **
Portland, OR **			Memphis, TN **
Quebec City, Canada			Memphis, TN
Salt Lake City, UT **			Morgantown, WV **
San Pablo, CA **			Narrows, VA **
South Gate, CA			Nazareth, PA
South Point, OH			New Castle, DE
St. Albans, WV**			Niagara Falls, NY
St. Gabriel, LA **			Owensboro, KY
St. Louis, MO			Oyster Creek, TX **
Summit, IL **			Parker, PA **
Tonawanda, NY **			Pasadena, TX
Waterford, NY			Pedricktown, NJ
Whistler, AL **			Roanoke, VA
Wilmington, NC **			Salisbury, NC
St. Gabriel, LA **
Tampa, FL
Toledo, OH
Triadelphia, WV
Tucker, GA
Warsaw, IN
Williamsport, PA**

**	Indicates the terminal is owned by the Company.

In addition to the properties listed above, we also own property in Macomb, MI; Security, MD;  Croydon, PA; Syracuse, NY; Hartford, WI; and a jointly owned 3-acre vacant land parcel in Ruskin, FL.

Our executive and administrative offices are located in Tampa, Florida.

Legal Proceedings

In addition to those items disclosed under “Business—Environmental Matters,” we are from time to time involved in routine litigation incidental to the conduct of our business. We believe that no litigation currently pending against us, if adversely determined, would have a material adverse effect on our consolidated financial position, results of operations or cash flows.

MANAGEMENT

The following table sets forth certain information as of September 1, 2002 with respect to the members of our board of managers and our executive officers, who also hold the same positions with our parent QDI:

Name	Age	Position
Charles J. O’Brien	64	Manager, Chairman of the Board
Thomas L. Finkbiner	49	Manager, President, Chief Executive Officer
Dennis R. Farnsworth	49	Senior Vice President and Chief Financial Officer
Douglas B. Allen	50	Senior Vice President and Chief Operating Officer
Virgil T. Leslie	47	Senior Vice President Sales and Marketing
Keith J. Margelowsky	47	Senior Vice President of Performance Planning
Michael A. Grimm	55	Executive Vice President—Affiliate Relations
Richard J. Brandewie	47	Manager
Joshua J. Harris	38	Manager
Michael D. Weiner	49	Manager
Robert H. Falk	64	Manager
Marc J. Rowan	40	Manager
John H. Kissick	60	Manager
Marc E. Becker	30	Manager
Donald C. Orris	60	Manager

Our managers hold office until their successors have been elected and qualified, or, if earlier, upon their death resignation, removal or disqualification. Officers serve at the discretion of the Board of Managers.

Charles J. O’Brien, Jr. became our Chairman and a member of our Board of Managers on May 14, 2002. Mr. O’Brien joined QDI in 1989 in connection with the acquisition of Quality-O’Boyle, Inc. He was also elected to the Board of Directors of QDI at that time. From 1991 through November 1999 he served as QDI’s President and Chief Executive Officer and as its Chairman of the Board since September 1998. Prior to joining QDI, he was a controlling shareholder of Quality-O’Boyle, Inc. from January 1977 to February 1989. Prior to his association with Quality-O’Boyle, Inc., he held various positions with Matlack Systems, Inc. from April 1962 through December 1976. He served as Matlack’s Chief Executive Officer from 1969 to 1976 and served as a director of Rollins International, Inc., Matlack’s parent company. As of August 3, 2001, he is operating as an affiliate of QDI at two trucking terminals.

Thomas L. Finkbiner became our President, Chief Executive Officer and a member of our Board of Managers on May 14, 2002, 2002. Mr. Finkbiner has been employed by QDI since November 1999 as its President and Chief Executive Officer. He has been a director of QDI since March 2000. Prior to his employment by QDI, he was Vice President, Intermodal for Norfolk Southern Corporation from 1987-1999, Vice President of Marketing and Administration and Vice President of Sales for North American Van Lines (then an operating subsidiary of Norfolk Southern) from 1981-1987. Prior to these positions he held various sales and management positions with Airborne Freight Corporation and Roadway Express, Inc. from 1976-1981. Mr. Finkbiner serves as Chairman of the Board of Directors for Intermodal Transportation Institute, University of Denver. He is a director of Pacer International, Inc.

Dennis R. Farnsworth became our Senior Vice President and Chief Financial Officer on May 14, 2002. Mr. Farnsworth has been employed by QDI since April 2000 as its Senior Vice President and Chief Financial Officer. Prior to his employment at QDI, he served in Controller positions at U.S. Express and Overnite Transportation Company, from September 1996 until April 2000. Prior to these positions he held various senior financial positions at Union Pacific Corporation subsidiaries from 1974 until 1996.

Douglas B. Allen became our Vice President and Chief Operating Officer on May 14, 2002. Mr. Allen joined QCI in December 2000 as Senior Vice President—Operations and Chief Operating Officer. Prior to joining QCI, he was Senior Vice President, Allied Automotive Group (“AAG”) from 1997 to 2000, a transporter of new and used vehicles operating in North America. Prior to AAG, he held various positions of increasing responsibility with a major LTL carrier, Yellow Freight System, Inc. from 1977 to 1997. His most recent position at Yellow was as Vice President of Operations for 123 terminal facilities in the Western portion of the U.S. including Canada, Hawaii and Mexico.

Virgil T. Leslie became our Senior Vice President of Sales and Marketing on May 14, 2002. Mr. Leslie joined QDI in April 2000 as Senior Vice President of Sales and Marketing. Prior to joining QDI, he served as Vice President of Sales with Triple Crown Services in Ft. Wayne, Indiana. Mr. Leslie also spent 16 years with Roadway Express holding various sales and operating positions.

Keith J. Margelowsky became our Senior Vice President of Performance Planning on May 14, 2002. Mr. Margelowsky joined QDI in April 2000 as Senior Vice President of Performance Planning and is responsible for improving QDI’s systems, procedures and capabilities. Prior to joining QDI, he led the marketing effort for Werner Logistics. He was with Werner since 1992 and has extensive pricing and costing experience. His early experience includes five years in LTL and eleven additional years in truckload with North American Van Lines and National Freight.

Michael A. Grimm became our Executive Vice President—Affiliate Relations on May 14, 2002. Mr. Grimm joined QDI in 1989 in connection with the acquisition of Quality-O’Boyle, Inc. by Montgomery Tank Lines, then serving as Senior Vice President of Sales. He is currently serving on QCI’s senior staff as Executive Vice President—Affiliate Relations. Prior to his association with QDI he served in various positions with O’Boyle Tank Lines.

Richard J. Brandewie became a member of our Board of Managers and our Executive Vice President on May 14, 2002. Mr. Brandewie is a managing general partner of Ballast Point Ventures, a venture capital partnership. He has served as a director of QDI and its predecessor, MTL Inc. from 1988 to the present. He had also previously been employed by QDI or its predecessor, MTL Inc. as its Senior Vice President, Chief Financial Officer and Treasurer from June 1992 through June 2000. Prior to joining QDI, he served as a General Partner of South Atlantic Venture Funds I & II, where he was employed from November 1985 through June 1992. From June 1980 through November 1985, he served concurrently as Vice President of Doan Resources Venture Fund and as General Partner of Michigan Investment Fund and MBW Venture Partners. He also served as an accountant and financial analyst for the Ford Motor Company from 1977 to 1979.

Joshua J. Harris became a member of our Board of Managers on May 14, 2002. Mr. Harris has been a director of QDI since June 1998. Mr. Harris is a partner of Apollo Management, L.P. and has served as an officer of certain affiliates of Apollo since 1990. Prior to that time, Mr. Harris was a member of the Mergers and Acquisitions department of Drexel Burnham Lambert Incorporated. Mr. Harris is also a director of Florsheim Group, Inc., NRT, Incorporated, Breuners Home Furnishings Corporation, Pacer International, Resolution Performance Products, Inc., Resolution Performance Products LLC and Clark Retail Enterprises, Inc

Michael D. Weiner became a member of our Board of Managers on May 14, 2002. Mr. Weiner has been a director of QDI since June 1998. Mr. Weiner is a principal of Apollo and has served as a Vice President and general counsel of Apollo Management and certain affiliates of Apollo since 1992. Prior to 1992, Mr. Weiner was a partner in the law firm of Morgan, Lewis & Bockius LLP, specializing in securities law, public and private financing, and corporate and commercial transactions. Mr. Weiner is also a director of NRT, Incorporated, and Florsheim Group, Inc.

Robert H. Falk became a member of our Board of Managers in June of 2002. Mr. Falk is a partner of Apollo. Prior to joining Apollo in 1992, Mr. Falk was a senior partner in the law firm of Skadden, Arps, Slate, Meagher & Flom. Mr. Falk serves on several boards of directors including Samsonite Corporation and Compass Minerals Group, Inc.

Marc J. Rowan became a member of our Board of Managers on May 14, 2002. Mr. Rowan has been a director of QDI since June 1998. Mr. Rowan is a principal of Apollo and has served as a Vice President of Apollo Management and certain affiliates of Apollo since 1990. From 1985 until 1990, Mr. Rowan was with Drexel Burnham Lambert Incorporated, most recently as Vice President with responsibilities in high yield financing, transaction idea generation and merger structure and negotiation. Mr. Rowan is also a director of Vail Resorts, Inc., AMC Entertainment, National Financial Partners Corporation, Rare Medium Group, Inc., Samsonite Corporation, Wyndham International, Inc. and NRT, Incorporated.

John H. Kissick became a member of our Board of Managers on May 14, 2002. Mr. Kissick has been a director of QDI since June 1998. Mr. Kissick has been a principal since 1991 of Apollo Management and certain affiliates of Apollo. From 1990 to 1991, Mr. Kissick was a consultant with Kissick & Associates, an investment advisory firm. Prior to 1990, Mr. Kissick served as a Senior Executive Vice President of Drexel Burnham Lambert Incorporated, where he began work in 1975, heading its Corporate Finance and High Yield Bond Departments. Mr. Kissick is also a director of Florsheim Group, Inc.

Marc E. Becker became a member of our Board of Managers on May 14, 2002. Mr. Becker has been a director of QDI since June 1998. Mr. Becker has been associated with Apollo Management, L.P. since 1996. Prior to that time, Mr. Becker was employed by Smith Barney Inc. in the Financial Entrepreneurs group within its Investment Banking division. Mr. Becker serves on several boards of directors including National Financial Partners Corporation, Pacer International, Inc. and WMC Mortgage Corp.

Donald C. Orris became a member of our Board of Managers on May 14, 2002. Mr. Orris has been a director of QDI since 1999. Mr. Orris has been Chairman, President and Chief Executive Officer of Pacer International, Inc. since May 1999. From Pacer Logistics’ inception in March 1997 until May 1999 he served as Chairman, President and Chief Executive Officer of Pacer Logistics. Mr. Orris served as President of Pacer International Consulting LLC, a wholly owned subsidiary of Pacer Logistics since September 1996. From January 1995 to September 1996, Mr. Orris served as President and Chief Operating Officer, and from 1990 until January 1995, he served as Executive Vice President, of Southern Pacific Transportation Company. Mr. Orris was the President and Chief Operating Officer of American Domestic Company and American President Intermodal Company from 1982 until 1990.

Executive Compensation

Prior to our formation in 2002, our executive officers who held the same positions with our parent, QDI, were compensated by QDI for such services. The following table sets forth the total compensation paid by QDI for services rendered by our Chief Executive Officer and four most highly compensated officers (the “Named Executive Officers”) during the year ended December 31, 2001.

Summary Compensation Table

Name and Principal Position	Year	Annual Salary		Bonus	Long-Term Compensation Awards Securities Underlying Options(#)	All Other Compensation(2)
Thomas L. Finkbiner President and Chief Executive Officer(1)	2001 2000 1999	$258,000 260,000 25,638	(1)	— 75,000 —	— 25,000 —	$113,569 7,826 —

Douglas B. Allen Senior Vice President—Operations(3)	2001	196,923		—	—	92,484

Dennis R. Farnsworth Chief Financial Officer(4)	2001	188,885		—	—	20,425

Virgil T. Leslie Senior Vice President, Sales(5)	2001	159,115		15,000	—	13,886

Dennis R. Copeland Vice President, Administration	2001 2000 1999	153,320 145,000 174,192		14,042 20,700 98,174	— — —	12,929 5,102 4,800

(1)	Thomas L. Finkbiner joined QDI in November 1999.
(2)
Amounts shown represent employer contributions to the profit sharing and 401(k) plans, automobile allowance and relocation reimbursement. QDI maintains various employee benefits and compensation plans, including an incentive bonus plan and 401(k) savings plan.

(3)	Douglas B. Allen joined QDI in December 2000.
(4)	Dennis R. Farnsworth joined QDI in April 2000.
(5)	Virgil T. Leslie joined QDI in April 2000.

Manager’s Compensation

The members of our Board of Managers do not receive compensation for their service on the Board of Managers but are reimbursed for out-of-pocket expenses.

Each of the members of our Board of Managers also serves as a director of QDI and may be compensated for such services by QDI. Directors of QDI had not been compensated for their service as directors through December 1999. Two outside directors of QDI have been compensated $1,000 per month plus $1,500 per meeting. Additionally, both outside directors received 2,000 options each in 2001.

Option Grants In Last Fiscal Year

Neither we nor QDI have granted options to the Named Executive Officers in 2001.

Year-End Option Values

The following sets forth information concerning the value of stock options of QDI in 2001.

	Number Of Unexercised Options At Year-End		Value Of Unexercised In-The-Money-Options At Year-End
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas L. Finkbiner	6,250	18,750	—	—
Douglas B. Allen	1,250	8,750	—	—
Dennis R. Copeland	1,500	2,500	—	—
Dennis R. Farnsworth	1,250	8,750	—	—
Virgil T. Leslie	938	9,062	—	—

EMPLOYMENT AND RELATED AGREEMENTS

On May 30, 2002 pursuant to the contribution agreement with QDI, we assumed the obligations of QDI under the employment agreements summarized below.

Employment Agreements.

On November 8, 1999, QDI entered into an employment agreement with Thomas L. Finkbiner as President and Chief Executive Officer of QDI with a base salary of $260,000 per annum. His incentive is based upon achievement of plan at 50% of base salary with an additional bonus of 25% of base salary potential, subject to evaluation by the Board of Directors. The employment agreement provides for a two-year term of service, with an automatic one-year extension on each anniversary date, unless QDI or Mr. Finkbiner gives notice that the term will not be so extended.

On November 27, 2000, QDI entered into an employment agreement with Douglas B. Allen to perform the duties of Chief Operating Officer and Senior Vice President of QDI with a base salary of $190,000 per annum. His incentive bonus of up to 40% of his annual salary is based on pre-determined performance standards subject to the QDI Board’s discretion. The employment agreement provides for a one-year term, with an automatic one-year extension on each anniversary date, unless QDI or Mr. Allen give notice that the term will not be so extended.

On March 27, 2000, QDI entered into an employment agreement with Virgil T. Leslie to perform the duties of Senior Vice President of Sales and Marketing for QDI with a base salary of $150,000 per annum. His incentive bonus of up to 35% of his annual salary is based on pre-determined performance standards subject to the QDI Board’s discretion. The employment agreement provides for a two-year term, with an automatic one-year extension on each anniversary date, unless QDI or Mr. Leslie give notice that the term will not be so extended.

On March 21, 2000, QDI entered into an employment agreement with Dennis R. Farnsworth to perform the duties of Senior Vice President of Finance and Chief Financial Officer for QDI with a base salary of $165,000 per annum. His incentive bonus of up to 40% of his annual salary is based on pre-determined performance standards subject to the QDI Board’s discretion. The employment agreement provides for a two-year term, with an automatic one-year extension on each anniversary date, unless QDI or Mr. Farnsworth give notice that the term will not be so extended.

On June 23, 1998, QDI entered into an employment agreement with Dennis R. Copeland to perform the duties of Vice President of Administration for QDI with a base salary of $145,000 per annum. His incentive bonus of up to 25% of his annual salary is based on pre-determined performance standards subject to the QDI Board’s discretion. The employment agreement provides for a two-year term, with an automatic one-year extension on each anniversary date, unless QDI or Mr. Copeland give notice that the term will not be so extended.

Each of the employment agreements listed above provide for certain severance payments to be made if the employment of any such executives is terminated without “cause” or if such executive resigns for a “good reason,” such as after the occurrence of one of a number of specified changes in such executive’s employment, including:

•	a material diminution by QDI of the executive’s duties and responsibilities

•	a material breach by QDI of its compensation and benefit obligations, or

•	an involuntary relocation by more than 50 miles from Tampa, Florida.

Under such circumstances:

•	Mr. Finkbiner would be entitled to receive his base salary for the remainder of the term of his employment, a pro rated bonus and continued medical and other benefits;

•
Messrs. Allen and Farnsworth would be entitled to receive each of their respective base salaries for the remainder of the term of their employment, one year additional salary, a pro rated bonus and continued medical and other benefits;

•	Mr. Copeland would be entitled to receive his base salary for one year after such termination and continued medical and other benefits.

Effective October 23, 2001, QDI and Charles J. O’Brien, Jr. modified his current agreement to provide that Mr. O’Brien’s title would change to Special Assistant to the CEO with a base salary of $52,000 per year through June 30, 2002.

Effective July 1, 2000, QDI and Richard J. Brandewie modified his current agreement to provide that Mr. Brandewie’s title would change to Executive Vice President with a base salary of $100,000 per year through June 30, 2002 subject to the terms of his previous agreement. His bonus incentives remain unchanged, however, he had returned 11,000 of his 22,000 stock options to QDI.

Other senior executives hold employment agreements with QDI with various terms and conditions

Shareholders’ Agreement

Elton E. Babbitt, Charles J. O’Brien, Jr. and Richard J. Brandewie have entered into a shareholders’ agreement with Apollo governing certain aspects of the relationship among such shareholders and QDI. This agreement was not assigned to us by QDI pursuant to our contribution agreement with QDI and has not subsequently been assigned. The shareholders’ agreement contains, among other matters,

•	a provision restricting the rights of Elton E. Babbitt to transfer his shares of QDI common stock, subject to certain permitted or required transfers and a right of first refusal in favor of Apollo;

•	certain registration rights in the event QDI effect’s a registration of QDI securities;

•	certain preemptive rights with respect to the sale of QDI common stock and equity securities convertible into QDI common stock; and

•	certain rights of Charles J. O’Brien, Jr. to cause QDI to purchase from him such number of shares with a value equal to the implied value of his investment in QDI common stock at the Effective Time.

The shareholders’ agreement became effective on June 9, 1998 and will terminate upon the earlier of

•	the tenth anniversary thereof; and

•
such time as QDI is a public company with equity securities listed on a national securities exchange or publicly traded in the over-the-counter market; provided, however, that certain transfer restrictions and registration rights will survive notwithstanding QDI being a public company.

Pursuant to the shareholders’ agreement, Apollo is entitled to a transaction fee of up to 1.0% of the value of each transaction entered into by QDI, as determined in the sole discretion of Apollo. Such fee is in addition to the management fees payable to Apollo as set forth in the management agreement between Apollo and QDI described below.

Non-Competition Agreements

On May 30, 2002, pursuant to the contribution agreement with QDI, we assumed the obligations of QDI under the non-competition agreements set forth below.

Each of Gordon Babbitt and Elton E. Babbitt, a shareholder holding a 0.7% interest in QDI, has entered into a non-competition agreement with QDI that contains, among other things, a covenant not to compete with QDI. Pursuant to such covenant, Elton E. Babbitt has agreed that he will not, for a period of five years from the Effective Date (as defined in the Non-Competition Agreement), engage in the bulk transportation services business or in any related business (the “BTS Business”) within any geographic area in which any member of the QDI Group (as defined in the non-competition agreement) conducts its business. Ownership of up to 2.0% of a publicly traded enterprise engaged in a BTS Business, without otherwise participating in such enterprise, would not be a violation of such covenant not to compete. Gordon Babbitt had agreed that he will not, for a period of three years from June 9, 1998, engage in the for-hire, common carrier tank truck transportation business within the United States and Canada. Ownership of up to 2.0% of a publicly traded enterprise engaged in such business, without otherwise participating in such enterprise, would not be a violation of such covenant not to compete.

In addition, Elton E. Babbitt and Gordon Babbitt have each agreed, for a period of five years from the Effective Date with respect to Elton E. Babbitt, and for a period of three years from the Effective Date with respect to Gordon Babbitt, not to request, induce, attempt to influence or have any other business contact with

•
any distributor or supplier of goods or services to any member of the QDI Group to curtail or cancel any business they may transact with any member of the QDI Group (as defined in the Non-Competition Agreements);

•
any customers of any member of the QDI Group that have done business with or potential customers which have been in contact with any member of the QDI Group to curtail or cancel any business they may transact with any member of the QDI Group;

•	any employee of any member of the QDI Group to terminate his employment with such member of the QDI Group or;

•	any governmental entity or regulatory authority to terminate, revoke or materially and adversely alter or impair any license, authority or permit held, owned, used or reserved for the QDI Group.

Apollo Management Agreement

QDI and Apollo Management, L.P. have entered into a management agreement whereby QDI appointed Apollo Management following the consummation of the merger to provide financial and strategic advice to QDI. Pursuant to the terms of the management agreement, Apollo Management has agreed at such time to provide financial and strategic services to QDI as reasonably requested by QDI’s Board of Directors. As consideration for services to be rendered under the management agreement, Apollo Management received an initial fee of $2.0 million on June 9, 1998 and thereafter will receive an annual fee of $500,000 until termination of the management agreement. The management agreement may be terminated upon 30 days’ written notice by Apollo Management or QDI to the other party thereto. This agreement was not assigned or assumed by us as part of the contribution agreement between us and QDI but payments by us to QDI are specifically permitted under our indenture.

Limited Recourse Secured Promissory Note and Pledge Agreements.

In connection with Mr. Sexton’s purchase of shares of QDI, QDI made a limited recourse secured loan to Marvin Sexton in the amount of $400,000. The loan is secured by a pledge by Mr. Sexton of all of his QDI common stock and options to purchase QDI common stock. The principal amount of the loan is due on June 9, 2006, with mandatory pre-payments due upon, and to the extent of, the receipt of after-tax proceeds from the sale of Mr. Sexton’s pledged securities.

Thomas Finkbiner signed a Limited Recourse Secured Promissory Note for $800,000 in conjunction with the purchase of QDI stock. The loan pledge is under similar terms and conditions as Mr. Sexton’s agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

All of our membership units are owned by QDI. The following table sets forth certain information regarding the beneficial ownership of the QDI common stock as of September 1, 2002, by each person known by us to be a beneficial owner of more than 5.0% of the outstanding QDI common stock, beneficial ownership of QDI common stock by each manager and named executive officer and all managers and executive officers as a group:

The amounts and percentages of shares of QDI beneficially owned are reported on the basis of regulations of the Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing that person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Class
Apollo Investment Fund III, L.P.(1) Apollo Advisors III, L.P. Two Manhattanville Road, Purchase, New York 10577	1,778,442	86.77%
Richard J. Brandewie(2)(3)	46,041	2.33%
Charles J. O’Brien, Jr.(2)(4)	37,114	1.88%
Thomas L. Finkbiner(2)(5)	31,250	1.58%
Donald Orris(2)(6)	500	*
Dennis R. Farnsworth(2)(6)	2,500	*
Doug B. Allen(2)(6)	1,250	*
Virgil T. Leslie(2)(6)	2,189	*
Keith J. Margelowsky(2)(6)	2,500	*
Michael A. Grimm(2)(7)	8,250	*
Joshua J. Harris(8)(9)
Marc Becker(8)(9)
Michael D. Weiner(8)(9)
Robert H. Falk(8)(9)
Marc J. Rowan(8)(9)
John H. Kissick(8)(9)
Denny R. Copeland(2)(10)	6,000	*
All executive officers and directors as a group (16 persons)	137,594	6.96%

*	Less than 1.0%.
(1)
The business address for Apollo Investment Fund III, L.P. is c/o Apollo Advisors III, L.P., Two Manhattanville Road, Purchase, New York 10577. Includes shares owned by Apollo Overseas Partners III, L.P., a Delaware limited partnership, and Apollo (U.K.) Partners III, L.P., a limited partnership organized under the laws of the United Kingdom. Also includes 63,973 shares owned by two other institutional investors as to which Apollo has sole voting power pursuant to the irrevocable proxy granted by such institutional investors in the Amended and Restated Common and Preferred Stock Purchase and Shareholder Agreement, dated as of August 28, 1998, as amended by Amendment No. 1 thereto dated April 2, 2002. The Amended and Restated Common and Preferred Stock Purchase and Shareholder Agreement, as amended by Amendment No. 1, provides that in no event shall the grant of the proxy be effective to the extent that the voting power of the proxy, when combined with the voting power of Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P. or Apollo (U.K.) Partners III, L.P. would exceed 79.99% of the voting power of QDI.

(2)
The business address for Messrs. Finkbiner, Brandewie, O’Brien, Orris, Margelowsky, Grimm, Farnsworth, Allen, Leslie and Copeland is Quality Distribution, Inc., 3802 Corporex Park Drive, Tampa, FL 33619.

(3)	Includes 5,500 shares which are issuable upon exercise of vested options under QDI’s 1998 stock option plan.
(4)	Includes 6,875 shares which are issuable upon exercise of vested options under QDI’s 1998 stock option plan.
(5)	Includes 6,200 shares which are issuable upon exercise of vested options under QDI’s 1998 stock option plan.
(6)	All shares shown are issuable upon exercise of vested options under QDI’s 1998 stock option plan.
(7)	Includes 2,750 shares which are issuable upon exercise of vested options under QDI’s 1998 stock option plan.
(8)	The business address for Messrs. Harris, Weiner, Falk, Rowan, Becker and Kissick is Apollo Management, L.P., 1301 Avenue of the Americas, New York, NY 10019.
(9)
Messrs. Harris, Weiner, Falk, Rowan, Becker and Kissick are each principals and officers of certain affiliates of Apollo. Although each of Messrs. Harris, Weiner, Falk, Rowan, Becker and Kissick may be deemed to beneficially own shares owned by Apollo, each such person disclaims beneficial ownership of any such shares.

(10)	Includes 2,000 shares which are issuable upon exercise of vested options under QDI’s 1998 stock option plan.

THE TRANSACTIONS

On April 10, 2002, QDI and its subsidiaries pursuant to the terms of an Offering Memorandum and Consent Solicitation Statement, as supplemented May 10, 2002 by Supplement No. 1 thereto dated as of May 10, 2002 (as so supplemented, the “Offering Memorandum”),

•
commenced an offer to exchange up to $87.0 million principal amount of QDI’s outstanding 10% Series B Senior Subordinated Notes due 2006 and Series B Floating Interest Rate Subordinated Term Securities due 2006 (FIRSTSSM) for a combination of certain debt and equity securities, including the old notes issued by us,

•	commenced a consent solicitation for certain proposed amendments to the indenture governing the QDI notes to eliminate many of the restrictive covenants contained in that indenture, and

•
entered into lock-up agreements with certain affiliates of Apollo, certain affiliates of Ares Management, L.P. and certain members of QDI’s management, who collectively held $53.0 million aggregate principal amount of the QDI notes.

The exchange offer for the QDI notes and the consent solicitation were consummated on May 30, 2002. On such date, QDI accepted $61.4 million aggregate principal amount of its notes (excluding the $53.0 million aggregate principal amount of the QDI’s notes covered by the lock-up agreements). All tendering holders received for each $1,000 principal amount of QDI notes tendered, a combination of debt and equity securities consisting of:

•	$650 principal amount of 12 1/2% Senior Subordinated Secured Notes due 2008 issued by us,

•	$150 principal amount of 12% Junior Subordinated Pay-in-Kind Notes due 2009 issued by QDI and

•	2.0415 warrants, each to purchase one share of QDI’s common stock at an exercise price of $5 per share.

Pursuant to the terms of the lock-up agreements with Ares, Apollo and QDI’s management, on May 30, 2002,

•	Ares exchanged its QDI notes for the same combination of debt and equity securities indicated above for tendering holders,

•	Apollo and QDI’s management group exchanged their respective QDI notes for shares of QDI’s 13.75% preferred stock and

•
Apollo purchased for cash an additional $10 million of QDI’s 13.75% preferred stock, all of the proceeds of which were used by QDI to retire certain borrowings under our credit agreement for which Apollo had provided credit support.

As a result of the transactions, on May 30, 2002 we issued $54,535,000 aggregate principal amount of 12 1/2% Senior Subordinated Secured Notes due 2008 to the holders of QDI notes participating in the transactions and to Ares. In addition, as a result of the closing of the transactions, the amendments to the financial covenants contained in the Fifth Amendment to our credit agreement previously entered into by QDI and us became effective. The Fifth Amendment amended the financial covenants through the date of the final maturity of our credit agreement. The amended financial covenants now in effect under our credit agreement are less restrictive than the financial covenants previously in effect.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

QDI and Apollo Management have entered into a management agreement whereby QDI retained Apollo Management to provide financial and strategic advice to QDI. Pursuant to the terms of the management agreement, Apollo Management has agreed at such time to provide financial and strategic services to QDI as reasonably requested by QDI’s Board of Directors. As consideration for services to be rendered under the management agreement, Apollo Management received an initial fee of $2.0 million on June 9, 1998 and thereafter will receive an annual fee of $500,000 until termination of the management agreement. The management agreement may be terminated upon 30 days written notice by Apollo Management or QDI to the other party thereto. Under this agreement QDI recognized $500,000 in selling and administrative expense in 2000 and 2001 and $250,000 for the six months ended June 30, 2002.

One of our executives owns a minority interest in a firm that provides information technology services to us. Total amounts paid by us to the firm during 2000 and 2001 were $344,000 and $532,000, respectively and $206,000 for the six months ended June 30, 2002.

In August 2001, Quality Carriers, Inc. entered into an agreement with respect to affiliate facilities in Bridgeport, NJ and Pedricktown, NJ with a director/shareholder. The director/shareholder has been operating these locations under the affiliate program. The aggregate 2001 revenue for those operations was $4.6 million. As of December 31, 2001 $0.3 million was owned to us in connection with this affiliate operation.

Pursuant to a Put and Call agreement dated December 14, 2001 between Apollo and our senior lenders, the administrative agent under our credit agreement, at the request of any of the Tranche D participating banks (as defined in our credit agreement) and after certain triggering events, Apollo is required to purchase all the Tranche D term loans held by such Tranche D banks. In addition, Apollo has the right, in its sole discretion, to purchase all or any part of the Tranche D term loans from the Tranche D banks at any time.

For a description of certain management and other agreements, see “Management” and “The Transactions.”

DESCRIPTION OF THE CREDIT AGREEMENT
AND OTHER INDEBTEDNESS

Our Credit Agreement

Our credit agreement was most recently amended as of April 5, 2002. The description of our credit agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the complete text of the credit agreement and the amendments thereto, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

The credit agreement provides for the following:

•	a $90.0 million Tranche A Term Loan with a final maturity date of June 9, 2004 (of which, $81.2 million was outstanding at June 30, 2002);

•	a $105.0 million Tranche B Term Loan with a final maturity date of August 28, 2005 (of which, $94.6 million was outstanding at June 30, 2002);

•	a $90.0 million Tranche C Term Loan with a final maturity date of February 28, 2006 (of which, $81.2 million was outstanding at June 30, 2002);

•	a $15.0 million Tranche D Term Loan with a final maturity date of March 2, 2006 (of which $5.0 million was outstanding at June 30, 2002 after giving effect to the transactions); and

•
a $75.0 million revolving credit facility, which may include letters of credit, available until June 9, 2004 to be used for, among other things, working capital and general company purposes of us and our subsidiaries, including, without limitation, effecting certain permitted acquisitions (of which  $30.0 million was outstanding at June 30, 2002). The revolving credit facility further provides for a $15.0 million sublimit to be made available to Levy, our indirect wholly-owned subsidiary. Amounts drawn under the sublimit will be drawn in Canadian dollars.

Prepayments

The Term Loans are required to be prepaid with, and after the repayment in full of such loans, permanent reductions to the revolving credit facility are required in an amount equal to:

•	100.0% of the net cash proceeds of all asset sales and dispositions by us and our subsidiaries, subject to certain exceptions;

•	100.0% of the net cash proceeds of issuances of certain debt obligations and certain preferred stock by us and our subsidiaries, subject to certain exceptions;

•
50.0%, or 0.0%, of the net proceeds from common equity and certain preferred stock issuances by us and our subsidiaries, subject to certain exceptions, including in connection with permitted acquisitions;

•	100.0% of annual Excess Cash Flow; and

•	100.0% of certain insurance proceeds, subject to certain exceptions.

The foregoing percentages are subject to reduction if we achieve certain leverage ratios. Such mandatory prepayments and permanent reductions will be allocated first to the Tranche A, Tranche B and Tranche C Term Loans, second to the permanent reduction of the revolving credit facility, and third to the Tranche D Term Loan.

Voluntary prepayments and commitment reductions will be permitted in whole or in part, subject to minimum prepayment or reduction requirements, without premium or penalty; provided that voluntary prepayments of Eurodollar Loans on a date other than the last day of the relevant interest period will be subject to payment of customary breakage costs, if any.

Interest and Fees

The interest rates under our credit agreement are as follows:

•
Tranche A Term Loans: At our option, (a) 2.50% in excess of the base rate equal to the higher of (x) 1/2 of 1.0% in excess of the federal funds rate or (y) the rate that Credit Suisse First Boston (“CSFB”) as the administrative agent announces from time to time as its prime lending rate, as in effect from time to time (the “Base Rate”), and (b) 3.50% in excess of the Eurodollar rate for Eurodollar Loans, in each case, subject to adjustment based upon the achievement of certain financial ratios;

•
Tranche B Term Loans: At our option, (a) 2.75% in excess of the Base Rate and (b) 3.75% in excess of the Eurodollar rate for Eurodollar Loans, in each case, subject to adjustment based upon the achievement of certain financial ratios; and

•
Tranche C Term Loans: At our option, (a) 3.00% in excess of the Base Rate and (b) 4.00% in excess of the Eurodollar rate for Eurodollar Loans, in each case, subject to adjustment based upon the achievement of certain financial ratios; and

•	Tranche D Term Loans: At our option, (a) 1.00% in excess of the Base Rate and (b) 2.00% in excess of the Eurodollar rate for Eurodollar Loans; and

•
Revolving Credit Facility: At our option, (a) 2.50% in excess of the Base Rate and (b) 3.50% in excess of the Eurodollar rate for Eurodollar Loans, in each case, subject to adjustments based upon the achievement of certain financial ratios. The interest rate on the loans made in Canadian dollars is the Canadian prime rate plus a margin of 2.5%, subject to adjustment based upon the achievement of certain financial ratios.

With respect to Eurodollar Loans, we may elect interest periods of 1, 2, 3 or 6 months or, to the extent available to each bank lender with loans and/or commitments under the applicable Term Loan or the revolving credit facility, 9 or 12 months. With respect to Eurodollar Loans, interest will be payable at the end of each interest period and, in any event, at least every 3 months. With respect to Base Rate Loans, interest will be payable quarterly on the last business day of each fiscal quarter. In each case, calculations of interest will be based on a 360-day year and actual days elapsed.

Our credit agreement provides for payment by us in respect of outstanding letters of credit of:

•
an annual fee equal to the spread over the Eurodollar rate for Eurodollar Loans under the revolving credit facility from time to time in effect on the aggregate outstanding stated amounts of such letters of credit;

•	a fronting fee equal to 1/4 of 1.0% on the aggregate outstanding stated amounts of such letters of credit; and

•	customary administrative charges.

Levy pays an acceptance fee equal to the Applicable Margin that would be payable on Eurodollar Loans under the revolving credit facility on the drawing date of each bankers’ acceptance or equivalent loan drawn under the sublimit.

We will pay a commitment fee equal to a percentage equal to 0.50% per annum on the undrawn portion of the available commitment under the revolving credit facility, subject to decreases based on the achievement of certain financial ratios.

Collateral and Note Guarantees

The loans and letters of credit under our credit agreement are guaranteed by all of our existing and future direct and indirect wholly-owned domestic and foreign restricted subsidiaries (collectively, the “Bank Guarantors”). Our obligations, and the obligations of the Bank Guarantors, are secured by a first priority perfected lien, subject to certain exceptions, on substantially all of our properties and assets, as applicable, and all of the properties and assets of the Bank Guarantors, now owned or subsequently acquired, including a pledge of all capital stock, other equity interests and notes owned by us and the Bank Guarantors. Such collateral also secures certain interest rate protection and other hedging agreements permitted by our credit agreement that may be entered into from time to time by us.

Representations and Warranties and Covenants

The credit agreement and related documentation contain certain customary representations and warranties by us and Levy. In addition, our credit agreement contains customary covenants restricting our ability, and the ability of Levy and certain of our respective subsidiaries to, among other things:

•	declare dividends;

•	prepay debt;

•	incur liens;

•	make investments;

•	incur additional indebtedness;

•	amend certain organizational, corporate and other documents;

•	make capital expenditures;

•	engage in mergers, acquisitions and asset sales;

•	engage in certain transactions with affiliates and formation of subsidiaries; and

•	issue redeemable common stock and preferred stock, subject to certain exceptions.

The credit agreement also contains the following financial covenants:

•
We must maintain a ratio of consolidated EBITDA to consolidated interest expense of at least 1.75:1.00 for the twelve month period ended June 30, 2002. Thereafter, the minimum consolidated interest coverage ratio we are required to maintain increases in various amounts until the twelve-month period ending December 31, 2005 when it becomes 2:15:1.00 for such period.

•
We must maintain a ratio of consolidated senior debt to consolidated EBITDA of no more than 4.80:1.00 for the twelve-month period ended June 30, 2002. Thereafter, the maximum leverage ratio we are allowed decreases in various amounts until the twelve-month period ending December 31, 2005, when it becomes 3.50:1.00 for such period.

Events of Default

Events of default under our credit agreement include:

•	our or Levy’s failure, as applicable, to pay principal or interest when due or pay a reimbursement obligation on a letter of credit;

•	material breach of any representation or warranty;

•	covenant defaults;

•	events of bankruptcy;

•	our change of control; and

•	other customary events of default.

Put and Call Agreement

Pursuant to the Put and Call Agreement, dated as of December 14, 2001, between Apollo and Credit Suisse First Boston (as senior lender and Administrative Agent under our credit agreement), at the request of any of the Tranche D Banks (as defined in our credit agreement) and after the occurrence of certain triggering events, Apollo is required to purchase all of the Tranche D Term Loans held by such Tranche D Banks. In addition, Apollo has the right, in its sole discretion, to purchase all or any part of the Tranche D Term Loans from the Tranche D Banks at any time. The purchase price to be paid by Apollo to purchase the Tranche D Term Loans is par value plus any accrued and unpaid interest thereon.

QDI Notes

As of June 30, 2002, our Restricted Subsidiaries are guarantors of an aggregate principal amount of $25,600,000 of notes issued by our parent, QDI, consisting of $18,100,000 principal amount of 10% Series B Senior Subordinated Notes due 2006 (the “Fixed Rate Notes”) and $7,500,000 principal amount of Series B Floating Interest Rate Subordinated Term Securities due 2006 (FIRSTSSM) (the “FIRSTS” and, together with the Fixed Rate Notes, the “QDI notes”).

Interest is payable on the Fixed Rate Notes at a rate of 10% per annum and on the FIRSTS at a rate per annum equal to LIBOR plus 4.81%, reset every three months. The QDI notes will mature on June 15, 2006.

The QDI notes are unsecured obligations and guaranteed by our Restricted Subsidiaries and are senior subordinated obligations of QDI and rank junior in right of payment to all of QDI’s existing and future senior debt. In the event of liquidation, bankruptcy, insolvency or similar events, holders of senior debt are entitled to receive payment in full in cash or cash equivalents before holders of the QDI notes are entitled to receive any payments. No payments may be made on the QDI notes if QDI defaults in the payment of senior debt, and payments on the QDI notes may be blocked for up to 180 days if QDI defaults on the senior debt in some other way until such default is cured or waived.

QDI has the option to redeem the Fixed Rate Notes at any time after June 15, 2002, at redemption prices declining from 105% to 100% on or after June 14, 2004 of their principal amount, plus any accrued but unpaid interest. QDI may redeem the FIRSTS at any time after June 15, 2001 at redemption prices declining from 102% to 100% on or after June 14, 2003. Upon a change of control, QDI is required, at the option of the holder, to repurchase the QDI notes at 101.0% of their aggregate principal amount, plus accrued and unpaid interest to the date of repurchase.

DESCRIPTION OF THE NOTES

General

The old notes were, and the exchange notes will be, issued under an indenture dated as of May 30, 2002 (the “indenture”), by and among us, the Guarantors and The Bank of New York, as trustee (the “Trustee”). The definitions of certain capitalized terms used in this summary, if not otherwise defined, are set forth below under “Certain Definitions.” All references in this “Description of the Notes” to (1) the “Company” are limited to Quality Distribution, LLC and do not include any of its Subsidiaries and (2) “QDI” are limited to Quality Distribution, Inc. and do not include any of its Subsidiaries. For purposes of this section we refer to the old notes and exchange notes together as the “notes.”

On May 30, 2002, we issued $54,535,000 aggregate principal amount of old notes under the indenture. The terms of the exchange notes are identical in all material respects to the old notes, except the exchange notes will not contain transfer restrictions and holders of exchange notes will no longer have any registration rights or be entitled to any additional interest. The Bank of New York, as trustee of notes, will authenticate and deliver exchange notes for original issue only in exchange for a like principal amount of old notes. Any old notes that remain outstanding after the consummation of this exchange offer, together with the exchange notes, will be treated as a single class of securities under the indenture. Accordingly, all references in this section to specified percentages in aggregate principal amount of the outstanding exchange notes shall be deemed to mean, at any time after this exchange offer is consummated, such percentage in aggregate principal amount of the old notes and exchange notes then outstanding.

The following description is meant only to be a summary of certain provisions of the indenture and the Security Documents. It does not restate the terms of the indenture and the Security Documents in their entirety. The terms of the exchange notes include those stated in the indenture, the Security Documents and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. We urge that you carefully read the Trust Indenture Act, the indenture and the Security Documents as they, and not this description, govern your rights as noteholders. Copies of the indenture and the Security Documents have been filed as exhibits to the registration statement, of which this prospectus forms a part.

Brief Description Of The Notes and the Guarantees

The Notes

The old notes are and the exchange notes will be:

•	general senior subordinated obligations of the Company;

•	secured by a second-priority lien, subject to certain exceptions, on the Collateral of the Company;

•	subordinated in right of payment to all of the Company’s existing and future Senior Debt (including Obligations with respect to the Credit Agreement); and

•
unconditionally guaranteed on a senior subordinated basis by the Guarantors pursuant to the Guarantees described below and secured by a second priority lien, subject to certain exceptions, on the Collateral of the Guarantors.

The Guarantees

The old notes are and the exchange notes will be unconditionally guaranteed by the following direct and indirect domestic Subsidiaries of the Company:

•	American Transinsurance Group, Inc.;

•	Capacity Management Systems, Inc.;

•	Chemical Leaman Corporation;

•	Chemical Leaman Tank Lines, Inc.;

•	Chemical Properties, Inc.;

•	CLM, Inc.;

•	CLTL of Nevada;

•	CLT Services, Inc.;

•	EnviroPower, Inc.;

•	Fleet Transport Company, Inc.;

•	Lakeshore Leasing, Inc.;

•	LLI, Inc.;

•	Mexico Investments, Inc.;

•	MTL of Nevada;

•	Pickering Way Funding Corp.;

•	Power Purchasing, Inc.;

•	Quala Systems, Inc.;

•	Quality Carriers, Inc.;

•	QSI Services, Inc.; and

•	Transplastics, Inc.

In addition, the old notes are and the exchange notes will be unconditionally guaranteed by each direct and indirect domestic Restricted Subsidiary of the Company formed or acquired after the Issue Date.

The Guarantees of the old notes are, and of the exchange notes will be:

•	full, unconditional, joint and several obligations of the applicable Guarantor;

•	senior subordinated obligations of each Guarantor;

•	secured by a second priority lien, subject to certain exceptions, on the Collateral of such Guarantor; and

•	subordinated in right of payment to all of the Guarantor’s existing and future Guarantor Senior Debt.

The old notes and note and the exchange notes will not be guaranteed by the following direct and indirect foreign Subsidiaries of the Company:

•	ATG Reinsurance Ltd.;

•	Levy Transport, LTEE;

•	MTL de Mexico S.A. de C.V.; and

•	MTL Investments, Inc.

In addition, the notes will not be guaranteed by any direct or indirect foreign Subsidiaries of the Company formed or acquired after the Issue Date.

For the year ended December 31, 2001, the subsidiaries that are not Guarantors generated 4.6% of the Company’s consolidated net revenue and accounted for 4.7% of the Company’s consolidated assets.

The exchange notes will be issued in fully registered form only, without coupons. Initially, the Trustee will act as paying agent and registrar for the notes. The notes may be presented for registration or transfer and exchange at the offices of the registrar, which initially will be the Trustee’s corporate trust office. The Company may change any paying agent and registrar without notice to holders of the notes. The Company will pay principal, and premium, if any, on the notes at the Trustee’s corporate office in New York, New York. At the Company’s option, interest may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of holders of the notes.

Principal, Maturity and Interest

The exchange notes will be limited in aggregate principal amount to a maximum of $54,654,296 (other than exchange notes issued in lieu of cash interest on the exchange notes in accordance with the indenture). The notes will mature on June 15, 2008. The exchange notes, together with any old notes that remain outstanding after this exchange offer, and any other additional notes subsequently issued will be treated as a single class for all purposes under the indenture.

The exchange notes will bear interest at a rate of 12½% per annum, of which 7¼% per annum will be payable in cash and 5¼% per annum will be payable in kind in the form of additional exchange notes (with a face amount equal to such interest payment), whether or not such exchange notes have been physically issued; provided, that during any period

•
when (x) the Total Leverage Ratio (measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding interest payment date) is less than 4.0 to 1.0 but greater than or equal to 3.5 to 1.0 or (y) the Senior Leverage Ratio (measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding interest payment date) is less than 3.0 to 1.0 but greater than or equal to 2.5 to 1.0, then the cash-pay portion of the interest rate on the exchange notes for such period shall be 9 7/8% per annum and the pay in kind portion of the interest rate on the exchange notes for such period shall be 2 5/8% per annum or

•
when (x) the Total Leverage Ratio (measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding interest payment date) is less than 3.5 to 1.0 or (y) the Senior Leverage Ratio (measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding interest payment date) is less than 2.5 to 1.0, then the cash-pay portion of the interest rate on the exchange notes for such period shall be 12 1/2% per annum and the pay in kind portion of the interest rate on the exchange notes for such period shall be zero;

provided further, that in connection with any redemption or repurchase of the exchange notes as permitted or required by the indenture and upon acceleration of the exchange notes, all accrued and unpaid interest thereon shall be payable solely in cash.

With respect to the determination of both the Total Leverage Ratio and the Senior Leverage Ratio, at least 10 days prior to any interest payment date the Company shall deliver to the Trustee an officers’ certificate setting forth the Total Leverage Ratio and the Senior Leverage Ratio, each measured as of the last day of the most recent fiscal quarter for which financial statements are available ending prior to the immediately preceding interest payment date. Interest on each exchange note will be payable on each June 15 and December 15 (to holders on the preceding June 1 or December 1, as applicable), commencing December 15, 2002.

Interest on the old notes and the exchange notes will accrue from June 17, 2002, the most recent date on which interest has been paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Holders of old notes whose old notes are accepted for exchange in this exchange offer will be deemed to have waived the right to receive any payment in respect of interest on the old notes accrued from June 17, 2002 (the most recent date to which interest on the old notes was paid) to the date of issuance of the exchange notes. Consequently, holders who exchange their old notes for exchange notes will receive the same interest payment on December 15, 2002 (the first interest payment date with respect to the old notes and the exchange notes following consummation of this exchange offer) that they would have received had they not accepted this exchange offer.

At any time after May 30, 2007, the Company will be required (provided that no default or event of default has occurred and is continuing under the Credit Agreement or would result therefrom) to redeem a portion of each of the notes sufficient to prevent the notes from having been issued with “significant original issue discount” as the term is defined in Section 163(i) of the Internal Revenue Code of 1986, as amended. The notes will be partially redeemed, on a pro rata basis, at a redemption price of 100% of the principal amount of that portion of the notes required to be redeemed.

The notes will not be entitled to the benefit of any mandatory sinking fund.

Collateral

The notes are secured by second priority Liens, subject to certain exceptions (the “Second Priority Liens”), granted by the Company and the Guarantors on substantially all of their existing and future assets (whether now owned or hereafter arising or acquired) that from time to time secure the Company’s and the Guarantors’ obligations under the Credit Agreement and the interest rate protection and other hedging agreements permitted thereunder, including, without limitation, (1) receivables; (2) contracts; (3) inventory; (4) cash and cash accounts; (5) equipment; (6) intellectual property; (7) insurance policies; (8) permits; (9) tractor trailers; (10) material real property; (11) commercial tort claims; (12) chattel paper; (13) letter of credit rights; (14) supporting obligations; (15) general intangibles; and (16) proceeds and products from any and all of the foregoing (collectively, the “Collateral”); provided that the Collateral shall not include (A) foreign collateral of the Company and the Guarantors; (B) assets of the Company’s foreign Subsidiaries; (C) all capital stock, notes, instruments, other equity interests and other securities owned or held by the Company and the Guarantors; (D) any and all collateral owned or held by QDI; and (E) proceeds and products from any and all of the foregoing excluded collateral described in clauses (A) through (D) above (collectively, the “Excluded Collateral”). The Excluded Collateral may nevertheless secure the Company’s and the Guarantors’ obligations under the Credit Agreement and the interest rate protection and other hedging agreements permitted thereunder. Accordingly, the Company’s and the Guarantors’ obligations under the Credit Agreement and the interest rate protection and other hedging agreements permitted thereunder (but not their respective obligations under the notes) are secured by a pledge by the Company, QDI and the Guarantors of all of the Excluded Collateral owned by them. In the event of any sale, foreclosure or other disposition by the Lenders (as defined below) of any capital stock issued by any Guarantor, which is permitted under the Credit Agreement, the Guarantee executed by such Guarantor and the Liens on all the assets of such Guarantor constituting Collateral shall be released.

The Collateral has been pledged to Credit Suisse First Boston, as collateral agent (the “Collateral Agent”), for the benefit of the Trustee and the holders of the notes pursuant to the terms of the Security Documents. The Second Priority Liens are subject and subordinate to the first priority Liens securing the obligations of the Company and the Guarantors under the Credit Agreement and the interest rate protection and other hedging agreements permitted thereunder. The Second Priority Liens are also subject to Permitted Liens, including those granted to third parties on or prior to the Issue Date. The persons holding such Liens may have rights and remedies with respect to the property subject to such Lien that, if exercised, could adversely affect the value of the Collateral or the ability of the Collateral Agent to realize or foreclose on the Collateral.

The Security Documents provide that the lenders under the Credit Agreement (the “Lenders”) shall control at all times all remedies and other actions related to the Collateral and the Second Priority Liens will not entitle the Trustee or the holders of any notes to take any action whatsoever with respect to the Collateral. As a result, neither the Trustee nor the holders of the notes will be able to force a sale of the Collateral or otherwise exercise remedies normally available to secured creditors without the concurrence of the Lenders. To the extent that the Lenders release their Liens on all or any portion of the Collateral in connection with the sale or foreclosure on all or such portion of the Collateral, the Second Priority Liens on such Collateral shall likewise be automatically released. Each Guarantor will be released from the Second Priority Liens at such time as such Guarantor is released from the Guarantee. Notwithstanding the foregoing, in the event an Event of Default under the indenture exists as of the date on which the Credit Agreement is repaid in full and ceases to be in full force and effect, the Collateral securing the notes and the Guarantees shall not be released except to the extent it was disposed of in order to repay obligations under the Credit Agreement and certain interest rate protection and other hedging agreements secured by the Collateral (but in such event shall be released when such Event of Default ceases to exist), in which case the holders of the majority of the then outstanding obligations under (1) the interest rate protection and other hedging agreements permitted under the Credit Agreement, if any, and (2) the notes, shall have the right to direct the Collateral Agent to foreclose upon the Collateral. In the case of an asset sale of Collateral where the consideration to be received consists in part of capital stock or other securities acquired by us or the Guarantors or any cash Collateral is converted into capital stock or other securities, such capital stock or other securities will no longer constitute Collateral securing the notes and the Guarantees, but will continue to secure our obligations under the Credit Agreement and the interest rate protection and other hedging agreements permitted thereunder.

At such time as (1) the obligations under the Credit Agreement have been satisfied in full in cash or cash equivalents, and all commitments and letters of credit thereunder have been terminated or (2) the Lenders under the Credit Agreement have released their Liens on all of the Collateral and the Excluded Collateral, the Second Priority Liens shall also be automatically released; provided, however, that in the case of clause (1) of this sentence that in the event an Event of Default under the indenture exists as of the date on which the Credit Agreement is repaid in full, the Collateral securing the notes and the Guarantees shall not be released except to the extent it was disposed of in order to repay obligations under the Credit Agreement and certain interest rate protection and other hedging agreements secured by the Collateral or, in the case of clause (2) of this sentence that if the Credit Agreement is thereafter secured by assets that would constitute Collateral, the notes and the Guarantees will then be secured by a second priority Lien on such Collateral, to the same extent provided pursuant to the Security Documents. If the Company subsequently enters into a new Credit Agreement which is secured by all or substantially all of the assets of the Company and the Guarantors of the type constituting Collateral, then the notes will be secured at such time by a second priority lien on the collateral securing such new Credit Agreement, other than the Excluded Collateral to the same extent provided by the Security Documents. See “Risk Factors—Risks Related to an Investment in the Notes—Holders of Notes Will Not Control Decisions Regarding Collateral.”

In addition, the Security Documents provide that, so long as the Credit Agreement is in effect, the Lenders may change, waive, modify or vary the Security Documents; provided that any such change, waiver, modification or variance affecting the rights of the holders of the notes (and not the Lenders or any other secured creditors in a like or similar manner) will require the consent of a majority of the holders of the notes; provided further, however, that notwithstanding the foregoing, the Lenders may (1) direct the Collateral Agent to take actions with respect to the Collateral (including the release of the Collateral and the manner of realization) without the consent of the holders of the notes and (2) agree to modify the Security Documents, without the consent of the holders of the notes, to secure additional extensions of credit and add additional secured creditors so long as such modifications do not expressly violate the provisions of the Credit Agreement. See “Risk Factors—Risks Related to an Investment in the Notes—Holders of Notes Will Not Control Decisions Regarding Collateral.”

The Lenders and the holders of any obligations under any interest rate protection and other hedging agreements permitted under the Credit Agreement will receive all proceeds from any realization on the Collateral until the obligations under the Credit Agreement and the interest rate protection and other hedging agreements permitted under the Credit Agreement are paid in full in cash or cash equivalents. Proceeds realized by the Collateral Agent from the Collateral will be applied:

•	first, to amounts owing to the Collateral Agent in its capacity as Collateral Agent;

•
second, to amounts owing to (x) the Lenders with respect to interest and principal owed pursuant to the terms of the Credit Agreement (other than Tranche D Obligations (as defined in the Credit Agreement)) and (y) the Lenders and/or their affiliates under interest rate protection and other hedging agreements (other than indemnities, fees and expenses thereunder);

•
third, to amounts owing to (x) the Lenders with respect to all other obligations under the Credit Agreement (other than Tranche D Obligations) and (y) the Lenders and/or their affiliates with respect to all other obligations under interest rate protection and other hedging agreements with such persons;

•	fourth, to amounts owing to the Lenders with respect to the Tranche D Obligations;

•	fifth, to amounts owing to the Trustee in accordance with the terms of the indenture;

•	sixth, to amounts owing to the holders of the notes in accordance with the terms of the indenture; and

•	seventh, to the Company, the Guarantors and/or other persons entitled thereto.

No appraisals of any of the Collateral have been prepared by or on behalf of the Company or any Guarantor in connection with the issuance of the notes. There can be no assurance that the proceeds from the sale of the Collateral remaining after the satisfaction of all obligations owed to holders of Liens which have priority over the Second Priority Liens (including, but not limited to, the obligations to the Lenders under the Credit Agreement and the interest rate protection and other hedging agreements permitted thereunder) would be sufficient to satisfy the obligations owed to the holders of the Second Priority Liens. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time, if salable.

See “Risk Factors—Risks Related to an Investment in the Notes—Rights of Holders of Notes in the Collateral May be Adversely Affected by Bankruptcy Proceedings.”

Ranking

At June 30, 2002:

•
the outstanding Senior Debt of the Company and the Guarantor Senior Debt of the Guarantors was $292.0 million, all of which would have been outstanding under the Credit Agreement (which amount does not include the remaining availability of $17.4 million under the Credit Agreement after giving effect to outstanding letters of credit);

•	the senior subordinated Indebtedness outstanding of the Company was $54.5 million face amount, consisting solely of the notes;

•	the senior subordinated Indebtedness of the Guarantors was $80.1 million consisting of the Guarantees of the notes and the guarantees of the QDI notes;

•	the Company and the Guarantors would have had no subordinated Indebtedness outstanding; and

•	the Indebtedness (including trade payables and deferred taxes but excluding amounts owed to the Company or any Guarantor) outstanding of the Subsidiary Non-Guarantors would have been $6.9 million.

The Company conducts substantially all of its operations through its Subsidiaries and consequently derives substantially all of its income through its Subsidiaries. Claims of creditors of the Subsidiary Non-Guarantors, including trade creditors, generally will have priority with respect to the assets and earnings of such Subsidiary Non-Guarantors over the claims of creditors of the Company, including the holders of the notes. The notes, therefore, will be effectively subordinated to creditors (including trade creditors) of the Subsidiary Non-Guarantors.

Guarantees

The Guarantors will jointly and severally guarantee the Company’s obligations under the notes and the indenture. Each Guarantee will be subordinated in right of payment to the prior payment in full in cash or Cash Equivalents (other than Cash Equivalents of the type described in clause (6) of the definition thereof) of all Guarantor Senior Debt on the same basis as the notes are subordinated to Senior Debt of the Company, and will be secured by a second priority lien, subject to certain exceptions, on the Collateral of that Guarantor. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the indenture. See “—Certain Covenants—Merger, Consolidation and Sale of Assets” for a more detailed description of such covenant. If all of the Capital Stock of a Guarantor is disposed of by the Company, whether by merger, consolidation, sale or otherwise, and the disposition complies with the provisions set forth in “—Certain Covenants—Limitation on Asset Sales,” the Guarantor’s Guarantee will be released.

The Obligations of each Guarantor will be automatically released upon such Guarantor ceasing to be a Subsidiary of the Company as a result of any foreclosure on any pledge or security interest securing Obligations with respect to the Credit Agreement or other exercise of remedies in respect thereof if such Guarantor is released from its guarantee of Obligations with respect to the Credit Agreement.

Optional Redemption

The Company may redeem the notes, in whole at any time or in part from time to time, on and after June 15, 2002, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices, expressed as percentages of the principal amount thereof, if redeemed during the twelve-month period commencing on December 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage
2001	106.25%
2002	104.17%
2003	102.08%
2004 and thereafter	100.00%

Selection and Notice of Redemption

If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

•	the notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

•	if the notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A note in a principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on the notes or portions of those called for redemption so long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the indenture.

Subordination

The payment of all Obligations on and relating to the notes will be subordinated to the extent described below to the prior payment in full in cash or Cash Equivalents (as used in this subordination section, excluding Cash Equivalents of the type described in clause (6) of the definition thereof and Cash Equivalents in local foreign currencies other than Canadian Dollars and Euros) of all Obligations on existing and future Senior Debt of the Company (including the Obligations with respect to the Credit Agreement).

The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy or any like proceeding at the rates specified in the applicable Senior Debt, whether or not such interest is an allowed claim in any such proceeding) before the holders of the notes will be entitled to receive any payment or distribution of any kind or character with respect to any Obligation on, or relating to, the notes in the event of any distribution to creditors of the Company:

•	in a liquidation, dissolution or reorganization of the Company;

•	in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

•	in an assignment for the benefit of creditors; or

•	in any marshaling of the Company’s assets and liabilities.

The Company also may not make any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the notes or acquire any notes for cash or property or otherwise if:

•	a payment default on Senior Debt occurs and is continuing; or

•
any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Default Notice”) from the Representative of the holders of any Designated Senior Debt.

Payments on, and distributions with respect to any Obligations on, or with respect to, the notes, may and shall be resumed:

•	in the case of a payment default on Senior Debt, upon the date on which such default is cured or waived; and

•
in case of a nonpayment default, the earliest of (x) the date on which all nonpayment defaults are cured or waived (so long as no other event of default exists), (y) 180 days after the date on which the applicable Default Notice is received or (z) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Default Notice, unless the maturity of any Designated Senior Debt has been accelerated.

No new Default Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Default Notice.

No nonpayment default that existed or was continuing on the date of delivery of any Default Notice to the Trustee shall be, or be made, the basis for a subsequent Default Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of such initial Default Notice, that, in either case, would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose). The Company must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default; provided that any failure to give such notice shall have no effect whatsoever on the subordination provisions described herein.

Until such Obligations in respect of Senior Debt have been paid in full in cash or Cash Equivalents, any payment to which holders of the notes would have been entitled but for the subordination provisions of the indenture will be made to holders of Senior Debt as their interests may appear. If a payment is made to holders of notes that due to the subordination provisions of the indenture should not have been made to them, such holders will be required to hold it in trust for the holders of the Senior Debt and pay it over to such holders of Senior Debt as their interests may appear.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, holders of the notes may recover less ratably than creditors of the Company who are holders of Senior Debt. At June 30, 2002, the Company had approximately $292.0 million of Senior Debt outstanding, excluding approximately $17.4 million of unused commitments under the Credit Agreement.

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Company to repurchase all or any part of that holder’s notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101.0% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, and prior to the mailing of notice to the holders of notes referred to below, the Company covenants to:

(1)
prepay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer; or

(2)	obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the notes as provided below.

The Company shall first comply with the covenant in the immediately preceding paragraph before it shall be required to repurchase notes pursuant to a Change of Control Offer. The Company’s failure to comply with the covenant described in the immediately preceding paragraph (and any failure to send the notice referred to in the immediately succeeding paragraph as a result of the prohibition in the preceding paragraph) may, with notice and lapse of time, constitute an Event of Default described in clause (3) but shall not constitute an Event of Default described in clause (2) under “Events of Default” below.

Within 30 days following any Change of Control, the Company will mail, by first class mail, a notice to each holder of notes, with a copy to the Trustee, describing the purchase date, which must be no earlier than

30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). Holders of notes electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

The Company may not have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by holders seeking to accept the Change of Control Offer. The Company will seek third party financing to the extent it does not have available funds to meet such purchase obligations. However, there can be no assurance that the Company will be able to obtain such financing.

Neither the Board of Managers nor the Trustee may waive the covenant relating to a noteholder’s right to redemption upon a Change of Control. Restrictions on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Restricted Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the indenture may not afford the holders of the notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of the indenture by reason of such laws or regulations.

The definition of “Change of Control” includes, among other transactions, a disposition of “all or substantially all” of the property and assets of the Company. With respect to the disposition of property or assets, the phrase “all or substantially all” as used in the indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person, and therefore it may be unclear whether a Change of Control has occurred and whether the Company is required to make a Change of Control Offer.

This covenant and the other provisions contained in the indenture relating to the Company’s obligation to make a Change of Control Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain Covenants

Limitation on Incurrence of Additional Indebtedness.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, other than Permitted Indebtedness; provided, however, that if no Default or Event of Default has occurred and is continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries may incur Indebtedness which is junior to, or pari passu with, the notes, including, without limitation, Acquired Indebtedness, if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is 2.25 to 1.0 or greater.

Limitation on Restricted Payments.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)
declare or pay any dividend or make any distribution, other than dividends or distributions payable in Qualified Capital Stock of the Company on or in respect of shares of the Company’s capital stock, to holders of the Company’s Capital Stock;

(2)
purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock of the Company;

(3)
make any principal payment on or with respect to, or purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinated or junior in right of payment to the notes or any Guarantee (other than Indebtedness described in clause (7) of the definition of “Permitted Indebtedness”); or

(4)	make any Investment other than Permitted Investments;

all such payments and other actions set forth in clauses (1) through (4) above being referred to as “Restricted Payments.”

unless, at the time of or immediately after giving effect to such Restricted Payment:

(a)	no Default or Event of Default shall have occurred and be continuing or would occur as result thereof;

(b)
the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment has been made at the beginning of the applicable four- quarter period, have been permitted to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance with the “Limitation on Incurrence of Additional Indebtedness” covenant; or

(c)
the aggregate amount of Restricted Payments, including such proposed Restricted Payment, made after the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Managers) shall not exceed the sum of:

(1)
50% of the cumulative Consolidated Net Income, or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss, of the Company earned after June 15, 1998 and on or prior to the date the Restricted Payment occurs (the “Reference Date”), treating such period as a single accounting period; plus

(2)
100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by the Board of Managers, of property other than cash received by the Company from any Person, other than a Subsidiary of the Company, from the issuance and sale of Qualified Capital Stock of the Company after June 15, 1998 and on or prior to the Reference Date (other than Excluded Contributions); plus

(3)	without duplication of any amounts included in clause (c)(2) above, 100% of the aggregate Net Cash Proceeds of any equity contribution received by the Company from a holder of the

Company’s Capital Stock after June 15, 1998 and on or prior to the Reference Date (other than Excluded Contributions); plus

(4)	without duplication, the sum of:

(A)
the aggregate amount returned in cash on or with respect to Investments, other than Permitted Investments, made subsequent to June 15, 1998, whether through interest payments, principal payments, dividends or other distributions or payments,

(B)	the Net Cash Proceeds received by the Company or any Restricted Subsidiary of the Company from the disposition of all or any portion of such Investments, other than to a Subsidiary of the Company, and

(C)	upon re-designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary, valued in each case as provided in the definition of “Investment”;

provided, however, that the sum of clauses (A), (B) and (C) above shall not exceed the aggregate amount of all such Investments made by the Company or any Restricted Subsidiary of the Company in the relevant Person or Unrestricted Subsidiary subsequent to June 15, 1998.

The preceding provision will not prohibit:

(1)
the payment of any dividend or other distribution within 60 days after the date of declaration of such dividend or other distribution, if at said date of declaration such payment would have complied with the indenture;

(2)	so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the acquisition of any shares of Capital Stock of the Company, either:

(a)	solely in exchange for shares of Qualified Capital Stock of the Company or Qualified Capital Stock of QDI; or

(b)
through the application of net proceeds of a substantially concurrent sale for cash, other than to a Subsidiary of the Company, of shares of Qualified Capital Stock of the Company or, to the extent the proceeds therefrom are contributed by QDI to the Company, from the shares of Capital Stock of QDI;

(3)
so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the notes either:

(a)	solely in exchange for shares of Qualified Capital Stock of the Company or QDI or Refinancing Indebtedness, or

(b)
through the application of net proceeds of a substantially concurrent sale for cash, other than to a Subsidiary of the Company, of shares of Qualified Capital Stock of the Company or QDI or of Refinancing Indebtedness;

(4)
so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, repurchases by the Company or any Restricted Subsidiary of the Company of Capital Stock of the Company, or dividends, distributions or advances to QDI to allow QDI to repurchase securities of QDI from:

(a)	employees, managers, directors of or consultants to the Company or any of its Subsidiaries or QDI or any of their authorized representatives:

(1)
upon the death, disability or termination of employment of such employees, managers, directors, consultants or to the extent required pursuant to employee benefit plans, employment agreements or consulting agreements,

(2)
pursuant to any other agreements with such employees, managers, directors of or consultants to the Company or any of its Subsidiaries or QDI, in an aggregate amount not to exceed $2.5 million in any calendar year, with unused amounts in any calendar year being carried over to succeeding years subject to a maximum of $5.0 million in any calendar year or

(3)	to the extent required pursuant to the Shareholder Agreement or the Option Plan, or

(b)	Elton Babbitt;

provided that the cancellation of Indebtedness owing to the Company, QDI or any Restricted Subsidiary of the Company from such employees, managers, directors of or consultants to the Company or any of its Restricted Subsidiaries or QDI in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment;

(5)
the declaration and payment of dividends to holders of any class or series of Preferred Stock (other than Disqualified Capital Stock) of the Company issued after the Issue Date, if the Consolidated Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Preferred Stock, after giving effect to such issuance on a pro forma basis, would have been at least 1.75 to 1.00;

(6)
(x) the payment of dividends on the Company’s Common Stock following the first public offering of the Company’s Common Stock after the Issue Date or (y) the payment of dividends, distributions or advances to QDI to allow QDI to pay dividends on QDI’s Common Stock following the first public offering of QDI’s Common Stock after the Issue Date, in either case of up to 6% per annum of the net proceeds received by the Company (directly or as a contribution from QDI) in such public offering, other than public offerings with respect to Common Stock of the Company or QDI registered on Form S-8 (or any successor form);

(7)
the payment of dividends, distributions or advances to QDI to allow QDI to repurchase, retire or otherwise acquire or retire for value equity interests of QDI in existence on the Issue Date and from the Persons holding such equity interests on the Issue Date and which are not held by Apollo or any of its Affiliates or members of management of the Company and its Subsidiaries on the Issue Date, including any equity interests issued in respect of such equity interests as a result of a stock split, recapitalization, merger, combination, consolidation or similar transaction, provided, however, that after giving effect thereto the Company would have been permitted to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to the “Limitation on Incurrence of Additional Indebtedness” covenant;

(8)	other Restricted Payments in an aggregate amount not to exceed $7.5 million;

(9)
payments or distributions to, or dividends, distributions or advances to QDI to allow QDI to make payments or distributions to, dissenting shareholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

(10)	Investments that are made with Excluded Contributions;

(11)
repurchases of Capital Stock of the Company deemed to occur upon the exercise of stock options, warrants or other convertible securities, to the extent such Capital Stock of the Company represents a portion of the consideration for such exercise;

(12)
the acquisition of any shares of Disqualified Capital Stock of the Company either (a) solely in exchange for shares of Disqualified Capital Stock of the Company or Capital Stock of QDI or (b) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Disqualified Capital Stock of the Company, or to the extent the proceeds therefrom are contributed by QDI to the Company, from shares of Capital Stock of QDI;

(13)
any purchase or redemption of Indebtedness that ranks junior to the notes utilizing any Net Cash Proceeds remaining after the Company has complied with the requirements of the “Change of Control” and “Limitation on Asset Sales” covenants;

(14)
payments of dividends, other distributions or other amounts by the Company to QDI in amounts required for QDI to pay franchise taxes and other fees required to maintain its existence and provide for all other operating expenses (excluding amounts specified in clauses (16)-(19)) of QDI incurred by QDI in the ordinary course of business, either for its own benefit or for the benefit of the Company or any Restricted Subsidiary of the Company, including without limitation, in respect of director/manager fees and expenses, administrative, legal, insurance and accounting costs, and costs and expenses with respect to filings with the Commission or furnishing to holders of the securities of QDI the information to be provided pursuant to Rule 144A under the Securities Act;

(15)
the payment of dividends, other distributions or amounts by the Company to QDI in amounts required to pay the tax obligations of the Company and its Subsidiaries and the tax obligations of QDI or any of its direct or indirect parents attributable to the Company and its Subsidiaries; provided that (x) the amount of dividends paid pursuant to this clause (15) to enable QDI or any of its direct or indirect parents to pay Federal and state income taxes at any time shall not exceed the amount of such Federal and state income taxes actually owing by QDI or any of its direct or indirect parents at such time for the respective period and (y) any refunds received by QDI or any of its direct or indirect parents attributable to the Company and its Subsidiaries shall promptly be returned by QDI or any of its direct or indirect parents to the Company;

(16)
any payments of cash, or dividends, distributions or advances to QDI to allow QDI to make payments of cash, in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of, or issuance of Capital Stock in lieu of cash dividends on, any Capital Stock of the Company, QDI or any Restricted Subsidiary of the Company, which in the aggregate do not exceed $5.0 million;

(17)
so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the payment of dividends, distributions or other amounts by the Company to QDI in amounts required for QDI to pay cash interest as and when due on the QDI Notes and the QDI Junior PIK Notes (or any Refinancing Indebtedness with respect thereof) then outstanding; provided that the amount payable by the Company pursuant to this clause (17) shall not exceed the amount necessary to pay the cash interest owing with respect to the QDI Notes and the QDI Junior PIK Notes (or any Refinancing Indebtedness with respect thereto, as the case may be);

(18)
so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the payment of dividends, distributions or other amounts by the Company to QDI in amounts required for QDI to pay cash interest as and when due on the Shareholder Subordinated Notes (or any Refinancing Indebtedness with respect thereof) then outstanding; provided that the amount payable by the Company pursuant to this clause (18) shall not exceed the amount necessary to pay the cash interest owing with respect to the Shareholder Subordinated Notes (or any Refinancing Indebtedness with respect thereof, as the case may be);

(19)
so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the payment of dividends, distributions or other amounts by the Company to QDI in amounts required for QDI to pay cash interest as and when due on the Convertible Subordinated Notes (or any Refinancing Indebtedness with respect thereof) then outstanding; provided that the amount payable by the Company pursuant to this clause (19) shall not exceed the amount necessary to pay the cash interest owing with respect to the Convertible Subordinated Notes (or any Refinancing Indebtedness with respect thereof, as the case may be); and

(20)	any payments or dividends, distributions or other amounts by the Company to QDI to allow QDI to satisfy its obligations under the Management Agreement and the Shareholder Agreement.

In determining the aggregate amount of Restricted Payments made after the Issue Date in accordance with clause (c) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(b), (4), (5), (6), (7), (8), (9), (13) and (16) shall be included in such calculation.

The amount of all Restricted Payments other than cash shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers’ certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the required calculations were computed.

Limitation on Asset Sales.

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)
the Company, or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company’s senior management, or in the case of an Asset Sale in excess of $5.0 million, the Board of Managers); and

(2)
at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of (x) cash or Cash Equivalents, (y) properties and assets to be owned by the Company or any of its Restricted Subsidiaries and used in a Permitted Business or (z) Capital Stock in one or more Persons engaged in a Permitted Business that are or thereby become Restricted Subsidiaries of the Company, and, in each case, such consideration is received at the time of such disposition.

For purposes of this provision each of the following shall be deemed to be cash:

(1)
any liabilities of the Company or any such Restricted Subsidiary which are shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, other than liabilities that are subordinated to the notes, that are assumed by the transferee of any such assets; and

(2)
any notes or other securities received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after such Asset Sale, to the extent of the cash received in the conversion.

Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company will apply such Net Cash Proceeds at its option either:

(1)
to prepay any Senior Debt, Guarantor Senior Debt or any Indebtedness of a Restricted Subsidiary of the Company and, in the case of any Senior Debt, Guarantor Senior Debt or Indebtedness of a Restricted Subsidiary of the Company under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility (or effect a permanent reduction in availability under such revolving credit facility regardless of the fact that no prepayment is required);

(2)	to make an Investment:

(a)	in properties and assets that replace the properties and assets that were the subject of such Asset Sale,

(b)	in properties and assets that will be used in a Permitted Business, or

(c)	permitted by clause (1) of the definition of Permitted Investments, or

(3)	a combination of prepayment and investment permitted by the foregoing clauses (1) and (2).

Pending the final application of the Net Cash Proceeds, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner not prohibited by the indenture.

On the 361st day after an Asset Sale or such earlier date, if any, as the senior management or Board of Managers or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (1), (2) and/or (3) of the next preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (1), (2) and (3) of the next preceding paragraph (each, a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to repurchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all holders of notes on a pro rata basis, that amount of notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if the Company so elects (or is required by the terms of any Senior Subordinated Debt), such Net Proceeds Offer may be made ratably to purchase the notes and Indebtedness of the Company that ranks pari passu with the notes. If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, other than interest received with respect to any such non-cash consideration, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder as of the date of such conversion or disposition and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales, at which time the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million shall be applied, as otherwise required pursuant to this paragraph.

In the event of the transfer of substantially all, but not all, of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under “—Merger, Consolidation and Sale of Assets,” which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

Notice of each Net Proceeds Offer will be mailed to the record holders of notes as shown on the register of holders within 45 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent holders properly tender notes in an amount exceeding the Net Proceeds Offer Amount, notes of tendering holders will be purchased on a pro rata basis, based on amounts tendered. To the extent that the aggregate amount of the notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purposes not prohibited by the indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the indenture by virtue thereof. This covenant and the other provisions contained in the indenture relating to the Company’s obligation to make a Net Proceeds Offer may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)
pay dividends or make any other distributions on its Capital Stock (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)	make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(3)	transfer any of its property or assets to the Company or any other Restricted Subsidiary.

However, the preceding restriction will not apply to encumbrances or restrictions existing under or by reason of:

(1)	applicable law, rule, regulation, order, grant or governmental permit;

(2)	the indenture;

(3)	the Credit Agreement;

(4)	customary non-assignment provisions of any contract, license or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

(5)
any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(6)	agreements existing or entered into on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(7)
purchase money obligations for property acquired in the ordinary course of business or Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (3) of the preceding paragraph on the property so acquired;

(8)
contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

(9)
secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “Limitation on Incurrence of Additional Indebtedness” and “Limitation on Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(10)	customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11)
customary net worth provisions and restrictions on transfer, assignment or subletting provisions contained in leases and other agreements entered into by the Company or any Restricted Subsidiary of the Company;

(12)	any restriction in any agreement or instrument of a Receivables Subsidiary governing a Qualified Receivables Transaction;

(13)
an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (1) through (12) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company or the respective Restricted Subsidiary in any material respect as determined by the Board of Managers in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses; or

(14)
an agreement governing Indebtedness permitted to be incurred pursuant to the “Limitation on Incurrence on Additional Indebtedness” covenant; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are no less favorable to the Company or the respective Restricted Subsidiary in any material respect as determined by the Board of Managers in their reasonable and good faith judgment than the provisions contained in the Credit Agreement or in the indenture as in effect on the Issue Date.

Limitation on Liens.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create incur, assume or permit to exist any Lien of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

(1)
in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and

(2)	in all other cases, the notes are equally and ratably secured.

However, the preceding restrictions will not apply to Liens:

(a)	existing as of the Issue Date;

(b)	securing Senior Debt, Guarantor Senior Debt and any other Indebtedness (including any guarantees) incurred by a Restricted Subsidiary of the Company under the Credit Agreement;

(c)	securing the notes and the Guarantees;

(d)	in favor of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

(e)
securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness, including, without limitation, Acquired Indebtedness, which has been secured by a Lien permitted under the indenture and which has been incurred in accordance with the provisions of the indenture; provided, however, that such Liens:

(1)	are no less favorable to the holders of the notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced, and

(2)	do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(f)	Liens securing Indebtedness of Restricted Subsidiaries of the Company so long as such Indebtedness is otherwise permitted under the indenture; and

(g)	Permitted Liens.

Merger, Consolidation and Sale of Assets.

The Company will not, in a single transaction or series of related transactions consolidate or merge with or into any Person or sell, assign, transfer, lease, convey or otherwise dispose of, or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of, all or substantially all of the Company’s assets, determined on a consolidated basis, whether as an entirety or substantially as an entirety to any Person, unless:

(a)	either

(1)	the Company shall be the surviving corporation, partnership, trust or limited liability company, or

(2)
the Person, if other than the Company, formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition (the “Surviving Entity”) shall have been made

(A)	shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia;

(B)
shall expressly assume, by supplemental indenture in form and substance reasonably satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes and the indenture on the part of the Company to be performed or observed; and

(C)
unless the Collateral has been released in accordance with the provisions of the Security Documents, shall expressly assume, by Security Documents specified by the Collateral Agent, executed and delivered to the Trustee, the due and punctual performance of every covenant and obligation under the Security Documents on the part of the Company to be performed or observed;

(b)
immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (a)(2)(B) above, including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction, the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to the “Limitation on Incurrence of Additional Indebtedness” covenant;

(c)
immediately before and immediately after giving effect to such transaction on a pro forma basis and the assumption contemplated by clause (a)(2)(B) above, including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred or repaid and any Lien granted or to be released in connection with or in respect of the transaction, no Default or Event of Default shall have occurred or be continuing;

(d)
the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that (1) such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indenture, if any, comply with the applicable provisions of the indenture and (2) all conditions precedent in the indenture relating to such transaction have been satisfied; and

(e)
unless the Collateral has been released in accordance with the provisions of the Security Documents, the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that (1) any Security Documents to be executed and delivered comply with the applicable provisions of the indenture and (2) all conditions precedent in the indenture and the Security Documents relating to such transaction have been satisfied.

Notwithstanding the foregoing, (a) the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction shall be permitted so long as such Affiliate (1) shall comply with provisions (a)(2)(A), (B) and (C) above and (2) such Affiliate shall comply with provisions (d) and (e) above and (b) the merger of any Restricted Subsidiary of the Company into the Company or the transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Restricted Subsidiary of the Company to the Company shall be permitted so long as the Company delivers to the Trustee an officers’ certificate stating that the purpose of such merger, transfer, lease, conveyance or other disposition is not to consummate a transaction that would otherwise be prohibited by the indenture.

For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture and the notes with the same effect as if such Surviving Entity had been named as such.

Each Guarantor (other than any Guarantor whose Guarantee is to be released (x) in accordance with the terms of the Guarantee and the indenture in connection with any transaction complying with the provisions of “—Limitation on Asset Sales” or (y) in accordance with the terms of the Credit Agreement and the Security Documents in the event of any sale, foreclosure or other disposition of any capital stock issued by any Guarantor or otherwise as permitted under “Possession, Use and Release of Collateral—Release of Collateral Prior to Termination of the Credit Agreement”) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any Person other than the Company or any other Guarantor unless:

(1)
the entity formed by or surviving any such consolidation or merger, if other than the Guarantor, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, or any state thereof or the District of Columbia;

(2)	such entity assumes by supplemental indenture all of the Obligations of the Guarantor under its Guarantee and the Security Documents;

(3)	immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(4)
immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (b) of the first paragraph of this covenant; and

(5)
the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that (1) such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, such supplemental indenture and Security Documents, if any, comply with the applicable provisions of the indenture and (2) all conditions precedent in the indenture and the Security Documents, if any, relating to such transaction have been satisfied.

Any merger or consolidation of a Guarantor with and into the Company, with the Company being the surviving entity, or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (d) and (e) of the first paragraph of this covenant.

Limitations on Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions, including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service, with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), unless:

(1)
such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably have been obtained in a comparable transaction at such time on an arms’ length basis by the Company or such Restricted Subsidiary from a Person that is not an Affiliate of the Company or such Restricted Subsidiary; and

(2)	the Company delivers to the Trustee:

(a)
with respect to any Affiliate Transactions, or series of related Affiliate Transactions which are similar or part of a common plan, involving aggregate payments or other property with a fair market value in excess $1.0 million, an officers’ certificate certifying that such Affiliate Transactions shall have been approved by the Board of Managers or the Board of Directors of such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Managers or Board of Directors, as the case may be, has determined that such transaction complies with the provisions of this covenant, and

(b)
with respect to any Affiliate Transactions, or series of related Affiliate Transactions related to a common plan, involving aggregate payments or other property with a fair market value in excess of $10.0 million, prior to the consummation thereof, a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view issued by an Independent Financial Advisor.

The restrictions set forth in the above paragraph shall not apply to:

(1)
reasonable fees and compensation paid to and indemnity provided on behalf of, officers, managers, directors, employees or consultants (including Apollo) of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Managers;

(2)
transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the indenture;

(3)
any agreement as in effect or entered into as of the Issue Date or any amendment thereto or any transaction contemplated thereby, including pursuant to any amendment thereto, in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders of the notes in any material respect than the original agreement as in effect on the Issue Date;

(4)	Restricted Payments and Permitted Investments permitted by the indenture;

(5)
transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the first paragraph above;

(6)	the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any shareholders agreement, including any registration rights agreement or purchase agreement related thereto, to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after that Issue Date shall only be permitted by this clause to the extent that the terms of any such, amendment or new agreement are not otherwise disadvantageous to the holders of the notes in any material respect;

(7)
the issuance of securities or other payments, awards or grants in cash securities or otherwise pursuant to or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by Board of Managers in good faith and loans to employees of the Company and its Subsidiaries which are approved by the Board of Managers in good faith;

(8)
the payment of all fees and expenses related to the Exchange Offer and the Consent Solicitation and the Lock-Up Agreements with the Committed Holders (as such terms are defined in this Offering Memorandum);

(9)
transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case on ordinary business terms and otherwise in compliance with the terms of the indenture, which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Managers or the senior management thereof, or are on terms at least as favorable as could reasonably have been obtained at such time from an unaffiliated party;

(10)	any contribution to the capital of the Company by QDI, or any sales of Capital Stock of the Company to QDI; and

(11)
any tax sharing agreement or arrangement and payments pursuant thereto among the Company and its Subsidiaries and any other Person with which the Company or its Subsidiaries is required or permitted to file a consolidated tax return or with which the Company or any of its Restricted Subsidiaries is or could be part of a consolidated group for tax purposes in amounts not otherwise prohibited by the indenture.

Prohibition on Incurrence of Senior Subordinated Debt

The Company and the Guarantors shall not incur or suffer to exist Indebtedness that is senior in right of payment to the notes or the Guarantees, as the case may be, and subordinate in right of payment by its terms to any other Indebtedness of the Company or such Guarantor, as the case may be.

Additional Subsidiary Guarantees

If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any domestic Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another domestic Restricted Subsidiary having total equity value in excess of $1.0 million, then such transferee or acquired or other Restricted Subsidiary shall:

(1)
execute and deliver to the Trustee (1) a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the notes and the indenture on the terms set forth in the indenture and (2) unless the Collateral has been released in accordance with the provisions of the Security Documents, Security Documents pursuant to which such Restricted Subsidiary shall grant to the Collateral Agent for the benefit of the Trustee (on behalf of the Trustee and the holders of the notes) a second priority lien on all of its properties and assets of the type constituting the Collateral (on substantially the same terms as the second priority lien securing the Guarantees granted by the Guarantors on the Issue Date);

(2)	execute a Guarantee; and

(3)
deliver to the Trustee an opinion of counsel that such supplemental indenture and Security Documents, if any, have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute the legal, valid, binding and enforceable obligations of such Restricted Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the indenture.

Reports to Holders

The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Whether or not required by the Commission, so long as the notes are outstanding, the Company will file with the Commission, to the extent permitted, and provide the Trustee and holders of the notes with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

Events of Default

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest on the notes, whether or not such payment shall be prohibited by the subordination provisions of the indenture;

(2)
default in the payment when due at maturity, upon repurchase, redemption or otherwise (including the failure to make a payment to repurchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer), of the principal of the notes, whether or not such payment shall be prohibited by the subordination provisions of the indenture;

(3)
failure by the Company to observe or perform any other covenant or agreement contained in the indenture, which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the holders of at least 25% of the outstanding principal amount of the notes;

(4)
failure by the Company to pay at final stated maturity (after giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness by the holders thereof (which acceleration is not rescinded or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of such notice of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $7.5 million or more at any time;

(5)
failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $7.5 million (exclusive of amounts covered by insurance other than self-insurance) which judgments are not discharged, paid or stayed for a period of 60 days;

(6)	certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries;

(7)
except as permitted by the indenture, any of the Guarantees made by any Significant Subsidiary ceases to be in full force and effect, any of the Guarantees made by any Significant Subsidiary is declared to be null and void and unenforceable, any of the Guarantees of any Significant Subsidiary is found to be invalid or any of the Significant Subsidiaries denies its liability under its Guarantee; or

(8)	unless the Collateral has been released in accordance with the terms of the Security Documents, default by the Company or any Guarantor which is a Significant Subsidiary of the Company in the performance of the Security Documents which materially and adversely affects the enforceability, validity, perfection or priority of the Lien on the Collateral granted to the Collateral Agent for the benefit of the Trustee and the holders of the notes, the repudiation or disaffirmation by the Company or any Guarantor which is a Significant Subsidiary of the Company its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any Guarantor which is a Significant Subsidiary of the Company for any reason (which default, repudiation, disaffirmation or determination is not rescinded, stayed, waived or otherwise cured within 90 days (in the case of Collateral consisting of motor vehicles, including, without limitation, tractors, trailers or tractor trailers) or 60 days (in the case of all other Collateral) after the Company receives written notice thereof specifying such occurrence from the Trustee or the holders of at least 25% of the outstanding principal amount of the notes; including if during such 90 day or 60 day period, as applicable, such default has been waived by the Required Secured Creditors (as defined in the Security Documents) by written instrument delivered to the Company and the applicable defaulting party).

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same

(1)	shall become immediately due and payable; or

(2)	if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of:

(a)	an acceleration under the Credit Agreement, or

(b)	five business days after receipt by the Company and the Representative under the Credit Agreement of such notice of acceleration, but only if such Event of Default is then continuing.

If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then the notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the notes.

Any time after a declaration of acceleration with respect to the notes, the holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

(1)	if the rescission would not conflict with any judgment or decree;

(2)	if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)
to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)	if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)
in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of the principal of, or interest on, the notes.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain provisions, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the Trustee reasonable indemnity satisfactory to it. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power.

The Company is required to deliver to the Trustee an officers’ certificate promptly upon any such officer becoming aware of any Default or Event of Default that has occurred and, if applicable, describe such Default or Event of Default and the status thereof. The Company is required to deliver to the Trustee annually a statement regarding compliance with the indenture.

No Personal Liability of Managers, Directors, Officers, Employees and Shareholders

No manager, director, officer, employee, unitholder or shareholder of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company under the notes or the indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes, by accepting notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Possession, Use and Release of Collateral

Possession, Use and Release of Collateral.

Unless an Event of Default shall have occurred and be continuing, subject to the terms of the Security Documents, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the notes[ (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

Release of Collateral Prior to Termination of the Credit Agreement

The Security Documents shall provide that so long as the Credit Agreement is in effect, the Lenders shall have the exclusive right and authority to determine the release, sale, or other disposition with respect to the Collateral. Subject to the terms of the Security Documents, at any time or from time to time, the Collateral securing the Senior Debt evidenced by the Credit Agreement and the interest rate protection and other hedging agreements permitted thereunder is released or otherwise disposed of pursuant to the terms of the Credit Agreement and the interest rate protection and other hedging agreements permitted thereunder, the same Collateral securing the notes shall be automatically released or disposed of; provided, however, that in the event an Event of Default under the indenture exists as of the date on which the Credit Agreement and the interest rate protection and other hedging agreements permitted thereunder are repaid in full, the Collateral securing the notes and the Guarantees shall not be released except to the extent it was disposed of in order to repay obligations under the Credit Agreement and certain interest rate protection and other hedging agreements secured by the Collateral.

Release of Collateral Upon Termination of Credit Agreement.

At such time as (1) the obligations under the Credit Agreement have been satisfied in full in cash or cash equivalents, and all commitments and letters of credit thereunder have been terminated or (2) the Lenders under the Credit Agreement and the interest rate protection and other hedging agreements permitted thereunder have released their Liens on all of the Collateral and the Excluded Collateral, the Second Priority Liens shall also be automatically released; provided, however, that in the case of clause (1) of this sentence if an Event of Default under the indenture exists when the Credit Agreement and the interest rate protection and other hedging agreements permitted thereunder are repaid in full, the Collateral securing the notes and the Guarantees shall not be released to the extent they were not disposed of in order to repay the Credit Agreement and the interest rate protection and other hedging agreements permitted thereunder in full or, in the case of clause (2) of this sentence, if the Credit Agreement is thereafter secured by assets that would constitute Collateral, the notes and the Guarantees will then be secured by a second priority Lien on such Collateral, to the same extent provided pursuant to the Security Documents. If the Company subsequently enters into a new Credit Agreement which is secured by all or substantially all of the assets of the Company and the Guarantors of the type constituting Collateral, then the notes will be secured at such time by a second priority lien (subject to any liens to secure interest rate protection and other hedging agreements) on the collateral securing such new Credit Agreement, other than the Excluded Collateral to the same extent provided by the Security Documents.

Disposition of Collateral Without Release.

Notwithstanding the provisions set forth above, subject to the provisions of the Security Documents, the Company and its Subsidiaries may, without any release or consent by the Collateral Agent or the Trustee, perform a number of activities in the ordinary course in respect of the Collateral to the extent permitted pursuant to the Security Documents and the indenture.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding notes (“Legal Defeasance”). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

(a)	the rights of holders of the notes to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

(b)
the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

(c)	the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith, and

(d)	the Legal Defeasance provisions of the indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, reorganization and insolvency events, described under “Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)
the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2)	in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that

(a)	the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

(b)
since the date of the execution of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the notes:

(x)	will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance, and

(y)	will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)
such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the indenture, the Credit Agreement or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)
the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7)
the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(8)	the Company shall have delivered to the Trustee an opinion of counsel to the effect that:

(a)	the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the indenture and

(b)
assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of the deposit and that no holder is an insider of the Company, after the 91st day following the date of the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

(9)	certain other customary conditions precedent are satisfied.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above need not be delivered if all notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable on the maturity date within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all outstanding notes when:

(1)	either:

(a)
all the notes theretofore authenticated and delivered, except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, have been delivered to the Trustee for cancellation or

(b)
all notes not theretofore delivered to the Trustee for cancellation have become due and payable upon redemption or maturity and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	the Company has paid all other sums payable under the indenture by the Company; and

(3)
the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

This satisfaction and discharge shall not apply to surviving rights of registration or transfer or exchange of the notes, as expressly provided for in the indenture.

Modification of the Indenture

Without the consent of each holder of the notes affected thereby, an amendment or waiver may not:

(1)	reduce the amount of notes whose holders must consent to an amendment;

(2)	reduce the rate of or change or have the effect of changing the time for payment of interest, including default interest, on any notes;

(3)
reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

(4)	make any notes payable in money other than that stated in the notes;

(5)
make any change in provisions of the indenture protecting the right of each holder of notes to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of notes to waive Defaults or Events of Default;

(6)
modify or change any provision of the indenture or the related definitions affecting the subordination or ranking of the notes or any Guarantee in a manner which adversely affects the holders of the notes;

(7)	release any Guarantor from any of its obligations under its Guarantee or the indenture otherwise than in accordance with the terms of the indenture; or

(8)	make any change in the foregoing amendment provisions which require each holder’s consent or in the waiver provisions.

Other modifications and amendments of the indenture, the notes, the Guarantees and the Security Documents may be made with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the indenture.

Notwithstanding the preceding, without the consent of any holders of notes, the Company, the Guarantors and the Trustee may amend the indenture and the Security Documents:

(1)	to cure any ambiguity, defect or inconsistency, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the holders of the notes in any material respect,

(2)
to provide for the assumption by a successor Person of the Obligations of the Company or any Guarantor under the indenture and the Security Documents in accordance with the covenant described under “—Merger Consolidation and Sale of Assets”,

(3)	to add any Guarantor,

(4)	to add any additional assets as Collateral and

(5)	to release Collateral from the Lien of the indenture and the Security Documents when permitted or required by the Security Documents or the indenture.

Notwithstanding the foregoing, no amendment of the indenture shall adversely affect the rights of any holder of Senior Debt (including the lenders under the Credit Agreement) under the subordination provisions of the indenture without the consent of the requisite lenders under the Credit Agreement.

In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel.

Governing Law

The indenture provides that it, the old notes and the Guarantees are, and the exchange notes will, be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

The Bank of New York, as Trustee, shall take action at the request of the holder or holders of at least 25% in principal amount of the outstanding notes. Such Trustee and its agents, employees, officers, shareholders and directors are indemnified for, and held harmless against any loss, liability or expense incurred by them except for such actions caused by their own negligence, bad faith or willful misconduct in the performance of their powers or duties as Trustee.

If the Trustee becomes a creditor of the Company or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest as described in the Trust Indenture Act it must eliminate such conflict or resign.

The indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the indenture. The indenture provides that in case an Event of Default occurs and is continuing, the Trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

Certain Definitions

Set forth below is a summary of certain defined terms used in the indenture. You should read the indenture for the full definition of all such terms and any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation unless such Indebtedness is incurred in connection with a tax-advantaged Asset Acquisition.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings.

“Asset Acquisition” means:

(1)
an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; or

(2)
the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person, other than a Restricted Subsidiary of the Company, which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease, other than operating leases entered into in the ordinary course of business, assignment or other transfer for value by the Company or any of its Restricted Subsidiaries, including any Sale and Leaseback Transaction, to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of:

(1)	any Capital Stock of any Restricted Subsidiary of the Company; or

(2)	any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)	a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.5 million;

(2)	the sale or exchange of equipment in connection with the purchase or other acquisition of other equipment, in each case used in the business of the Company and its Restricted Subsidiaries;

(3)	the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under the “Merger, Consolidation and Sale of Assets” covenant;

(4)
disposals of tractors and trailers in connection with the reinvestment in or the replacement of its fleet and disposals or replacements of worn-out or obsolete equipment, in each case in the ordinary course of business of the Company or its Restricted Subsidiaries;

(5)	the sale of accounts receivable pursuant to a Qualified Receivables Transaction;

(6)
sales or grants of licenses to use the Company’s or any of its Restricted Subsidiary’s patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology;

(7)	the disposition of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary;

(8)	any Restricted Payment permitted under the “Limitation on Restricted Payments” covenant or that constitutes a Permitted Investment; and

(9)
one or more Sale and Leaseback Transactions for which the Company or any Restricted Subsidiary of the Company receives aggregate consideration from all such Sale and Leaseback Transactions of less than $15.0 million.

“Board of Directors” means, as to any Person, the board of directors, board of managers or other similar governing body of such Person or any duly authorized committee thereof.

“Board of Managers” means the board of managers of the Company.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and any refinancing thereof and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means:

(1)
with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents, however designated and whether or not voting, of corporate stock, including each class of Common Stock and Preferred Stock of such Person or options to purchase the same; and

(2)	with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

“Cash Equivalents” means:

(1)
U.S. dollars, and in the case of any Restricted Subsidiary of the Company organized under the laws of Canada or Mexico, Canadian dollars or Mexican pesos and such local currencies held by them from time to time in the ordinary course of business;

(2)
marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or the Canadian Government or issued by any agency thereof and backed by the full faith and credit of such country, in each case maturing within one year from the date of acquisition thereof;

(3)
marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”) or, if S&P and Moody’s cease to exist, any other nationally recognized statistical rating organization designated by the Board of Managers;

(4)
commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s or if S&P and Moody’s cease to exist, the equivalent from any other nationally recognized statistical rating organization designated by the Board of Managers;

(5)
time deposits, certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any foreign jurisdiction having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(6)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (2) above entered into with any bank meeting the qualifications specified in clause (5) above;

(7)	investments in money market funds which invest substantially all their assets in securities of the types described in clauses (2) through (6) above; and

(8)	overnight deposits and demand deposit accounts (in the respective local currencies) maintained in the ordinary course of business.

“Change of Control” means the occurrence of one or more of the following events:

(1)
any sale, lease, exchange or other transfer, whether in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof, whether or not otherwise in compliance with the provisions of the indenture, other than Permitted Holders;

(2)
the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company, whether or not otherwise in compliance with the provisions of the indenture;

(3)
any Person or Group, other than the Permitted Holders, shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50.0% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

(4)
the replacement of a majority of the Board of Managers over a two-year period from the managers who constituted the Board of Managers at the beginning of such period, and such replacement shall not have been approved by the Permitted Holders or a vote of at least a majority of the Board of Managers then still in office who either were members of such Board of Managers at the beginning of such period or whose election as a member of such Board of Managers was previously so approved.

“Collateral” means, collectively, all of the assets listed in the first paragraph of the section herein entitled “Collateral” (other than the Excluded Collateral, as defined in such paragraph) and all other assets that are from time to time subject to or are required to be subject to the Lien on the collateral created by the Security Documents in favor of the Collateral Agent for the benefit of the Trustee and the holders of the notes (but excluding, for avoidance of doubt, Excluded Collateral subject to the Lien created by the Security Documents in favor of the Collateral Agent for the benefit (exclusive of the Trustee and the holders of the notes) of the Lenders under the Credit Agreement and the holders of obligations under the interest rate protection and other hedging agreements permitted under the Credit Agreement).

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person’s common equity, whether outstanding on the Issue Date or issued after the Issue Date, including all series and classes of such common equity.

“Consolidated Debt” means, on any date, the sum of (without duplication)

(1)
all Indebtedness of the Company and its Restricted Subsidiaries as would be required to be reflected on the liability side of a balance sheet of such Person in accordance with GAAP as determined on a consolidated basis,

(2)	all Indebtedness of the Company and its Restricted Subsidiaries of the type described in clause (8) of the definition of Indebtedness,

(3)	the face amount of all letters of credit issued for the account of the Company and its Restricted Subsidiaries, and without duplication, all drafts drawn thereunder and

(4)
all contingent Obligations of the Company and its Restricted Subsidiaries in respect of Indebtedness of other Persons (i.e., Persons other than the Company or any of its Restricted Subsidiaries) of the type referred to in preceding clauses (1), (2) and (3) of this definition;

provided, that for purposes of this definition, (x) the amount of Indebtedness in respect of Interest Swap Obligations shall be at any time the unrealized net loss position, if any, of the Company and/or its Restricted Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time and (y) any outstanding Indebtedness permitted pursuant to clause (15)(y) of the definition of Permitted Indebtedness and otherwise included as a component of Consolidated Debt pursuant to clause (1) above shall be excluded in making any determination of Consolidated Debt.”

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum, without duplication, of:

(1)	Consolidated Net Income; and

(2)	to the extent Consolidated Net Income has been reduced thereby,

(a)
all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses,

(b)	Consolidated Interest Expense, and

(c)	Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP, as applicable.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis, consistent with the provisions below, for the period of such calculation to:

(1)
the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries and the application of the proceeds thereof giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness and the application of the proceeds thereof, other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be, and the application of the proceeds thereof, occurred on the first day of the Four Quarter Period; and

(2)
any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions, adjustments and other operating improvements or synergies both achieved by such Person during such period and to be achieved by such Person and with respect to the acquired assets, all as shall be determined in good faith by a responsible financial or accounting officer of the Company) attributable to the assets which are the subject of any asset sale or other disposition or Asset Acquisition occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. In addition, “Asset Acquisition shall also include any Consolidated EBITDA, including any pro forma expense and cost reductions, adjustments and other operating improvements or synergies both achieved by such Person during such period and to be achieved by such Person and with respect to the acquired assets, attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period (all as shall be determined in good faith by a responsible financial or accounting officer of the Company).

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator, but not the numerator, of this “Consolidated Fixed Charge Coverage Ratio,”

(a)
interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(b)
notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations or Currency Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense, excluding amortization or write-off of deferred financing costs; plus

(2)
the product of (a) the amount of all dividend payments on any series of Preferred Stock of such Person, other than dividends paid in Qualified Capital Stock, paid, accrued or scheduled to be paid or accrued during such period times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)
the aggregate of the cash interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation (to the extent paid in cash):

(a)	any amortization of debt discount and amortization or write-off of deferred financing costs, including the amortization of costs relating to interest rate caps or other similar agreements,

(b)	the net costs under Interest Swap Obligations,

(c)	all capitalized interest, and

(d)	the interest portion of any deferred payment obligation; and

(2)
the cash interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, minus interest income for such period; it being understood that all interest on the notes paid by the issuance of additional notes issued in lieu of cash interest on the notes shall not be included in Consolidated Interest Expense.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income, or loss, of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that the following shall be excluded:

(1)	after-tax gains or losses from Asset Sales, without regard to the $1.5 million limitation set forth in the definition thereof, or abandonments or reserves relating thereto,

(2)	after-tax nonrecurring gains or losses or after tax items classified as extraordinary gains or losses,

(3)
the net income of any Person acquired in a “pooling of interests” transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person,

(4)
the net income, but not loss, of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise,

(5)
the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person,

(6)	income or loss attributable to discontinued operations, including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued, and

(7)
in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Senior Debt” means, on any date, (x) Consolidated Debt at such time less (y) all Indebtedness which by its terms is not Senior Debt (including, without limitation, the Obligations under the notes and the Obligations under the QDI Notes not tendered in the Transactions).

“Convertible Subordinated Notes” means promissory notes issued by QDI to management of any Person acquired by QDI or any of its Restricted Subsidiaries after the Issue Date, which promissory notes (1) shall be convertible into Common Stock of QDI on the terms provided therein and (2) shall be subordinated in right of payment to Senior Debt of QDI.

“Credit Agreement” means the credit agreement dated as of June 9, 1998 and amended and restated as of August 28, 1998, as amended, between the Company, QDI, Levy Transport, Ltd., the lenders party thereto in their capacities as lenders thereunder and Credit Suisse First Boston Corporation, as administrative agent, together with the related documents thereto, including, without limitation, any guarantee agreements and security documents, in each case as such agreements may be amended, restated, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing (whether contemporaneously or any time thereafter) or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of QDI as additional and/or replacement borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Designated Senior Debt” means Indebtedness under or in respect of the Credit Agreement and any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as “Designated Senior Debt” by the Company (it being expressly understood, however, that on the Issue Date, the Credit Agreement prohibits the Company from designating any Indebtedness other than Indebtedness evidenced by the Credit Agreement as “Designated Senior Debt”).

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, at the option of the holder thereof, or upon the happening of any event (other than an event which would constitute a Change of Control or an Asset Sale), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or an Asset Sale), on or prior to the final maturity date of the notes; provided that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Qualified Capital Stock shall be deemed not to be Disqualified Capital Stock.

“Excluded Contribution” means Net Cash Proceeds received by the Company from (a) contributions to its common equity capital and (b) the sale of Qualified Capital Stock of the Company, in each case designated as Excluded Contributions pursuant to an officers’ certificate executed on the date such capital contributions are made or the date such Qualified Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in clause (c) of the “Limitation on Restricted Payments” covenant.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Managers acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Managers delivered to the Trustee.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Guarantee” means the guarantee by each Guarantor of the notes and the Exchange Notes under the indenture.

“Guarantor” means:

(1)
each of American Transinsurance Group, Inc., Capacity Management Systems, Inc., Chemical Leaman Corporation, Chemical Leaman Tank Lines, Inc., Chemical Properties, Inc., CLM, Inc., CLT Services, Inc., CLTL of Nevada, EnviroPower, Inc., Fleet Transport Company, Inc., Lakeshore Leasing, Inc., LLI, Inc., Mexico Investments, Inc., MTL of Nevada, Pickering Way Funding Corp., Power Purchasing, Inc., Quala Systems, Inc., Quality Carriers, Inc., QSI Services, Inc., and Transplastics, Inc.; and

(2)
each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the indenture as a Guarantor and executes a Guarantee pursuant to the indenture; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the indenture.

“Guarantor Senior Debt” means, with respect to any Guarantor, the principal of, premium, if any, and interest, including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law, on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor.

Without limiting the generality of the foregoing, “Guarantor Senior Debt” shall also include the principal of, premium, if any, interest, including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law, on, and all other amounts owing by any Guarantor in respect of:

(1)
all monetary obligations of every nature of a Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, including guarantees thereof,

(2)	all Interest Swap Obligations, including guarantees thereof, and

(3)	all obligations under Currency Agreements, including guarantees thereof, in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Guarantor Senior Debt” shall not include:

(1)	any Indebtedness of such Guarantor to a Restricted Subsidiary of such Guarantor;

(2)
Indebtedness to, or guaranteed on behalf of, any director, manager, officer or employee of such Guarantor or any director, manager, officer or employee of any Restricted Subsidiary of such Guarantor, including, without limitation, amounts owed for compensation;

(3)	Indebtedness to trade creditors and other amounts (excluding Indebtedness incurred and amounts owing under the Credit Agreement) incurred in connection with obtaining goods, materials or services;

(4)	Indebtedness represented by Disqualified Capital Stock;

(5)	any liability for federal, state, local or other taxes owed or owing by such Guarantor;

(6)
that portion of any Indebtedness incurred in violation of the indenture provisions set forth under the “Limitation on Incurrence of Additional Indebtedness” covenant; provided that, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers’ certificate of (or representation from) the Company to the effect that the incurrence of such Indebtedness does not violate such provisions of the indenture or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not violate such provisions of the indenture;

(7)
with respect to any Guarantor, that portion of any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or such Guarantor;

(8)	with respect to any Guarantor, any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor; and

(9)
any Obligations of such Guarantor under, or relating to, the notes (by way of Guarantee or otherwise) which may be included (or deemed to be included) under the Credit Agreement as a result of the inclusion of Security Documents (which specifically cover such Obligations) in the definition of Credit Agreement.

“Indebtedness” means with respect to any Person, without duplication:

(1)	all Obligations of such Person for borrowed money, including, without limitation, Senior Debt;

(2)	all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all Capitalized Lease Obligations of such Person;

(4)
all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement, but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business;

(5)	all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)	guarantees and other contingent Obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)
all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(8)	all Obligations under Currency Agreements and Interest Swap Obligations of such Person; and

(9)
all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. For purposes of the covenant described above under the caption “Limitation on Incurrence of Additional Indebtedness,” in determining the principal amount of any Indebtedness to be incurred by the Company or a Guarantor or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination.

“Independent Financial Advisor” means a firm (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (2) which, in the judgment of the Board of Managers, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit, including, without limitation, a guarantee, or capital contribution to, by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. “Investment” shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For purposes of the “Limitation on Restricted Payments” covenant,

(1)
“Investment” shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary of the Company and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary of the Company at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company, and

(2)
the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100.0% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

“Issue Date” means May 30, 2002.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

“Management Agreement” means the Management Agreement dated February 10, 1998 between QDI and Apollo Management, L.P., as amended from time to time in accordance with its terms.

“Mortgaged Property” means each real property owned by the Company or any of its Subsidiaries required to be mortgaged pursuant to the Credit Agreement.

“Mortgages” means each mortgage, deed of trust or deed to secure debt (in each case as amended, restated, supplemented, replaced and/or otherwise modified from time to time) required to be delivered with respect to any Mortgaged Property.

“Net Cash Proceeds” means:

(a)
with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, other than the portion of any such deferred payment constituting interest, received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1)	reasonable out-of-pocket expenses and fees relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions;

(2)	taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)	repayment of Indebtedness that is required to be repaid in connection with such Asset Sale;

(4)
appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(5)	all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries of the Company or joint ventures as a result of such Asset Sales; and

(b)
with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ or initial purchasers’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the issuance of the old notes in the exchange offer and consent solicitation consummated by the Company on the Issue Date pursuant to the terms of the Offering Memorandum and Consent Solicitation Statement dated April 10, 2002, as amended by Supplement No. 1 thereto dated May 10, 2002.

“Option Plan” means the Option Plan adopted by QDI on June 9, 1998 with respect to an aggregate of 222,222 shares of QDI’s common stock.

“Permitted Holders” means Apollo Management, L.P. and its Affiliates.

“Permitted Business” means the business of the Company and its Restricted Subsidiaries as existing on the Issue Date and any other businesses that are the same, similar or reasonably related, ancillary or complementary thereto and reasonable extensions thereof.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)	Indebtedness under the notes and the Guarantees and Indebtedness under the old notes issued in the transactions and Guarantees thereof;

(2)
Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $360.0 million less the amount of all mandatory principal payments actually made after the Issue Date by the Company under, and any permanent commitment reductions actually made after the Issue Date in the revolving credit portion of, the Credit Agreement with Net Cash Proceeds of Asset Sales applied thereto as required by the “Limitation on Asset Sales” covenant; provided, further, that the aggregate principal amount of Indebtedness permitted to be incurred under this clause (2) shall be reduced dollar for dollar by the amount of any Indebtedness outstanding under clause (12) below;

(3)	other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

(4)
Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on outstanding Indebtedness incurred in accordance with the indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

(5)
Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6)
Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders under the Credit Agreement and/or the holders of the notes or any collateral agent or trustee for such lenders and/or holders, in each case subject to no Lien held by a Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders under the Credit Agreement and/or the holders of the notes or any collateral agent or trustee for such lenders and/or holders, provided that if as of any date any Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders under the Credit Agreement and/or the holders of the notes or any collateral agent or trustee for such lenders and/or holders, owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

(7)
Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company or the lenders under the Credit Agreement and/or holders of the notes or any collateral agent or trustee for such lenders and/or holders and is subject to no Lien other than a Lien in favor of the lenders under the Credit Agreement and/or holders of the notes or any collateral agent or trustee for such lenders and/or holders; provided that:

(a)
any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the indenture and the notes, and

(b)
if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien other than a Lien in favor of the lenders under the Credit Agreement and/or the holders of the notes or any collateral agent or trustee for such lenders and/or holders in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by the Company;

(8)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently, except in the case of daylight overdrafts, drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

(9)
Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, bank overdrafts and letters of credit in respect thereof;

(10)
Indebtedness represented by Capitalized Lease Obligations, Purchase Money Indebtedness or Acquired Indebtedness of the Company and its Restricted Subsidiaries not to exceed $25.0 million, in the aggregate, at any one time outstanding; provided that all or a portion of the $25.0 million permitted to be incurred under this clause (10) may, at the option of the Company, be incurred under the Credit Agreement or pursuant to clause (16) below instead of pursuant to Capitalized Lease Obligations, Purchase Money Indebtedness or Acquired Indebtedness;

(11)
Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees by the Company or a Restricted Subsidiary of the Company of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

(a)
such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary of the Company; provided that for purposes of this clause (a), contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet, and

(b)
the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including the fair market value of noncash proceeds, the fair market value of such noncash proceeds being measured at the time they are received as determined in good faith by the Board of Managers or the Restricted Subsidiary, as applicable, and without giving effect to any subsequent changes in value actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(12)
the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse (other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction) to the Company or to any Restricted Subsidiary of the Company or their assets, other than such Receivables Subsidiary and its assets, and is not guaranteed by any such Person; provided that any outstanding Indebtedness incurred under this clause (12) shall reduce (for so long as, and to the extent that, the Indebtedness referred to in this clause (12) remains outstanding) the aggregate amount of Indebtedness permitted to be incurred under clause (2) above to the extent set forth therein;

(13)	Refinancing Indebtedness;

(14)
guarantees of Indebtedness (x) of any Restricted Subsidiary of the Company by the Company and its Restricted Subsidiaries, including agreements of the Company to keep well or maintain financial statement conditions of any Restricted Subsidiary of the Company and (y) incurred pursuant to the Credit Agreement or pursuant to clause (4) or (5) above by any Restricted Subsidiary of the Company;

(15)
Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (x) take-or-pay obligations contained in supply arrangements entered into in the ordinary course of business and on a basis consistent with past practice and (y) Indebtedness of the Company incurred in connection with an insurance program whereby an insurance financing company prepays on behalf of the Company and its Restricted Subsidiaries insurance premiums on insurance policies of the Company and its Restricted Subsidiaries and the Company from time to time makes “premium” payments directly to such insurance financing company to satisfy their obligations to such insurance financing company; provided that Indebtedness referred to in this clause (y) does not exceed $16.0 million in the aggregate at any one time outstanding;

(16)
additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25.0 million at any one time outstanding, which amount may, but need not, be incurred in whole or in part under the Credit Agreement, plus any amounts incurred in accordance with the proviso to clause (10) above; provided that any Indebtedness incurred in excess of $25.0 million in accordance with the proviso to clause (10) above shall reduce the aggregate amount permitted to be incurred under clause (10) above to the extent set forth therein;

(17)	Indebtedness under the guarantees of the QDI notes that remain outstanding after the consummation of the Transactions; and

(18)
Indebtedness consisting of recourse obligations of the Company and its Restricted Subsidiaries to financial institutions in connection with Permitted Program Affiliate Transactions for lease obligations owing to such financial institutions by Program Affiliates in an aggregate principal amount not to exceed $20.0 million at any one time outstanding.

For purposes of determining compliance with the “Limitation on Incurrence of Additional Indebtedness” covenant,

(a)
in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such provision,

(b)
accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms or in the form of Capital Stock, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock (or an increase in the aggregate liquidation preference thereof) and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock, as the case may be,

(c)	guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included,

(d)
if obligations in respect of letters of credit are incurred pursuant to the Credit Agreement and are being treated as incurred pursuant to clause (2) above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included,

(e)
if such Indebtedness is denominated in a currency other than U.S. dollars, the U.S. dollar equivalent principal amount thereof will be calculated based on the relevant currency exchange rates in effect on the date such indebtedness was incurred, and

(f)
Indebtedness need not be incurred solely by reference to one category of Permitted Indebtedness or the Consolidated Fixed Charge Coverage Ratio provisions of such covenant but may be permitted to be incurred in part under any combination of categories of Permitted Indebtedness and the Consolidated Fixed Charge Coverage Ratio provisions.

“Permitted Investments” means:

(1)
Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company;

(2)
Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the notes and the indenture;

(3)	Investments in cash and Cash Equivalents;

(4)
loans and advances to employees and officers of the Company and its Restricted Subsidiaries made (a) in the ordinary course of business for bona fide business purposes not to exceed $5.0 million in the aggregate at any one time outstanding or (b) to fund purchases of Capital Stock of the Company under the Option Plan or similar employment arrangements so long as no cash is actually advanced by the Company or any of its Restricted Subsidiaries to such employees and officers to fund such purchases;

(5)	Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with the indenture;

(6)	additional Investments, including joint ventures, not to exceed $20.0 million at any one time outstanding;

(7)
Investments in securities of trade creditors or customers received (x) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or (y) in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others, in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment;

(8)
Investments (a) made by the Company or its Restricted Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with the “Limitation on Asset Sales” covenant, (b) consisting of consideration received by the Company or any of its Restricted Subsidiaries in connection with a transaction that would be an Asset Sale if it consisted of aggregate consideration received by the Company or any of its Restricted Subsidiaries of $1.5 million or more or (c) acquired in exchange for, or out of the proceeds of, a substantially concurrent offering of Capital Stock (other than Disqualified Capital Stock) of the Company (which proceeds of any such offering of Capital Stock of the Company shall not have been, and shall not be, included in clause (c)(3) of the first paragraph of the “Limitation on Restricted Payments” covenant);

(9)
Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with the indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;

(10)	Investments in the notes;

(11)	Investments in existence on the date of issuance of the notes;

(12)
guarantees of indebtedness to the extent permitted pursuant to the “Limitation of Issuance of Additional Indebtedness” covenant and the creation of liens on the assets of the Company or any Restricted Subsidiaries in compliance with the “Limitation on Liens” covenant; and

(13)
the Company and its Restricted Subsidiaries may make loans or advances to, prepay expenses of, make purchases on behalf of, or otherwise extend credit to (other than extensions of trade credit which are specifically excluded from the definition of “Investments”), Program Affiliates so long as such amounts are used to fund expenses or purchases incurred in the ordinary course of business, are being made on a basis consistent with past practice and are deducted from the weekly settlement paid to such Program Affiliates.

“Permitted Liens” means the following types of Liens:

(1)	Liens for taxes, assessments or governmental charges or claims either

(a)	not delinquent, or

(b)
contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves, if any, as shall be required pursuant to generally accepted accounting principles in effect from time to time in the applicable jurisdiction;

(2)
statutory and common law Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, customs and revenue authorities and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)
Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations, exclusive of obligations for the payment of borrowed money;

(4)
judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5)
licenses, sublicenses, leases, subleases, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of property not interfering in any material respect with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(6)
any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation or operating lease;

(7)	Liens securing Indebtedness permitted pursuant to clause (10) of the definition of “Permitted Indebtedness”; provided, however, that in the case of Purchase Money Indebtedness

(a)
the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and any improvements thereon and

(b)
the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

(8)
Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or similar credit transactions issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10)
Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11)	Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the indenture;

(12)	Liens in the ordinary course of business not exceeding $5.0 million at any one time outstanding that

(a)	are not incurred in connection with borrowing of money and

(b)	do not materially detract from the value of the property or materially impair its use;

(13)	Liens by reason of judgment or decree not otherwise resulting in an Event of Default;

(14)	Liens securing Indebtedness permitted to be incurred pursuant to clauses (12) and (16) of the definition of “Permitted Indebtedness”;

(15)	Liens securing Indebtedness under Currency Agreements permitted under the indenture;

(16)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(17)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(18)
Liens securing Acquired Indebtedness incurred in accordance with the “Limitation on Incurrence of Additional Indebtedness” covenant and clause (10) of the definition of “Permitted Indebtedness”; provided that

(a)
such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company unless the related Indebtedness is incurred in connection with a tax-advantaged Asset Acquisition and

(b)
such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(19)	Liens securing insurance premium financing arrangements, provided that such Lien is limited to the applicable insurance contracts.

“Permitted Program Affiliate Transactions” shall mean a transaction or series of transactions effected in the ordinary course of business of the Company or any of its Restricted Subsidiaries and consistent with the past practices of the Company and its Restricted Subsidiaries pursuant to which (A) (1) the Company and/or one or more of its Restricted Subsidiaries leases equipment from a third party financial institution, (2) transfers the lease (and the equipment subject thereto) to a Program Affiliate and (3) guarantees a portion of the lease payments owing by such Program Affiliate to such financial institution and/or agrees to assume from the Program Affiliate the lease initially so transferred to it upon the failure of such Program Affiliate to make the lease payments owing by it thereunder to such financial institution, (B) (1) the Company and/or one or more of its Restricted Subsidiaries leases equipment from a third party financial institution, (2) subleases such equipment to a Program Affiliate, (3) transfers the account receivable related to the sublease (together with all collateral rights to the equipment that is the subject of the sublease) to a third party financial institution and (4) guarantees the sublease payments owing by the Program Affiliate to such financial institution, (C) (1) the Company and/or one or more of its Restricted Subsidiaries leases equipment to a Program Affiliate, (2) transfers the account receivable related to such lease (together with the all collateral rights to the equipment that is the subject of the lease) to a third party financial institution and (3) guarantees the lease payments owing by the Program Affiliate to such financial institution or (D) (1) the Company and/or one or more of its Restricted Subsidiaries leases equipment to a Program Affiliate, (2) transfers the lease (and the related account receivable and the equipment that is the subject of the lease) to a third party financial institution and (3) guarantees the lease payments owing by the Program Affiliate to such financial institution and/or agrees to assume such equipment lease from such Program Affiliate upon the failure of such Program Affiliate to make the lease payments owing by it thereunder to such financial institution.

“Person” means an individual, partnership, limited liability company, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Program Affiliate” shall mean each of the independently-owned entities that operate under the name of the Company or any of its Restricted Subsidiaries pursuant to an exclusive agreement with the Company or such Restricted Subsidiary.

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment or other related assets and any Refinancing thereof.

“QDI Junior PIK Notes” means the 12% Junior Subordinated PIK Notes due 2009, issued by QDI pursuant to the Indenture dated as of May 30, 2002 between QDI and Wilimington Trust Company, as trustee.

“QDI Notes” means the 10% Senior Subordinated Notes due 2006 and the Floating Interest Rate Subordinated Term Securities due 2006 (FIRSTSSM ), each issued by QDI pursuant to the Indenture dated as of June 9, 1998, as supplemented on August 28, 1998 and May 30, 2002, among QDI, the subsidiary guarantors party thereto, and The Bank of New York, as successor to the corporate trust business of United States Trust Company of New York, as trustee.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:

(1)	a Receivables Subsidiary, in the case of a transfer by the Company or any of its Restricted Subsidiaries and

(2)
any other Person, in the case of a transfer by a Receivables Subsidiary, or may grant a security interest in, any accounts receivable, whether now existing or arising in the future, of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Managers, as provided below, as a Receivables Subsidiary:

(1)	no portion of the Indebtedness or any other Obligations, contingent or otherwise, of which

(a)
is guaranteed by the Company or any Restricted Subsidiary of the Company, excluding guarantees of Obligations, other than the principal of, and interest on, Indebtedness, pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction,

(b)
is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, or

(c)
subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction;

(2)
with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(3)
with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Restricted Subsidiary’s financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Managers shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company:

(1)
for purposes of clause (13) of the definition of Permitted Indebtedness, Indebtedness incurred in accordance with the “Limitation on Incurrence of Additional Indebtedness” covenant, other than pursuant to clause (2), (4), (5), (6), (7), (8), (9), (10), (11), (12) or (16) of the definition of Permitted Indebtedness, or

(2)	for any other purpose, Indebtedness incurred in accordance with the “Limitation on Incurrence of Additional Indebtedness” covenant, in each case that does not:

(a)
result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing, plus the amount of any premium, accrued interest and defeasance costs required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees, expenses, discounts and commission incurred by the Company in connection with such Refinancing, or

(b)	create Indebtedness with:

•
if the Indebtedness being Refinanced was incurred pursuant to clause (3) of the definition of “Permitted Indebtedness,” a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or a final maturity earlier than the final maturity of the Indebtedness being Refinanced; or

•
if the Indebtedness being Refinanced was otherwise incurred in accordance with the definition of “Permitted Indebtedness” or with the “Limitation on Incurrence of Additional Indebtedness” covenant, a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the notes or a final maturity earlier than the final maturity of the notes;

provided that:

(x)	if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, and

(y)
if such Indebtedness being Refinanced is subordinate or junior to the notes, then such Refinancing Indebtedness shall be subordinate to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Representative” means the Trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property other than (a) arrangements between the Company and a Wholly Owned Restricted Subsidiary of the Company or between Wholly Owned Restricted Subsidiaries of the Company or (b) any arrangement whereby the transfer involves fixed or capital assets and is consummated within 120 days after the date the Company or a Restricted Subsidiary of the Company acquires or finishes construction of such fixed or capital assets.

“Security Documents” means, collectively, the U.S. Security Agreement, as further amended and restated, the Mortgages, as further amended, and all other security agreements, mortgages, deeds of trust, pledges, collateral assignments or other instruments evidencing or creating any Security Interests in favor of the Collateral Agent in all or any portion of the Collateral, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time, in accordance with the terms thereof.

“Security Interests” means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for the benefit of the Trustee and the holders of the notes.

“Senior Debt” means the principal of, premium, if any, and interest, including any accrued and unpaid interest accruing subsequent to the filing of a petition of bankruptcy or other like proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law, on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the notes. Without limiting the generality of the foregoing, “Senior Debt” shall also include the principal of, premium, if any, interest, including any interest accruing and unpaid subsequent to the filing of a petition of bankruptcy or other like proceeding at the rate provided for in the documentation with respect thereto whether or not such interest is an allowed claim under applicable law, on, and all other amounts owing by the Company in respect of:

(1)
all monetary obligations of every nature of the Company (including guarantees thereof) under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

(2)	all Interest Swap Obligations, including guarantees thereof; and

(3)	all obligations under Currency Agreements, including guarantees thereof, in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Senior Debt” shall not include:

(1)	any Indebtedness of the Company to a Subsidiary of the Company;

(2)
Indebtedness to, or guaranteed on behalf of, any manager, director, officer or employee of the Company or any manager, director, officer or employee of any Subsidiary of the Company, including, without limitation, amounts owed for compensation;

(3)	Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (excluding Indebtedness incurred, and amounts owing, under the Credit Agreement);

(4)	Indebtedness represented by Disqualified Capital Stock;

(5)	any liability for federal, state, local or other taxes owed or owing by the Company;

(6)
that portion of any Indebtedness incurred in violation of the indenture provisions set forth under “Limitation on Incurrence of Additional Indebtedness” covenant; provided, that (x) as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers’ certificate of (or representation from) the Company to the effect that the incurrence of such Indebtedness does not violate such provisions of the indenture, or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not violate such provisions of the indenture and (y) any revolving Indebtedness under the Credit Agreement incurred in violation of such covenant as a result of the application of the proviso appearing in clause (2) of the definition of “Permitted Indebtedness” shall not be excluded from Senior Debt so long as such Indebtedness was extended in good faith to the Company;

(7)	with respect to the Company, Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company;

(8)	with respect to the Company, any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company; and

(9)
any Obligations under, or relating to, the exchange notes which may be included (or deemed to be included) under the Credit Agreement as a result of the inclusion of security documents (which specifically cover such Obligations) in the definition of Credit Agreement.

“Senior Leverage Ratio” means, on any date, the ratio of (1) Consolidated Senior Debt to (2) Consolidated EBITDA of the Company.

“Shareholders’ Agreement” means (a) the Amended and Restated Shareholders’ Agreement dated as of February 10, 1998 among certain affiliates of Apollo Management, L.P. and certain shareholders of QDI, as amended from time to time in accordance with its terms and (b) the Amended and Restated Common and Preferred Stock Purchase and Shareholders’ Agreement dated as of August 28, 1998 among certain affiliates of Apollo Management, L.P., BT Investment Partners Inc., MTL Equity Investors, L.L.C. and QDI, as amended from time to time in accordance with its terms.

“Shareholder Subordinated Note” means an unsecured junior subordinated note issued by QDI (and not guaranteed or supported in any way by QDI or any of its Subsidiaries) to finance repurchases by QDI of Capital Stock of QDI, which repurchases are contemplated to be made pursuant to paragraph (4) of the “Limitation on Restricted Payments” covenant under the indenture.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

“Subsidiary”, with respect to any Person, means:

(1)
any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or a subsidiary of such Person or

(2)	any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or a subsidiary of such Person.

“Total Leverage Ratio” means, on any date, the ratio of (1) Consolidated Debt to (2) Consolidated EBITDA of the Company.

“Transactions” means the Offering and all of the transactions contemplated thereby.

“Unrestricted Subsidiary” of any Person means:

(1)	any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below;

(2)	any Subsidiary of an Unrestricted Subsidiary; and

(3)
in the case of an Unrestricted Subsidiary of the Company, Bulknet.com, Inc. and any of its Subsidiaries (but only until such time that the Board of Directors of the Company designates Bulknet.com, Inc. or any of its subsidiaries from being an Unrestricted Subsidiary to being a Restricted Subsidiary in the manner provided below).

The Board of Managers may designate any Subsidiary, including any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1)
either (a) the Company certifies to the Trustee in an officers’ certificate that such designation complies with the “Limitation on Restricted Payments” covenant or (b) the Subsidiary to be so designated at the time of designation has total consolidated assets of $1,000 or less; and

(2)
each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries (other than the assets of such Unrestricted Subsidiary).

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1)
immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance with the “Limitation on Incurrence of Additional Indebtedness” covenant and

(2)
immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“U.S. Security Agreement” means that certain U.S. Security Agreement dated as of June 9, 1998, amended and restated as of August 28, 1998 and amended and restated as of the Issue Date, among the Company, QDI, various Subsidiaries of QDI and the Collateral Agent (as the same may be further amended, restated, supplemented, replaced and/or otherwise modified from time to time).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing

(1)	the then outstanding aggregate principal amount of such Indebtedness into

(2)	the sum of the total of the products obtained by multiplying

(a)	the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(b)	the number of years, calculated to the nearest one-twelfth, which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities, other than in the case of a foreign Restricted Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law, are owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

BOOK-ENTRY; DELIVERY AND FORM

Except as set forth below, the exchange notes will initially be issued in the form of one or more fully registered notes in global form without coupons. Each global note shall be deposited with the trustee, as custodian for, and registered in the name of DTC or a nominee thereof. The old notes to the extent validly tendered and accepted and directed by their holders in their letters of transmittal, will be exchanged through book-entry electronic transfer for the global note.

Except as set forth below, the global note may be transferred, in which but not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global note may not be exchanged for notes in certificated form except in the limited circumstances described below.

The Global Notes

We expect that pursuant to procedures established by DTC

•
upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount of notes of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary, and

•	ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through:

•	records maintained by DTC or its nominee with respect to interests of persons who have accounts with DTC “participants” and

•	the records of participants with respect to interests of persons other than participants.

So long as DTC, or its nominee, is the registered owner or holder of the global notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.

Payments of the principal of, premium, if any, and interest on the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest on the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated note for any reason, including to sell notes to persons in states that require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in the global notes, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture. Consequently, the ability to transfer notes or to pledge notes as collateral will be limited to such extent.

Notes that are issued as described below under “—Certified Notes,” will be issued in registered definitive form without coupons (each, a “Certificated Note”). Upon the transfer of Certificated Notes, such certificated notes may, unless the global note has previously been exchanged for certificated notes, be exchanged for an interest in the global note representing the principal amount of notes being transferred.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the global notes for certificated notes, which it will distribute to its participants.

DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the laws of the State of New York,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic bookentry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, it is under no obligation to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

If (1) we notify the Trustee in writing that DTC is no longer willing or able to act as a depository and we are unable to locate a qualified successor within 90 days or (2) we, at our option, notify the Trustee in writing that we elect to cause the issuance of exchange notes in definitive form under the indenture, then, upon surrender by DTC of its global note, certificated securities will be issued to each person that DTC identifies as the beneficial owner of the exchange notes represented by the global note. In addition, any person having a beneficial interest in a global note or any holder of old notes whose old notes have been accepted for exchange may, upon request to the Trustee or the Exchange Agent, as the case may be, exchange such beneficial interest or old notes for Certificated Notes.

Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

Neither we nor the Trustee shall be liable for any delay by DTC or any particular or indirect participant in identifying the beneficial owners of the related exchange notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the exchange notes to be issued).

EXCHANGE OFFER; REGISTRATION RIGHTS

On May 30, 2002, we and the Guarantors of the old notes entered into a registration rights agreement with the trustee as part of the transactions. Under that agreement, we and the Guarantors have agreed, at our expense:

•
within 120 days after the date of original issuance of the old notes, to file a registration statement on Form S-1 or Form S-4 with the Commission relating to a registered exchange offer for the old note under the Securities Act; and

•
to use our commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act within 180 days after May 30, 2002, which was the closing date of the transactions.

As soon as practicable after the registration statement of which this prospectus forms a part is declared effective, we and the Guarantors will offer to all holders of old notes not prohibited by law or Commission staff policy an opportunity to exchange their old notes for a like principal amount of exchange notes. We and the Guarantors will keep this exchange offer open for acceptance for not less than 20 business days (or longer if required by applicable law) after the date notice of this exchange offer is mailed to the holders of old notes. For each old note surrendered to us for exchange pursuant to this exchange offer, the holder of each old note will receive an exchange note having a principal amount at maturity equal to that of the surrendered old note. Interest on each exchange note will accrue from the later of:

•	the last interest payment date on which interest was paid on the old note surrendered in exchange therefor; or

•
if the old note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment.

Under existing interpretations of the Commission contained in several no-action letters to third parties, after the registered exchange offer the exchange notes will be freely transferable by holders thereof who are not our affiliates without further registration under the Securities Act. However, each holder that wishes to exchange its old note for exchange notes will be required to represent:

•	that any exchange notes to be received by it will be acquired in the ordinary course of its business;

•
that at the time of the commencement of this registered exchange offer it had no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of exchange notes in violation of the Securities Act;

•	that it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of ours;

•	if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of exchange notes; and

•
if such holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for old note that were acquired as a result of market-making or other trading activities and that it will deliver a prospectus in connection with any resale of such exchange notes.

The Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the old note by delivering to prospective purchasers this prospectus as contained in the registration statement. We and the Guarantors will agree to make available during the period required by the Securities Act, this prospectus which shall meet the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes.

If:

•	because of any change in current law or prevailing interpretations of the staff of the Commission, we are not permitted to effect this registered exchange offer;

•	this exchange offer is not consummated within 220 days after May 30, 2002, which was the closing date of the transactions; or

•	any other holder of an old note who is not able to participate in the registered exchange offer so requests in writing on or before the 60th day after the consummation of this exchange offer;

then in each case, we and the Guarantors will promptly deliver to the holders of old notes and the trustee written notice thereof and at our sole expense:

•	as promptly as practicable, file a shelf registration statement covering resales of the old notes;

•	use our commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

•
subject to customary exceptions, use our commercially reasonable efforts to keep effective the shelf registration statement until the earlier of (a) the date on which, in the written opinion of our counsel, all outstanding old notes held by persons that are not our affiliates may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto and (b) such time as all of the old note have been sold thereunder.

If a shelf registration statement is filed, we will:

•	provide to each holder of old notes copies of the prospectus that is a part of the shelf registration statement;

•	notify each such holder when the shelf registration statement for the old notes has become effective; and

•	take certain other actions as are required to permit unrestricted resales of the old notes.

A holder that sells old notes pursuant to the shelf registration statement will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder, including certain indemnification rights and obligations.

If we and the Guarantors fail to comply with the above provisions or if the registration statement or the shelf registration statement fails to become effective, then, as additional interest, amounts shall become payable in respect of the old notes as follows:

(a)
if (1) neither the registration statement nor the shelf registration statement is filed with the Commission within 120 days following the closing date of the transactions or (2) notwithstanding that we have consummated or will consummate this exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not filed on or prior to the date required by the registration rights agreement, then commencing on the day after either such required filing date, additional interest shall accrue on the principal amount of the old notes at a rate of .25% per annum for the first 90 days immediately following each such filing date, such additional interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; or

(b)
if (1) neither this registration statement nor a shelf registration statement is declared effective by the Commission within 180 days following the closing date of the transactions or (2) notwithstanding that we have consummated or will consummate this exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not declared effective by the Commission on or prior to the 60th day following the date such shelf registration statement was filed, then, commencing on the day after either such required effective date, additional interest shall accrue on the principal amount of the old notes at a rate of ..25% per annum for the first 90 days immediately following such date, such additional interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; or

(c)
subject to certain customary exceptions, if (1) we have not exchanged exchange notes for all old notes validly tendered in accordance with the terms of this exchange offer on or prior to the 220th day after the closing date of the transactions or (2) if applicable, the shelf registration statement has been declared effective and such shelf registration statement ceases to be effective at any time prior to the second anniversary of the closing date of the transactions (other than after such time as all old notes have been disposed of thereunder), then additional interest shall accrue on the principal amount of the old notes at a rate of .25% per annum for the first 90 days commencing on (x) the 221st day after the closing date of the transactions in the case of (1) above, or (y) the day such shelf registration statement ceases to be effective in the case of (2) above, such additional interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period.

However, the additional interest rate on the old notes we may be required to pay will not exceed in the aggregate 1.0% per annum. If we are required to pay additional interest, the additional interest will cease to accrue:

•	upon the filing of this registration statement or a shelf registration statement, in the case of clause (a) above; or

•	upon the effectiveness of this exchange offer or a shelf registration statement, in the case of clause (b) above; or

•	upon the exchange of exchange notes for all old notes tendered, in the case of clause (c)(1) above; or

•	upon the effectiveness of the shelf registration statement which had ceased to remain effective, in the case of clause (c)(2) above.

Any amounts of additional interest due pursuant to clause (a), (b) or (c) above will be payable in cash on the same original interest payment dates as the old notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material U.S. Federal income tax consequences of the exchange of old notes for exchange notes pursuant to this exchange offer, but does not address any other aspects of U.S. Federal income tax consequences to holders of old notes or exchange notes. This summary is based upon the Internal Revenue Code of 1986, as amended, existing and proposed regulations thereunder, and published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be retroactive. This summary is not binding on the Internal Revenue Service or on the courts, and no ruling will be requested from the Internal Revenue Service on any issues described below. There can be no assurance that the Internal Revenue Service will not take a different position concerning the matters discussed below and that such positions of the Internal Revenue Service would not be sustained.

Except as expressly stated otherwise, this summary applies only to U.S. holders that exchange old notes for exchange notes in this exchange offer and who hold the old notes as capital assets. It does not address the tax consequences to taxpayers who are subject to special rules (such as financial institutions, tax-exempt organizations and insurance companies). A “U.S. holder” means a beneficial owner of a note who purchased the notes pursuant to the offering and is, for U.S. Federal income tax purposes

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. Federal income taxation regardless of its source; or

•	a trust if

•	a court within the United States is able to exercise primary supervision over the administration of the trust and

•	one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

Persons considering the exchange of old notes for exchange notes should consult their own tax advisors concerning the U.S. Federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Exchange of an Old Note for an Exchange Note Pursuant to this Exchange Offer

The exchange by any holder of an old note for an exchange note will not constitute a taxable exchange for U.S. Federal income tax purposes. Consequently, no gain or loss will be recognized by holders that exchange old notes for exchange notes pursuant to this exchange offer. For purposes of determining gain or loss upon the subsequent sale or exchange of exchange notes, a holder’s tax basis in an exchange will be the same as such holder’s tax basis in the old note exchanged therefor. Holders will be considered to have held the exchange notes from the time of their acquisition of the old notes.

PLAN OF DISTRIBUTION

Until 90 days after the date of this prospectus, all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes only where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days from the date on which this exchange offer is consummated, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days from the date on which this exchange offer is consummated, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to this exchange offer, other than commissions or concessions of any broker-dealers and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and the guarantees of the exchange notes will be passed upon for Quality Distribution, LLC by O’Melveny & Myers LLP, New York, New York.

EXPERTS

The consolidated financial statements of Quality Distribution, LLC as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We will be required to file annual and quarterly reports and other information with the Securities and Exchange Commission after the registration statement described below is declared effective by the Commission. You may read and copy any reports, statements and other information we file at the Commission’s public reference room in Washington, D.C. You may request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the Commission. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.

We have filed a registration statement on Form S-4 to register with the Commission the exchange notes to be issued in exchange for the old notes and guarantees thereof. This prospectus is part of that registration statement. As allowed by the Commission’s rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You should note that where we summarize in the prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in the prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed to the registration statement for copies of the actual contract, agreement or document.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Managers and sole member of
Quality Distribution, LLC (successor to Quality Distribution, Inc.):

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders’ deficit and comprehensive income (loss) and of cash flows present fairly, in all material respects, the financial position of Quality Distribution, LLC (successor to Quality Distribution, Inc.) and its subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/S/     PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Tampa, Florida
March 15, 2002, except for Notes 1 and 18 as to which the
    date is June 30, 2002

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
December 31, 2000 and 2001
(in 000’s)

	2000	2001
ASSETS
Current assets:
Cash and cash equivalents	$2,636	$2,212
Accounts receivable, net	94,755	88,901
Current maturities of other receivables	518	891
Inventories	1,786	1,143
Prepaid expenses	7,391	5,767
Prepaid tires	8,156	8,968
Income tax recoverable	350	306
Other	650	1,775

Total current assets	116,242	109,963
Property and equipment, net	175,516	177,359
Goodwill, net	153,668	152,775
Other assets	7,647	8,881

	$453,073	$448,978

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of indebtedness	$3,619	$2,677
Accounts payable	16,443	13,417
Affiliates and owner-operators payable	7,563	4,930
Accrued expenses	50,654	49,431
Income taxes payable	834	1,092

Total current liabilities	79,113	71,547
Long-term indebtedness, less current maturities	413,320	441,179
Environmental liabilities	39,873	36,163
Other non-current liabilities	10,926	13,744
Deferred tax	1,182	1,270

Total liabilities	544,414	563,903

Mandatory redeemable common stock (30 shares)	1,210	1,210

Mandatory redeemable preferred stock	13,882	16,499

Minority interest in subsidiary	4,433	1,833

Commitments and contingencies (Note 14)
Stockholders’ deficit:
Common stock, $.01 par value; 15,000 shares authorized	20	20
Additional paid-in capital	105,656	105,544
Treasury stock	(32)	(402)
Accumulated deficit	(22,212)	(37,435)
Stock recapitalization	(189,589)	(189,589)
Other comprehensive loss	(2,823)	(10,829)
Notes receivable	(1,886)	(1,776)

Total stockholders’ deficit	(110,866)	(134,467)

	$453,073	$448,978

The Accompanying Notes are an Integral Part of these Financial Statements.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

	1999	2000	2001
OPERATING REVENUES:
Transportation	$504,536	$488,835	$444,816
Other	65,061	64,602	63,505

Total operating revenues	569,597	553,437	508,321

OPERATING EXPENSES:
Purchased transportation	319,268	320,943	298,688
Compensation	85,611	73,076	66,978
Fuel, supplies and maintenance	46,290	46,440	42,426
Depreciation and amortization	60,556	35,281	33,410
Selling and administrative	19,885	17,570	13,743
Insurance claims	6,529	8,038	8,316
Taxes and licenses	4,465	4,701	4,197
Communication and utilities	9,704	8,316	7,736
(Gain) loss on sale of property and equipment	(90)	(457)	99
CLC Operating expense	0	6,740	2,400
Restructuring Charge	0	3,195	1,049

Total operating expenses	552,218	523,843	479,042

Net operating income	17,379	29,594	29,279
Interest expense, net	(40,452)	(40,236)	(40,224)
Other income (expense)	134	24	(22)

Income (loss) before provision for income taxes	(22,939)	(10,618)	(10,967)
Benefit (provision) for income taxes	6,068	(31,225)	(1,135)
Minority interest	(21)	0	0

Net loss from continuing operations	(16,892)	(41,843)	(12,102)

Discontinued Operations
Income (loss) from operations of discontinued division, net of tax	1,462	56	(359)

Net Loss	(15,430)	(41,787)	(12,461)
Preferred stock dividends and accretions	(1,444)	(1,745)	(2,762)

Net Loss attributable to common stockholders	$(16,874)	$(43,532)	$(15,223)

The Accompanying Notes are an Integral Part of these Financial Statements.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT AND COMPREHENSIVE INCOME (LOSS)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

	Comprehensive Income (Loss)	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Stock Recapitalization	Accumulated Other Comprehensive Loss	Stock Subscription Receivable	Total Stockholders’ Equity (Deficit)
Balance, December 31, 1998	—	$20	—	$104,807	$38,495	$(189,589)	$(655)	$(1,398)	$(48,320)
Net loss	$(15,430)	—	—	—	(15,430)	—	—	—	(15,430)
Issuance of common stock, net	—	—	—	108	—	—	—	—	108
Stock subscription receipts	—	—	—	—	—	—	—	136	136
Preferred stock accretion	—	—	—	—	(1,444)	—	—	—	(1,444)
Minority stock dividend	—	—	—	—	(301)	—	—	—	(301)
Translation Adjustment	478	—	—	—	—	—	478	—	478

Balance, December 31, 1999	$(14,952)	$20	—	$104,915	$21,320	$(189,589)	$(177)	$(1,262)	$(64,773)

Net loss	$(41,787)	—	—	—	(41,787)	—	—	—	(41,787)
Issuance of common stock, net	—	—	—	741	—	—	—	—	741
Stock subscription	—	—	—	—	—	—	—	(624)	(624)
Acquisition of treasury stock	—	—	(32)	—	—	—	—	—	(32)
Preferred stock Accretion	—	—	—	—	(1,444)	—	—	—	(1,444)
Minority stock Dividend	—	—	—	—	(301)	—	—	—	(301)
Pension plan minimum Liability	(2,072)	—	—	—	—	—	(2,072)	—	(2,072)
Translation adjustment	(574)	—	—	—	—	—	(574)	—	(574)

Balance, December 31, 2000	$(44,433)	$20	$(32)	$105,656	$(22,212)	$(189,589)	$(2,823)	$(1,886)	$(110,866)

Net loss	$(12,461)	—	—	—	(12,461)	—	—	—	(12,461)
Issuance of common stock, net	—	—	—	(112)	—	—	—	—	(112)
Stock subscription receipts	—	—	—	—	—	—	—	110	110
Acquisition of treasury stock	—	—	(370)	—	—	—	—	—	(370)
Preferred stock Accretion	—	—	—	—	(2,617)	—	—	—	(2,617)
Minority stock Dividend	—	—	—	—	(145)	—	—	—	(145)
Translation adjustment	(336)	—	—	—	—	—	(336)	—	(336)
Change in value of derivatives	(3,346)	—	—	—	—	—	(3,346)	—	(3,346)
Pension Plan Minimum Liability, net	(4,324)	—	—	—	—	—	(4,324)	—	(4,324)

Balance, December 31, 2001	$(20,467)	$20	$(402)	$105,544	$(37,435)	$(189,589)	$(10,829)	$(1,776)	$(134,467)

The Accompanying Notes are an Integral Part of these Financial Statements.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.  AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

	1999	2000	2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,430)	$(41,787)	$(12,461)
Adjustments to reconcile to net cash and cash equivalents provided by operating activities:
Deferred income taxes	2,439	30,523	88
Depreciation and amortization	62,284	37,044	35,125
Equity in income from investments	22	—	—
(Gain) loss on sale of property and equipment	(90)	(457)	99
Minority interest	21	—	—
Changes in assets and liabilities:
(Increase) decrease in accounts and other receivables	(12,165)	35,105	5,304
(Increase) decrease in inventories	238	(23)	643
(Increase) decrease in prepaid expenses	(3,303)	3,662	1,625
(Increase) decrease in prepaid tires	(2,928)	1,123	(811)
(Increase) decrease in other assets	5,593	1,978	(4,409)
(Decrease) in accounts payable and accrued expenses	(17,591)	(12,016)	(2,426)
(Decrease) in affiliates and owner-operators payable	(148)	(629)	(2,633)
(Decrease) in other liabilities	(13,668)	(16,315)	(9,516)
Increase (Decrease) in current income taxes	3,895	(16)	301

Net cash and cash equivalents provided by operating activities	9,169	38,192	10,929

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(25,727)	(23,079)	(37,412)
Proceeds from sale of subsidiary	9,251	—	—
Proceeds from sales of property and equipment	7,601	4,358	2,476

Net cash and cash equivalents used in investing activities	(8,875)	(18,721)	(34,936)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt and capital lease obligations	1,589	—	30,000
Principal payments on long-term debt and capital lease obligations	(8,764)	(17,218)	(3,083)
Restricted cash released	7,867	—	—
Preferred stock redemption	—	—	(2,600)
Other stock transactions	243	438	1,075
Cash dividend	(301)	(301)	(145)

Net cash and cash equivalents provided by (used in) financing activities	634	(17,081)	25,247

Net increase in cash and cash equivalents	928	2,390	1,240
Effect of translation adjustment on cash	37	(804)	(1,664)
Cash and cash equivalents, beginning of year	85	1,050	2,636

Cash and cash equivalents, end of year	$1,050	$2,636	$2,212

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$38,450	$39,412	$33,914
Income taxes	$992	$637	354

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Preferred shares issued in connection with acquisition	$(5,000)	—	—
Accretion of dividends on preferred stock	$1,444	$1,444	$2,617

The Accompanying Notes are an Integral Part of these Financial Statements.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.  AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 1999, 2000 And 2001
(in 000’s, except per share data)

1.    BUSINESS ORGANIZATION

Nature of Operations

Quality Distribution, LLC (the “Company” or “QD LLC” ) is a Delaware limited liability company formed on April 14, 2002. Our sole member is Quality Distribution, Inc., a Florida corporation (“QDI”). On May 30, 2002, the Company completed an exchange of it’s public debt, at which time QDI transferred all of its assets (other than certain contract rights which by their terms cannot be assigned without the consent of the other parties thereto) to QD LLC consisting principally of the stock of QDI’s operating subsidiaries. QD LLC became the successor entity to QDI. See Note 18.

QD LLC and its subsidiaries are engaged primarily in truckload transportation of bulk chemicals in North America. The Company conducts a significant portion of its business through a network of company terminals, affiliates and independent owner-operators. Affiliates are independent companies, which enter into renewable one-year contracts with the Company. Affiliates are responsible for paying for their own power equipment (including debt service), fuel and other operating costs. Affiliates lease trailers from the Company. Owner-operators are independent contractors, which, through a contract with the Company, supply one or more tractors and drivers for the Company’s use. Contracts with owner-operators may be terminated by either party on short notice. The Company also charges affiliates and third parties for the use of tractors and trailers as necessary. In exchange for the services rendered, affiliates and owner-operators are generally paid 85 percent and 62 percent, respectively, of the revenues generated for each load hauled.

Historical financial information contained herein has been adjusted to reflect the sale of the discontinued operations, consisting of the Canadian petroleum division and the internet load brokerage subsidiary of QD LLC, in the second quarter of 2002.

2.    LIQUIDITY

The Company’s credit agreement was amended June 4, 2001 (the “Third Amendment”), and covers the period ending March 31, 2003. The Company paid a $1.1 million fee which is being amortized as interest expense for the covenant modification period. The interest rate on the credit agreement was also increased by .25%. A technical default, for which a waiver was obtained in October, 2001 occurred with respect to these covenants. The credit agreement was subsequently amended (the “Fourth Amendment”) on December 14, 2001. The new financial covenants are less restrictive than the previously existing covenants and cover the calendar quarters through December 31, 2002. The Company currently believes that it will be in compliance with the covenants through December 31, 2002. The Company is currently in the process of negotiating an amendment to the credit agreement with its banks for the periods subsequent to December 31, 2002; relating to the financial covenants which are unlikely to be to met for the quarter ending March 31, 2003. Although the Company believes that the banks will agree to this amendment, there can be no assurance that such agreement will occur, or if it does occur, that the Company will be able to satisfy any conditions for covenant relief. In addition, the Fourth Amendment restricts the future availability of the revolving credit facility to an incremental $15 million above the balance at the date of the agreement, plus places restrictions on the amount of capital expenditures allowed. At December 31, 2001 the Company had $17 million available under the revolving credit facility.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

3.    SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of QD LLC and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Minority interest reflects outstanding preferred stock held by two Shareholders, of CLC.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market and consist primarily of tires, parts, fuel and supplies for servicing the Company’s revenue equipment.

Property and Equipment

Property and equipment are recorded at cost. Tractors and trailers under capital leases are stated at the present value of the minimum lease payments at the inception of the lease. Depreciation, including amortization of tractors and trailers under capital leases, is computed on a straight-line basis over the estimated useful lives of the assets or the lease terms, whichever is shorter, to an estimated salvage value. The estimated useful lives are 10-25 years for buildings and improvements, 5-15 years for tractors and trailers, 7 years for terminal equipment, 3-5 years for furniture and fixtures, and 3-10 years for other equipment. Maintenance and repairs are charged to operating expense when incurred. Major improvements that extend the lives of the assets are capitalized. If the carrying value of an asset, including associated intangibles, exceeds the sum of estimated undiscounted future cash flows, then an impairment loss is recognized for the difference between estimated fair value and carrying value. When assets are disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gains or losses are reflected in operating expenses.

Goodwill

Goodwill represents the excess of cost over the fair value of tangible net assets acquired and is being amortized on a straight-line basis over its estimated useful life which ranges from 15 to 40 years. Accumulated amortization was $10,074 and $14,064 at December 31, 2000 and 2001, respectively.

In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141 Business Combinations and SFAS No. 142 Goodwill and Other Intangible Assets. SFAS No. 141 requires business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets separate from goodwill. SFAS No. 142 requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles will not be amortized into results of operations, but instead would be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles is more than its fair value. The provisions for each statement

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

that apply to goodwill and intangible assets which are acquired prior to June 30, 2001, will be adopted by the Company on January 1, 2002. The Company will no longer amortize goodwill but will evaluate it for impairment at least annually. The Company is evaluating the impact of adopting this statement. Amortization expense for 1999, 2000 and 2001 was $4.0 million, $4.5 million and $4.6 million, respectively.

Effective January 1, 2002, the Company adopted the provisions of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (Statement 142). As a result of the adoption of Statement 142, the amortization of goodwill ceased. Goodwill is subject to an annual impairment test. Accumulated amortization of intangible assets not fully amortized was $1.4 million at the end of 2001.

The following table presents net loss on a comparable basis, after adjustment for goodwill amortization (in thousands):

	For the Periods Ended December 31,
	1999	2000	2001
Net Loss	(15,430)	(41,787)	(12,461)
Goodwill amortization	4,029	3,895	3,906

Net Income (Loss), as adjusted	(11,401)	(37,892)	(8,555)

Other Assets

As of December 31, 2001, deferred loan costs of approximately $7,316 (approximately $6,711 at December 31, 2000) are being amortized over 1 to 6 years, the estimated lives of the related long-term debt or amendments.

Reclassification

Certain prior period financial numbers have been reclassified to conform to current year presentation.

New Accounting Pronouncements

In August 2001, the Financial Accounting Standards Board issued SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, which supersedes SFAS 121. The Company currently assess whether there has been impairment of long-lived assets and certain intangibles in accordance with FAS 121 and will continue to do so under the guidance provided by FAS 144 in 2002. The Company does not anticipate any significant impact on financial results from adoption of this standard.

Accrued Loss, Damage and Environmental Claims

Through September 14, 2001, the Company maintained liability insurance for bodily injury and property damage with no deductible. Commencing September 15, 2001, liability insurance for bodily injury and property damage is covered in the amount of $75.0 million per incident, having a $2.0 million deductible. There is no

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

aggregate limit on this coverage. The Company currently maintains workers’ compensation insurance coverage with a $1.0 million deductible. The Company is self-insured for damage or loss to the equipment it owns or leases and for any cargo losses. The Company has accrued for the estimated cost of claims reported and losses incurred but not reported.

The Company transports chemicals and hazardous materials and operates tank wash facilities. As such, the Company’s operations are subject to various environmental laws and regulations. The Company has been involved in various litigation and environmental matters arising from these operations. Reserves have been recognized for probable losses that can be reasonably estimated.

Fair Value of Financial Instruments

The carrying amounts reported in the accompanying balance sheets for cash, accounts receivable, and accounts payable approximate fair value because of the immediate or short-term maturities of these financial instruments. The fair value of the Company’s debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The fair value of the Company’s Series B senior fixed rate subordinated notes is approximately $48.0 million at December 31, 2001. The fair value of the Company’s Series B floating interest rate subordinated term notes is approximately $17.2 million at December 31, 2001. The book value of the Company’s remaining variable rate debt approximates fair market value at December 31, 2001. The fair value of derivative financial instruments at December 31, 2000 and 2001 results in an asset of $337 and liability of $3,346, respectively.

Revenue Recognition

Transportation revenues and related costs are recognized on the date freight is delivered. Other operating revenues, consisting primarily of lease revenues from affiliates, owner-operators and third parties, are recognized as earned.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Actual results could differ from those estimates.

Foreign Currency Translation

The translation from Canadian dollars to U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate in effect during the period. The gains or losses, net of income taxes, resulting from such translation are included in stockholders’ equity. Gains or losses from foreign currency transactions are included in other income (expense).

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets also are recognized for credit carryforwards. Deferred tax assets and liabilities are measured using the enacted rates applicable to taxable income in the years in which the temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of the change in tax rates is recognized in income in the period that includes the enactment date. An assessment is made as to whether or not a valuation allowance is required to offset deferred tax assets.

Earnings Per Share

In accordance with Financial Accounting Standards No. 128 “Earnings per share”, earnings per share has not been presented because the Company does not have any publicly held common stock or potential common stock.

4.    DERIVATIVES

The Company utilizes derivative financial instruments to reduce its exposure to market risks from changes in interest rates and foreign exchange rates. The instruments primarily used to mitigate these risks are interest rate swaps and foreign exchange contracts. All derivative instruments held by the Company are designated as hedges. Gains and losses upon settlement are recognized in the statement of operations or recorded as part of the underlying asset or liability as appropriate. The Company is exposed to credit related losses in the event of nonperformance by counterparties to these financial instruments; however, counterparties to these agreements are major financial institutions and the risk of loss due to nonperformance is considered by management to be minimal. The Company does not hold or issue interest rate swaps or foreign exchange contracts for trading purposes.

Effective January 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133). SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction.

The Company has approximately $344 million of variable interest debt. The Company has entered into interest rate swap agreements designated as a partial hedge of its variable rate debt. The purpose of these swaps is to fix interest rates on variable rate debt and reduce certain exposures to interest rate fluctuation.

On February 26, 2001, the Company entered into swap agreements on $30 million and $100 million of variable interest rate debt. These swaps are designated as partial hedges. The Company will pay counterparties interest at fixed rates of 4.96% and 5.155%. The latter is retroactive to January 1, 2001. Counterparties will pay the Company interest at a variable rate equal to LIBOR. These agreements mature and renew every three months and mature on August 1, 2002 and July 2, 2002, respectively. On March 21, 2001, the Company entered into a swap agreement on $30 million of variable interest rate debt. This swap is designated as a partial hedge. The Company will pay counterparties interest at a fixed rate of 4.765%. Counterparties will pay the Company interest at a variable rate equal to LIBOR. This agreement matures and renews every three months and matures September 22, 2002.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

The Company has entered into short-term foreign currency agreements to exchange US dollars (US $.3 million) for Canadian dollars (CN $.48 million). The purpose of these agreements is to hedge against fluctuations in foreign currency exchange rates. We are required to make US dollar payments at fixed exchange rate of 1.59%, and as such the market risk based upon a 10% fluctuation in the exchange rate is immaterial. A reconciliation of current period changes in comprehensive income as it relates to derivatives follows:

Year ended 12/31/01
(In thousands)
Cumulative effect of change in accounting principle	$337
Current period declines in fair value	(5,366)
Reclassifications to earnings	1,683

Balance at end of period	$(3,346)

Hedges of Future Cash Flows

The ineffective portion of changes in fair values of hedge positions should be reported in earnings. All hedges were effective at December 31, 2001, and as such, there are no earnings reclassifications at December 31, 2001 due to ineffective hedges. There were no amounts excluded from the measure of effectiveness in 2001 related to the hedge of future cash flows.

5.     ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following at December 31:

	2000	2001
Trade accounts receivable	$95,093	$88,999
Affiliate and owner-operator receivables	4,912	4,981
Employee receivables	327	29
Other	4,202	4,164

	104,534	98,173
Less allowance for doubtful accounts	(9,779)	(9,272)

	$94,755	$88,901

The activity in the allowance for doubtful accounts for each of the three years ended December 31, is as follows:

	1999	2000	2001
Balance, beginning of period	$3,935	$6,438	$9,779
Additions charged to operating expenses	2,623	4,295	1,732
Write-off of bad debts	(120)	(954)	(2,239)

Balance, end of period	$6,438	$9,779	$9,272

As of December 31, 2001 and 2000, approximately 85 percent of trade accounts receivable were due from companies in the chemical and bulk food products industries, respectively. For 2001, Dow Chemical accounted for 12.5% of the Company’s operating revenues. In 2000 and 1999, Dow Chemical accounted for approximately 7.5% of operating revenue.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

6.    FIXED ASSETS

Property and equipment consisted of the following at December 31:

	2000	2001
Land and improvements	$10,673	$13,180
Buildings and improvements	15,704	21,420
Revenue equipment	274,009	278,435
Other equipment	26,603	35,652
Accumulated depreciation	(151,473)	(171,328)

Property and equipment, net	$175,516	$177,359

Depreciation expense was $58,341, $32,502 and $30,489 for the periods ending December 31, 1999, 2000 and 2001, respectively. During 1999, the Company recorded a charge of $11.3 million relating to the reduction in the useful life of acquired software used in the trucking operations and a charge of approximately $8.8 million due to a change in the estimated useful life of certain revenue equipment. During 2001, the Company purchased land, building and equipment for $11 million, and tractors for approximately $5 million.

The capitalized cost of equipment under capital leases, which is included in tractors and trailers in the accompanying consolidated balance sheets, was as follows at December 31:

	2000	2001
Tractors and trailers	$377	$353
Less accumulated depreciation	(207)	(271)

	$170	$82

7.    ACCRUED EXPENSES

Accrued expenses include the following at December 31:

	2000	2001
Bank overdraft	$14,582	$17,043
Loss and damage claims	3,640	4,906
Environmental liabilities	13,365	6,409
Severance, relocation and integration	1,517	1,714
Salary, wage and benefits	6,353	5,052
Restructure reserve	1,334	471
Accrued interest	1,484	5,693
Other	8,379	8,143

	$50,654	$49,431

In connection with the acquisition of CLC in 1998, $17.5 million of restructuring related costs was recorded as part of purchase accounting. These costs included, $14.0 million of severance, bonuses and other termination-related costs to be incurred in connection with identified staff reductions, $.5 million costs in connection with the disposition (closure) of certain facilities and $3.0 million of other costs. At December 31, 2001 approximately

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

$1.7 million of accrued payments remain. During 2000, the Company initiated cost cutting measures as part of a company-wide reorganization. These costs associated with this reorganization include severed employees’ wages and benefits. The Company accrued $3.2 million in 2000, and $1.1 million in 2001, respectively. The reconciliation of the 2001 activity is as follows:

	2000	2001
Beginning Balance	$0	$1,334
Additions	3,200	1,049
Payments	(1,866)	(1,912)

Ending Balance	$1,334	471

The activity in the accrued loss and damage claims is as follows:

	1999	2000	2001
Beginning Balance at January 1	$5,571	$8,091	$5,245
Additions charged to operating expense	6,529	8,038	8,316
Payments	(4,009)	(10,884)	(6,751)

	$8,091	$5,245	$6,810

8.    LONG-TERM INDEBTEDNESS

Long-term debt consisted of the following at December 31:

	2000	2001
Series B senior subordinated notes, principal due in 2006, interest payable semi-annually at 10% per annum	$100,000	$88,000

Series B floating interest rate subordinated term notes, principal due in 2006, interest payable semi-annually at LIBOR plus 4.81%	40,000	21,500

Series B senior subordinated notes, principal due in 2006, interest payable semi-annually at 10% per annum, owned by related parties	—	12,000

Series B floating interest rate subordinated term notes, principal due in 2006, interest payable semi-annually or LIBOR plus 4.81%, owned by related parties	—	18,500

Tranche A term loan, principal of $211 due quarterly with the balance due in 2004	87,206	81,586

Tranche B term loan, principal of $247 due quarterly with the balance due in 2005	101,740	95,184

Tranche C term loan, principal of $211 due quarterly with the balance due in 2006	87,206	81,586

Tranche D term loan, balance due in 2006		15,000

Revolving credit facility	500	30,500

5% unsecured note payable to former employee, due in annual installments of $70 through 2001	67	—

Capitalized equipment leases, interest rates ranging from 6.75% to 11.65%	220	—

Less current maturities of long-term debt	(3,619)	(2,677)

Long-term debt, less current maturities	$413,320	$441,179

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

Series B Notes

The Series B Notes are guaranteed on a senior subordinated basis by all of the Company’s direct and indirect domestic subsidiaries. The guarantees are full, unconditional, joint and several obligations of the guarantors. The subordinated floating interest rate on Series B Notes was 6.68% at December 31, 2001.

The Company may redeem the Series B fixed rate notes, in whole at any time or in part from time to time, on and after June 15, 2002, upon not less than 30 nor more than 60 days notice, at the following redemption prices, expressed as percentages of the principal amount thereof, if redeemed during the twelve-month period commencing on June 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage
2002	105.0%
2003	102.5%
2004 and thereafter	100.0%

The Company may redeem the Series B floating rate notes, in whole or in part from time to time, upon not less than 30 nor more than 60 days notice at the following redemption prices, expressed as percentages of the principal amount thereof, if redeemed during the twelve-month period commencing on June 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage
2001	102.0%
2002	101.0%
2003 and thereafter	100.0%

Tranche A, B, C and D Term Loans

Tranche A Term Loans bear interest at the option of the Company at (a) 75% in excess of the base rate equal to the higher of  1/2 of 1.0% in excess of the federal funds rate or the rate that CSFB as the administrative agent announces from time to time as its prime lending rate, as in effect from time to time (the “Base Rate”), or (b) 3.50% in excess of the Eurodollar rate for Eurodollar Loans, in each case, subject to adjustment based upon the achievement of certain financial ratios (6.1% at December 31, 2001).

Tranche B Term Loans bear interest at the option of the Company at (a) 1.25% in excess of the Base Rate and (b) 3.75% in excess of the Eurodollar rate for Eurodollar Loans, in each case, subject to adjustment based upon the achievement of certain financial ratios (6.34% at December 31, 2001). Tranche C Term Loans bear interest at the option of the Company at (a) 1.50% in excess of the Base Rate and (b) 4.00% in excess of the Eurodollar rate for Eurodollar Loans, in each case, subject to adjustment based upon the achievement of certain financial ratios (6.6% at December 31, 2001). Tranche D Term Loans bear interest at the option of the Company at (a) 1.00% in excess of the Base Rate and (b) 2.00% in excess of the Eurodollar rate for Eurodollar Loans, in each case, subject to adjustment based upon the achievement of certain financial ratios (3.90% at December 31, 2001).

Revolving Credit Facility

The Company has a $75.0 million revolving credit facility, which may include letters of credit, available until June 9, 2004 to be used for, among other things, working capital and general corporate purposes of the Company and its subsidiaries, including permitted acquisitions. The revolving credit facility further provides for

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

a $15,000 sublimit to be made available to Levy, an indirect wholly-owned subsidiary of the Company. Amounts drawn under the sublimit will be drawn in Canadian dollars.

The credit agreement was amended June 4, 2001 (the Third Amendment), and covers the period ending March 31, 2003. The Company paid a $1.1 million fee which is being amortized as interest expense for the covenant modification period. The interest rate on the credit agreement was also increased by 150 basis points.

The credit agreement was again amended (the Fourth Amendment) on December 14, 2001. The new financial covenants are less restrictive than the previously existing covenants and cover the period through December 31, 2002. The Fourth Amendment restricts the amount of incremental future availability of the revolving credit facility as of the date of the Amendment to $15 million, including letters of credit, plus places restrictions on the amount of capital expenditures allowed. At December 31, 2001, the Company had $17 million available under the revolving credit facility.

Voluntary prepayments and commitment reductions will be permitted in whole or in part, subject to minimum prepayment or reduction requirements, without premium or penalty; provided that voluntary prepayments of Eurodollar Loans on a date other than the last day of the relevant interest period will be subject to payment of customary breakage costs, if any.

Interest on the Revolving Credit Facility is, at the option of the Company, (a) .75% in excess of the Base Rate and (b) 1.75% in excess of the Eurodollar rate for Eurodollar Loans, in each case, subject to adjustments based upon the achievement of certain financial ratios. The interest rate on the Sublimit will be based on Canadian dollar bankers’ acceptances and the Canadian prime rate (4.00% at December 31, 2001).

The credit agreement provides for payment by the Company in respect of outstanding letters of credit of an annual fee equal to the spread over the Eurodollar rate for Eurodollar Loans under the revolving credit facility from time to time in effect on the aggregate outstanding stated amounts of such letters of credit, or a fronting fee equal to  3/8 of 1.0% on the aggregate outstanding stated amounts of such letters of credit. Levy will pay an acceptance fee equal to the Applicable Margin that would be payable on Eurodollar Loans under the revolving credit facility on the drawing date of each loan drawn under the sublimit.

The Company pays a commitment fee equal to  1/2 of 1.0% per annum on the undrawn portion of the available commitment under the revolving credit facility, subject to decreases based on the achievement of certain financial ratios.

Collateral and Guarantees

The loans and letters of credit under the revolving credit agreement are guaranteed by all of the Company’s existing and future direct and indirect domestic subsidiaries, excluding Bulknet (collectively, the “Bank Guarantors”). The obligations of the Company and the Bank Guarantors are secured by a first priority perfected lien on substantially all of the properties and assets of the Company and the Bank Guarantors, now owned or subsequently acquired, including a pledge of all capital stock and notes owned by the Company and the Bank Guarantors, subject to certain exceptions; provided that, in certain cases, no more than 65.0% of the stock of foreign subsidiaries of the Company are required to be pledged.

Debt Retirement

Under the terms of the Company’s credit agreement, the Company is required to maintain, among other restrictions, minimum net worth levels, debt to net worth ratios and debt service coverage ratios. In addition, the

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

credit agreement and the indenture governing the Series B notes contain restrictions on debt incurrence, investments, transactions with affiliates, creation of liens, asset dispositions and the payment of dividends.

Scheduled maturities of long-term debt and capital lease obligations for the next five years and thereafter are as follows:

Year Ending December 31:
2002	$ 2,677
2003	2,677
2004	81,728
2005	131,751
2006	225,023

$443,856

9.    INCOME TAXES

Income taxes from continuing operations consisted of the following for the years ended December 31:

	1999	2000	2001
Current taxes:
Federal	$—	$—	$—
Foreign	219	40	582
State	441	397	449

	660	437	1,031

Deferred taxes:
Federal	(4,272)	22,480	—
Foreign	570	348	104
State	(2,864)	7,960	—

	(6,566)	30,788	104

Provision (benefit) for income taxes	$(5,906)	$31,225	$1,135

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

The net deferred tax asset (liability) consisted of the following at December 31:

	2000	2001
Deferred tax assets:
Environmental reserve,	$17,946	$14,474
Tax credit carryforwards	2,957	2,946
Self-insurance reserves	2,443	2,639
Allowance for doubtful accounts	3,004	3,055
Accrued vacation pay	1,083	328
Pension	1,854	3,563
Bond Discount	—	4,965
Net operating loss carryforwards	27,309	29,299
Restructuring accruals	1,209	743
Other accruals	3,176	2,445
State taxes, net	7,884	3,798

	68,865	68,255
Less valuation allowance	(33,755)	(33,960)

	35,110	34,295

Deferred tax liabilities:
Property and equipment basis difference	(31,107)	(31,262)
Capital leases treated as operating leases for tax purposes as lessor	(1,776)	(1,231)
Deferred Environmental	(2,087)	(1,447)
Other	(1,322)	(1,625)

	(36,292)	(35,565)

Net deferred tax (liability)	(1,182)	(1,270)

Long-term net deferred tax (liability)	$(1,182)	$(1,270)

The Company has provided a valuation allowance against net deferred tax assets, due to cumulative losses in recent years.

The Company’s effective tax rate differs from the federal statutory rate. The reasons for those differences are as follows for the years ended December 31:

	1999	2000	2001
Tax expense (benefit) at the statutory rate	$(7,247)	$(3,591)	$(3,851)
State income taxes, net of federal benefit	(720)	397	(411)
Amortization of goodwill	1,859	1,294	1,295
Foreign taxes	952	388	313
Valuation allowance	—	32,573	3,208
Other	(588)	164	581

Provision (benefit) for income taxes	$(6,068)	$31,225	$1,135

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

At December 31, 2001, the Company has approximately $86 million in net operating loss carryforwards and $2.9 million in alternative minimum tax credit carry forwards. The net operating loss carryforwards will expire in the years 2011 through 2021 while the alternative minimum tax credits may be carried forward indefinitely. Approximately $28.7 million of net operating loss carry forwards and $1.9 million of alternative minimum tax credit carryforwards were generated by Chemical Leaman Corporation prior to their acquisition. The use of pre-acquisition operating losses and tax credit carryforwards is subject to limitations imposed by the Internal Revenue Code. The Company has state net operating loss carry forwards which expire over the next 2 to 20 years.

The Company filed for and received a refund of $4.4 million in previously paid federal income tax as a result of carrying back a portion of our 1998 net operating loss. This refund claim is currently under examination by the Internal Revenue Service. The Company is uncertain at this time whether the Internal Revenue Service will propose any adjustment be made with respect to any portion of the refunded income taxes. The Company has made no provision in the accounts at this time to reserve for prospective additional tax liability should such an assessment be asserted by the Internal Revenue Service.

10.    EMPLOYEE BENEFIT PLANS

The Company maintains two noncontributory defined benefit plans resulting from a prior acquisition that cover certain full-time salaried employees and certain other employees under a collective bargaining agreement. Retirement benefits for employees covered by the salaried plan are based on years of service and compensation levels. The monthly benefit for employees under the collective bargaining agreement plan is based on years of service multiplied by a monthly benefit factor. Assets of the plans are invested primarily in equity securities and fixed income investments. Pension costs are funded in accordance with the provisions of the applicable law.

Effective November 1, 2001, the Company amended the collective bargaining agreement plan to freeze benefit accruals and allow participants to retire as early as age 50 with unreduced benefits. Since no prior service cost base existed prior to the amendment and the projected benefit obligation was not impacted by the change, there was no impact on the accrued pension cost.

The components of net periodic pension cost are as follows:

	December 31,
	2000	2001
COMPONENTS OF NET PERIODIC PENSION COST
Service cost	$252	$224
Interest cost	2,641	2,717
Expected Return on plan assets	(2,721)	(2,518)

Net periodic pension cost	$172	$423

The actuarial assumptions used in accounting for the plans are as follows:

	December 31,
	2000	2001
Discount rates	7.50%	7.25%
Expected long-term rates of return on plan assets	8.00%	8.00%

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

The following table sets forth the change in the benefit obligation, change in plan assets and funded status of the two plans:

	December 31,
	2000	2001
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year	$35,225	$37,257
Service cost	252	224
Interest cost	2,641	2,717
Amendments	—	1,372
Actuarial (gain)/loss	2,348	1,376
Benefits and expenses paid	(3,209)	(3,018)

Benefit obligation at end of year	$37,257	$39,928

CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year	$33,039	$31,574
Actual return on plan assets	(646)	(502)
Contributions	2,390	2,727
Benefits and expenses paid	(3,209)	(3,018)

Fair value of plan assets at end of year	$31,574	$30,782

UNFUNDING STATUS	$(5,683)	$(9,146)
Unrecognized net actuarial (gain) loss	1,985	6,396
Unrecognized prior service cost	—	1,356
Adjustment to recognize minimum liability	(2,072)	(7,752)

Accrued pension expense (included in other non-current liability)	$(5,770)	$(9,146)

The Company charged to operations payments to multi-employer pension plans required by collective bargaining agreements approximately $1.8 million, $2.0 million and $1.6 million for the years ended December 31, 1999, 2000 and 2001, respectively. These defined benefit plans cover substantially all of the Company’s union employees not covered under the Company’s plan. The actuarial present value of accumulated plan benefits and net assets available for benefits to employees under these multi-employer plans is not readily available.

In 2001 the Company established a Deferred Compensation Plan for its executives and other key employees. The plan is a non-qualified deferral plan that allows participants to contribute a portion their wages on a pre-tax basis and includes a death benefit.

The Company may credit participants accounts with a discretionary contribution at its sole discretion. No such contribution was made in 2001.

11.    PREFERRED STOCK

The Company has authorized 5,000 shares, par value, $.01 per share, of “preferred stock.” Shares of preferred stock may be issued from time to time, in one or more series, with such designation, assigned values,

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

preferences and relative, participating, optional or other rights, qualifications, limitations or restrictions thereof as the Board of Directors of the Company from time to time may adopt by resolution.

No holder of preferred shares of the Company shall have any preferential or preemptive right to subscribe for, purchase or receive any share of stock, any options or warrants for such shares, any rights to subscribe to or purchase such shares or any securities which may at any time or from time to time be issued, sold or offered for sale.

The Board of Directors has authorized the issuance of 13.75% Senior Exchangeable Preferred Stock. The designation, assigned values, preferences and relative, participating, optional or other rights, qualifications, limitations or restrictions on such preferred stock are summarized as follows.

13.75% Mandatorily Redeemable Preferred Stock

In 1998, the Company issued 105 shares of 13.75% non-voting Senior Exchangeable Preferred Stock with a liquidation preference of $100. Dividends are payable quarterly commencing December 15, 1998 and are cumulative. Any dividends not paid in cash prior to September 15, 2001 may be paid in additional shares of Senior Exchangeable Preferred Stock. All shares are mandatorily redeemable on September 15, 2006 at 100% of the liquidation preference plus all accrued dividends.

At its option, the Company may redeem the Senior Exchangeable Preferred Stock after September 15, 2003 for a percentage of liquidation preference in 2003 at 106.88%, 2004 at 103.44%, 2005 and thereafter at 100%. Prior to September 15, 2003, the Company may retire this stock from the proceeds of an initial public offering for 113.75% of liquidation preference.

12.    COMMON STOCK

The Company has 15,000 shares $.01 par value of common stock authorized and had 2,014, 2,022 and 2,001 shares outstanding at December 31, 1999, 2000 and 2001, respectively. One shareholder has the right to “put” 30 shares to the Company in 2003 for $40 per share. Accordingly, these shares are classified as mandatorily redeemable.

In connection with the recapitalization, the Company made limited recourse secured loans to shareholders which bear interest at LIBOR plus 2% (3.9% at December 31, 2001). The loans are secured by a pledge of approximately 44 shares of the Company’s common stock and options to purchase 44 shares of the Company’s common stock. The principal amount of the loans is due on June 9, 2006, with mandatory pre-payments due upon, and to the extent of, the receipt of after-tax proceeds from the sale of the pledged securities. Amounts outstanding for these loans are $1,886 and $1,776 at December 31, 2000 and 2001, respectively.

13.    INCENTIVE STOCK OPTION PLANS

The Company uses Accounting Principles Board Opinion No. 25, “Accounting for Stock-Based Compensation,” and the related interpretations to account for the Plan. No compensation cost has been recognized under the Plan, as the option price has been greater than or equal to the market price of the common stock on the applicable measurement date for all options issued. The Company adopted SFAS No. 123, “Accounting for Stock-Based Compensation” (SFAS 123), for disclosure purposes in 1996.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

Stock Option Plan

The Company adopted an employee stock option plan (“the Plan”) pursuant to which a total of 222 shares of the Company’s common stock will be available for grant. Fifty percent of each new option granted vests in equal increments over four years. The remaining fifty percent of each new option will vest in nine years, subject to acceleration if certain per-share equity value targets are achieved or, in the event of a sale of the Company. Vesting of the new options occurs only during an employee’s term of employment. The new options will become fully vested in the event of a termination of employment without “cause” or for “good reason” within six months following a sale of the Company.

The stock of the Company is no longer traded publicly. The pro forma fair value of options granted during 1999, 2000 and 2001 are based upon a model using a risk free rate of 6.1% for 1999, and 5.76% for 2000 and 4.86% for 2001 for options with an expected life of 10 years. The pro forma fair value of stock options granted in 1999 is $477, 2000 is $1,049 and 2001 is $96. At December 31, 2001, a total of 22.8 authorized shares remain available for granting.

Had compensation cost relating to the Plans been determined based upon the fair value at the grant date for awards under the Plans consistent with the method described in SFAS 123, the Company’s net income (loss) and earnings (loss) per share common would have been as follows for the years ended December 31:

	1999	2000	2001
Net income (loss) attributable to common stockholders:
As reported	$(16,874)	$(43,532)	$(15,223)
Pro forma	$(17,267)	$(43,918)	$(15,669)

Stock option activity for QDI the years ended December 31, 1999, 2000 and 2001 is as follows:

	Number of Shares	Range of Option Prices	Average Exercise Price	Shares Vested	Expiration Date
Options outstanding at December 31, 1998	210	$40.00	$40.00	—	2008
1999 option activity:
Granted	26	$40.00	$40.00	—	2008-2009
Vesting of prior-year options	—	$40.00	$40.00	23	2008-2009
Canceled	(34)	$40.00	$40.00	—	2008-2009

Options outstanding at December 31, 1999	202	$40.00	$40.00	23	2008-2009

2000 option activity:
Granted	61	$40.00	$40.00	—	2010
Vesting of prior-year options	—	$40.00	$40.00	31	2008-2009
Canceled	(55)	$40.00	$40.00	(13)	2008-2010

Options outstanding at December 31, 2000	208	$40.00	$40.00	41	2008-2010

2001 option activity:
Granted	6	$40.00	$40.00	—	2011
Vesting of prior-year options	—	$40.00	$40.00	25	2008-2010
Canceled	(15)	$40.00	$40.00	(6)	2008-2011

Options outstanding at December 31, 2001	199	$40.00	$40.00	60	2008-2011

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

14.    COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases revenue and other equipment under operating leases. Future minimum lease payments under non-cancelable operating leases at December 31, 2001 are as follows:

Operating Leases
YEAR ENDING DECEMBER 31,
2002	$3,301
2003	1,733
2004	1,144
2005	1,191
2006	893

Rent expense under operating leases was $5,051, $6,447 and $4,286 for the years ended December 31, 1999, 2000 and 2001, respectively.

Guarantor of Certain Lease Obligations

In 1995 and 1996, the Company entered into capital leases for tractors and trailers with certain affiliates and owner-operators. The Company then sold to a third party the lease receivables for which it received $979 in 1996. The Company is contingently liable as the guarantor for the remaining balance of the receivables sold of $1,055 and $196 at December 31, 1999 and 2000, respectively. These leases are collateralized by the equipment related to these leases. As of December 31, 2001, all contingencies related to these receivables have been resolved. Also, in 1995 and 1996, the Company entered into capital leases for tractors and trailers with other affiliates. The Company then sold to a third party the lease receivables for which it received $202 in 1996. The Company is contingently liable as the guarantor for the remaining balance of the receivables sold of $1,144 and $304 at December 31, 1999 and 2000, respectively. These leases are collateralized by the equipment related to these leases. As of December 31, 2001, all contingencies related to these receivables have been resolved.

Environmental Matters

The Company’s activities involve the handling, transportation, storage, and disposal of bulk liquid chemicals, many of which are classified as hazardous materials, hazardous substances, or hazardous wastes. The Company’s tank wash and terminal operations engage in the storage or discharge of wastewater and stormwater that may have contained hazardous substances, and from time to time the Company stores diesel fuel and other petroleum products at terminals. As such, the Company is subject to environmental, health and safety laws and regulation by U.S. federal, state, local and Canadian government authorities. Environmental laws and regulations are complex, change frequently and have tended to become more stringent over time. There can be no assurance that violations of such laws or regulations will not be identified or occur in the future, or that such laws and regulations will not change in a manner that could impose material costs to the Company.

The Company has environmental management programs that it carries out in conjunction with its safety program. Facility managers are responsible for environmental compliance. Self-audits are required to address operations, safety training and procedures, equipment and grounds maintenance, emergency response capabilities, and wastewater management. The Company also contracts with an independent environmental

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

consulting firm that conducts periodic, unscheduled, compliance assessments, which focus on conditions with the potential to result in releases of hazardous substances or petroleum, and which also include screening for evidence of past spills or releases. The Company’s relationship to its affiliates could, under certain circumstances, result in the Company incurring liability for environmental contamination attributable to an affiliate’s operations, although the Company has not incurred any such derivative liability in the past. The Company’s environmental management program has recently been extended to its affiliates.

The Company is staffed with environmental experts who manage the Company’s environmental exposure relating to historical operations and develop policies and procedures, including periodic audits of the Company’s terminals and tank cleaning facilities, in order to minimize the existence of circumstances that could lead to future environmental exposure. As a handler of hazardous substances, the Company is potentially subject to strict, joint and several liability for investigating and rectifying the consequences of spills and other environmental releases of such substances either under CERCLA or comparable state laws. From time to time, the Company has incurred remedial costs and regulatory penalties with respect to chemical or wastewater spills and releases at its facilities and, notwithstanding the existence of its environmental management program, the Company cannot assure that such obligations will not be incurred in the future, nor that such liabilities will not result in a material adverse effect on the Company’s financial condition or results of operations or its business reputation. As the result of environmental studies conducted at its facilities in conjunction with its environmental management program, the Company has identified environmental contamination at certain of such sites which will require remediation. The Company has also been named a potentially responsible party (“PRP”), or has otherwise been alleged to have some level of responsibility, under CERCLA or similar state laws for cleanup of off-site locations at which the Company’s waste, or material transported by the Company, has allegedly been disposed of. The Company has asserted defenses to such actions and has not incurred significant liability in the CERCLA cases settled to date. While the Company believes that it will not bear any material liability in any current or future CERCLA matters, there can be no assurance that the Company will not in the future incur material liability under CERCLA or similar laws.

QDI is currently solely responsible for remediation of the following two federal Superfund sites:

Bridgeport, New Jersey.    During 1991, CLC entered into a Consent Decree with the EPA filed in the U.S. District Court for the District of New Jersey, U.S. v. Chemical Leaman Tank Lines, Inc., Civil Action No. 91-2637 (JFG) (D.N.J.), with respect to its site located in Bridgeport, New Jersey, requiring CLC to remediate groundwater contamination. The Consent Decree required CLC to undertake Remedial Design and Remedial Action (“RD/RA”) related to the groundwater operable unit of the cleanup. In August 1994, the EPA issued a Record of Decision, selecting a remedy for the wetlands operable unit at the Bridgeport site at a cost estimated by the EPA to be approximately $7 million. In October 1998, the EPA issued an administrative order that requires CLC to implement the EPA’s wetlands remedy. In April 1998, the federal and state natural resource damages trustees indicated their intention to bring claims against CLC for natural resource damages at the Bridgeport site. CLC has finalized a consent decree with the state and federal trustees that will resolve the natural resource damages claims. CLC has also entered an agreement in principle to reimburse the EPA’s past costs in investigating and overseeing activities at the site over a three year period for which the Company has established reserves. In addition, the EPA has investigated contamination in site soils. No decision has been made as to the extent of soil remediation to be required, if any. CLC initiated litigation against its insurers to recover its costs in connection with environmental cleanups at its sites. In a case captioned Chemical Leaman Tank Lines, Inc. v. Aetna Casualty & Surety Co., et al., Civil Action No. 89-1543 (SSB) (D.N.J.), CLC sought from its insurers reimbursement of substantially all past and future environmental cleanup costs at the Bridgeport site. In a case

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

captioned The Aetna Casualty and Surety Company v. Chemical Leaman Tank Lines, Inc., et al., Civil Action No. 94-CV-6133 (E.D. Pa.), Chemical Leaman sought from its insurers reimbursement of substantially all past and future environmental cleanup costs at its other sites. In an agreement dated as of November 18, 1999, CLC favorably resolved these outstanding insurance claims.

West Caln Township, PA.    The EPA has alleged that CLC disposed of Hazardous Materials at the William Dick Lagoons Superfund Site in West Caln, Pennsylvania. On October 10, 1995, CLC entered a Consent Decree with the EPA which required CLC to

(1)  pay the EPA for installation of an alternate water line to provide water to area residents;

(2)  perform an interim groundwater remedy at the site; and

(3)  conduct soil remediation. U.S. v. Chemical Leaman Tank Lines, Inc., Civil Action  No. 95-CV-4264 (RJB) (E.D. Pa.).

CLC has paid all costs associated with installation of the waterline. CLC has completed a hydro-geologic study, and has commenced activities for construction of a groundwater treatment plant to pump and treat groundwater. The EPA anticipates that CLC will operate the plant for about five years, at which time the EPA will evaluate groundwater conditions and determine whether a final groundwater remedy is necessary. Field sampling for soil remediation recently commenced. The Consent Decree does not cover the final groundwater remedy or other site remedies or claims, if any, for natural resource damages.

Other Environmental Matters.    CLC has been named as PRP under CERCLA and similar state laws at approximately 35 former waste treatment and/or disposal sites including the Helen Kramer Landfill Site where CLC recently settled its liability. In general, CLC is among several PRP’s named at these sites. CLC is also incurring expenses resulting from the investigation and/or remediation of certain current and former CLC properties, including its facility in Tonawanda, New York and its former facility in Putnam County, West Virginia, and its facility in Charleston, West Virginia. The Company has also favorably settled a toxic tort claim brought against it and several co-defendants by an uncertified class of Texas claimants. As a result of its acquisition of CLC, the Company identified other owned or formerly owned properties that may require investigation and/or remediation, including properties subject to the New Jersey Industrial Sites Recovery Act (ISRA). CLC’s involvement at some of the above referenced sites could amount to material liabilities, and there can be no assurance that costs associated with these sites, individually or in the aggregate, will not be material. The Company has established reserves to cover amounts associated with the Helen Kramer Landfill, CLC’s facility at Tonawanda, New York and CLC’s former facility in Putnam County.

The activity in the environmental liability reserves is as follows:

	1999	2000	2001
Beginning Balance at January 1	$69,956	$62,891	$53,238
Payments	(6,196)	(7,852)	(10,666)
Reserve Adjustments	(869)	(1,801)

	$62,891	$53,238	$42,572

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

15.    OTHER TRANSACTIONS WITH RELATED PARTIES

The Company and Apollo Management have entered into a management agreement whereby the Company retained Apollo Management to provide financial and strategic advice to the Company. Pursuant to the terms of the management agreement, Apollo Management has agreed to provide financial and strategic services to the Company as reasonably requested by the Company’s Board of Directors. As consideration for services to be rendered under the management agreement, Apollo Management will receive an annual fee of $500 until termination of the management agreement. The management agreement may be terminated upon 30 days written notice by Apollo Management or the Company to the other party thereto. Under this agreement the Company recognized $500 in selling and administrative expense in 2000 and 2001. An executive of the Company owns a minority interest in a firm that provides information technology services to the Company. Total amounts charged to the Company by the firm during 1999, 2000 and 2001 were $268, $344 and $532, respectively. These charges are recorded as other operating expenses.

In August 2001, the Company entered into an agreement to affiliate facilities in Bridgeport, NJ and Pedricktown, NJ with a director/shareholder. The director/shareholder has been operating these locations under the affiliate program. The aggregate 2001 revenue for these operations was $4.6 million. As of December 31, 2001 $0.3 million was owed to the Company in connection with this affiliate operation. During 2001, Apollo and certain members of our management acquired, in aggregate, $30.5 million of QD LLC’s Series B Notes in the secondary market. Pursuant to a Put and Call agreement dated December 14, 2001 between Apollo and the senior lendor, administrative agent under our credit agreement, at the request of any of the Tranche D participating banks (as defined in the credit agreement) and after certain triggering events, Apollo is required to purchase all of the Tranche D term loans held by such Tranche D banks. In addition, Apollo has the right, in its sole discretion, to purchase all or any part of the Tranche D term loans from the Trance D banks at any time.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

16.    GEOGRAPHIC SEGMENTS

The Company’s operations are located primarily in the United States, Canada, and Mexico. Inter-area sales are not significant to the total revenue of any geographic area. Information about the Company’s operations in different geographic areas for the years ended December 31, 1999, 2000 and 2001, is as follows:

	1999
	U.S.	International	Eliminations	Consolidated
Operating revenues	$558,593	$28,214	$—	$586,807
Net operating income	16,203	2,800	—	19,003
Identifiable assets	523,932	34,321	(16,012)	542,241
Depreciation and amortization	58,597	3,687	—	62,284
Capital expenditures	20,932	4,795	—	25,727

	2000
	U.S.	International	Eliminations	Consolidated
Operating revenues	$541,724	$29,061	$—	$570,785
Net operating income	28,007	1,643	—	29,650
Identifiable assets	436,574	32,298	(15,799)	453,073
Depreciation and amortization	33,180	3,864	—	37,044
Capital expenditures	19,623	3,456	—	23,079

	2001
	U.S.	International	Eliminations	Consolidated
Operating revenues	$499,366	$23,971	$—	$523,337
Net operating income	27,824	1,096	—	28,920
Identifiable assets	449,248	15,018	(15,288)	448,978
Depreciation and amortization	31,948	3,177	—	35,125
Capital expenditures	36,631	781	—	37,412

17.    GUARANTOR SUBSIDIARIES

The 10% Series B Senior Subordinated Notes due 2006, Series B Floating Interest Rate subordinated Term Notes due 2006 issued in June 1998 and the 12 1/2% Senior Subordinated Secured Notes issued in May 2002 are unconditionally guaranteed on a senior subordinated basis pursuant to guarantees by all the Company’s direct and indirect domestic subsidiaries, excluding Bulknet, (the Guarantors). Each of the Company’s direct and indirect subsidiaries is 100% owned. All non-domestic subsidiaries including Levy Transport, Ltd. are non-guarantor subsidiaries.

The Company conducts all of its business through and derives virtually all its income from its subsidiaries. Therefore, the Company’s ability to make required principal and interest payments with respect to the Company’s indebtedness (including the notes) and other obligations depends on the earnings of subsidiaries and its ability to receive funds from its subsidiaries through dividends or other payments.

The following condensed consolidating financial information presents:

1.    Condensed consolidating balance sheets at December 31, 2000 and 2001 and condensed consolidating statements of operations and of cash flows for the three years ended December 31, 1999, 2000 and 2001.

2.    The parent company and combined guarantor subsidiaries.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

3.    Elimination entries necessary to consolidate the parent company and all its subsidiaries.

CONSOLIDATING BALANCE SHEET, DECEMBER 31, 2001

	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$1,909	$303		$2,212
Accounts receivable, net		86,017	2,884		88,901
Current maturities and other receivables		891	—		891
Inventories		874	269		1,143
Prepaid expenses		5,617	150		5,767
Prepaid tires		8,577	391		8,968
Income tax recoverable		306	—		306
Other		1,775	—		1,775

Total current assets	—	105,966	3,997	—	109,963
Property and equipment, net		160,998	16,361		177,359
Intangibles and Goodwill, net		151,969	806		152,775
Insurance proceeds and other environmental receivables		—	—		—
Deferred income taxes		—	—		—
Investment in subsidiaries	227,098	—	—	(227,098)	—
Other assets	100,000	8,877	4	(100,000)	8,881

	$327,098	$427,810	$21,168	$(327,098)	$448,978

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of indebtedness	$2,677	$—	$—	$—	2,677
Accounts payable	—	11,432	1,985	—	13,417
Inter-company
Affiliates and	—	(1,133)	1,133	—	—
owner-operators payable	—	4,902	28	—	4,930
Accrued expenses	—	49,431	—	—	49,431
Income taxes payable	—	663	429	—	1,092

Total current liabilities	2,677	65,295	3,575	—	71,547
Long-term debt, less current maturities	441,179	—	—	—	441,179
Environmental liabilities	—	36,163	—	—	36,163
Other long-term liabilities	—	113,744	—	(100,000)	13,744
Deferred income tax	—	(1,189)	2,459	—	1,270

Total liabilities	443,856	214,013	6,034	(100,000)	563,903

Mandatory redeemable common stock	1,210	—	—	—	1,210

Mandatory redeemable preferred stock	16,499	—	—	—	16,499

Minority interest in subsidiaries	—	1,833	—	—	1,833

Shareholders’ equity:
Common stock and additional paid-in capital	105,564	149,653	15,082	(164,735)	105,564
Retained earnings (deficit)	(37,435)	62,311	1,195	(63,506)	(37,435)
Treasury Stock	(402)	—	—	—	(402)
Stock recapitalization	(189,589)	—	(55)	55	(189,589)
Other comprehensive gain (loss)	(10,829)	—	(1,088)	1,088	(10,829)
Note receivable	(1,776)	—	—	—	(1,776)

Total shareholders’ equity (deficit)	(134,467)	211,964	15,134	(227,098)	(134,467)

	$327,098	$427,810	$21,168	$(327,098)	$448,978

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

CONSOLIDATING BALANCE SHEET, DECEMBER 31, 2000

	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$2,469	$167	—	$2,636
Restricted cash	—	—	—	—	1,786
Accounts receivable, net	—	85,329	9,426	—	94,755
Current maturities and other receivables	—	518	—	—	518
Inventories	—	1,528	258	—	—
Prepaid expenses	—	7,249	142	—	7,391
Prepaid tires	—	7,660	496	—	8,156
Income tax recoverable	—	350	—	—	350
Deferred income taxes	—	(308)	308	—	—
Other	—	650	—	—	650

Total current assets	—	105,445	10,797	—	116,242
Property and equipment, net	—	154,065	21,451	—	175,516
Other receivables, less current maturities	—	—	—	—	—
Intangibles and goodwill	—	152,748	920	—	153,668
Insurance proceeds receivable	—	—	—	—	—
Deferred income taxes	—	—	—	—	—
Investment in subsidiaries	221,098	—	—	(221,098)	—
Other assets	100,000	7,643	4	(100,000)	7,647

	$321,098	$419,901	$33,172	$(321,098)	$453,073

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of Indebtedness	$3,619	$—	$—	$—	$3,619
Accounts payable	—	16,128	315	—	16,443
Inter-company	—	(14,225)	14,225	—	—
Affiliates and Owner-operators payable	—	7,497	66	—	7,563
Accrued expenses	—	50,654	—	—	50,654
Income taxes payable	—	505	329	—	834

Total current liabilities	3,619	60,559	14,935	—	79,113
Long term debt, less current maturities	413,253	—	67	—	413,320
Obligations under capital lease	—	—	—	—	—
Accrued loss and damage claims	—	—	—	—	—
Environmental liabilities	—	39,873	—	—	39,873
Other long-term liabilities	—	110,926	—	(100,000)	10,926
Deferred income tax	—	(1,173)	2,355	—	1,182

Total liabilities	416,872	210,185	17,357	(100,000)	544,414

Mandatory redeemable common stock	1,210	—	—	—	1,210

Mandatory redeemable preferred stock	13,882	—	—	—	13,882

Minority interest in subsidiaries	—	4,433	—	—	4,433

Shareholders’ equity:
Common stock and additional paid-in capital	105,676	142,675	15,082	(157,757)	105,676
Retained earnings (deficit)	(22,212)	62,608	1,608	(64,216)	(22,212)
Treasury stock	(32)	—	—	—	(32)
Stock recapitalization	(189,589)	—	(55)	55	(189,589)
Other comprehensive gain (loss)	(2,823)	—	(820)	820	(2,823)
Notes receivable	(1,886)	—	—	—	(1,886)

Total shareholders’ equity (deficit)	(110,866)	205,283	15,815	(221,098)	(110,866)

	$321,098	$419,901	$33,172	$(321,098)	$453,073

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

CONSOLIDATING STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating revenues:
Transportation	$—	$437,729	$7,807	$(720)	$444,816
Other	—	62,143	1,362	—	63,505

Total revenues	—	499,872	9,169	(720)	508,321

Operating expenses:
Purchased transportation	—	298,098	1,310	(720)	298,688
Depreciation and amortization	—	31,848	1,562	—	33,410
Other operating expenses	—	141,566	5,378	—	146,944

Operating income	—	28,360	919	—	29,279

Interest expense, net	(40,227)	—	3	—	(40,224)
Other expense	—	(22)	—	—	(22)
Equity in earnings of subsidiaries	16,596	—	—	(16,596)	—

Income (loss) before taxes	(23,631)	28,338	922	(16,596)	(10,967)
Income taxes	(11,170)	11,619	686	—	1,135

Net income (loss) from continuing operations	$(12,461)	$16,719	$236	$(16,596)	$(12,102)
Discontinued operations:
Income or (loss) from operation of discontinued division, net of tax			(359)		(359)

Net income (loss)	$(12,461)	$16,719	$(123)	$(16,596)	$(12,461)

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

CONSOLIDATING STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating revenues:
Transportation	$—	$478,741	$9,771	$323	$488,835
Other	—	62,525	2,077	—	64,602

Total revenues	—	541,266	11,848	323	553,437

Operating expenses:
Purchased transportation	—	319,096	1,524	323	320,943
Depreciation and amortization	—	33,155	2,126	—	35,281
Other operating expenses	—	160,195	7,424	—	167,619

Operating income	—	28,820	774	—	29,594

Interest expense, net	(39,934)	—	(302)	—	(40,236)
Other income	—	20	4	—	24
Equity in earnings of Subsidiaries	17,448	—	—	(17,448)	—

Income (loss) before taxes	(22,486)	28,840	476	(17,448)	(10,618)
Income taxes	19,301	11,824	100	—	31,225
Minority interest	—	—	—	—	—

Net income (loss) from continuing operations	$(41,787)	$17,016	$376	$(17,448)	$(41,843)
Discontinued operations:
Income or (loss) from operation of discontinued division, net of tax			56		56

Net income (loss)	$(41,787)	$17,016	$432	$(17,448)	$(41,787)

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

CONSOLIDATING STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating revenues:
Transportation	$—	$494,174	$10,362	$—	$504,536
Other	—	64,419	642	—	65,061

Total revenues	—	558,593	11,004	—	569,597

Operating expenses:
Purchased transportation	—	317,647	1,621	—	319,268
Option expense	—	—	—	—	—
Depreciation and amortization	—	58,597	1,959	—	60,556
Other operating expenses	—	166,146	6,248	—	172,394

Operating income	—	16,203	1,176	—	17,379

Interest expense, net	(39,810)	—	(642)	—	(40,452)
Other income	—	134	—	—	134
Equity in earnings of subsidiaries	10,987	—	—	(10,897)	—

Income (loss) before taxes	(28,823)	16,337	534	(10,897)	(22,939)
Income taxes	(13,393)	6,698	789	—	(5,906)
Minority interest	—	(21)	—	—	(21)

Net income (loss) from continuing operations	(15,430)	9,618	(255)	(10,897)	(17,054)
Discontinued operations:
Income or (loss) from operation of discontinued division, net of tax			1,624		1,624

Net income or (loss)	$(15,430)	$9,618	$1,369	$(10,897)	$(15,430)

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

CONSOLIDATING STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2001

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash provided by (used for) operating activities:
Net income (loss)	$(12,461)	$16,719	$(107)	$(16,612)	$(12,461)
Adjustments for non-cash charges	12,461	19,424	3,328	—	35,213
Changes in assets and liabilities	—	(24,036)	(4,399)	16,612	(11,823)

Net cash provided by Operating activities	—	12,107	(1,178)	—	10,929

Investing activities:
Capital expenditures	—	(36,393)	(1,019)	—	(37,412)
Proceeds from asset dispositions	—	78	2,398	—	2,476
Other	—	—	—	—	—

Net cash used for investing activities	—	(36,315)	1,379	—	(34,936)

Financing activities:
Proceeds from issuance of long-term debt and capital leases	30,000	—	—	—	30,000
Payment of debt obligations	(3,019)	—	(64)	—	(3,083)
Stock transactions	(1,670)	—	—	—	(1,670)
Other	—	—	—	—	—
Net change in intercompany balances	(25,311)	25,311	—	—	—

Net cash provided by financing activities	—	25,311	(64)	—	25,247

Net increase in cash	—	1,103	137	—	1,240
Effect of exchange rate changes on cash	—	(1,664)	—	—	(1,664)
Cash, beginning of period	—	2,469	167	—	2,636

Cash, end of period	$—	$1,908	$304	$—	$2,212

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

CONSOLIDATING STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2000

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash provided by (used for) operating activities:
Net income (loss)	$(41,787)	17,016	432	$(17,448)	$(41,787)
Adjustments for non-cash Charges	41,787	21,581	3,742	—	67,110
Changes in assets and liabilities	—	(12,880)	8,301	17,448	12,869

Net cash provided by Operating activities	—	25,717	12,475	—	38,192

Investing activities:
Acquisition of subsidiary	—	—	—	—	—
Capital expenditures	—	(19,193)	(3,886)	—	(23,079)
Proceeds from asset dispositions	—	3,334	1,024	—	4,358
Other	—	—	—	—	—

Net cash used for investing activities	—	(15,859)	(2,862)	—	(18,721)

Financing activities:
Proceeds from issuance of long-term debt	(314)	—	314	—	—
Payment of debt obligations	—	(6,573)	(10,645)	—	(17,218)
Recapitalization expenditures	—	—	—	—	—
Issuance of preferred stock, net	470	—	—	—	470
Issuance of common stock, net	(301)	—	—	—	(301)
Other	—	(32)	—	—	(32)
Net change in intercompany balances	145	(145)	—	—	—

Net cash used for by financing activities	—	(6,750)	(10,331)	—	(17,081)

Net increase in cash	—	3,108	(718)	—	2,390
Effect of exchange rate changes on cash	—	(804)	—	—	(804)
Cash, beginning of period	—	165	885	—	1,050

Cash, end of period	$—	$2,469	$167	—	$2,636

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

CONSOLIDATING STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1999

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash provided by (used for) operating activities:
Net income (loss)	$(15,430)	$9,618	$1,369	$(10,987)	$(15,430)
Adjustments for non-cash charges	15,430	45,528	3,718	—	64,676
Changes in assets and liabilities	—	(48,192)	(2,872)	10,987	(40,077)

Net cash provided by Operating activities	—	6,954	2,215	—	9,169

Investing activities:
Capital expenditures	—	(20,932)	(4,795)	—	(25,727)
Proceeds from asset dispositions	—	7,018	583	—	7,601
Other	—	9,238	13	—	9,251

Net cash used for investing activities	—	(4,676)	(4,199)	—	(8,875)

Financing activities:
Proceeds from issuance of long-term debt and capital leases	(952)	—	2,541	—	1,589
Payment of debt obligations	—	(8,706)	(58)	—	(8,764)
Recapitalization expenditures	7,867	—	—	—	7,867
Stock transactions	(58)	—	—	—	(58)
Other	—	—	—	—	—
Net change in intercompany balances	(6,857)	6,857	—	—	—

Net cash provided (used for) financing activities	—	(1,849)	2,483	—	634

Net increase in cash	—	429	499	—	928
Effect of exchange rate changes on cash	—	456	(419)	—	37
Cash, beginning of period	—	(720)	805	—	85

Cash, end of period	$—	$165	$885	$—	$1,050

18.    SUBSEQUENT EVENTS

Formation of Quality Distribution, LLC

On May 30, 2002, QD LLC was formed as a Delaware limited liability company. QD LLC’s sole member is QDI. Further, QDI completed an exchange offer of its public debt, on May 30, 2002, at which time QDI transferred all of its assets (other than certain contract rights which by their terms cannot be assigned without the consent of the other parties thereto) to QD LLC, consisting principally of assets of QDI’s operating subsidiaries. QD LLC became the successor entity to QDI. The transfer of the net assets to the Company by QDI has been accounted for as a transaction between companies under common control. As a result, QDI’s historical accounting basis for the net assets has been carried over to the Company. The results of operations for periods prior to the transfer represent the historical operating results for QDI.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
For the Years Ended December 31, 1999, 2000 and 2001
(in 000’s, except per share data)

Discontinued Operations

During the second quarter of 2002, the Company sold the assets of Bulknet and a the petroleum division of Levy Transport Ltd. These operations are included in the non-guarantor subsidiaries in Note 17.

The operations of the discontinued divisions are as follows: (dollars in thousands)

	For the year ended December 31,
	1999	2000	2001
Revenue	$17,210	$17,348	$15,016
Operating expenses	15,586	17,292	15,375

Operating (loss)	$ 1,624	$ 56	$ (359)

The following summarizes the transactions resulting from the sale of the assets of the petroleum division of Levy Transport Ltd. and Bulknet:

At June 30, 2002
Carrying value of fixed assets sold:
Petroleum Division	$ 5,228
Bulknet	392
Operating loss after the measurement date	382
Proceeds	(4,571)

Loss on sale of assets	$ 1,431

In connection with the sale of the petroleum division, approximately $1.0 million of the proceeds were received as of June 30, 2002, and a receivable established for the remainder which is to be paid over the following 2 months.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2002	December 31, 2001
	(Unaudited)
ASSETS
Current assets:
Cash	$3,261	$2,212
Accounts receivable	98,416	98,173
Allowance for doubtful accounts	(11,130)	(9,272)
Receivable—petroleum division sale	3,501	—
Inventories	1,034	1,143
Prepaid expenses	5,017	5,767
Prepaid tires	8,482	8,968
Income tax receivable	—	306
Other	2,599	2,666

Total current assets	111,180	109,963
Property, plant and equipment	339,452	348,688
Less—accumulated depreciation and amortization	(179,272)	(171,329)

	160,180	177,359
Goodwill, net	130,111	150,510
Intangibles	2,570	2,265
Other assets	8,826	8,881

	$412,867	$448,978

The accompanying notes are an integral part of these condensed consolidated financial statements.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(continued)

	June 30, 2002	December 31, 2001
	(Unaudited)
LIABILITIES AND MEMBERSHIP INTEREST
Current liabilities:
Current maturities of indebtedness	$2,677	$2,677
Accounts payable and accrued expenses	67,248	62,848
Affiliates and owner operators payable	9,491	4,930
Income taxes payable	547	1,092

Total current liabilities	79,963	71,547
Long term bank debt, less current maturities	289,343	301,179
Subordinated debt	94,419	140,000
Environmental liabilities	32,590	36,163
Other long term obligations	11,880	13,744
Deferred taxes	1,396	1,270

Total liabilities	509,591	563,903
Minority interest in subsidiary	1,833	1,833
Mandatorily redeemable preferred stock	—	16,499
Mandatorily redeemable common stock (30 shares)	—	1,210
MEMBERSHIP INTEREST:
Membership interest, no par value, 1,000 authorized, 100 issued at June 30, 2002 Common stock, $.01 par value; 15,000 shares authorized and issued at December 31, 2001	—	20
Additional paid-in-capital	176,816	105,544
Treasury stock	—	(402)
Accumulated (deficit)	(77,515)	(37,435)
Stock recapitalization	(189,589)	(189,589)
Accumulated other comprehensive (loss)	(8,269)	(10,829)
Notes receivable	—	(1,776)

Total membership interest	(98,557)	(134,467)

	$412,867	$448,978

The accompanying notes are an integral part of these condensed consolidated financial statements.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (in thousands)

	Six Months Ended June 30,		Three Months Ended June 30,
	2002	2001	2002	2001
OPERATING EXPENSES:
Transportation	$223,518	$225,357	$117,790	$114,396
Other	33,119	31,049	16,629	15,414

Total operating revenues	256,637	256,406	134,419	129,810
OPERATING EXPENSES:
Purchased transportation	150,120	150,933	79,243	77,141
Depreciation and amortization	15,596	16,659	7,841	8,470
Other operating expenses	74,328	72,085	38,064	36,311

Operating income	16,593	16,729	9,271	7,888
Interest expense, net	19,484	19,062	9,577	9,621
Interest expense, transaction fees	10,077	—	10,077	—
Other income (expense)	48	(2)	12	11

Loss before taxes	(13,016)	(2,331)	(10,395)	(1,744)
Provision for income taxes	353	710	164	350

Net loss from continuing operations	(13,369)	(3,041)	(10,559)	(2,094)
Discontinued operations:
Loss from operations of discontinued division (net of tax of $0)	(263)	(419)	(28)	(336)
Loss on disposal of discontinued division (net of tax of $0)	(1,431)	—	(1,431)	—

Net loss before Cumulative effect of Change in accounting principle	(15,063)	(3,460)	(12,018)	(2,430)
Cumulative effect of a change in accounting principle (net of tax of $0)	(23,985)	—	—	—

Net loss	(39,048)	(3,460)	(12,018)	(2,430)
Preferred stock dividends and accretions	(1,032)	(794)	(430)	(397)

Net income (loss) attributable to member’s interest	$(40,080)	$(4,254)	$(12,448)	$(2,827)

The accompanying notes are an integral part of these condensed consolidated financial statements.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Six Months Ended June 30,
	2002	2001
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net loss	$(39,048)	$(3,460)
Adjustments for non cash charges	45,705	19,087
Changes in assets and liabilities	3,274	(10,770)

Net cash provided by operating activities	9,931	4,857
INVESTING ACTIVITIES:
Capital expenditures	(6,520)	(13,846)
Proceeds from asset dispositions	3,682	1,734

Net cash (used in) investing activities	(2,838)	(12,112)
FINANCING ACTIVITIES:
Proceeds from issuance of debt	—	11,000
Payment of debt obligations	(1,839)	(1,587)
Preferred stock redemption	—	(2,600)
Exchange offer fees	(3,572)	—
Other	(691)	499

Net cash provided by (used in) financing activities	(6,102)	7,312

Net increase in cash	991	57
Effect of exchange rate changes on cash	58	(798)
Cash, beginning of period	2,212	2,636

Cash, end of period	$3,261	$1,895

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash payments for:
Interest	$11,529	$16,891
Income taxes	$153	$362
SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES:
Preferred Stock Accretion	$1,032	$722
Unrealized gain or (loss) on derivative instruments	$2,340	$(1,773)

The accompanying notes are an integral part of these condensed consolidated financial statements.

QUALITY DISTRIBUTION LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF MEMBERSHIP INTEREST
For the Period Ended June 30, 2002
(in thousands)

	Common Stock	Treasury Stock	Additional Paid-in-capital	Accumulated Deficit	Stock Recapitalization	Accumulated Other Comprehensive Loss	Notes Receivable	Total Membership Interest
Balance December 31, 2001	$20	$(402)	$105,544	$(37,435)	$(189,589)	$(10,829)	$(1,776)	$(134,467)

Net Loss				(39,048)				(39,048)
Interest rate swaps						2,109		2,109
Stock Subscription Receipts							(200)	(200)
Translation Adjustment						451		451
Treasury Stock acquired		(454)						(454)
Preferred Stock Dividend and Accretion				(1,032)				(1,032)
Formation of QDI LLC (see note 2):
Common Stock	(20)		20					—
Stock Subscription			(1,976)				1,976	—
Treasury Stock		856	(856)					—
Junior PIK Note			14,830					14,830
Stock Warrants			86					86
Redeemable Common Stock			1,209					1,209
Preferred Stock			57,959					57,959

Balance June 30, 2002	$—	$—	$176,816	$(77,515)	$(189,589)	$(8,269)	$—	$(98,557)

The accompanying notes are an integral part of these condensed consolidated financial statements.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

Quality Distribution, LLC (the “Company” or “QD LLC”) is a Delaware limited liability company formed on April 14, 2002. Our sole member is Quality Distribution, Inc., a Florida corporation (“QDI”). On May 30, 2002, QDI completed an exchange offer for its public debt, at which time QDI transferred all of its assets (other than certain contract rights which by their terms cannot be assigned without the consent of the other parties thereto) to the Company, consisting principally of the assets of QDI’s operating subsidiaries. The Company became the successor entity to QDI. The transfer of the net assets to the Company by QDI has been accounted for as a transaction between companies under common control. As a result, QDI’s historical accounting basis for the net assets has been carried over to the Company. The results of operations for periods prior to the transfer represent historical operating results for QDI.

Following the exchange offer, QDI had $58.0 million of its 13.75% preferred stock outstanding, $1.2 million of redeemable common stock and issued $14.8 million of 12% Junior Subordinated Pay-in-Kind Notes due 2009. QDI has no assets other than the Company and no operations and can only repay it’s obligations through the cash flows of the Company.

The accompanying unaudited condensed, consolidated financial statements of the Company have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation have been included. Certain reclassifications have been made in the fiscal 2001 statements to conform to the 2002 presentation.

For further information, refer to the consolidated financial statements and notes thereto for the year ended December 31, 2001 included in the QDI’s annual report on Form 10-K.

Operating results for the second quarter ended June 30, 2002 are not necessarily indicative of the results that may be expected for the entire fiscal year.

Historical financial information contained herein has been adjusted to reflect the discontinued operations resulting from the sale of certain non-guarantor subsidiaries assets in the second quarter 2002. These subsidiaries consisted of the Canadian petroleum division and the internet load brokerage subsidiary of the Company.

The operations and asset disposition information of the discontinued divisions as follows: (dollars in thousands)

	Six Months Ended June 30,		Three Months Ended June 30,
	2002	2001	2002	2001
Revenue	$5,117	$8,015	$2,409	$4,207
Operating expenses	5,380	8,434	2,437	4,290

Operating (loss)	$(263)	$(419)	$(28)	$(83)

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

June 30, 2002
Carrying value of assets sold at June 30, 2002:
Petroleum division	$ 5,228
Bulknet	392
Operating loss after measurement date	382
Proceeds	(4,571)

Loss on sale of assets	$ 1,431

2.    LIQUIDITY:

QDI and its subsidiaries, pursuant to the terms of an Offering Memorandum and Consent Solicitation Statement, dated as of April 10, 2002, as supplemented May 10, 2002 by Supplement No. 1 thereto dated as of May 10, 2002 (as so supplemented, the “Offering Memorandum”),

•
commenced an offer to exchange up to $87.0 million principal amount of QDI’s outstanding 10% Series B Senior Subordinated Notes due 2006 and Series B Floating Interest Rate Subordinated Term Securities due 2006 (FIRSTS) (together, the “QDI Notes”) for a combination of certain debt and equity securities, including the 12 1/2% Senior Subordinated Secured Notes due 2008 of the Company (the “New Notes”),

•	commenced a consent solicitation for certain proposed amendments to the indenture governing the QDI Notes to eliminate many of the restrictive covenants contained in that indenture, and

•
entered into lock-up agreements with certain affiliates of Apollo Management, L.P., the Company’s controlling stockholder (“Apollo”), certain affiliates of Ares Management, L.P. (“Ares”) and certain members of QDI’s management, who collectively held $53.0 million aggregate principal amount of the QDI Notes.

The exchange offer for the QDI Notes and the consent solicitation were consummated on May 30, 2002. On such date, QDI accepted for exchange $61.4 million aggregate principal amount of the QDI Notes (excluding the $53.0 million aggregate principal amount of the QDI Notes covered by the lock-up agreements). All tendering holders received for each $1,000 principal amount of QDI Notes tendered, a combination of debt and equity securities consisting of:

•	$650 principal amount of the New Notes;

•	$150 principal amount of 12% Junior Subordinated Pay-in-Kind Notes due 2009 issued by QDI and;

•	2.0415 warrants, each to purchase one share of QDI’s common stock at an exercise price of $5 per share.

Pursuant to the terms of the lock-up agreements with Ares, Apollo and QDI’s management, on May 30, 2002,

•	Ares exchanged its QDI Notes for the same combination of debt and equity securities indicated above for tendering holders,

•	Apollo and QDI Inc.’s management group exchanged their respective QDI Notes for shares of QDI’s 13.75% preferred stock, and

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

•
Apollo purchased for cash an additional $10 million of QDI’s 13.75% preferred stock, all of the proceeds of which were used by QD LLC to retire certain borrowings under our credit agreement for which Apollo had provided credit support.

In connection with the formation of the Company, all equity and obligations of QDI were treated as additional paid in capital of the Company. See Condensed consolidated statement of membership interest at June 30, 2002 for information regarding changes in equity related to the Exchange transaction.

As a result of the transactions, on May 30, 2002, the Company issued $54.5 million aggregate principal amount of it’s New Notes to the holders of QDI Notes participating in the transactions and to Ares. The carrying amount of the New Notes has been adjusted by $14.3 million to reflect accounting under FAS 15 and will be amortized over the life of the New Notes as a reduction in interest expense. After the closing of the transactions, $25.6 million in aggregate principal amount and carrying amount of the QDI Notes remains outstanding. In addition, as a result of the closing of the transactions, the amendments to the financial covenants contained in the Fifth Amendment to our credit agreement previously entered into by QDI and the Company became effective as discussed below.

The accounting for the exchange offer followed the requirements of Statement of Financial Accounting Standards No. 15 “Accounting by Debtors and Creditors for Troubled Debt Restructurings” (“FAS 15”). A comparison was made between the future cash outflows associated with the New Notes and the Junior PIK Notes (including principal, interest and related costs), and the recorded liabilities related to the Old Notes. The carrying value of the Old Notes tendered and exchanged on May 30, 2002 became the carrying value of the New Notes, less the fair value of the Warrants, Junior PIK Notes and 13.75% Preferred Stock issued by QDI. Interest expense associated with the New Notes will be calculated using the effective interest method, which is less that the stated interest rates. There was no gain or loss for accounting purposes in connection with the exchange of the New Notes and the Junior PIK Notes for the Old Notes. In connection with the exchange offering, deferred debt issue costs relating to the fourth amendment to the Company’s credit agreement totaling approximately $4.2 million and legal and advisory fees relating to the exchange offer totaling approximately $5.9 million were recorded as transaction expenses.

On April 5, 2002, we entered into a fifth amendment (the “Fifth Amendment”) to our credit agreement. The Fifth Amendment relates to the financial covenants which were unlikely to be met beginning with the quarter ending March 31, 2003, and further amended those financial covenants through the date of the final maturity of our credit agreement in 2005. Such revised covenants are less restrictive than the previously existing covenants for the period beginning March 31, 2003 through final maturity of our credit agreement. There can be no assurance that we will be able to comply with these revised financial covenants. However, the Company currently believes that it will be in compliance with the covenants through December 31, 2002.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

3.    LONG-TERM INDEBTEDNESS

Long-term debt consisted of the following at June 30, 2002:

12 1/2% senior subordinated secured notes due 2008	$54,535
Bond carrying value in excess of face value	14,284
Series B senior subordinated notes, principal due in 2006, interest payable semi-annually at 10% per annum	18,100
Series B floating interest rate subordinated term notes, principal due in 2006, interest payable semi-annually at LIBOR plus 4.81%	7,500
Tranche A term loan, principal of $211 due quarterly with the balance due in 2004	81,165
Tranche B term loan, principal of $247 due quarterly with the balance due in 2005	94,690
Tranche C term loan, principal of $211 due quarterly with the balance due in 2006	81,165
Tranche D term loan, balance due in 2006	5,000
Revolving credit facility	30,000
Less current maturities of long-term debt	(2,677)

Long-term debt, less current maturities	$383,762

4.    COMPREHENSIVE INCOME:

Comprehensive income is as follows: (in thousands)

	Six Months Ended June 30,		Three Months Ended June 30,
	2002	2001	2002	2001
Net Income or (loss)	$(39,048)	$(3,460)	$(12,018)	$(2,430)
Other comprehensive income (loss):
Foreign currency translation adjustments	451	(87)	530	334
Unrealized gain or (loss) on derivative instruments	2,340	(1,773)	1,265	(870)

Comprehensive income (loss)	$(36,257)	$(5,320)	$(10,223)	$(2,966)

5.    DERIVATIVES:

The Company utilizes derivative financial instruments to reduce its exposure to market risks from changes in interest rates and foreign exchange rates. The instruments primarily used to mitigate these risks are interest rate swaps and foreign exchange contracts. The Company is exposed to credit related losses in the event of nonperformance by counterparties to these financial instruments; however, counterparties to these agreements are major financial institutions; and the risk of loss due to nonperformance is considered by management to be minimal. The Company does not hold nor issue interest rate swaps or foreign exchange contracts for trading purposes.

The Financial Accounting Standards Board (“FASB”) issued, then subsequently amended, Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, which became effective for the Company on January 1, 2001. Under SFAS No. 133, as amended, all derivative instruments (including certain derivative instruments embedded in other contracts) are recognized in the balance sheet at their fair values and changes in fair value are recognized immediately in earnings, unless the derivatives qualify as hedges of future cash flows. For derivatives qualifying as hedges of future cash flows, the effective

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

portion of changes in fair value is recorded temporarily in equity, then recognized in earnings along with the related effects of the hedged items. Any ineffective portion of a hedge is reported in earnings as it occurs.

The Company has approximately $344 million and $299.5 million of variable interest debt at December 31, 2001 and June 30, 2002, respectively. The Company has entered into interest rate swap agreements designated as a partial hedge of its’ variable rate debt. The purpose of these swaps is to fix interest rates on variable rate debt and reduce certain exposures to interest rate fluctuations.

The notional amounts of $160 million at December 31, 2001 and June 30, 2002 do not represent a measure of exposure of the Company. The Company will pay counterparties interest at a fixed rate ranging from 4.765% to 5.155%, and the counterparties will pay the Company interest at a variable rate equal to LIBOR. The LIBOR rate applicable to these agreements at December 31, 2001 and June 30, 2002 was 1.90% and 2.03%, respectively. These agreements mature and renew every three months and expire at dates ranging from July 2, 2002 to September 22, 2002. A 10% fluctuation in interest rates would have a $1.4 million impact, net of interest rate swap agreements, on future earnings on an annual basis.

The nature of the Company’s business activities necessarily involves the management of various financial and market risks, including those related to changes in interest rates and currency exchange rates. The Company uses derivative financial instruments to mitigate or eliminate certain of those risks. The January 1, 2001 accounting changes of SFAS 133 described above affected only the pattern and the timing of the non-cash accounting recognition.

A reconciliation of current period changes in the component of accumulated other comprehensive income as it relates to derivatives is as follows:

	Six Months Ended June 30		Three Months Ended June 30
	2002	2001	2002	2001
	(In thousands)
Balance beginning of period	$(3,346)	$337	$(2,413)	$(903)
Current period declines in fair value	(231)	(2,748)	(89)	(1,304)
Reclassifications to earnings	2,340	638	1,265	434

Balance at end of period	$(1,237)	$(1,773)	$(1,237)	$(1,773)

Additional disclosures required by SFAS No. 133, as amended, are provided in the following paragraphs.

Hedges of Future Cash Flows

Per SFAS 133, the ineffective portion of changes in fair values of hedge positions should be reported in earnings. All hedges were effective at June 30, 2002, and as such, there are no earnings reclassifications at June 30, 2002 or 2001, due to ineffective hedges. There were no amounts excluded from the measure of effectiveness related to the hedge of future cash flows.

For the three months ended June 30, 2002 and 2001, $1.3 million and $.4 million, respectively, was reclassified to earnings as interest expense. The $(1.2) million recorded in accumulated other comprehensive income at June 30, 2002 is expected to be reclassified to future earnings, contemporaneously with and primarily

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

offsetting changes in interest expenses on floating-rate instruments. The actual amounts that will be reclassified to earnings will vary from this amount as a result of changes in market conditions.

6.    ENVIRONMENTAL MATTERS:

Our activities involve the handling, transportation, storage and disposal of bulk liquid chemicals, many of which are classified as hazardous materials, hazardous substances, or hazardous waste. Our tank wash and terminal operations engage in the storage or discharge of wastewater and storm-water that may have contained hazardous substances, and from time to time we store diesel fuel and other petroleum products at our terminals. As such, we are subject to environmental, health and safety laws and regulation by U.S. federal, state, local and Canadian government authorities. Environmental laws and regulations are complex, change frequently and have tended to become more stringent over time. There can be no assurance that violations of such laws or regulations will not be identified or occur in the future, or that such laws and regulations will not change in a manner that could impose material costs to us.

Facility managers are responsible for environmental compliance. Self-audits along with audits conducted by our internal audit staff are required to assess operations, safety training and procedures, equipment and grounds maintenance, emergency response capabilities and waste management. We may also contract with an independent environmental consulting firm that conducts periodic, unscheduled, compliance assessments which focus on conditions with the potential to result in releases of hazardous substances or petroleum, and which also include screening for evidence of past spills or releases. Our relationship to our affiliates could, under certain circumstances, result in our incurring liability for environmental contamination attributable to an affiliate’s operations, although we have not incurred any material derivative liability in the past. Our environmental management program has been extended to our affiliates.

We are staffed with environmental experts who manage our environmental exposure relating to historical operations and develop policies and procedures, including periodic audits of our terminals and tank cleaning facilities, in an effort to avoid circumstances that could lead to future environmental exposure.

As a handler of hazardous substances, we are potentially subject to strict, joint and several liability for investigating and rectifying the consequences of spills and other environmental releases of such substances either under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (“CERCLA”) or comparable state laws. From time to time, we have incurred remedial costs and regulatory penalties with respect to chemical or wastewater spills and releases at our facilities and, notwithstanding the existence of our environmental management program, we cannot assure that such obligations will not be incurred in the future, nor that such liabilities will not result in a material adverse effect on our financial condition, results of operations or our business reputation. As the result of environmental studies conducted at our facilities in conjunction with our environmental management program, we have identified environmental contamination at certain sites that will require remediation.

We have also been named a potentially responsible party (“PRP”), or have otherwise been alleged to have some level of responsibility, under CERCLA or similar state laws for cleanup of off-site locations at which our waste, or material transported by us, has allegedly been disposed of. We have asserted defenses to such actions and have not incurred significant liability in the CERCLA cases settled to date. While we believe that we will not bear any material liability in any current or future CERCLA matters, there can be no assurance that we will not in the future incur material liability under CERCLA or similar laws.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

We are currently solely responsible for remediation of the following two federal Superfund sites:

Bridgeport, New Jersey. During 1991, CLC entered into a Consent Decree with the EPA filed in the U.S. District Court for the District of New Jersey, U.S. v. Chemical Leaman Tank Lines, Inc., Civil Action No. 91-2637 (JFG) (D.N.J.), with respect to its site located in Bridgeport, New Jersey, requiring CLC to remediate groundwater contamination. The Consent Decree required CLC to undertake Remedial Design and Remedial Action (“RD/RA”) related to the groundwater operable unit of the cleanup.

In August 1994, the EPA issued a Record of Decision, selecting a remedy for the wetlands operable unit at the Bridgeport site at a cost estimated by the EPA to be approximately $7 million. In October 1998, the EPA issued an administrative order that requires CLC to implement the EPA’s wetlands remedy. In April 1998, the federal and state natural resource damages trustees indicated their intention to bring claims against CLC for natural resource damages at the Bridgeport site. CLC has finalized a consent decree with the state and federal trustees and has resolved the natural resource damages claims. In addition, the EPA has investigated contamination in site soils. No decision has been made as to the extent of soil remediation to be required, if any.

CLC initiated litigation against its insurers to recover its costs in connection with environmental cleanups at its sites. In a case captioned Chemical Leaman Tank Lines, Inc. v. Aetna Casualty & Surety Co., et al., Civil Action No. 89-1543 (SSB) (D.N.J.), Chemical Leaman sought from its insurers reimbursement of substantially all past and future environmental cleanup costs at the Bridgeport site. In a case captioned The Aetna Casualty and Surety Company v. Chemical Leaman Tank Lines, Inc., et al., Civil Action No. 94-CV-6133 (E.D. Pa.), Chemical Leaman sought from its insurers reimbursement of substantially all past and future environmental cleanup costs at its other sites. In an agreement dated as of November 18, 1999, Chemical Leaman favorably resolved these outstanding insurance claims. In early 2000, we received settlement proceeds of approximately $11.0 million.

West Caln Township, PA. The EPA has alleged that CLC disposed of hazardous materials at the William Dick Lagoons Superfund Site in West Caln, Pennsylvania. On October 10, 1995, CLC entered into a Consent Decree with the EPA which required CLC to:

(1)	pay the EPA for installation of an alternate water line to provide water to area residents;

(2)	perform an interim groundwater remedy at the site; and

(3)	conduct soil remediation. US v. Chemical Leaman Tank Lines, Inc., Civil Action No. 95-CV-4264 (RJB) (E.D. Pa.).

CLC has paid all costs associated with installation of the waterline. CLC has completed a hydro-geologic study, and has commenced activities for the design of a groundwater treatment plant to pump and treat groundwater. The EPA anticipates that CLC will operate the plant for about five years, at which time the EPA will evaluate groundwater conditions and determine whether a final groundwater remedy is necessary. Field sampling for soil remediation has been completed and activities for the design of a soil remediation system have commenced. The Consent Decree does not cover the final groundwater remedy or other site remedies or claims, if any, for natural resource damages.

Other Environmental Matters. CLC has been named as PRP under CERCLA and similar state laws at approximately 35 former waste treatment and/or disposal sites including the Helen Kramer Landfill Site where CLC previously settled its liability. In general, CLC is among several PRP’s named at these sites. CLC is also named as a co-defendant in two civil toxic tort claims arising from alleged exposure to hazardous substances that were allegedly

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

transported to disposal sites by CLC and other co-defendants. CLC is also incurring expenses resulting from the investigation and/or remediation of certain current and former CLC properties, including its facility in Tonawanda, New York and its former facility in Putnam County, West Virginia, and its facility in Charleston, West Virginia. As a result of our acquisition of CLC, we identified other owned or formerly owned properties that may require investigation and/or remediation, including properties subject to the New Jersey Industrial Sites Recovery Act (ISRA). CLC’s involvement at some of the above referenced sites could amount to material liabilities, and there can be no assurance that costs associated with these sites, individually or in the aggregate, will not be material. We have established reserves for liabilities associated with the Helen Kramer Landfill, CLC’s facility at Tonawanda, New York and CLC’s former facility in Putnam County, West Virginia and other matters discussed above.

7.    NEW ACCOUNTING PRONOUNCEMENTS:

Effective January 1, 2002, the Company adopted the provisions of Financial Accounting Standards No 142, “Goodwill and Other Intangible Assets” (Statement 142). As a result of the adoption of Statement 142, the amortization of goodwill ceased, resulting in a decrease of net loss of $1.9 million through June 30, 2002. Goodwill is subject to an annual impairment test. The Company has completed its initial impairment test. During our initial impairment analysis of goodwill, as outlined under SFAS 142, the Company discovered that approximately $4 million of goodwill was classified as an offset against accounts payable and accrued expenses. These amounts have been reclassified into goodwill during the quarter. As a result of our initial impairment test a goodwill adjustment of $24.0 million was charged to earnings as cumulative effect of a change in accounting principle at January 1, 2002. No tax benefit was recorded in connection with this charge. The fair value of the reporting unit was determined based on a combination of prices of comparable businesses and present value techniques.

The changes in the carrying amount of goodwill for the six months ended June 30, 2002 are as follows:

Six months ended June 30, 2002
Beginning Balance	$150,510
Writeoff related to sale of business unit	(994)
Reclassification	4,580
Impairment losses	(23,985)

Ending Balance	$130,111

Intangible assets consist mainly of non-compete agreements with lives ranging from 2-5 years. Accumulated amortization of intangible assets is $1.8 million and $1.6 million at June 30, 2002 and 2001.

The following table presents net loss on a comparable basis, after adjustment for goodwill and intangible amortization (in thousands):

	Six Months Ended June 30,		Three Months Ended June 30,
	2002	2001	2002	2001
Net loss:
As reported	$(39,048)	$(3,460)	$(12,018)	$(2,430)
Goodwill amortization (net)	—	1,904	—	952

Adjusted net loss	$(39,048)	$(1,556)	$(12,018)	$(1,478)

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

In connection with the completion of the initial impairment test, the Company has restated it’s consolidated statements of operations for the period ended March 31, 2002. The following table presents the restated net loss:

Three Months Ended March 31, 2002
Net loss:
As reported	$(3,045)
Cumulative effect of a change in accounting principle	(23,985)

As restated	$(27,030)

In July 2001, the FASB issued SFAS 143 Accounting for Asset Retirement Obligations, which requires that companies recognize a liability for retirement obligations of long lived assets in the period the liability occurs. This pronouncement is effective for fiscal years beginning after June 15, 2002. We do not anticipate any significant impact on our financial results from adoption of this standard.

In August 2001, the Financial Accounting Standards Board issued SFAS 144 Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes SFAS 121. We currently assess whether there has been impairment of long-lived assets and certain intangibles in accordance with SFAS 121 and will continue to do so under the guidance provided by SFAS 144 in 2002. We do not anticipate any significant impact on financial results from adoption of this standard.

In June 2002, the FASB issued SFAS 146 Accounting for Costs Associated with Exit or Disposal Activities. This pronouncement addresses financial accounting and reporting for costs associated with exit or disposal activities not covered under SFAS 144 and also nullifies EITF 94-3. This pronouncement is effective for activities initiated after December 31, 2002. We do not anticipate any significant impact on our financial results from adoption of this standard.

8.    GEOGRAPHIC SEGMENTS

The Company’s operations are located primarily in the United States, Canada, and Mexico. Inter-area sales are not significant to the total revenue of any geographic area. Information about the Company’s operations in different geographic areas for the quarters and six month periods ended June 30, 2002 and June 30, 2001, is as follows:

	Six Months Ended June 30, 2002
	U.S.	International	Eliminations	Consolidated
Operating revenues	$252,371	$4,267	—	$256,638
Net operating income	16,383	210	—	16,593
Identifiable assets	413,830	8,753	(5,131)	417,452
Depreciation and amortization	14,874	722	—	15,596
Capital expenditures	6,460	60	—	6,520

	Six Months Ended June 30, 2001
	U.S.	International	Eliminations	Consolidated
Operating revenues	$248,391	$8,015	—	$256,406
Net operating income	16,941	(212)	—	16,729
Identifiable assets	433,940	23,261	(13,072)	444,129
Depreciation and amortization	15,830	829	—	16,659
Capital expenditures	12,850	735	—	13,585

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

	Three Months Ended June 30, 2002
	U.S.	International	Eliminations	Consolidated
Operating revenues	$132,329	$2,090	—	$134,419
Net operating income	9,272	-1	—	9,271
Identifiable assets	413,830	8,753	(5,131)	417,452
Depreciation and amortization	7,501	340	—	7,841
Capital expenditures	6,460	60	—	6,520

	Three Months Ended June 30, 2001
	U.S.	International	Eliminations	Consolidated
Operating revenues	$124,190	$5,620	—	$129,810
Net operating income	8,155	(267)	—	7,888
Identifiable assets	433,940	23,261	(13,072)	444,129
Depreciation and amortization	8,069	401	—	8,470
Capital expenditures	12,850	735	—	13,585

9.    GUARANTOR SUBSIDIARIES:

The 10% series B senior subordinated notes, series B floating interest rate subordinated term notes and the 12.5% senior subordinated secured notes are unconditionally guaranteed on a senior subordinated basis pursuant to guarantees by all of the Company’s direct and indirect domestic subsidiaries, except Bulknet (the “Guarantors”). Each of the Company’s direct and indirect subsidiaries is 100% owned. All non-domestic subsidiaries including Levy Transport Ltd. are non-guarantor subsidiaries. The Guarantors are also guarantors of the QDI Notes.

The Company conducts substantially all of its business through and derives virtually all its income from its subsidiaries. Therefore, the Company’s ability to make required principal and interest payments with respect to all the Company’s indebtedness, including the New Notes and other obligations, depends on the earnings of subsidiaries and its ability to receive funds from its subsidiaries through dividend and other payments. The subsidiary guarantors are wholly owned subsidiaries of the Company and have fully and unconditionally guaranteed the New Notes on a joint and several basis.

The Company has not presented separate financial statements and other disclosures concerning subsidiary guarantors because management has determined such information is not material to the holders of the Notes.

The following condensed consolidating financial information presents:

1.	Balance Sheets as of June 30, 2002 and December 31, 2001.

2.	Statements of Operations for the three months ended June 30, 2002 and 2001.

3.	Statements of Operations for the six months ended June 30, 2002 and 2001.

4.	Statements of Cash Flows for the six months ended June 30, 2002 and 2001.

5.	The parent company and combined guarantor subsidiaries.

6.	Elimination entries necessary to consolidate the parent company and all its subsidiaries.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

CONSOLIDATING BALANCE SHEET JUNE 30, 2002 (In thousands)

	Parent	Guarantor Subs	Non Guarantor Subs	Eliminations	Consolidated
ASSETS
Current assets:
Cash	$0	$1,766	$1,495	$0	$3,261
Accounts receivable, net	0	94,487	(3,700)	0	90,787
Inventories	0	847	187	0	1,034
Prepaid expense and other current assets	0	15,553	545	0	16,098

Total current assets	0	112,653	(1,473)	0	111,180
Property and equipment, net	0	150,197	9,983	0	160,180
Intangibles and goodwill, net	0	132,233	448	0	132,681
Other assets	100,000	8,822	4	(100,000)	8,826
Investment in subsidiaries	182,882	0	0	(182,882)	0

	$282,882	$403,905	$8,962	$(282,882)	$412,867

Current liabilities:
Current maturities of indebtedness	$2,677	$0	$0	0	$2,677
Accounts payable and accrued expense	0	65,231	2,017	0	67,248
Inter-company	0	14,115	(14,115)	0	0
Affiliates and owner operators payable	0	9,617	(126)	0	9,491
Other current liabilities	0	0	0	0	0
Income taxes payable	0	601	(54)	0	547

Total current liabilities	2,677	89,564	(12,278)	0	79,963

Long term bank debt, less current maturities	284,343	0	5,000	0	289,343
Subordinated debt, less current maturities	94,419	100,000	0	(100,000)	94,419
Other long term obligations	0	8,474	0	0	8,474
Environmental liabilities	0	32,590	0	0	32,590
Deferred taxes	0	(965)	2,361	0	1,396
Accrued loss and damage claims	0	3,406	0	0	3,406

Total liabilities	$381,439	$233,069	$(4,917)	$(100,000)	$509,591
Minority interest in subsidiaries	0	1,833	0	0	1,833

Membership interest:
Membership interest
Additional paid-in-capital	176,816	133,773	15,082	(128,855)	176,816
Accumulated (deficit)	(77,515)	55,230	(512)	(54,718)	(77,515)
Stock recapitalization	(189,589)	0	(55)	55	(189,589)
Other comprehensive (loss)	(8,269)	0	(636)	636	(8,269)

Total membership interest	(98,557)	169,003	13,879	(182,882)	(98,557)

	$282,882	$403,905	$8,962	$(282,882)	$412,867

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

CONSOLIDATING BALANCE SHEET DECEMBER 31, 2001 (In thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated*
ASSETS
Current assets:
Cash	$—	$1,909	$303	$—	$2,212
Accounts receivable, net	—	86,017	2,884	—	88,901
Inventories	—	874	269	—	1,143
Prepaid expenses and other current assets	—	17,166	541	—	17,707

Total current assets	—	105,966	3,997	—	109,963
Property and equipment, net	—	160,998	16,361	—	177,359
Intangibles & goodwill, net	—	151,969	806	—	152,775
Other assets	100,000	8,877	4	(100,000)	8,881
Investment in subsidiaries	227,098	—	—	(227,098)	—

	$327,098	$427,810	$21,168	$(327,098)	$448,978

Current liabilities:
Current maturities of indebtedness	$2,677	$—	$—	$—	2,677
Accounts payable	—	11,432	1,985	—	13,417
Inter-company	—	(1,133)	1,133	—	—
Affiliates and owner-operators payable	—	4,902	28	—	4,930
Accrued expenses	—	49,431	—	—	49,431
Income taxes payable	—	663	429	—	1,092

Total current liabilities	2,677	65,295	3,575	—	71,547
Long-term debt, less current maturities	441,179	—	—	—	441,179
Environmental liabilities	—	36,163	—	—	36,163
Other long-term liabilities	—	113,744	—	(100,000)	13,744
Deferred income tax	—	(1,189)	2,459	—	1,270

Total liabilities	443,856	214,013	6,034	(100,000)	563,903

Mandatorily redeemable common stock	1,210	—	—	—	1,210

Mandatorily redeemable preferred stock	16,499	—	—	—	16,499

Minority interest in subsidiaries	—	1,833	—	—	1,833

Stockholders’ Equity (deficit):
Common stock and additional paid-in capital	105,564	149,653	15,082	(164,735)	105,564
Retained earnings (deficit)	(37,435)	62,311	1,195	(63,506)	(37,435)
Treasury stock	(402)	—	—	—	(402)
Stock recapitalization	(189,589)	—	(55)	55	(189,589)
Other comprehensive gain (loss)	(10,829)	—	(1,088)	1,088	(10,829)
Note receivable	(1,776)	—	—	—	(1,776)

Total stockholders’ equity (deficit)	(134,467)	211,964	15,134	(227,098)	(134,467)

	$327,098	$427,810	$21,168	$(327,098)	$448,978

*	Condensed from audited financial statements.

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF INCOME THREE MONTHS ENDED JUNE 30, 2002 (In thousands)

	Parent	Guarantor Subs	Non-Guarantor Subs	Eliminations	Consolidated
Operating revenues:
Transportation	$0	$115,709	$2,081	$0	$117,790
Other	0	16,622	7	0	16,629

Total Revenues	0	132,331	2,088	0	134,419
Operating Expenses:
Purchased transportation	0	78,939	304	0	79,243
Depreciation and amortization	0	7,501	340	0	7,841
Other operating expenses	0	36,616	1,448	0	38,064

Operating income (loss)	0	9,275	(4)	0	9,271
Interest expense, net	19,615	0	39	0	19,654
Other expenses	0	12	0	0	12
Equity in earnings of subsidiaries	3,899	0	0	(3,899)	0

Income (loss) before taxes	(15,716)	9,263	(43)	(3,899)	(10,395)
Income taxes	(3,698)	3,798	64	0	164

Income (loss) from continuing operations	(12,018)	5,465	(107)	(3,899)	(10,559)
Loss from operation and disposal of discontinued segment (net of tax)	0	0	(1,459)	0	(1,459)

Net income (loss)	$(12,018)	$5,465	$(1,566)	$(3,899)	$(12,018)

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF INCOME THREE MONTHS ENDED JUNE 30, 2001 (In thousands)

	Parent	Guarantor Subs	Non-Guarantor Subs	Eliminations	Consolidated
Operating revenue:
Transportation	$—	$112,279	$2,117	$—	$114,396
Other	—	15,072	342	—	15,414

Total revenues	—	127,351	2,459	—	129,810

Operating expenses:
Purchased transportation	—	76,640	501	—	77,141
Depreciation and amortization	—	8,070	400	—	8,470
Compensation, options and bonus	—	—	—	—	—
Other operating expenses	—	35,031	1,280	—	36,311

Operating income (loss)	—	7,610	278	—	7,888
Interest expense, net	9,619	—	2	—	9,621
Other expenses	—	14	(3)	—	11
Equity in earnings (loss) of subsidiaries	4,355	—	—	(4,355)	—

Income (loss) before taxes	(5,264)	7,596	279	(4,355)	(1,744)
Income taxes	(2,834)	3,114	70	—	350
Minority interest	—	—	—	—	—

Income (loss) from continuing operations	(2,430)	4,482	209	(4,355)	(2,094)
Loss from operation of discontinued segment (net of tax)	—	—	(336)	—	(336)

Net income (loss)	$(2,430)	$4,482	$(127)	$(4,355)	$(2,430)

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

CONDENSED CONSOLIDATING STATEMENT OF INCOME SIX MONTHS ENDED JUNE 30, 2002 (In thousands)

	Parent	Guarantor Subs	Non-Guarantor Subs	Eliminations	Consolidated
Operating revenue:
Transportation	$—	$219,690	$3,828	$—	$223,518
Other	—	32,682	437	—	33,119

Total revenues	—	252,372	4,265	—	256,637
Operating expenses:
Purchased transportation	—	149,459	661	—	150,120
Depreciation and amortization	—	14,874	722	—	15,596
Other operating expenses	—	71,655	2,673	—	74,328

Operating income	—	16,384	209	—	16,593
Interest expense, net	29,466	—	95	—	29,561
Other expenses	—	48	—	—	48
Equity in earnings (loss) of subsidiaries	(16,055)	—	—	(16,055)	—

Income (loss) before taxes	(45,521)	16,336	114	(16,055)	(13,016)
Income taxes	(6,473)	6,698	128	—	353

Income (loss) from continuing operations	(39,048)	9,638	(14)	(16,055)	(13,369)
Loss from operation of discontinued segment (net of tax)	—	—	(1,693)	—	(1,693)
Income (loss) before cumulative effect of a change in accounting principles	(39,048)	9,638	(1,708)	(16,055)	(15,063)

Cumulative effect of a change in accounting principle (net of tax)	—	(23,985)	—	—	(23,985)

Net income (loss)	$(39,048)	$(14,347)	$(1,708)	$(16,055)	$(39,048)

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF INCOME SIX MONTHS ENDED JUNE 30, 2001 (In thousands)

	Parent	Guarantor Subs	Non-Guarantor Subs	Eliminations	Consolidated
Operating revenue:
Transportation	$—	$221,195	$4,162	$—	$225,357
Other	—	30,358	691	—	31,049

Total revenues	—	251,553	4,853	—	256,406
Operating expenses:
Purchased transportation	—	150,059	874	—	150,933
Depreciation and amortization	—	15,832	827	—	16,659
Compensation, options and bonus	—	—	—	—	—
Other operating expenses	—	69,266	2,819	—	72,085

Operating income	—	16,396	333	—	16,729
Interest expense, net	19,062	—	—	—	19,062
Other expenses	—	—	(2)	—	(2)
Equity in earnings of subsidiaries	9,460	—	—	(9,460)	—

Income (loss) before taxes	(9,602)	16,396	335	(9,460)	(2,331)
Income taxes	(6,142)	6,722	130	—	710
Minority interest	—	—	—	—	—

Income (loss) from continuing operations	(3,460)	9,674	205	(9,460)	(3,041)
Loss from operation of discontinued segment	—	—	(419)	—	(419)

Net income (loss)	$(3,460)	$9,674	$(214)	$(9,460)	$(3,460)

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS SIX MONTHS ENDED JUNE 30, 2002 (In thousands)

	Parent	Guarantor Subs	Non-Guarantor Subs	Eliminations	Consolidated
Cash flows provided by (used in) Operating activities:
Net (loss)	$(39,048)	$(14,347)	$(1,708)	$(16,055)	$(39,048)
Adjustments for non cash charges	39,048	2,261	4,396	—	45,705
Changes in assets and liabilities	—	25,900	(6,572)	(16,055)	3,274

Net cash provided by (used for) operating activities	—	13,814	(3,883)	—	9,931

Investing activities:
Acquisition of subsidiary	—	—	—	—	—
Capital expenditures	—	(5,669)	(851)	—	(6,520)
Proceeds from other dispositions	—	2,909	773	—	3,682

Net cash (used in) investing activities	—	(2,760)	(78)	—	(2,838)
Financing activities:
Proceeds from issuance of long term debt	(5,219)	—	5,219	—	—
Payment of debt obligations	(1,774)	—	(65)	—	(1,839)
Other	—	(4,263)	—	—	(4,263)
Net change in inter-company balances	6,993	(6,993)	—	—	—

Net cash provided by (used in) financing activities	—	(11,256)	5,154	—	(6,102)

Net increase (decrease) in cash	—	(202)	1,193	—	991
Effect of exchange rate changes on cash	—	58	—	—	58
Cash, beginning of period	—	1,910	302	—	2,212

Cash, end of period	$—	$1,766	$1,495	$—	$3,261

QUALITY DISTRIBUTION, LLC, SUCCESSOR TO QUALITY DISTRIBUTION, INC.
AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
(Unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS SIX MONTHS ENDED JUNE 30, 2001 (In thousands)

	Parent	Guarantor Subs	Non-Guarantor Subs	Eliminations	Consolidated
Cash flows provided by (used in)
Operating activities:
Net income (loss)	$(3,460)	$9,337	$(214)	$(9,123)	$(3,460)
Adjustments for non cash charges	3,460	13,939	1,688	—	19,087
Changes in assets and liabilities	—	(16,524)	(3,369)	9,123	(10,770)

Net cash provided by (used for) operating activities	—	6,752	(1,895)	—	4,857
Investing activities:
Capital expenditures	—	(13,110)	(736)	—	(13,846)
Proceeds from asset dispositions	—	(247)	1,981	—	1,734

Net provided by (used in) investing activities	—	(13,357)	1,245	—	(12,112)
Financing activities:
Proceeds from issuance of long term debt	11,000	—	—	—	11,000
Payment of debt obligations	(1,587)	—	—	—	(1,587)
Preferred stock redemption	(2,600)	—	—	—	(2,600)
Other	—	499	—	—	499
Net change in inter-company balances	(6,813)	6,813	—	—	—

Net cash provided by (used in) financing activities	—	7,312			7,312

Net increase (decrease) in cash	—	707	(650)	—	57
Effect of exchange rate changes on cash	—	(798)	—	—	(798)
Cash, beginning of period	—	2,469	167	—	2,636

Cash, end of period	$—	$2,378	$(483)	$—	$1,895

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act (the “Act”) provides that, subject to such standards and restrictions, if any, as are set forth in a limited liability company’s operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The By-Laws of Quality Distribution, LLC provide that Quality Distribution, LLC shall, to the fullest extent authorized under the Act, indemnify and hold harmless against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered, any manager or officer of Quality Distribution, LLC including indemnification for negligence but excluding indemnification (1) for acts or omissions involving actual fraud, willful misconduct or gross negligence or (2) with respect to any transaction from which the indemnitee derived an improper personal benefit.

Item 21.    Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1*	Certificate of Formation dated May 14, 2002.

3.2*	Limited Liability Company Agreement of Quality Distribution, LLC dated as of May 15, 2002.

3.3*	Bylaws of Quality Distribution, LLC adopted as of May 15, 2002.

4.1
Indenture, dated as of May 30, 2002, among Quality Distribution, LLC, the Guarantors named therein and The Bank of New York, as Trustee (including form of 12½% Senior Subordinated Secured Notes due 2008). Incorporated herein by reference to Exhibit No. 4.1 to Quality Distribution, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2002 (File No. O-24180).

4.2	Form of Exchange Note (included as Exhibit B to Exhibit 4.1).

4.3
Indenture, dated as of June 9, 1998, among Quality Distribution, Inc., the Guarantors named therein and The Bank of New York (as successor to the corporate assets of United States Trust Company of New York), as Trustee (including form of guarantee of 10% Senior Subordinated Notes due 2006 and form of guarantee of Floating Interest Rate Subordinated Term Securities due 2006). Incorporated herein by reference to Exhibit No. 4.2 to Quality Distribution, Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 3, 1998 Registration No. 333-66711.

4.4
First Supplemental Indenture, dated as of August 28, 1998, among Quality Distribution, Inc., the Guarantors named therein and The Bank of New York (as successor to the corporate assets of United States Trust Company of New York), as Trustee to the Indenture dated as of June 9, 1998. Incorporated herein by reference to Exhibit No. 4.3 to Quality Distribution, Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 3, 1998 Registration No. 333-66711.

4.5
Second Supplemental Indenture, dated as of May 30, 2002, among Quality Distribution, Inc., the Guarantors named therein and The Bank of New York, as Trustee, to the Indenture dated as of June 9, 1998. Incorporated herein by reference to Exhibit No. 4.2 to Quality Distribution, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2002 (File No. O-24180).

Exhibit No.	Description
4.6
Registration Rights Agreement, dated as of May 30, 2002, among Quality Distribution, LLC, the subsidiaries of QD LLC set forth on Annex I thereto and The Bank of New York. Incorporated herein by reference to Exhibit No. 10.2 to Quality Distribution, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2002 (File No. O-24180).

4.7
Credit Agreement, dated as of June 9, 1998, and amended and restated as of August 28, 1998, between Quality Distribution, Inc., Levy Transport, Ltd., the lenders party thereto and Credit Suisse First Boston, as administrative agent. Incorporated herein by reference to Exhibit No. 4.2 to Quality Distribution, Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 3, 1998 Registration No. 333-66711.

4.8
First Amendment to Credit Agreement dated as of September 1, 1998. Incorporated herein by reference to Exhibit No. 4.2 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

4.9
Second Amendment to Credit Agreement dated as of November 19, 1999. Incorporated herein by reference to Exhibit No. 4.3 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

4.10
Third Amendment to Credit Agreement dated as of May 23, 2001. Incorporated herein by reference to Exhibit No. 2.5 to Quality Distribution, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2001.

4.11
Fourth Amendment to Credit Agreement dated as of December 14, 2001. Incorporated herein by reference to Exhibit No. 4.5 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

4.12
Fifth Amendment to Credit Agreement dated as of April 5, 2002, among Quality Distribution, Inc., Quality Distribution, LLC, Levy Transport Ltd./Levy Transport LTEE, the Guarantors named therein, the financial institutions from time to time party thereto and Credit Suisse First Boston, as Administrative Agent. Incorporated herein by reference to Exhibit No. 4.4 to Quality Distribution, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2002 (File No. O-24180).

4.13*
U.S. Security Agreement dated as of June 9, 1998, amended and restated as of August 28, 1998 and amended and restated as of May 30, 2002, among Quality Distribution, LLC, Quality Distribution, Inc., various subsidiaries of Quality Distribution, LLC and Credit Suisse First Boston, as collateral agent.

5.1**	Opinion of Melveny & Myers LLP.

10.1
Amended and Restated Shareholders’ Agreement, dated as of February 10, 1998, among MTL, Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo U.K. Fund III, L.P. and certain shareholders of QDI. Incorporated herein by reference to Exhibit No. 4.13 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.2
Amended and Restated Common and Preferred Stock Purchase and Shareholders’ Agreement, dated as of August 28, 1998, among BT Investment Partners, Inc., MTL Equity Investors, L.L.C., Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo U.K. Fund III, L.P. and MTL. Incorporated herein by reference to Exhibit No. 4.14 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.3*
Amendment No. 1, dated as of April 2, 2002, to the Amended and Restated Common and Preferred Stock Purchase and Shareholders’ Agreement, dated as of August 28, 1998, among BT Investment Partners, Inc., MTL Equity Investors, L.L.C., Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo U.K. Fund III, L.P. and MTL.

Exhibit No.	Description

10.4*
Second Amended and Restated Registration Rights Agreement, dated as of August 28, 1998, among Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo U.K. Fund III, L.P., QDI and certain shareholders of QDI.

10.5*	Agreement, dated as of May 30, 2002, among Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo U.K. Fund III, L.P., QDI and certain shareholders of QDI.

10.6
1998 Stock Option Plan of QDI. Incorporated herein by reference to Exhibit No. 10.1 to Quality Distribution, Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 3, 1998 Registration No. 333-66711.

10.7
Employment Agreement, dated as of February 10, 1998, between MTL and Richard J. Brandewie. Incorporated herein by reference to Exhibit No. 10.2 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.8
Employment Agreement, dated November 8, 1999, between Quality Distribution, Inc. and Thomas L. Finkbiner. Incorporated herein by reference to Exhibit No. 10.3 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.9
Employment Agreement, dated November 19, 2000, between Quality Distribution, Inc. and Douglas B. Allen, as revised on November 27, 2000. Incorporated herein by reference to Exhibit No. 10.4 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.10
Employment Agreement, dated March 23, 2000, between Quality Distribution, Inc. and Dennis R. Farnsworth. Incorporated herein by reference to Exhibit No. 10.5 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.11
Employment Agreement, dated March 27, 2000, between Quality Distribution, Inc. and Virgil T. Leslie. Incorporated herein by reference to Exhibit No. 10.6 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.12
Employment Agreement, dated June 23, 1998, between Quality Distribution, Inc. and Dennis R. Copeland. Incorporated herein by reference to Exhibit No. 10.7 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.13
Employment Agreement, dated February 10, 1998, between Quality Distribution, Inc. and Charles J. O’Brien. Incorporated herein by reference to Exhibit No. 10.2 to Quality Distribution, Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 3, 1998 Registration No. 333-66711.

10.14
Supplemental Letter, dated as of February 10, 1998, between Quality Distribution, Inc. and Charles J. O’Brien. Incorporated herein by reference to Exhibit No. 10.3 to Quality Distribution, Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 3, 1998 Registration No. 333-66711.

10.15
Amendment dated January 13, 2000 to Employment Agreement between Quality Distribution, Inc. and Charles J. O’Brien. Incorporated herein by reference to Exhibit No. 10.10 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.16
Amendment, dated October 23, 2001, to Employment Agreement dated February 10, 1998 between Quality Distribution, Inc. and Charles J. O’Brien. Incorporated herein by reference to Exhibit No. 10.12 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.17
Stock Option Agreement, dated November 19, 2000, between Douglas B. Allen and Quality Distribution, Inc. Incorporated herein by reference to Exhibit No. 10.13 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

Exhibit No.	Description

10.18
Promissory Note, dated November 8, 1999, issued by Thomas L. Finkbiner to Quality Distribution, Inc. Incorporated herein by reference to Exhibit No. 10.14 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.19
Pledge Agreement, dated November 8, 1999, between Thomas L. Finkbiner and Quality Distribution, Inc. Incorporated herein by reference to Exhibit No. 10.15 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.20
Stock Option Agreement, dated November 8, 1999, between Thomas L. Finkbiner and Quality Distribution, Inc. Incorporated herein by reference to Exhibit No. 10.16 to Quality Distribution, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.21
Non Competition Agreement, dated February 10, 1998, between Quality Distribution, Inc. and Elton E. Babbit. Incorporated herein by reference to Exhibit No. 10.8 to Quality Distribution, Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 3, 1998 Registration No. 333-66711.

10.22
Non Competition Agreement, dated February 10, 1998, between Quality Distribution, Inc. and Gordon Babbit. Incorporated herein by reference to Exhibit No. 10.9 to Quality Distribution, Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 3, 1998 Registration No. 333-66711.

10.23
Management Agreement, dated February 10, 1998, between Apollo Management, L.P. and Quality Distribution, Inc. Incorporated herein by reference to Exhibit No. 10.10 to Quality Distribution, Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 3, 1998 Registration No. 333-66711.

10.24
Limited Recourse Secured Promissory Note, dated June 9, 1998, issued by Marvin Sexton to Quality Distribution, Inc. and corresponding pledge agreement. Incorporated herein by reference to Exhibit No. 10.11 to Quality Distribution, Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 3, 1998 Registration No. 333-66711.

10.25
Consulting Agreement, dated February 10, 1998, between Quality Distribution, Inc. and Elton E. Babbit. Incorporated herein by reference to Exhibit No. 10.6 to Quality Distribution, Inc.’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 3, 1998 Registration No. 333-66711.

10.26*	Contribution Agreement dated May 30, 2002, between Quality Distribution, LLC and Quality Distribution, Inc.

10.27
Lock-Up Agreement, dated as of April 10, 2002, and Amendment No. 1 thereto dated as of May 30, 2002, among Quality Distribution, Inc., ARES Leveraged Investment Fund, L.P. and ARES Leveraged Investment Fund II, L.P.

10.28	Lock-Up and Purchase Agreement, dated as of April 10, 2002, among Quality Distribution, Inc., Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P. and Apollo (U.K.) Partners III, L.P.

10.29	Lock-up Agreement, dated as of April 10, 2002, among Quality Distribution, Inc. and the members of management listed on the signature page thereto.

12.1	Ratio of Earnings to Fixed Charges.

21.1*	Subsidiaries of the Registrants.

23.1**	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

Exhibit No.	Description

23.2	Consent of PricewaterhouseCoopers LLP.

24.1*	Powers of Attorney (included on signature pages originally filed).

25.1*	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4	Form of Letter to Clients.

*	Previously filed.
**	To be filed by amendment.

(b)  FINANCIAL STATEMENT SCHEDULES

Schedules other than the above have been omitted because they are either not applicable or the required information has been disclosed in the financial statements or notes thereto.

Item 22.    Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrants hereby undertake:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 25th day of September, 2002.

QUALITY DISTRIBUTION, LLC

By:	/S/ THOMAS L. FINKBINER
Thomas L. Finkbiner President and Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ THOMAS L. FINKBINER Thomas L. Finkbiner	President, Chief Executive Officer and Manager (principal executive officer)	September 25, 2002

/S/ DENNIS R. FARNSWORTH Dennis R. Farnsworth	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	September 25, 2002

* Charlie J. O’Brien	Chairman of the Board	September 25, 2002

* Richard J. Brandewie	Manager	September 25, 2002

* Joshua J. Harris	Manager	September 25, 2002

* Michael D. Weiner	Manager	September 25, 2002

* Marc J. Rowan	Manager	September 25, 2002

* John H. Kissick	Manager	September 25, 2002

* Marc Becker	Manager	September 25, 2002

* Robert H. Falk	Manager	September 25, 2002

Signature	Title	Date

* Donald Orris	Manager	September 25, 2002

*By:	/s/ Thomas L. Finkbiner
Thomas L. Finkbiner Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on September 25, 2002.

AMERICAN TRANSINSURANCE GROUP, INC.
CAPACITY MANAGEMENT SYSTEMS, INC.
CHEMICAL LEAMAN CORPORATION
CHEMICAL LEAMAN TANK LINES, INC.
CHEMICAL PROPERTIES, INC.
CLM, INC.
CLT SERVICES, INC.
ENVIROPOWER, INC.
FLEET TRANSPORT COMPANY, INC.
LAKESHORE LEASING, INC.
LLI, INC.
MEXICO INVESTMENTS, INC.
PICKERING WAY FUNDING CORP.
POWER PURCHASING, INC.
QUALITY CARRIERS, INC.
QSI SERVICES, INC.

By:	/S/ THOMAS L. FINKBINER
Thomas L. Finkbiner President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS L. FINKBINER Thomas L. Finkbiner	President and Director (Principal Executive Officer)	September 25, 2002

/S/ DENNIS R. FARNSWORTH Dennis R. Farnsworth	Vice President and Treasurer (Principal Financial and Accounting Officer)	September 25, 2002

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on September 25, 2002.

QUALA SYSTEMS, INC. TRANSPLASTICS, INC.

By:	/S/ DENNIS R. FARNSWORTH
Dennis R. Farnsworth Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOE WILSON Joe Wilson	President (Principal Executive Officer)	September 25, 2002

/S/ DENNIS R. FARNSWORTH Dennis R. Farnsworth	Vice President and Treasurer (Principal Financial and Accounting Officer)	September 25, 2002

* Thomas L. Finkbiner	Director	September 25, 2002

*By:	/S/ DENNIS R. FARNSWORTH
Dennis R. Farnsworth Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on September 25, 2002.

CLTL OF NEVADA
MTL OF NEVADA

By:	/S/ JAY GALLAGHER
Jay Gallagher
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAY GALLAGHER Jay Gallagher	President and Director (Principal Executive Officer)	September 25, 2002

/S/ DIANE HETTINGER Diane Hettinger	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	September 25, 2002

/S/ MONTE L. MILLER Monte L. Miller	Treasurer and Director	September 25, 2002

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on September 25, 2002.

MEXICO INVESTMENTS, INC.

By:	/S/ THOMAS L. FINKBINER
Thomas L. Finkbiner
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS L. FINKBINER Thomas L. Finkbiner	President and Director (Principal Executive Officer)	September 25, 2002

/S/ DENNIS R. FARNSWORTH Dennis R. Farnsworth	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	September 25, 2002

* Robert Kasak	Secretary and Director	September 25, 2002

*By:	/s/ Thomas L. Finkbiner
Thomas L. Finkbiner Attorney-in-Fact